UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

MIDSOUTH BANCORP, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14(a)-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed under Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total Fee Paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

August 13, 2019

Dear Shareholder:

On April 30, 2019, MidSouth Bancorp, Inc. (which we refer to as “MidSouth”) and Hancock Whitney Corporation (which we refer to as “Hancock Whitney”), entered into an Agreement and Plan of Merger (which we refer to as the “merger agreement”) that provides for the acquisition of MidSouth by Hancock Whitney. Under the merger agreement, MidSouth will merge with and into Hancock Whitney (which we refer to as the “merger”), with Hancock Whitney as the surviving corporation in the merger. Immediately following the completion of the merger or at such later time as Hancock Whitney may determine in its sole discretion, MidSouth Bank, N.A., a wholly owned bank subsidiary of MidSouth, will merge with and into Hancock Whitney Bank, a wholly owned bank subsidiary of Hancock Whitney (which we refer to as the “bank merger”), with Hancock Whitney Bank as the surviving entity in the bank merger.

Under the terms and conditions of the merger agreement, each share of common stock, par value $0.10 per share, of MidSouth (which we refer to as the “MidSouth common stock”) issued and outstanding immediately prior to the effective time of the merger (which we refer to as the “effective time”), except for certain specified shares to be canceled in accordance with the merger agreement, will be converted into the right to receive 0.2952 shares (which we refer to as the “conversion ratio,” and we refer to such shares as the “merger consideration”) of common stock, par value $3.33 per share, of Hancock Whitney (which we refer to as the “Hancock Whitney common stock”). The implied market value of the merger consideration will fluctuate with the market price of Hancock Whitney common stock. Based on the closing price of Hancock Whitney common stock on the NASDAQ Stock Market (which we refer to as the “NASDAQ”) on April 30, 2019, the last trading day before public announcement of the merger, the implied value of the per share merger consideration payable to holders of MidSouth common stock would be $12.91. Based on the number of shares of MidSouth common stock outstanding and the number of shares of MidSouth common stock issuable pursuant to outstanding MidSouth stock options and restricted stock and stock unit awards, in each case as of August 12, 2019, the total number of shares of Hancock Whitney common stock expected to be issued in connection with the merger is approximately 4,974,492 million. In addition, based on the number of issued and outstanding shares of Hancock Whitney common stock and MidSouth common stock on August 12, 2019, and based on the conversion ratio of 0.2952, holders of shares of MidSouth common stock as of immediately prior to the closing of the merger will hold, in the aggregate, approximately 5.48% of the issued and outstanding shares of Hancock Whitney common stock immediately following the closing of the merger (without giving effect to any Hancock Whitney common stock held by MidSouth’s shareholders prior to the merger). We urge you to obtain current market quotations for Hancock Whitney (trading symbol “HWC”) and MidSouth (trading symbol “MSL”).

Under the terms and subject to the conditions of the merger agreement, MidSouth will redeem the outstanding shares of its preferred stock (which we refer to as the “MidSouth preferred stock”) effective as of, subject to and conditioned upon the occurrence of, the closing of the merger. If any of the shares of MidSouth preferred stock are not redeemed at or prior to the effective time, then at the effective time, each outstanding share of such series of MidSouth preferred stock will automatically be converted into the right to receive a share of a newly created series of preferred stock of Hancock Whitney having the same rights, preferences, privileges and voting powers, and limitations and restrictions thereof, as such series of MidSouth preferred stock.

MidSouth will hold a special meeting of its shareholders in connection with the merger. MidSouth’s shareholders will be asked to vote to approve the merger agreement and the transactions contemplated thereby, as described in the attached proxy statement/prospectus. The merger cannot be completed unless, among other things, the holders of a majority of the outstanding shares of MidSouth common stock approve the merger agreement and the transactions contemplated thereby. Holders of MidSouth preferred stock are not entitled to and are not requested to vote at the MidSouth special meeting.

The special meeting of MidSouth common shareholders will be held at MidSouth’s corporate offices, located at 102 Versailles Boulevard, Lafayette, Louisiana 70501, on September 18, 2019 at 10:00 a.m., local time.

The MidSouth board of directors has unanimously approved the merger agreement and the transactions contemplated thereby and recommends that MidSouth common shareholders vote “FOR” the approval of the merger agreement and the transactions contemplated thereby and “FOR” the other matters to be considered at the MidSouth special meeting.

The attached proxy statement/prospectus, which serves as the proxy statement for the special meeting of the MidSouth common shareholders and the prospectus for the shares of Hancock Whitney common stock to be issued in the merger, includes detailed information about the MidSouth special meeting, the merger and the documents related to the merger. We urge you to read the entire proxy statement/prospectus carefully, including the discussion of the risks related to the merger and owning Hancock Whitney common stock after the merger in the section titled “Risk Factors” beginning on page 25. You can also obtain information about MidSouth and Hancock Whitney from documents that have been filed with the Securities and Exchange Commission that are incorporated in the proxy statement/prospectus by reference.

Your vote is important. Whether or not you plan to attend the special meeting, please take the time to vote by completing and mailing the enclosed proxy card or by submitting your proxy through the internet or by telephone as described on the enclosed instructions, as soon as possible, to make sure your shares are represented at the special meeting. If you submit a properly signed proxy card without indicating how you want to vote, your proxy will be counted as a vote “FOR” the approval of the merger agreement and the transactions contemplated thereby and “FOR” the other matters to be considered at the special meeting. The failure to vote by submitting your proxy or attending the special meeting and voting in person will have the same effect as a vote against approval of the merger agreement. Submitting a proxy now will NOT prevent you from being able to vote in person at the special meeting. If you hold your shares in “street name,” through a bank, broker or other nominee, you should instruct your bank, broker or other nominee how to vote in accordance with the voting instruction form you receive from your bank, broker or other nominee.

James R. McLemore

President and Chief Executive Officer

MidSouth Bancorp, Inc.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in the merger or passed upon the adequacy or accuracy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

The securities to be issued in the merger are not savings or deposit accounts or other obligations of any bank or non-bank subsidiary of either Hancock Whitney or MidSouth, and they are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this proxy statement/prospectus is August 13, 2019, and it is first being mailed or otherwise delivered to the shareholders of MidSouth on or about August 14, 2019.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To the Shareholders of MidSouth Bancorp, Inc.:

NOTICE IS HEREBY GIVEN that MidSouth Bancorp, Inc. (which we refer to as “MidSouth”) will hold a special meeting of holders of common stock of MidSouth, par value $0.10 per share, (which we refer to as “MidSouth common shareholders”) at 10:00 a.m. local time, on September 18, 2019, at 102 Versailles Boulevard, Lafayette, Louisiana 70501 (which we refer to as the “MidSouth special meeting”) to consider and vote upon the following matters:

•

a proposal to approve the Agreement and Plan of Merger, dated as of April 30, 2019, by and between MidSouth and Hancock Whitney Corporation (which we refer to as “Hancock Whitney”), as such agreement may be amended from time to time, a copy of which is attached as Annex A (which we refer to as the “MidSouth merger proposal”);

•

a proposal to approve, on an advisory (non-binding) basis, the compensation that certain executive officers of MidSouth may receive in connection with the merger pursuant to existing agreements or arrangements with MidSouth (which we refer to as the “MidSouth compensation proposal”); and

•

a proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the MidSouth merger proposal (which we refer to as the “MidSouth adjournment proposal”).

The MidSouth board of directors has fixed the close of business on August 12, 2019 as the record date for the MidSouth special meeting. Only MidSouth common shareholders of record at that time are entitled to notice of, and to vote at, the MidSouth special meeting, or any adjournment or postponement of the MidSouth special meeting. Approval of the MidSouth merger proposal requires the affirmative vote of holders of a majority of the voting power of the outstanding shares of common stock of MidSouth, par value $0.10 per share, (which we refer to as “MidSouth common stock”). Approval of the MidSouth compensation proposal and approval of the adjournment proposal require the affirmative vote by the holders of a majority of the votes cast at the MidSouth special meeting. Holders of MidSouth preferred stock are not entitled to and are not requested to vote at the MidSouth special meeting.

The MidSouth board of directors has approved the merger agreement, has determined that the merger, on the terms and conditions set forth in the merger agreement, is in the best interests of MidSouth and its shareholders and recommends that MidSouth common shareholders vote “FOR” the MidSouth merger proposal, “FOR” the MidSouth compensation proposal and “FOR” the MidSouth adjournment proposal.

Your vote is very important. We cannot complete the merger unless MidSouth’s shareholders approve the MidSouth merger proposal.

Each copy of the proxy statement/prospectus mailed to holders of MidSouth common stock is accompanied by a form of proxy card with instructions for voting. Regardless of whether you plan to attend the MidSouth special meeting, please vote as soon as possible by accessing the Internet site listed on the MidSouth proxy card, by voting telephonically using the phone number listed on the MidSouth proxy card or by submitting your proxy card by mail. If you hold stock in your name as a shareholder of record of MidSouth and are voting by mail, please complete, sign, date, and return the accompanying proxy card in the enclosed postage-paid return envelope. If you hold your stock in “street name” through a bank, broker or other holder of record, please follow the instructions on the voting instruction card furnished by the record holder. This will not prevent you from voting in person, but it will help to secure a quorum and avoid added solicitation costs. Any holder of record of MidSouth common stock who is present at the MidSouth special meeting may vote in person instead of by proxy, thereby canceling any previous proxy. In any event, a proxy may be revoked at any time before the MidSouth special meeting in the manner described in the accompanying proxy statement/prospectus. Information and applicable deadlines for voting through the Internet or by telephone are set forth in the enclosed proxy card instructions.

We have concluded that MidSouth’s shareholders are not entitled to appraisal rights under Louisiana law.

The enclosed proxy statement/prospectus provides a detailed description of the special meeting, the merger, the documents related to the merger, and other related matters. We urge you to read the proxy statement/prospectus, including any documents incorporated in the proxy statement/prospectus by reference, and its annexes carefully and in their entirety.

BY ORDER OF THE BOARD OF DIRECTORS,

James R. McLemore

President and Chief Executive Officer

MidSouth Bancorp, Inc.

REFERENCES TO ADDITIONAL INFORMATION

This proxy statement/prospectus incorporates important business and financial information about Hancock Whitney and MidSouth from documents filed with the Securities and Exchange Commission (which we refer to as the “SEC”) that are not included in or delivered with this proxy statement/prospectus. You can obtain any of the documents filed with or furnished to the SEC by Hancock Whitney and/or MidSouth at no cost from the SEC’s website at http://www.sec.gov. You may also request copies of these documents, including documents incorporated by reference into this proxy statement/prospectus, at no cost by contacting the appropriate company at the following address:

Hancock Whitney Corporation	MidSouth Bancorp, Inc.
Hancock Whitney Plaza	102 Versailles Boulevard
2510 14th Street	Lafayette, LA 70501
Gulfport, MS 39501	Attention: Investor Relations
Attention: Investor Relations	Telephone: (337) 237-8343
Telephone: (504) 299-5208	Email: ir@midsouthbank.com
Email: InvestorRelations@hancockwhitney.com

You will not be charged for any of these documents that you request. To obtain timely delivery of these documents, you must request them no later than five (5) business days before the date of the MidSouth special meeting. This means that MidSouth common shareholders requesting documents must do so by September 11, 2019, in order to receive them before the special meeting.

You should rely only on the information contained in, or incorporated by reference into, this document. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this document. This document is dated August 13, 2019, and you should assume that the information in this document is accurate only as of such date. You should assume that the information incorporated by reference into this document is accurate as of the date of such document. Neither the mailing of this document to MidSouth common shareholders, nor the issuance by Hancock Whitney of shares of common stock or shares of preferred stock in connection with the merger, will create any implication to the contrary.

This document does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Except where the context otherwise indicates, information contained in this document regarding MidSouth has been provided by MidSouth and information contained in this document regarding Hancock Whitney has been provided by Hancock Whitney.

Please see “Where You Can Find More Information” for more details.

Page

QUESTIONS AND ANSWERS	1
SUMMARY	8

-i-

EXPERTS	103
SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT/DIRECTORS OF MIDSOUTH	105
DEADLINES FOR SUBMITTING SHAREHOLDER PROPOSALS	108
WHERE YOU CAN FIND MORE INFORMATION	108

-ii-

QUESTIONS AND ANSWERS

The following are some questions that you may have about the merger and the MidSouth special meeting, and brief answers to those questions. We urge you to read carefully the remainder of this proxy statement/prospectus because the information in this section does not provide all of the information that might be important to you with respect to the merger or the MidSouth special meeting. Additional important information is also contained in the documents incorporated by reference into this proxy statement/prospectus. Please see “Where You Can Find More Information.”

Q:	What is the merger?

A:

MidSouth and Hancock Whitney have entered into an Agreement and Plan of Merger, under which MidSouth will merge with and into Hancock Whitney, with Hancock Whitney as the surviving corporation. A copy of the merger agreement is included in this proxy statement/prospectus as Annex A. Immediately following the merger or at such later time as Hancock Whitney may determine, MidSouth Bank, a wholly owned bank subsidiary of MidSouth, will merge with and into Hancock Whitney Bank, a Mississippi bank and wholly owned subsidiary of Hancock Whitney, with Hancock Whitney Bank surviving the bank merger.

Q:	Why am I receiving this proxy statement/prospectus?

A:

In order to complete the merger, MidSouth’s shareholders must vote to approve the merger agreement. MidSouth will hold a special meeting of its shareholders to obtain this approval. We are delivering this proxy statement/prospectus to you as both a proxy statement of MidSouth and a prospectus of Hancock Whitney. It is a proxy statement because MidSouth’s board of directors is soliciting proxies from its shareholders to vote on the approval of the merger agreement at a special meeting of shareholders, and your proxy will be used at the special meeting or at any adjournment or postponement of the special meeting. It is a prospectus because Hancock Whitney will issue Hancock Whitney common stock and preferred stock (if applicable) to MidSouth’s shareholders, and this prospectus contains information about that common stock and preferred stock.

This proxy statement/prospectus contains important information about the merger, the merger agreement, the special meeting of MidSouth’s shareholders and other related matters, and you should read it carefully. The enclosed voting materials for the special meeting allow you to vote your shares of MidSouth common stock without attending the special meeting in person. Your vote is important, and we encourage you to submit your proxy as soon as possible.

Q:	What are MidSouth common shareholders being asked to vote on at the MidSouth special meeting?

A:	MidSouth is soliciting proxies from its shareholders with respect to the following proposals:

•	a proposal to approve the merger agreement and the transactions contemplated thereby (which we refer to as the “MidSouth merger proposal”);

•

a proposal to approve, on an advisory basis, the compensation that certain executive officers of MidSouth may receive in connection with the merger pursuant to existing agreements or arrangements with MidSouth (which we refer to as the “MidSouth compensation proposal”); and

•

a proposal to adjourn the MidSouth special meeting, if necessary or appropriate, to solicit additional proxies in favor of the MidSouth merger proposal (which we refer to as the “MidSouth adjournment proposal”).

Q:	What will MidSouth common shareholders receive in the merger?

A:

If the merger is completed, MidSouth common shareholders will receive 0.2952 shares (which we refer to as the “conversion ratio,” and we refer to such shares as the “merger consideration”) of Hancock Whitney common stock for each share of MidSouth common stock held immediately prior to the merger. Hancock Whitney will not issue any fractional shares of Hancock Whitney common stock in the merger. In lieu of fractional shares of Hancock Whitney common stock, Hancock Whitney will pay to each former MidSouth common shareholder who otherwise would be entitled to receive such fractional share an amount in cash (rounded to the nearest cent) determined by multiplying (a) the average of the closing sale prices of Hancock Whitney common stock on the NASDAQ Stock Market (which we refer to as the “NASDAQ”) as reported by the Wall Street Journal for the five full trading days ending on the day preceding the closing date (which we refer to as the “Hancock Whitney share closing price”) by (b) the fraction of a share (rounded to the nearest thousandth when expressed in decimal form) of Hancock Whitney common stock which such holder would otherwise be entitled to receive.

Q:	How will the merger affect MidSouth options?

A:

At the effective time, each option granted by MidSouth pursuant to MidSouth’s equity plans (which we refer to as a “MidSouth option”) that is outstanding and unexercised will be converted automatically into an option (which we refer to as a “converted option”) to purchase, on the same terms and conditions as were applicable under such MidSouth option immediately prior to the effective time (including vesting terms), the number of shares of Hancock Whitney common stock (rounded down to the nearest whole number of shares of Hancock Whitney common stock) equal to the product of (a) the number of shares of MidSouth common stock subject to such MidSouth option immediately prior to the effective time, multiplied by (b) the conversion ratio, which converted option will have an exercise price per share of Hancock Whitney common stock (rounded up to the nearest whole cent) equal to the quotient of (i) the exercise price per share of MidSouth common stock subject to such MidSouth common stock immediately prior to the effective time, divided by (ii) the conversion ratio. In addition, Hancock Whitney will amend the terms of each assumed and converted option to provide for vesting in full, if not previously vested, if the option holder’s employment is terminated by the surviving corporation without cause on or within 12 months after the effective time.

Q:	How will the merger affect MidSouth restricted stock and restricted stock units?

A:

At the effective time, (a) each award in respect of MidSouth common stock subject to vesting, repurchase or other lapse restriction granted under MidSouth’s equity plans (which we refer to as a “MidSouth restricted stock award”) that, pursuant to the terms in effect as of the date of the merger agreement, would vest automatically as a result of the effective time or that is held by a non-employee member of the board of directors of MidSouth and (b) each restricted stock unit award in respect of shares of MidSouth common stock granted under a MidSouth equity plan that is outstanding immediately prior to the effective time will vest at the effective time and be canceled and converted automatically into the right to receive, without interest, the merger consideration in respect of each share of MidSouth common stock subject to such award immediately prior to the effective time (with applicable performance goals deemed satisfied at the target level and with the number of shares prorated if contemplated by the applicable MidSouth equity plan, award agreement or other governing document).

Additionally, under the terms and subject to the conditions of the merger agreement, at the effective time, each MidSouth restricted stock award not subject to automatic vesting as a result of the effective time will be converted into a restricted stock award in respect of shares of Hancock Whitney common stock subject to the same terms and conditions (including vesting terms) and relating to the number of shares of Hancock Whitney common stock equal to the product of (a) the number of shares of MidSouth common stock subject to such MidSouth restricted stock award immediately prior to the effective time, multiplied by (b) the conversion ratio, with any fractional shares rounded down to the nearest whole share of Hancock Whitney common stock. In addition, Hancock Whitney will amend the terms of each assumed and converted restricted stock award to provide for vesting in full, if not previously vested, if the restricted stock award holder’s employment is terminated by the surviving corporation without cause on or within 12 months after the effective time.

Q:	What will holders of shares of MidSouth preferred stock receive in the merger?

A:

Under the terms and subject to the conditions of the merger agreement, MidSouth will redeem the outstanding shares of its preferred stock (which we refer to as the “MidSouth preferred stock”) effective as of, subject to and conditioned upon the occurrence of, the closing of the merger. If any of the shares of MidSouth preferred stock are not redeemed at or prior to the effective time, then at the effective time, each outstanding share of such series of MidSouth preferred stock will automatically be converted into the right to receive a share of a newly created series of preferred stock of Hancock Whitney having the same rights, preferences, privileges and voting powers, and limitations and restrictions thereof, as such series of MidSouth preferred stock. MidSouth has received the requisite regulatory approval from the Federal Reserve Board to redeem all of the outstanding shares of MidSouth preferred stock effective as of, subject to and conditioned upon the occurrence of, the closing of the merger.

Q:	Will the implied value of the merger consideration change between the date of this proxy statement/prospectus and the time the merger is completed?

A:

Yes. Although the merger consideration is fixed, the implied value of the stock consideration will fluctuate between the date of this proxy statement/prospectus and the completion of the merger, based upon the market value of Hancock Whitney common stock. Any fluctuation in the market price of Hancock Whitney common stock after the date of this proxy statement/prospectus will change the value of the shares of Hancock Whitney common stock that MidSouth common shareholders will receive.

Q:	How does the MidSouth board of directors recommend that I vote at the MidSouth special meeting?

A:	The MidSouth board of directors recommends that you vote “FOR” the MidSouth merger proposal, “FOR” the MidSouth compensation proposal and “FOR” the MidSouth adjournment proposal.

Q:	When and where is the meeting?

A:

The special meeting of MidSouth common shareholders will be held at MidSouth’s corporate offices, located at 102 Versailles Boulevard, Lafayette, Louisiana 70501, on September 18, 2019 at 10:00 a.m., local time.

Q:	What do I need to do now?

A:

After you have carefully read this proxy statement/prospectus and have decided how you wish to vote your shares, please vote your shares promptly so that your shares are represented and voted at the MidSouth special meeting. If you hold your shares in your name as a shareholder of record, you must complete, sign, date, and mail your proxy card in the enclosed postage-paid return envelope as soon as possible. Alternatively, you may vote through the Internet or by telephone. Information and applicable deadlines for voting through the Internet or by telephone are set forth in the enclosed proxy card instructions. If you hold your shares in “street name”, through a bank, broker or other holder of record, you must direct your bank, broker or other holder of record how to vote in accordance with the instructions you have received from your bank, broker or other holder of record. If your shares are held in “street name”, and you wish to vote your shares at the MidSouth special meeting, you will need to contact your bank, broker or other nominee to obtain a legal proxy form that you must bring with you to the meeting to exchange for a ballot.

Q:	What constitutes a quorum for the MidSouth special meeting?

A:

The presence at the MidSouth special meeting, in person or by proxy, of holders of a majority of the voting power of MidSouth will constitute a quorum for the transaction of business. Abstentions will be included in determining the number of shares present at the meeting for the purpose of determining the presence of a quorum. In addition, shares held by a broker as nominee (i.e., in “street name”) that are represented by proxies at the MidSouth special meeting, but that the broker fails to vote on one or more matters as a result of incomplete instructions from a beneficial owner of the shares (“broker non-votes”), will also be treated as present for quorum purposes.

Q:	What is the vote required to approve each proposal at the MidSouth special meeting?

A:	MidSouth merger proposal:

•	Standard: Approval of the MidSouth merger proposal requires the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of MidSouth common stock.

•

Effect of abstentions and broker non-votes: If you fail to vote, mark “ABSTAIN” on your proxy, or fail to instruct your bank or broker with respect to the MidSouth merger proposal, it will have the same effect as a vote “AGAINST” the proposal.

MidSouth compensation proposal:

•	Standard: Approval of the MidSouth compensation proposal requires the affirmative vote of the holders of at least a majority of the votes cast at the MidSouth special meeting.

•

Effect of abstentions and broker non-votes: If you mark “ABSTAIN” on your proxy card, fail to submit a proxy card or vote in person at the MidSouth special meeting, or fail to instruct your bank or broker how to vote with respect to the MidSouth compensation proposal, you will not be deemed to have cast a vote with respect to the proposal and it will have no effect on the proposal.

MidSouth adjournment proposal:

•	Standard: Approval of the MidSouth adjournment proposal requires the affirmative vote of the holders of at least a majority of the votes cast at the MidSouth special meeting.

•

Effect of abstentions and broker non-votes: If you mark “ABSTAIN” on your proxy card, fail to submit a proxy card or vote in person at the MidSouth special meeting, or fail to instruct your bank or broker how to vote with respect to the MidSouth compensation proposal, you will not be deemed to have cast a vote with respect to the proposal and it will have no effect on the proposal.

Q:	Will holders of shares of MidSouth preferred stock be entitled to vote at the MidSouth special meeting?

A:

No. Holders of MidSouth preferred stock do not have voting rights with respect to any of the proposals that will be considered at the MidSouth special meeting. Holders of MidSouth preferred stock will not be entitled to vote at the MidSouth special meeting, and should not submit a proxy card with respect to the MidSouth special meeting or otherwise attempt to vote with respect to their MidSouth preferred stock.

Q:	Why is my vote important?

A:

If you do not submit a proxy or vote in person, it may be more difficult for MidSouth to obtain the necessary quorum to hold the MidSouth special meeting. In addition, your failure to submit a proxy or vote in person, or failure to instruct your bank or broker how to vote, or abstention will have the same effect as a vote “AGAINST” approval of the merger agreement. The merger agreement must be approved by the affirmative vote of at least a majority of the voting power of the outstanding shares of MidSouth common stock. The MidSouth board of directors recommends that you vote “FOR” the merger proposal.

Q:	If my shares of common stock are held in “street name” by my bank or broker, will my bank or broker automatically vote my shares for me?

A:

No. Your bank or broker cannot vote your shares without instructions from you. If your shares are held in “street name” through a bank, broker, or other holder of record, you must provide the record holder of your shares with instructions on how to vote the shares. Under the rules of the New York Stock Exchange (which we refer to as the “NYSE”), if your bank or broker holds your shares (i.e., in “street name”) and delivers this proxy statement/prospectus to you, the bank or broker generally has authority to vote the shares on “routine” matters, even if the broker does not receive instructions from you. However, here, all of the proposals are matters we believe will be considered “non-routine”; therefore, the bank or broker is not entitled to vote your shares without instructions. Please follow the voting instructions provided by the bank or broker. You may not vote shares held in “street name” by returning a proxy card directly to MidSouth, or by voting in person at the MidSouth special meeting, unless you provide a “legal proxy,” which you must obtain from your broker, bank, or other holder of record. If you are a MidSouth “street name” shareholder, failure to instruct your bank, broker, or other holder of record how to vote will have the same effect as a vote “AGAINST” the MidSouth merger proposal.

Q:	Can I attend the MidSouth special meeting and vote my shares in person?

A:

Yes. All holders of the common stock of MidSouth, including holders of record and holders who hold their shares through banks, brokers or any other holder of record, are invited to attend the MidSouth special meeting. Holders of record of MidSouth common stock can vote in person at the MidSouth special meeting. If you are not a holder of record (i.e., if your shares are held for you in “street name”), you must obtain a legal proxy, executed in your favor, from the record holder of your shares, such as a broker, bank, or other holder of record, to be able to vote in person at the meeting. If you plan to attend the MidSouth special meeting, you must hold your shares in your own name or have a letter from the record holder of your shares confirming your ownership. In addition, you must bring a form of personal photo identification with you in order to be admitted to the meeting. MidSouth reserves the right to refuse admittance to anyone without proper proof of share ownership or without proper photo identification. Whether or not you intend to be present at the MidSouth special meeting, you are urged to sign, date, and return your proxy card, or to vote via the Internet or by telephone, promptly. If you are then present and wish to vote your shares in person, your original proxy may be revoked by voting by ballot at the MidSouth special meeting.

Q:	Can I change my vote?

A:

Yes. If you are a holder of record of MidSouth common stock, you have the right to change and revoke your proxy at any time before the MidSouth special meeting. If you hold your shares in your name, you may contact MidSouth’s corporate secretary and request that another proxy card be sent to you. Alternatively, you may use the Internet to re-vote your shares, even if you mailed your proxy card or previously voted using the Internet. The latest-dated, properly completed proxy that you submit, whether through the Internet or by mail, will count as your vote. Please note that if you re-vote your shares by mail, your re-vote will not be effective unless it is received by MidSouth’s corporate secretary at the address specified herein prior to the special meeting. Attendance at the special meeting will not automatically revoke your proxy. A revocation or later-dated proxy received by MidSouth after the vote will not affect the vote. MidSouth’s corporate secretary’s mailing address is: Corporate Secretary of

MidSouth, 102 Versailles Boulevard, Lafayette, Louisiana 70501. If your shares are held in “street name”, you must contact your broker or other nominee and follow its procedures for changing your vote.

Q:	Will MidSouth be required to submit the proposal to approve the merger agreement to its shareholders even if the MidSouth board of directors has withdrawn, modified or qualified its recommendation?

A:

Yes. Unless the merger agreement is terminated before the MidSouth special meeting, MidSouth is required to submit the proposal to approve the merger agreement to its shareholders even if the MidSouth board of directors has withdrawn or modified its recommendation.

Q:	What are the U.S. federal income tax consequences of the merger to MidSouth common shareholders?

A:

The merger has been structured to qualify as a reorganization for U.S. federal income tax purposes, and it is a condition to our respective obligations to complete the merger that Hancock Whitney and MidSouth each receive a legal opinion to the effect that the merger will so qualify. Accordingly, holders of MidSouth common stock generally will not recognize any gain or loss for federal income tax purposes on the conversion of their MidSouth common stock for Hancock Whitney common stock in the merger, except for any gain or loss that may result from the receipt of cash instead of a fractional share of Hancock Whitney common stock. You should be aware that the tax consequences to you of the merger may depend upon your own situation. In addition, you may be subject to state, local or foreign tax laws that are not discussed in this document. You should therefore consult with your own tax advisor for a full understanding of the tax consequences to you of the merger. For further information, please refer to “Material U.S. Federal Income Tax Consequences of the Merger.”

Q:	Are MidSouth common shareholders entitled to dissenters’ rights?

A:

No. Under the Louisiana Business Corporation Act (which we refer to as the “LBCA”), MidSouth’s shareholders will not have appraisal or dissenters’ rights in connection with the merger. See “The Merger—No Dissenters’ Rights” for a more detailed description.

Q:	If I am a MidSouth common shareholder, should I send in my MidSouth stock certificate(s) now?

A:

No. Please do not send in your MidSouth stock certificates with your proxy. After the merger, a conversion agent will send you instructions for surrendering MidSouth stock certificates for the merger consideration. See “The Merger Agreement—Conversion of Shares; Payment Procedures.”

Q:	What should I do if I hold my shares of MidSouth common stock in book-entry form?

A:

You are not required to take any special additional actions if your shares of MidSouth common stock are held in book-entry form. After the completion of the merger, shares of MidSouth common stock held in book-entry form automatically will be converted into book-entry shares of Hancock Whitney common stock.

Q:	What should I do if I receive more than one set of voting materials?

A:

MidSouth common shareholders may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold shares of MidSouth common stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold such shares. If you are a holder of record of MidSouth common stock and your shares are registered in more than one name, you will receive more than one proxy card. And if you hold shares directly as a record holder and also in “street name” or otherwise through a nominee, you will receive more than one proxy statement/prospectus and/or set of voting instructions relating to the special meeting. Please complete, sign, date and return each proxy card and voting instruction card that you receive or otherwise follow the voting instructions set forth in this proxy statement/prospectus to ensure that you vote every share of MidSouth common stock that you own.

Q:	How do I vote if I own shares through the MidSouth Bancorp, Inc. Employee Stock Ownership Plan?

A:

Participants in the MidSouth Bancorp, Inc. Employee Stock Ownership Plan as of the record date of the MidSouth special meeting have the right to participate in directing the voting of MidSouth common stock held in their plan accounts as of that date, but do not have the right to vote those shares personally at the MidSouth special meeting. Such participants should refer to the voting instructions provided by the plan fiduciaries for information on how to direct the voting of such shares.

Q:	When do you expect to complete the merger?

A:

Hancock Whitney and MidSouth expect to complete the merger in the third quarter of 2019. However, neither Hancock Whitney nor MidSouth can assure you of when or if the merger will be completed. MidSouth must obtain the approval of MidSouth common shareholders to approve the merger agreement at its special meeting. Hancock Whitney and MidSouth must also obtain necessary regulatory approvals in addition to satisfying certain other closing conditions.

Q:	What happens if the merger is not completed?

A:

If the merger is not completed, MidSouth common shareholders will not receive any consideration for their shares of MidSouth common stock in connection with the merger. Instead, MidSouth will remain an independent, public company and MidSouth common stock will continue to be listed and traded on the NYSE. In addition, if the merger agreement is terminated in certain circumstances, MidSouth may be required to pay a termination fee. See “The Merger Agreement—Termination Fee” for a complete discussion of the circumstances under which a termination fee will be required to be paid.

Q:	Whom should I call with questions?

A:

If you have any questions concerning the merger or this proxy statement/prospectus, you may contact Hancock Whitney or MidSouth at the telephone numbers listed under “Where You Can Find More Information,” beginning on page 108. You may also contact MidSouth’s proxy solicitor, Regan & Associates, Inc. at 505 Eighth Avenue, Suite 800, New York, New York 10018, or toll-free at (800) 737-3426.

SUMMARY

This summary highlights selected information from this proxy statement/prospectus. It may not contain all of the information that is important to you. We urge you to read carefully the entire proxy statement/prospectus, including the annexes, and the other documents to which we refer in order to fully understand the merger. Please see “Where You Can Find More Information.” Each item in this summary refers to the page of this proxy statement/prospectus on which that subject is discussed in more detail.

Common Shareholders Consideration (page 38)

If the merger is completed, each outstanding share of MidSouth common stock, except for certain specified shares to be canceled in accordance with the merger agreement, held immediately prior to the merger will be converted into the right to receive 0.2952 shares of Hancock Whitney common stock. Hancock Whitney will not issue any fractional shares of Hancock Whitney common stock in the merger. In lieu of fractional shares of Hancock Whitney common stock, Hancock Whitney will pay to each former MidSouth common shareholder who otherwise would be entitled to receive such fractional share an amount in cash (rounded to the nearest cent) determined by multiplying (a) the average of the closing sale prices of Hancock Whitney common stock on the NASDAQ as reported by the Wall Street Journal for the five full trading days ending on the day preceding the closing date by (b) the fraction of a share (rounded to the nearest thousandth when expressed in decimal form) of Hancock Whitney common stock which such holder would otherwise be entitled to receive.

Hancock Whitney common stock is listed on the NASDAQ under the symbol “HWC,” and MidSouth common stock is listed on the NYSE under the symbol “MSL.” The following table shows the closing sale prices of Hancock Whitney common stock and MidSouth common stock as reported on the NASDAQ and NYSE, respectively, on April 30, 2019, the last trading day before the public announcement of the merger agreement, and on August 12, 2019, the last practicable trading day before the date of this proxy statement/prospectus. This table also shows the implied value of the merger consideration payable for each share of MidSouth common stock, which was calculated by multiplying the closing price of Hancock Whitney common stock on those dates by the conversion ratio of 0.2952 shares of Hancock Whitney common stock per share of MidSouth common stock.

	Hancock Whitney Common Stock	MidSouth Common Stock	Implied Value of One Share of MidSouth Common Stock
April, 30, 2019	$43.74	$11.87	$12.91
August 12, 2019	$36.22	$10.67	$10.69

The merger agreement governs the merger. The merger agreement is included in this proxy statement/prospectus as Annex A. All descriptions in this summary and elsewhere in this proxy statement/prospectus of the terms and conditions of the merger are qualified by reference to the merger agreement. Please read the merger agreement carefully for a more complete understanding of the merger.

The MidSouth Board of Directors Recommends that MidSouth Common Shareholders Vote “FOR” the MidSouth Merger Proposal and the Other Proposals Presented at the MidSouth Special Meeting (page 35)

The MidSouth board of directors has determined that the merger, the merger agreement, and the transactions contemplated by the merger agreement are advisable and in the best interests of MidSouth and its shareholders, and has approved the merger agreement. The MidSouth board of directors recommends that MidSouth common shareholders vote “FOR” the MidSouth merger proposal and “FOR” the other proposals presented at the MidSouth special meeting. For the factors considered by the MidSouth board of directors in reaching its decision to approve the merger agreement, see “The Merger—MidSouth’s Reasons for the Merger; Recommendation of the MidSouth Board of Directors.”

Opinion of MidSouth’s Financial Advisor (page 44 and Annex D)

MidSouth retained Sandler O’Neill & Partners, L.P. (which we refer to as “Sandler O’Neill”) to act as financial advisor to MidSouth’s board of directors in connection with MidSouth’s consideration of a possible business combination. Sandler O’Neill is a nationally recognized investment banking firm whose principal business specialty is financial institutions. In the ordinary course of its investment banking business, Sandler O’Neill is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions.

Sandler O’Neill is acting as financial advisor to MidSouth in connection with the proposed merger and participated in certain of the negotiations leading to the execution of the merger agreement. At the April 29, 2019 meeting at which the board of directors of MidSouth considered the merger and the merger agreement, Sandler O’Neill rendered its oral opinion, which was subsequently confirmed in writing, to the MidSouth board of directors to the effect that, as of the date of the opinion and based upon and subject to the procedures followed, assumptions made, matters considered and qualifications and limitations set forth in the opinion, the merger consideration was fair to the holders of MidSouth common stock, from a financial point of view. The full text of the Sandler O’Neill written opinion, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached to this proxy statement/prospectus as Annex D. MidSouth shareholders are urged to read the opinion in its entirety. Sandler O’Neill’s opinion speaks only as of the date of the opinion and was necessarily based on financial, economic, market and other conditions as they existed on, and the information made available to Sandler O’Neill as of, the date of Sandler O’Neill’s opinion. Sandler O’Neill’s opinion is addressed to the MidSouth board of directors, is directed only to the fairness of the merger consideration to the holders of MidSouth common stock, from a financial point of view, and does not constitute a recommendation as to how any MidSouth shareholder should vote with respect to the merger proposal.

For further information, see “The Merger—Opinion of Sandler O’Neill & Partners, L.P.”

Treatment of MidSouth Equity Awards (page 68)

MidSouth Stock Options. At the effective time, each option granted by MidSouth pursuant to MidSouth’s equity plans that is outstanding and unexercised will be converted automatically into an option to purchase, on the same terms and conditions as were applicable under such MidSouth option immediately prior to the effective time (including vesting terms), the number of shares of Hancock Whitney common stock (rounded down to the nearest whole number of shares of Hancock Whitney common stock) equal to the product of (a) the number of shares of MidSouth common stock subject to such MidSouth option immediately prior to the effective time, multiplied by (b) the conversion ratio, which converted option will have an exercise price per share of Hancock Whitney common stock (rounded up to the nearest whole cent) equal to the quotient of (i) the exercise price per share of MidSouth common stock subject to such MidSouth common stock immediately prior to the effective time, divided by (ii) the conversion ratio. In addition, Hancock Whitney will amend the terms of each assumed and converted option to provide for vesting in full, if not previously vested, if the option holder’s employment is terminated by the surviving corporation without cause on or within 12 months after the effective time.

MidSouth Restricted Stock Awards and MidSouth Restricted Stock Units. At the effective time, (a) each award in respect of MidSouth common stock subject to vesting, repurchase or other lapse restriction granted under MidSouth’s equity plans that, pursuant to the terms in effect as of the date of the merger agreement, would vest automatically as a result of the effective time or that is held by a non-employee member of the board of directors of MidSouth and (b) each restricted stock unit award in respect of shares of MidSouth common stock granted under a MidSouth equity plan that is outstanding immediately prior to the effective time will vest at the effective time and be canceled and converted automatically into the right to receive, without interest, the merger consideration in respect of each share of MidSouth common stock subject to such award immediately prior to the effective time (with applicable performance goals deemed satisfied at the target level and with the number of shares prorated if contemplated by the applicable MidSouth equity plan, award agreement or other governing document).

Additionally, under the terms and subject to the conditions of the merger agreement, at the effective time, each MidSouth restricted stock award not subject to automatic vesting as a result of the effective time will be converted into a restricted stock award in respect of shares of Hancock Whitney common stock subject to the same terms and conditions (including vesting terms) and relating to the number of shares of Hancock Whitney common stock equal to the product of (a) the number of shares of MidSouth common stock subject to such MidSouth restricted stock award immediately prior to the effective time, multiplied by (b) the conversion ratio, with any fractional shares rounded down to the nearest whole share of Hancock Whitney common stock.

Treatment of MidSouth Preferred Stock (page 69)

Under the terms and subject to the conditions of the merger agreement, MidSouth will redeem the outstanding shares of its preferred stock effective as of, subject to and conditioned upon the occurrence of, the closing of the merger. If any of the shares of MidSouth preferred stock are not redeemed at or prior to the effective time, then at the effective time, each outstanding share of such series of MidSouth preferred stock will automatically be converted into the right to receive a share of a newly created series of preferred stock of Hancock Whitney having the same rights, preferences, privileges and voting powers, and limitations and restrictions thereof, as such series of MidSouth preferred stock. MidSouth has received the requisite regulatory approval from the Federal Reserve Board to redeem all of the outstanding shares of MidSouth preferred stock effective as of, subject to and conditioned upon the occurrence of, the closing of the merger.

For further information, see “The Merger Agreement—Treatment of MidSouth Preferred Stock.”

MidSouth Will Hold Its Special Meeting on September 18, 2019 (page 31)

The MidSouth special meeting will be held on September 18, 2019, at 10:00 a.m. local time, at 102 Versailles Boulevard, Lafayette, Louisiana 70501. At the MidSouth special meeting, MidSouth common shareholders will be asked to consider and vote upon the following matters:

•	the MidSouth merger proposal;

•	the MidSouth compensation proposal; and

•	the MidSouth adjournment proposal.

Only holders of record of MidSouth common stock at the close of business on August 12, 2019 will be entitled to vote at the MidSouth special meeting (which we refer to as the “MidSouth record date”). Each share of MidSouth common stock is entitled to one vote on each proposal to be considered at the MidSouth special meeting. On the MidSouth record date, there were 16,732,149 shares of MidSouth common stock entitled to vote at the MidSouth special meeting. The directors and executive officers of MidSouth and their affiliates beneficially owned, and were entitled to vote, approximately 1,042,162 shares of MidSouth common stock, representing approximately 6.23% of the shares of MidSouth common stock outstanding on the MidSouth record date. Holders of MidSouth preferred stock are not entitled to and are not requested to vote at the MidSouth special meeting. For further information, see “The MidSouth Special Meeting—Date, Time, and Place of Meeting.”

MidSouth Special Meeting Proposals: Required Vote; Treatment of Abstentions and Failure to Vote (page 31)

MidSouth merger proposal:

•

Standard: Approval of the MidSouth merger proposal requires the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of MidSouth common stock present at the MidSouth special meeting.

•

Effect of abstentions and broker non-votes: If you fail to vote, mark “ABSTAIN” on your proxy, or fail to instruct your bank or broker with respect to the MidSouth merger proposal, it will have the same effect as a vote “AGAINST” the proposal.

MidSouth compensation proposal:

•	Standard: Approval of the MidSouth compensation proposal requires the affirmative vote of the holders of at least a majority of the votes cast at the MidSouth special meeting.

•

Effect of abstentions and broker non-votes: If you mark “ABSTAIN” on your proxy card, fail to submit a proxy card or vote in person at the MidSouth special meeting, or fail to instruct your bank or broker how to vote with respect to the MidSouth compensation proposal, you will not be deemed to have cast a vote with respect to the proposal and it will have no effect on the proposal.

MidSouth adjournment proposal:

•	Standard: Approval of the MidSouth adjournment proposal requires the affirmative vote of the holders of at least a majority of the votes cast at the MidSouth special meeting.

•

Effect of abstentions and broker non-votes: If you mark “ABSTAIN” on your proxy card, fail to submit a proxy card or vote in person at the MidSouth special meeting, or fail to instruct your bank or broker how to vote with respect to the MidSouth compensation proposal, you will not be deemed to have cast a vote with respect to the proposal and it will have no effect on the proposal.

For further information, see “The MidSouth Special Meeting—Vote Required; Treatment of Abstentions and Failure to Vote.”

Material U.S. Federal Income Tax Consequences of the Merger (page 84)

The merger has been structured to qualify as a reorganization for federal income tax purposes, and it is a condition to our respective obligations to complete the merger that Hancock Whitney and MidSouth each receive a legal opinion to the effect that the merger will so qualify. Accordingly, holders of MidSouth common stock generally will not recognize any gain or loss for federal income tax purposes on the conversion of their MidSouth common stock for Hancock Whitney common stock in the merger, except for any gain or loss that may result from the receipt of cash instead of a fractional share of Hancock Whitney common stock.

You should be aware that the tax consequences to you of the merger may depend upon your own situation. In addition, you may be subject to state, local or foreign tax laws that are not discussed in this document. You should therefore consult with your own tax advisor for a full understanding of the tax consequences to you of the merger.

MidSouth’s Officers and Directors Have Financial Interests in the Merger that Differ from Your Interests (page 57)

MidSouth common shareholders should be aware that MidSouth’s directors and executive officers have interests in the merger that are different from, or in addition to, interests of MidSouth common shareholders generally. These interests include, among others, the treatment of outstanding MidSouth equity awards pursuant to the merger agreement, certain potential payments and benefits payable under change in control termination agreements entered into with executive officers, certain payments and benefits payable under MidSouth’s Annual Incentive Compensation Plan, certain consulting fees to a board member, and rights to ongoing indemnification and insurance coverage by Hancock Whitney for acts or omissions occurring prior to the merger. The MidSouth board of directors was aware of and considered those interests, among other matters, in reaching its decisions to approve the merger agreement and the transactions contemplated thereby and to recommend the approval of the merger agreement to MidSouth common shareholders. See “The Merger—Interests of MidSouth’s Directors and Executive Officers in the Merger” for a more detailed description of these interests.

No Dissenters’ Rights (page 64)

Dissenters’ rights are statutory rights that, if applicable under law, enable shareholders to dissent from an extraordinary transaction, such as a merger, and to demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to shareholders in connection with the extraordinary transaction. Dissenters’ rights are not available in all circumstances, and exceptions to these rights are provided under the LBCA. As a result of the provisions of the LBCA, the holders of MidSouth common stock are not entitled to dissenters’ rights in the merger. See “The Merger—No Dissenters’ Rights” for a more detailed description.

Regulatory Approvals Required for the Merger (page 64)

Subject to the terms of the merger agreement, Hancock Whitney and MidSouth have agreed to cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all regulatory approvals necessary or advisable to complete the transactions contemplated by the merger agreement. These approvals include, among others, approval from the Board of Governors of the Federal Reserve System (which we refer to as the “Federal Reserve Board”) the Federal Deposit Insurance Corporation (which we refer to as the “FDIC”) and the Mississippi Department of Banking and Consumer Finance (which we refer to as the “MDBCF”). On May 29, 2019, Hancock Whitney filed applications to obtain regulatory approvals from the Federal Reserve Board, the FDIC and the MDBCF. On May 30, 2019, MidSouth submitted a notice filing with the Office of the Comptroller of the Currency (which we refer to as the “OCC”).

Although neither MidSouth nor Hancock Whitney knows of any reason why Hancock Whitney cannot obtain these regulatory approvals in a timely manner, MidSouth and Hancock Whitney cannot be certain when or if they will be obtained. For more information, see “The Merger—Regulatory Approvals Required for the Merger.”

Conditions that Must Be Satisfied or Waived for the Merger to Occur (page 80)

Hancock Whitney’s and MidSouth’s respective obligations to complete the merger are subject to the satisfaction or waiver of certain conditions, including: (1) the approval of the merger agreement by the requisite vote of MidSouth common shareholders; (2) authorization for listing on the NASDAQ of the shares of Hancock Whitney common stock to be issued in connection with the merger; (3) effectiveness of the registration statement on Form S-4 of which this proxy statement/prospectus is a part; (4) the absence of any order, injunction or decree by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the completion of the merger or the bank merger or making the completion of the merger illegal; (5) the receipt of all required regulatory approvals and expiration or termination of all statutory waiting periods in respect thereof, and no such requisite regulatory approval having resulted in the imposition of any materially burdensome regulatory condition; (6) subject to certain qualifications, the accuracy of the representations and warranties of the other party contained in the merger agreement as of the date on which the merger agreement was entered into and as of the date on which the merger is completed (and the receipt by each party of an officer’s certificate from the other party to such effect); (7) performance in all material respects by the other party of its obligations under the merger agreement (and the receipt by each party of an officer’s certificate from the other party to such effect); and (8) receipt by each of Hancock Whitney and MidSouth of an opinion from its outside legal counsel to the effect that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

Neither MidSouth nor Hancock Whitney can provide assurance as to when or if all of the conditions to the merger can or will be satisfied or waived by the appropriate party. As of the date of this proxy statement/prospectus, neither MidSouth nor Hancock Whitney has reason to believe that any of these conditions will not be satisfied. For more information, see “The Merger Agreement—Conditions to Complete the Merger.”

Termination of the Merger Agreement (page 81)

The merger agreement can be terminated at any time prior to completion of the merger by either Hancock Whitney or MidSouth in the following circumstances:

•	by mutual written consent of Hancock Whitney and MidSouth;

•

if any governmental entity issues a final and nonappealable denial of approval of the merger or the bank merger or issues a final and nonappealable order permanently enjoining or otherwise prohibiting the consummation of the merger or the bank merger, unless the failure to obtain such approval is due to the failure of the party seeking to terminate the merger agreement to perform or observe its covenants and agreements under the merger agreement;

•

if the merger has not been completed on or before April 30, 2020 (which we refer to as the “termination date”), unless the failure of the merger to be consummated by that date is due to the failure of the party seeking to terminate the merger agreement to perform or observe its covenants and agreements under the merger agreement; and

•

subject to cure rights, if there is a breach of any of the covenants or agreements or any of the representations or warranties (or any such representation or warranty ceases to be true) set forth in the merger agreement on the part of the other party which, either individually or in the aggregate, would constitute, if occurring or continuing on the date the merger is completed, the failure of a closing condition of the terminating party.

In addition, the merger agreement may be terminated by Hancock Whitney if, (x) prior to obtaining the requisite approval of the merger agreement by MidSouth common shareholders, MidSouth or the MidSouth board of directors (a) submits the merger agreement to its shareholders without a recommendation for approval, or otherwise withdraws or adversely modifies (or discloses its intention to withdraw or adversely modify) its recommendation as contemplated by the merger agreement, or recommends to its shareholders an acquisition proposal other than the merger, or (b) materially breaches its obligations to hold a meeting of its shareholders to approve the merger agreement or not to solicit alternative acquisition proposals; or (y) a tender offer or exchange offer for 20% or more of the outstanding shares of MidSouth common stock is commenced, and the MidSouth board of directors recommends that the shareholders of MidSouth tender their shares in such tender or exchange offer or otherwise fails to recommend that such shareholders reject such tender offer or exchange offer within the 10 business day period specified in Rule 14e-2(a) under the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”).

For more information, see “The Merger Agreement—Termination of the Merger Agreement.”

Termination Fee (page 82)

If the merger agreement is terminated under certain circumstances, including circumstances involving alternative acquisition proposals and adverse recommendation changes made by the MidSouth board of directors, MidSouth may be required to pay to Hancock Whitney a termination fee equal to $8 million (which we refer to as the “termination fee”). This termination fee could discourage other companies from seeking to acquire or merge with MidSouth. For more information, see “The Merger Agreement—Termination Fee.”

The Rights of MidSouth Common Shareholders Will Change as a Result of the Merger (page 92)

The rights of MidSouth common shareholders will change as a result of the merger due to differences in Hancock Whitney’s and MidSouth’s governing documents. The rights of MidSouth common shareholders are governed by Louisiana law and by MidSouth’s articles of incorporation and bylaws. Upon the completion of the merger, MidSouth common shareholders will become common shareholders of Hancock Whitney, and their rights will therefore be governed by Mississippi law and the Hancock Whitney articles of incorporation and bylaws.

For more information, see “Comparison of Shareholders’ Rights,” for a description of the material differences in shareholders’ rights under each of the Hancock Whitney and MidSouth governing documents.

Information About the Companies (page 37)

Hancock Whitney

Hancock Whitney Corporation is a Mississippi corporation and a registered bank holding company headquartered in Gulfport, Mississippi. Hancock Whitney was organized in 1984 under the Bank Holding Company Act of 1956, as amended, and the laws of the State of Mississippi. In 2002, Hancock Whitney qualified as a financial holding company giving the company broader powers to offer non-banking financial products to its customers. Hancock Whitney currently operates more than 206 banking and financial services offices and more than 270 automated teller machines across the Gulf south corridor comprising south Mississippi, southern and central Alabama, southern Louisiana, the northern, central and Panhandle regions of Florida, and Houston and Beaumont, Texas primarily through its bank subsidiary, Hancock Whitney Bank, and other non-bank subsidiaries. Hancock Whitney also operates a loan production office in Nashville, Tennessee and separate trust and investment management offices in Texas, New York and New Jersey.

At June 30, 2019 and on a consolidated basis, Hancock Whitney had total assets of approximately $28.76 billion, total loans of approximately $20.18 billion, and total deposits of approximately $23.24 billion. The principal executive offices of Hancock Whitney are located at Hancock Whitney Plaza, 2510 14th Street, Gulfport, Mississippi 39501 and its telephone number is (228) 868-4000.

Hancock Whitney’s common stock is traded on the NASDAQ under the symbol “HWC.” Additional information about Hancock Whitney and its subsidiaries is included in documents incorporated by reference in this document. For more information, see “Information about the Companies.”

MidSouth

MidSouth Bancorp, Inc. is a bank holding company headquartered in Lafayette, Louisiana, with assets of $1.7 billion as of June 30, 2019. MidSouth Bancorp, Inc. trades on the NYSE under the symbol “MSL.” Through its wholly-owned subsidiary, MidSouth Bank, N.A., MidSouth offers a full range of banking services to commercial and retail customers in Louisiana and Texas. MidSouth Bank currently has 42 locations in Louisiana and Texas and is connected to a worldwide ATM network that provides customers with access to more than 55,000 surcharge-free ATMs. Additional information about MidSouth and its subsidiaries is included in documents incorporated by reference into this proxy statement/prospectus.

Risk Factors (page 25)

You should consider all the information contained in or incorporated by reference into this proxy statement/prospectus in deciding how to vote for the proposals presented in this proxy statement/prospectus. In particular, you should consider the factors described under “Risk Factors.”

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF HANCOCK WHITNEY

The following selected consolidated financial information as of and for the fiscal years ended December 31, 2014 through December 31, 2018 is derived from financial statements of Hancock Whitney. The financial information as of and for the six months ended June 30, 2018 and 2019 is derived from Hancock Whitney’s unaudited financial statements, which financial statements include, in the opinion of Hancock Whitney’s management, all adjustments, consisting of normal recurring adjustments, necessary for a fair statement of those results.

You should not assume that the results of operations for any past periods are indicative of results for any future period. The results for the six months ended June 30, 2019 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2019. You should read this information in conjunction with Hancock Whitney’s consolidated financial statements and the related notes contained in Hancock Whitney’s periodic reports filed with the SEC that have been incorporated by reference in this proxy statement/prospectus. Please see “Where You Can Find More Information.”

	Six Months Ended June 30,		Years Ended December 31,
($ in thousands, except per share data)	2019	2018	2018	2017	2016	2015	2014
Income Statement:
Net interest income	$439,122	$417,211	$848,838	$792,312	$659,116	$625,174	$654,694
Net interest income (te) (a)	446,664	425,255	865,015	826,702	684,955	638,762	665,341
Provision for loan losses	26,131	21,144	36,116	58,968	110,659	73,038	33,840
Noninterest income	149,753	135,084	285,140	267,781	250,781	237,284	227,999
Noninterest expense	359,267	355,193	715,746	692,691	612,315	619,655	606,666
Income tax expense	36,036	32,306	58,346	92,802	37,627	38,304	66,465

Net income	$167,441	$143,652	$323,770	$215,632	$149,296	$131,461	$175,722

Period-End Balance Sheet Data:
Loans	$20,175,812	$19,370,917	$20,026,411	$19,004,163	$16,752,151	$15,703,314	$13,895,276
Securities	5,725,735	6,113,873	5,670,584	5,888,380	5,017,128	4,463,792	3,826,454
Earning assets	26,088,759	25,625,047	25,836,239	25,024,792	21,881,520	20,753,095	18,544,930
Total assets	28,761,863	27,925,447	28,235,907	27,336,086	23,975,302	22,833,605	20,746,542
Noninterest-bearing deposits	8,114,632	8,165,796	8,499,027	8,307,497	7,658,203	7,276,127	5,945,208
Total deposits	23,236,042	22,235,338	23,150,185	22,253,202	19,424,266	18,348,912	16,572,831
Stockholders' equity	3,318,915	2,929,555	3,081,340	2,884,949	2,719,768	2,413,143	2,472,402

Common Share Data:
Earnings per share - diluted	$1.92	$1.65	$3.72	$2.48	$1.87	$1.64	$2.10
Cash dividends per share	0.54	0.48	1.02	0.96	0.96	0.96	0.96
Book value per share	38.70	34.33	35.98	33.86	32.29	31.14	30.74
Tangible book value per share (b)	28.46	24.66	25.62	24.05	23.87	21.74	21.37

Performance Ratios:
Return on average assets	1.18%	1.06%	1.17%	0.82%	0.64%	0.62%	0.90%
Return on average common equity	10.64%	10.02%	11.04%	7.68%	6.06%	5.38%	7.10%
Return on average tangible common equity (b)	14.73%	14.06%	15.62%	10.78%	8.56%	7.72%	10.30%
Net interest margin (te) (a)	3.45%	3.39%	3.38%	3.43%	3.23%	3.33%	3.87%
Efficiency ratio (c)	58.53%	57.45%	57.77%	58.87%	62.79%	66.14%	62.03%
Nonperforming assets to loans, ORE and foreclosed assets	1.71%	2.19%	1.76%	2.11%	2.25%	1.22%	1.06%

Allowance for loan losses as a percent of loans	0.97%	1.11%	0.97%	1.14%	1.37%	1.15%	0.93%
Allowance for loan losses to nonperforming loans + accruing loans 90 days past due	61.60%	53.35%	58.60%	54.18%	63.58%	105.54%	137.96%
Annualized net charge-offs to average loans	0.25%	0.18%	0.27%	0.37%	0.36%	0.12%	0.15%

Capital Ratios:
Common stockholders' equity to total assets	11.54%	10.49%	10.91%	10.55%	11.34%	10.57%	11.92%
Tangible common equity ratio (d)	8.75%	7.76%	8.02%	7.73%	8.64%	7.62%	8.59%
Tier 1 leverage	9.10%	8.66%	8.67%	8.43%	9.56%	8.55%	9.17%
Tier 1 risk-based capital	10.94%	10.48%	10.48%	10.21%	11.26%	9.96%	11.23%
Total risk-based capital	12.43%	12.12%	11.99%	11.90%	13.21%	11.86%	12.30%

(a)	For analytical purposes, management adjusts interest income and net interest income to a taxable equivalent (te) basis using the statutory federal income tax rate.

(b)	Tangible common equity is common stockholders’ equity less intangible assets.

(c)	The efficiency ratio is noninterest expense to total net interest (te) and noninterest income, excluding amortization of purchased intangibles and nonoperating items.

(d)	The tangible common equity ratio is common stockholders’ equity less intangible assets divided by total assets less intangible assets.

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF MIDSOUTH

The following selected consolidated financial information as of and for the fiscal years ended December 31, 2014 through December 31, 2018 is derived from financial statements of MidSouth. The financial information as of and for the six months ended June 30, 2018 and 2019 is derived from MidSouth’s unaudited financial statements, which financial statements include, in the opinion of MidSouth’s management, all adjustments, consisting of normal recurring adjustments, necessary for a fair statement of those results.

You should not assume that the results of operations for any past periods are indicative of results for any future period. The results for the six months ended June 30, 2019 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2019. You should read this information in conjunction with MidSouth’s consolidated financial statements and the related notes contained in MidSouth’s periodic reports filed with the SEC that have been incorporated by reference in this proxy statement/prospectus. Please see “Where You Can Find More Information.”

	Six Months Ended June 30,		At or For the Year Ended December 31,
(In Thousands)	2019	2018	2018	2017	2016	2015	2014
Selected Balance Sheet Data:
Total assets	$1,715,106	$1,858,917	$1,743,398	$1,881,152	$1,943,340	$1,927,733	$1,936,740
Total loans	851,908	1,034,449	899,785	1,186,426	1,284,082	1,263,645	1,284,431
Total deposits	1,423,389	1,523,020	1,452,071	1,479,689	1,579,430	1,550,850	1,585,234
Total debt	49,667	59,678	49,677	72,188	47,591	73,018	73,444
Total shareholders’ equity	220,992	248,672	221,990	254,015	214,376	213,137	209,012

(In Thousands, except Per Share data)	2019	2018	2018	2017	2016	2015	2014
Summary of Operations:
Total Interest income	$35,391	$37,736	$75,512	$80,623	$79,128	$81,897	$83,487
Total Interest expense	4,093	3,441	7,508	6,026	5,690	5,581	5,807
Provision for loan losses	12,359	440	16,740	30,200	10,600	13,900	5,625

Net interest income after provision for loan losses	18,939	33,855	51,264	44,397	62,838	62,416	72,055
Noninterest income	11,063	9,711	19,503	21,781	19,008	20,321	24,422
Noninterest expense	38,735	34,896	72,596	77,909	68,550	67,137	70,009
Remediation expense	-	9,249	19,721	2,628	-	-	-

(Loss) income before income taxes	(8,733)	(579)	(21,550)	(14,359)	13,296	15,600	26,468
Income tax (benefit) expense	-	(271)	5,966	(2,598)	3,857	4,583	7,358

Net (loss) income	(8,733)	(308)	(27,516)	(11,761)	9,439	11,017	19,110

Dividends on preferred stock	1,620	1,620	3,239	3,242	2,861	687	698

Net (loss) income available to common shareholders	(10,353)	(1,928)	(30,755)	(15,003)	6,578	10,330	18,412

Basic (loss) income per common share	(0.62)	(0.12)	$(1.85)	$(1.06)	$0.58	$0.91	$1.63
Diluted (loss) income per common share	(0.62)	(0.12)	(1.85)	(1.06)	0.58	0.90	1.58
Dividends declared per common share	0.02	0.02	0.04	0.20	0.36	0.36	0.35

	For the Six Months Ended June 30,		At or For the Year Ended December 31,
	2019	2018	2018	2017	2016	2015	2014
Selected Financial Ratios and Other Data:
Return on average assets	(1.19%)(1)	(0.21%)(1)	(1.68) %	(0.78) %	0.34%	0.53%	0.97%
Return on average common equity	(11.44%)(1)	(1.82%)(1)	(14.87)	(7.32)	3.73	6.00	11.43
Net interest margin (fully taxable equivalent) (1)	4.08	4.04	4.08	4.25	4.20	4.34	4.63
Average common equity to average assets	10.43	11.41	11.27	12.75	11.25	10.91	10.71
Capital Position (2)
Common equity Tier 1 (CET1)	12.37	13.20	12.20	12.10	8.81	8.91	8.36
Total risk-based capital	19.50	19.33	19.04	17.77	14.28	14.50	13.73
Tier 1 risk-based capital	18.23	18.07	17.79	16.51	13.02	13.25	12.90
Tier 1 leverage	11.53	12.71	11.45	12.53	10.11	10.10	N/A

(1)	Annualized.
(2)

Beginning on January 1, 2015, MidSouth became subject to the provisions of the Basel III final rule that governs the regulatory capital calculation, including transitional, or phase-in, provisions. The methods for calculating the risk-based capital ratios have changed as the provisions of the Basel III final rule related to the numerator (capital) and denominator (risk-weighted assets) were fully phased in on January 1, 2019. The ongoing methodological changes will result in differences in the reported capital ratios from one reporting period to the next that are independent of applicable changes in the capital base, asset composition, off-balance sheet exposures or risk profile.

COMPARATIVE HISTORICAL AND UNAUDITED PRO FORMA PER SHARE DATA

The following table sets forth the basic earnings, diluted earnings, cash dividends and book value per common share data for Hancock Whitney and MidSouth on a historical basis and on a pro forma combined basis, for the six months ended June 30, 2019, and for the year ended December 31, 2018. Except for the historical information as of and for the year ended December 31, 2018, the information provided in the table below is unaudited. The pro forma data and equivalent per share information gives effect to the merger as if the transaction had been effective on the dates presented, in the case of the book value data, and as if the transactions had become effective on January 1, 2018, in the case of the earnings per share and dividends declared data. This information should be read together with the historical consolidated financial statements and related notes of Hancock Whitney and MidSouth filed by each with the SEC, and incorporated by reference into this proxy statement/prospectus.

The pro forma financial information is presented for illustrative purposes only and does not necessarily indicate the financial results of the combined companies had the companies actually been combined at the beginning of the period presented. The pro forma financial information also does not consider any potential impacts of current market conditions on revenues, potential revenue enhancements, anticipated cost savings and expense efficiencies, or asset dispositions, among other factors.

	Hancock Whitney as Reported	MidSouth as Reported	Pro Forma Combined Hancock Whitney (a)	Pro Forma Equivalent Per Share Information (b)
For the six months ended June 30, 2019:
Basic earnings (loss) per share	$1.92	$(0.62)	$1.69	$0.50
Diluted earnings (loss) per share	1.92	(0.62)	1.69	0.50
Cash dividends (c)	0.54	0.02	0.54	0.16
Book value at June 30, 2019 (d)	38.70	10.76	38.95	11.50

For the year ended December 31, 2018:
Basic earnings (loss) per share	$3.72	$(1.85)	$3.16	$0.93
Diluted earnings (loss) per share	3.72	(1.85)	3.15	0.93
Cash dividends (c)	1.02	0.04	1.02	0.30
Book value at December 31, 2018 (d)	35.98	10.88	36.37	10.74

(a)	Pro forma earnings per share are based on pro forma combined net income and pro forma combined weighted-average common shares outstanding at the end of the period.

(b)	Pro forma equivalent per share information is calculated based on pro forma combined multiplied by the applicable conversion ratio of .2952.

(c)	Pro forma dividends per share represent Hancock Whitney’s historical dividends per share.

(d)	Book value per common share is calculated based on pro forma combined common equity and pro forma combined common shares outstanding at the end of the period.

COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

Hancock Whitney common stock is listed on the NASDAQ under the symbol “HWC,” and MidSouth common stock is listed on the NYSE under the symbol “MSL.” The following table sets forth for the periods indicated the high and low reported intraday sales prices per share of Hancock Whitney common stock on the NASDAQ and MidSouth common stock on the NYSE, and the cash dividends declared per share.

	Hancock Whitney Common Stock			MidSouth Common Stock
Quarter Ended:	High	Low	Dividend	High	Low	Dividend
September 30, 2019 (through August 12, 2019)	$42.11	$35.65	$0.27	$12.42	$10.52	$0.00
June 30, 2019	44.74	37.03	0.27	13.20	11.15	0.01
March 31, 2019	44.34	34.11	0.27	11.88	10.23	0.01
December 31, 2018	49.22	32.59	0.27	16.15	10.07	0.01
September 30, 2018	53.00	46.05	0.27	16.00	13.15	0.01
June 30, 2018	55.00	45.76	0.24	14.83	12.35	0.01
March 31, 2018	56.40	49.48	0.24	15.40	12.15	0.01
December 31, 2017	53.35	46.18	0.24	14.40	11.90	0.01
September 30, 2017	50.40	41.05	0.24	12.50	11.05	0.01
June 30, 2017	52.94	42.70	0.24	16.60	11.10	0.09
March 31, 2017	49.50	41.71	0.24	15.75	13.20	0.09

On April 30, 2019, the last trading day before the public announcement of the merger agreement, the closing sale price of shares of Hancock Whitney common stock as reported on the NASDAQ was $43.74. On August 12, 2019, the last practicable trading day before the date of this proxy statement/prospectus, the closing sale price of shares of Hancock Whitney common stock as reported on the NASDAQ was $36.22.

On April 30, 2019, the last trading day before the public announcement of the merger agreement, the closing sale price of shares MidSouth common stock as reported on the NYSE was $11.87. On August 12, 2019, the last practicable trading day before the date of this proxy statement/prospectus, the closing sale price of shares of MidSouth common stock as reported on the NYSE was $10.67.

As of August 12, 2019, the last date prior to printing this proxy statement/prospectus for which it was practicable to obtain this information for Hancock Whitney and MidSouth, respectively, there were approximately 9,776 registered holders of Hancock Whitney common stock and approximately 840 registered holders of MidSouth common stock.

The following table shows the closing sale prices of Hancock Whitney common stock and MidSouth common stock as reported on the NASDAQ and the NYSE respectively on April 30, 2019, the last trading day before the public announcement of the merger agreement, and on August 12, 2019, the last practicable trading day before the date of this proxy statement/prospectus. The table also shows the implied value of the merger consideration payable for each share of MidSouth common stock, which we calculated by multiplying the closing price of Hancock Whitney common stock on those dates by the conversion ratio of 0.2952 shares of Hancock Whitney common stock per share of MidSouth common stock.

	Hancock Whitney Common Stock	MidSouth Common Stock	Implied Value of One Share of MidSouth Common Stock
April 30, 2019	$43.74	$11.87	$12.91
August 12, 2019	$36.22	$10.67	$10.69

Hancock Whitney common shareholders and MidSouth common shareholders are advised to obtain current market quotations for Hancock Whitney common stock and MidSouth common stock. The market prices of Hancock Whitney common stock and MidSouth common stock will fluctuate between the date of this proxy statement/prospectus and the date of completion of the merger. No assurance can be given concerning the market price of MidSouth common stock before the effective time of the merger or Hancock Whitney common stock before or after the effective time of the merger. Changes in the market price of Hancock Whitney common stock prior to the completion of the merger will affect the market value of the merger consideration that MidSouth common shareholders will receive upon completion of the merger.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this proxy statement/prospectus are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that do not describe historical or current facts, including statements about beliefs, expectations and predictions of future financial or business performance or conditions, are forward-looking statements. Forward-looking statements may be identified by words such as expect, anticipate, believe, intend, estimate, plan, target, goal, or similar expressions, or future or conditional verbs such as will, may, might, should, would, could, or similar variations. These forward-looking statements are subject to numerous assumptions, risks, and uncertainties which change over time. In addition to factors previously disclosed in Hancock Whitney’s and MidSouth’s reports filed with the SEC, the following factors, among others, could cause actual results to differ materially from forward-looking statements:

•

the possibility that the merger does not close when expected or at all because required regulatory, shareholder, or other approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all;

•

the possibility that the anticipated benefits of the transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where Hancock Whitney and MidSouth do business;

•	the potential impact of announcement or completion of the proposed merger with MidSouth on relationships with third parties, including customers, employees, and competitors;

•	business disruption following the merger, including diversion of management’s attention from ongoing business operations and opportunities;

•	Hancock Whitney’s ability to complete the acquisition and integration of MidSouth successfully;

•	Hancock Whitney’s potential exposure to unknown or contingent liabilities of MidSouth;

•	the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events;

•	the challenges of integrating, retaining, and hiring key personnel;

•	failure to attract new customers and retain existing customers in the manner anticipated;

•	the effect of divestitures that may be required by regulatory authorities in certain markets in which Hancock Whitney and MidSouth compete;

•	the outcome of pending or threatened litigation, or of matters before regulatory agencies, whether currently existing or commencing in the future, including litigation related to the merger;

•	any interruption or breach of security resulting in failures or disruptions in customer account management, general ledger, deposit, loan, or other systems;

•	changes in Hancock Whitney’s stock price before closing, including as a result of the financial performance of MidSouth prior to closing;

•

operational issues stemming from, and/or capital spending necessitated by, the potential need to adapt to industry changes in information technology systems, on which Hancock Whitney and MidSouth are highly dependent;

•

changes in legislation, regulation, policies, or administrative practices, whether by judicial, governmental, or legislative action and other changes pertaining to banking, securities, taxation, rent regulation and housing, financial accounting and reporting, environmental protection, and insurance, and the ability to comply with such changes in a timely manner;

•	changes in the monetary and fiscal policies of the U.S. government, including policies of the U.S. Department of the Treasury and the Federal Reserve Board;

•

changes in interest rates, which may affect Hancock Whitney’s or MidSouth’s net income, prepayment penalty income, mortgage banking income, and other future cash flows, or the market value of Hancock Whitney’s or MidSouth’s assets, including investment securities;

•	changes in accounting principles, policies, practices, or guidelines;

•	changes in Hancock Whitney’s credit ratings or in Hancock Whitney’s ability to access the capital markets;

•	natural disasters, war, or terrorist activities; and

•	other economic, competitive, governmental, regulatory, technological, and geopolitical factors affecting Hancock Whitney’s or MidSouth’s operations, pricing, and services.

Additionally, the timing and occurrence or non-occurrence of events may be subject to circumstances beyond Hancock Whitney’s or MidSouth’s control.

For any forward-looking statements made in this proxy statement/prospectus or in any documents incorporated by reference into this proxy statement/prospectus, Hancock Whitney and MidSouth claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this proxy statement/prospectus or the date of the applicable document incorporated by reference into this proxy statement/prospectus. Except to the extent required by applicable law, Hancock Whitney and MidSouth do not undertake to update forward-looking statements to reflect facts, circumstances, assumptions, or events that occur after the date the forward-looking statements are made. All written and oral forward-looking statements concerning the merger or other matters addressed in this proxy statement/prospectus and attributable to Hancock Whitney, MidSouth, or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this proxy statement/prospectus.

RISK FACTORS

In addition to general investment risks and the other information contained in or incorporated by reference into this proxy statement/prospectus, including the matters addressed under “Cautionary Statement Regarding Forward-Looking Statements,” you should carefully consider the following risk factors in deciding how to vote for the proposals presented in this proxy statement/prospectus. You should also consider the other information in this proxy statement/prospectus and the other documents incorporated by reference into this proxy statement/prospectus. Please see “Where You Can Find More Information.”

Because the market price of Hancock Whitney common stock will fluctuate, the implied value of the merger consideration to be received by MidSouth’s shareholders may change.

Upon completion of the merger, each outstanding share of MidSouth common stock, except for certain specified shares to be canceled in accordance with the merger agreement, will be converted into 0.2952 shares of Hancock Whitney common stock. The closing price of Hancock Whitney common stock on the date that the merger is completed may vary from the closing price of Hancock Whitney common stock on the date Hancock Whitney and MidSouth announced the signing of the Merger Agreement and the date of the special meeting of MidSouth’s shareholders regarding the merger. Because the merger consideration is determined by a fixed conversion ratio, at the time of the MidSouth special meeting, MidSouth shareholders will not know or be able to calculate the value of the shares of Hancock Whitney common stock they will receive upon completion of the merger. Any change in the market price of Hancock Whitney common stock prior to completion of the merger may affect the implied value of the merger consideration that MidSouth shareholders will receive upon completion of the merger. Stock price changes may result from a variety of factors, including general market and economic conditions, changes in the companies’ respective businesses, operations and prospects, and regulatory considerations, among other things. Many of these factors are beyond the control of Hancock Whitney and MidSouth. MidSouth shareholders should obtain current market quotations for shares of Hancock Whitney common stock and MidSouth common stock before voting their shares at the MidSouth special meeting.

The market price of Hancock Whitney common stock after the merger may be affected by factors different from those affecting the shares of MidSouth or Hancock Whitney currently.

Upon completion of the merger, holders of MidSouth common stock will become holders of Hancock Whitney common stock. Hancock Whitney’s business differs in important respects from that of MidSouth and, accordingly, the results of operations of the combined company and the market price of Hancock Whitney common stock after the completion of the merger may be affected by factors different from those currently affecting the independent results of operations of each of Hancock Whitney and MidSouth. For a discussion of the businesses of Hancock Whitney and MidSouth and of some important factors to consider in connection with those businesses, please see the documents incorporated by reference into this proxy statement/prospectus and referred to under “Where You Can Find More Information.”

Regulatory approvals may not be received, may take longer than expected or may impose conditions that are not presently anticipated or cannot be met.

Before the transactions contemplated by the merger agreement may be completed, various approvals must be obtained from bank regulatory authorities. In determining whether to grant these approvals, the applicable regulatory authorities consider a variety of factors, including the competitive impact of the proposal in the relevant geographic markets; financial, managerial and other supervisory considerations of each party; convenience and needs of the communities to be served and the record of the insured depository institution subsidiaries under the Community Reinvestment Act of 1977 and the regulations promulgated thereunder; effectiveness of the parties in combating money laundering activities; any significant outstanding supervisory matters; and the extent to which the proposal would result in greater or more concentrated risks to the stability of the United States banking or financial system. These regulatory authorities may impose conditions on the granting of such approvals. Such conditions or changes and the process of obtaining regulatory approvals could have the effect of delaying completion of the merger or of imposing additional costs or limitations on the combined company following the merger. The regulatory approvals may not be received at all, may not be received in a timely fashion, or may contain conditions on the completion of the merger that are not anticipated or cannot be met. Furthermore, such conditions or changes may constitute a materially burdensome regulatory condition that may allow the parties to terminate the merger agreement. If the consummation of the merger does not occur, or is delayed, including by a delay in receipt of necessary regulatory approvals, the business, financial condition and results of operations of Hancock Whitney or MidSouth may be materially and adversely affected. See “The Merger—Regulatory Approvals Required for the Merger.”

The success of the merger and the bank merger and integration of Hancock Whitney and MidSouth will depend on a number of uncertain factors.

The success of the merger and the bank merger will depend on a number of factors, including, without limitation:

•	Hancock Whitney’s ability to integrate the business acquired from MidSouth Bank in the merger (which we refer to as the “acquired business”) into the Hancock Whitney Bank’s current operations;

•

Hancock Whitney’s ability to limit the outflow of deposits held by its new customers in the acquired business and to successfully retain and manage interest-earning assets and relationships (i.e., loans) acquired in the merger;

•	Hancock Whitney’s ability to control the incremental non-interest expense from the acquired business in a manner that enables it to maintain a favorable overall efficiency ratio;

•	Hancock Whitney’s ability to retain and attract the key employees and appropriate personnel;

•	Hancock Whitney’s ability to earn acceptable levels of interest and non-interest income, including fee income, from the acquired business;

•	Hancock Whitney’s ability to retain the customer relationships from the acquired business; and

•	the effect of divestitures that may be required by regulatory authorities in certain markets in which Hancock Whitney and MidSouth compete.

Integrating the acquired business will be an operation of substantial size and expense, and may be affected by general market and economic conditions or government actions affecting the financial industry generally. Integration efforts will also likely divert Hancock Whitney’s management’s attention and resources. No assurance can be given that Hancock Whitney will be able to integrate the acquired business successfully, and the integration process could result in the loss of key employees, the disruption of ongoing business, or inconsistencies in standards, controls, procedures and policies that adversely affect Hancock Whitney’s ability to maintain relationships with clients, customers, depositors and employees or to achieve the anticipated benefits of the merger and the bank merger. Hancock Whitney may also encounter unexpected difficulties or costs during the integration that may materially and adversely affect its business, financial condition and results of operations. Additionally, no assurance can be given that the operation of the acquired business will not adversely affect Hancock Whitney’s existing profitability, that Hancock Whitney will be able to achieve results in the future similar to those achieved by its existing banking business, or that Hancock Whitney will be able to manage any growth resulting from the merger effectively.

Combining Hancock Whitney and MidSouth may be more difficult, costly or time-consuming than expected and the anticipated benefits and cost savings of the merger and the bank merger may not be realized.

Hancock Whitney and MidSouth have operated and, until the completion of the merger, will continue to operate, independently. The success of the merger and the bank merger, including anticipated benefits and cost savings, will depend, in part, on Hancock Whitney’s ability to successfully combine and integrate the businesses of Hancock Whitney and MidSouth in a manner that permits growth opportunities, and does not materially disrupt existing customer relations nor result in decreased revenues due to loss of customers. It is possible that the integration process could result in the loss of key employees, the disruption of either company’s ongoing businesses, or inconsistencies in standards, controls, procedures, and policies that adversely affect the combined company’s ability to maintain relationships with clients, customers, depositors, and employees or to achieve the anticipated benefits and cost savings of the merger and the bank merger. The loss of key employees could adversely affect Hancock Whitney’s ability to successfully conduct its business, which could have an adverse effect on Hancock Whitney’s financial results and the value of its common stock. If Hancock Whitney experiences difficulties with the integration process and attendant systems conversion, the anticipated benefits of the merger and the bank merger may not be realized fully or at all, or may take longer to realize than expected. As with any merger of financial institutions, there also may be business disruptions that cause Hancock Whitney and/or MidSouth to lose customers or cause customers to remove their accounts from Hancock Whitney and/or MidSouth and move their business to competing financial institutions. Integration efforts between the two companies will also divert management attention and resources. These integration matters could have an adverse effect on each of MidSouth and Hancock Whitney during this transition period and for an undetermined period after completion of the merger and the bank merger on the combined company. In addition, the actual cost savings of the merger and the bank merger could be less than anticipated.

General market conditions and unpredictable factors, including conditions and factors different from those affecting MidSouth preferred stock currently, could adversely affect market prices for new Hancock Whitney preferred stock.

There can be no assurance about the market prices for the new Hancock Whitney preferred stock, if any such preferred stock is issued in respect of outstanding MidSouth preferred stock that has not been redeemed at the effective time in accordance with the terms of the merger agreement. Several factors, many of which are beyond the control of Hancock Whitney, could influence the market prices of the new Hancock Whitney preferred stock, including:

•	whether Hancock Whitney declares or fails to declare dividends on the Hancock Whitney preferred stock from time to time;

•	real or anticipated changes in the credit ratings assigned to the Hancock Whitney preferred stock or other Hancock Whitney securities;

•	Hancock Whitney’s creditworthiness;

•	interest rates;

•	developments in the securities, credit, and housing markets, and developments with respect to financial institutions generally;

•	the market for similar securities; and

•	economic, corporate, securities market, geopolitical, regulatory or judicial events that affect Hancock Whitney, the banking industry, or the financial markets generally.

Shares of new Hancock Whitney preferred stock are equity interests and do not constitute indebtedness. As such, Hancock Whitney preferred stock rank junior to all indebtedness of, and other non-equity claims on, Hancock Whitney with respect to assets available to satisfy claims. The market prices for the new Hancock Whitney preferred stock may be affected by factors different from those currently affecting the MidSouth preferred stock.

Certain of MidSouth’s directors and executive officers have interests in the merger that may differ from the interests of MidSouth’s shareholders.

MidSouth’s shareholders should be aware that some of MidSouth’s directors and executive officers have interests in the merger and have arrangements that are different from, or in addition to, those of MidSouth’s shareholders generally. These interests and arrangements may create potential conflicts of interest. The MidSouth board of directors was aware of these interests and considered these interests, among other matters, when making its decision to approve the merger agreement, and in recommending that MidSouth’s shareholders vote in favor of approving the merger agreement.

For a more complete description of these interests, please see “The Merger—Interests of MidSouth’s Directors and Executive Officers in the Merger.”

Failure of the merger to be completed, the termination of the merger agreement, or a significant delay in the consummation of the merger could negatively impact Hancock Whitney and MidSouth.

The merger agreement is subject to a number of conditions which must be fulfilled in order to complete the merger. These conditions to the consummation of the merger may not be fulfilled and, accordingly, the merger may not be completed. In addition, if the merger is not completed on or before April 30, 2020, either Hancock Whitney or MidSouth may choose to terminate the merger agreement at any time after that date if the failure of the merger to occur on or before that date is not caused by any breach of the merger agreement by the party electing to terminate the merger agreement, before or after shareholder approval.

If the merger is not consummated, the business, financial condition and results of operations of each party may be materially and adversely affected and the market price of each party’s common stock may decline significantly, particularly to the extent that the current market price reflects a market assumption that the merger will be consummated. If the consummation of the merger is delayed, the business, financial condition and results of operations of each company may be materially and adversely affected.

In addition, each party has incurred and will incur substantial expenses in connection with the negotiation and completion of the transactions contemplated by the merger agreement. If the merger is not completed, the parties would have to recognize these expenses without realizing the expected benefits of the merger. Any of the foregoing, or other risks arising in connection with the failure of or delay in consummating the merger, including the constraints in the merger agreement on the ability to make significant changes to each party’s ongoing business during the pendency of the merger, may materially and adversely affect each party’s business, financial condition and results of operations.

Additionally, Hancock Whitney’s and MidSouth’s businesses may be adversely impacted by the failure to pursue other beneficial opportunities due to the focus of management on the merger, without realizing any of the anticipated benefits of completing the merger, and the market price of Hancock Whitney common stock and MidSouth common stock might decline to the extent that the current market price reflects a market assumption that the merger will be completed. If the merger agreement is terminated under certain circumstances, MidSouth may be required to pay to Hancock Whitney a termination fee of $8 million.

MidSouth will be subject to business uncertainties and contractual restrictions while the merger is pending.

Uncertainty about the effect of the merger on employees, customers (including depositors and borrowers), suppliers and vendors may have an adverse effect on the business, financial condition and results of operations of MidSouth. These uncertainties may impair MidSouth’s ability to attract, retain and motivate key personnel and customers (including depositors and borrowers) pending the consummation of the merger, as such personnel and customers may experience uncertainty about their future roles and relationships following the consummation of the merger. Additionally, these uncertainties could cause customers (including depositors and borrowers), suppliers, vendors and others who deal with MidSouth to seek to change existing business relationships or fail to extend an existing relationship. In addition, competitors may target each party’s existing customers by highlighting potential uncertainties and integration difficulties that may result from the merger.

The pursuit of the merger and the preparation for the integration may place a burden on Hancock Whitney’s and MidSouth’s management and internal resources. Any significant diversion of management attention away from ongoing business concerns and any difficulties encountered in the transition and integration process may materially and adversely affect the business, financial condition and results of operations of Hancock Whitney or MidSouth.

In addition, the merger agreement restricts MidSouth from taking certain actions without Hancock Whitney’s consent while the merger is pending. These restrictions may materially and adversely affect the business, financial condition and results of operations of MidSouth. See “The Merger Agreement—Covenants and Agreements” for a description of the restrictive covenants applicable to MidSouth.

The merger agreement contains provisions that may discourage other companies from pursuing, announcing or submitting a business combination proposal to MidSouth that might result in greater value to MidSouth’s shareholders.

The merger agreement contains provisions that may discourage a third party from pursuing, announcing or submitting a business combination proposal to MidSouth that might result in greater value to MidSouth shareholders than the merger with Hancock Whitney. These provisions include a general prohibition on MidSouth from soliciting, or, subject to certain exceptions, entering into discussions with any third party regarding any acquisition proposal or offers for competing transactions. Furthermore, if the merger agreement is terminated, under certain circumstances, MidSouth may be required to pay Hancock Whitney a termination fee equal to $8 million.

The shares of Hancock Whitney common stock to be received by MidSouth common shareholders as a result of the merger will have different rights from the shares of MidSouth common stock.

Upon completion of the merger, MidSouth common shareholders will become Hancock Whitney common shareholders and their rights as shareholders will be governed by the Mississippi Business Corporation Act (which we refer to as the “MBCA”) and the Hancock Whitney articles of incorporation and bylaws. The rights associated with MidSouth common stock are different from the rights associated with Hancock Whitney common stock. Please see “Comparison of Shareholders’ Rights” for a discussion of the different rights associated with Hancock Whitney common stock.

Holders of MidSouth common stock will have a reduced ownership and voting interest in the combined company after the merger and will exercise less influence over management.

Holders of MidSouth and Hancock Whitney common stock currently have the right to vote in the election of the board of directors and on other matters affecting MidSouth and Hancock Whitney, respectively. Upon completion of the merger, each MidSouth common shareholder who receives shares of Hancock Whitney common stock will become a common shareholder of Hancock Whitney, with a percentage ownership of Hancock Whitney that is smaller than the shareholder’s percentage ownership of MidSouth. Based on the number of shares of Hancock Whitney and MidSouth common stock outstanding on the MidSouth record date and based on the shares expected to be issued in the merger, the former shareholders of MidSouth as a group will receive shares in the merger constituting approximately 5.48% of the outstanding shares of Hancock Whitney common stock immediately after the merger. As a result, current shareholders of Hancock Whitney as a group will own approximately 94.52% of the outstanding shares of Hancock Whitney common stock immediately after the merger. Because of this, MidSouth common shareholders may have less influence on the management and policies of Hancock Whitney than they now have on the management and policies of MidSouth.

The opinion of MidSouth’s financial advisor will not reflect changes in circumstances between the signing of the merger agreement and the completion of the merger.

MidSouth has not obtained an updated opinion from its financial advisor as of the date of this proxy statement/prospectus. Changes in the operations and prospects of Hancock Whitney or MidSouth, general market and economic conditions and other factors that may be beyond the control of Hancock Whitney or MidSouth, and on which MidSouth’s financial advisors’ opinion was based, may significantly alter the value of MidSouth or Hancock Whitney or the prices of the MidSouth common shares or shares of Hancock Whitney common stock by the time the merger is completed. The opinion does not speak as of the time the merger will be completed or as of any date other than the date of such opinion. Because MidSouth does not currently anticipate asking its financial advisor to update its opinion, the opinion will not address the fairness of the merger consideration from a financial point of view at the time the merger is completed.

MidSouth common shareholders will not have dissenters’ or appraisal rights in the merger.

Dissenters’ rights are statutory rights that, if applicable under law, enable shareholders to dissent from an extraordinary transaction, such as a merger, and to demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to shareholders in connection with the extraordinary transaction. Under the LBCA, shareholders do not have dissenters’ rights with respect to shares of any class or series of shares which, at the record date fixed to determine shareholders entitled to receive notice of and to vote at the meeting of shareholders to act upon the merger agreement, were listed on a national securities exchange and such shareholders are not required by the terms of the merger agreement to accept anything other than cash or shares of a corporation that are listed on a national securities exchange at the effective time of the merger. Because MidSouth’s common stock is listed on the NYSE, a national securities exchange, and is expected to continue to be so listed on the record date for the MidSouth special meeting, and because holders of MidSouth common stock will receive shares of Hancock Whitney common stock as consideration in the merger, which stock is currently listed on the NASDAQ and is expected to continue to be so listed at the effective time, holders of MidSouth common stock will not be entitled to dissenters’ rights in the merger with respect to their shares of MidSouth common stock. See “The Merger—No Dissenters’ Rights” for a more detailed description.

Risks Relating to Hancock Whitney’s Business

You should read and consider risk factors specific to Hancock Whitney’s business that will also affect the combined company after the merger. These risks are described in the sections entitled “Risk Factors” in Hancock Whitney’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and in other documents incorporated by reference into this proxy statement/prospectus. Please see “Where You Can Find More Information” for the location of information incorporated by reference into this proxy statement/prospectus.

Risks Relating to MidSouth’s Business

You should read and consider risk factors specific to MidSouth’s business that will also affect the combined company after the merger. These risks are described in the sections entitled “Risk Factors” in MidSouth’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and in other documents incorporated by reference into this proxy statement/prospectus. Please see “Where You Can Find More Information” for the location of information incorporated by reference into this proxy statement/prospectus.

THE MIDSOUTH SPECIAL MEETING

Date, Time, and Place of Meeting

The special meeting of MidSouth common shareholders will be held on September 18, 2019 at 10:00 a.m., local time, at 102 Versailles Boulevard, Lafayette, Louisiana 70501.

Matters to Be Considered

At the MidSouth special meeting, MidSouth common shareholders will be asked to consider and vote upon the following matters:

•	the MidSouth merger proposal;

•	the MidSouth compensation proposal; and

•	the MidSouth adjournment proposal.

Recommendation of the MidSouth Board of Directors

The MidSouth board of directors has determined that the merger is in the best interests of MidSouth and its shareholders and has approved the merger agreement. The MidSouth board of directors recommends that MidSouth common shareholders vote “FOR” the MidSouth merger proposal, “FOR” the MidSouth compensation proposal, and “FOR” the MidSouth adjournment proposal. See “The Merger—MidSouth’s Reasons for the Merger; Recommendation of the MidSouth Board of Directors” for a more detailed discussion of the MidSouth board of directors’ recommendation.

MidSouth Record Date and Quorum

The MidSouth board of directors has fixed the close of business on August 12, 2019 as the record date for determining the holders of MidSouth common stock entitled to receive notice of and to vote at the MidSouth special meeting.

As of the MidSouth record date, there were 16,732,149 shares of MidSouth common stock outstanding and entitled to vote at the MidSouth special meeting held by approximately 840 holders of record. Each share of MidSouth common stock entitles the holder to one vote at the MidSouth special meeting on each proposal to be considered at the MidSouth special meeting.

The presence at the MidSouth special meeting, in person or by proxy, of holders of a majority of the outstanding shares of MidSouth common stock entitled to vote at the MidSouth special meeting will constitute a quorum for the transaction of business. All shares of MidSouth common stock present in person or represented by proxy, including abstentions, will be treated as present for purposes of determining the presence or absence of a quorum for all matters voted on at the MidSouth special meeting.

Vote Required; Treatment of Abstentions and Failure to Vote

MidSouth merger proposal:

•	Standard: Approval of the MidSouth merger proposal requires the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of MidSouth common stock.

•

Effect of abstentions and broker non-votes: If you fail to vote, mark “ABSTAIN” on your proxy, or fail to instruct your bank or broker with respect to the MidSouth merger proposal, it will have the same effect as a vote “AGAINST” the proposal.

MidSouth compensation proposal:

•	Standard: Approval of the MidSouth compensation proposal requires the affirmative vote of the holders of at least a majority of the votes cast at the MidSouth special meeting.

•

Effect of abstentions and broker non-votes: If you mark “ABSTAIN” on your proxy card, fail to submit a proxy card or vote in person at the MidSouth special meeting, or fail to instruct your bank or broker how to vote with respect to the MidSouth compensation proposal, you will not be deemed to have cast a vote with respect to the proposal and it will have no effect on the proposal.

MidSouth adjournment proposal:

•	Standard: Approval of the MidSouth adjournment proposal requires the affirmative vote of the holders of at least a majority of the votes cast at the MidSouth special meeting.

•

Effect of abstentions and broker non-votes: If you mark “ABSTAIN” on your proxy card, fail to submit a proxy card or vote in person at the MidSouth special meeting, or fail to instruct your bank or broker how to vote with respect to the MidSouth compensation proposal, you will not be deemed to have cast a vote with respect to the proposal and it will have no effect on the proposal.

Shares Held by Officers and Directors

As of the MidSouth record date, the directors and executive officers of MidSouth and their affiliates beneficially owned and were entitled to vote approximately 1,042,162 shares of MidSouth common stock representing approximately 6.23% of the shares of MidSouth common stock outstanding on that date.

Voting of Proxies; Incomplete Proxies

Each copy of this proxy statement/prospectus mailed to holders of MidSouth common stock is accompanied by a form of proxy card with instructions for voting. If you hold stock in your name as a shareholder of record, you should complete and return the proxy card accompanying this proxy statement/prospectus, regardless of whether you plan to attend the MidSouth special meeting. You may also vote your shares through the Internet or by telephone. Information and applicable deadlines for voting through the Internet or by telephone are set forth in the enclosed proxy card instructions.

If you hold your stock in “street name” through a bank or broker, you must direct your bank or broker how to vote in accordance with the instructions you have received from your bank or broker.

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES OF MIDSOUTH COMMON STOCK YOU OWN. Accordingly, each MidSouth common shareholder should sign, date and return the enclosed proxy card, or vote via the Internet or by telephone, whether or not the MidSouth common shareholder plans to attend the MidSouth special meeting in person.

All shares represented by valid proxies that MidSouth receives through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card. If you make no specification on your proxy card as to how you want your shares voted before signing and returning it, your proxy will be voted “FOR” the MidSouth merger proposal, “FOR” the MidSouth compensation proposal, and “FOR” the MidSouth adjournment proposal. No matters other than the matters described in this proxy statement/prospectus are anticipated to be presented for action at the MidSouth special meeting or at any adjournment or postponement of the MidSouth special meeting. However, if other business properly comes before the MidSouth special meeting, the proxy agents will, in their discretion, vote upon such matters in their best judgment.

Shares Held in “Street Name”; Broker Non-Votes

Under stock exchange rules, banks, brokers, and other nominees that hold shares of MidSouth common stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, banks, brokers, and other nominees are not allowed to exercise their voting discretion with respect to the approval of matters determined to be “non-routine,” without specific instructions from the beneficial owner. Broker non-votes are shares held by a broker, bank, or other nominee that are represented at the MidSouth special meeting, but with respect to which the broker or nominee is not instructed by the beneficial owner of such shares to vote on the particular proposal and the broker does not have discretionary voting power on such proposal. If your broker, bank, or other nominee holds your shares of MidSouth common stock in “street name,” your broker, bank, or other nominee will vote your shares of MidSouth common stock only if you provide instructions on how to vote by filling out the voter instruction form sent to you by your broker, bank, or other nominee with this proxy statement/prospectus. We believe that the MidSouth merger proposal, MidSouth compensation proposal and MidSouth adjournment proposal are “non-routine” proposals and your broker, bank, or other nominee can vote your shares of MidSouth common stock only with your specific voting instructions.

Revocability of Proxies and Changes to a MidSouth Common Shareholder’s Vote

If you hold your shares of MidSouth common stock in your name as a shareholder of record, you may revoke any proxy at any time before it is voted by (1) signing and returning a proxy card with a later date, (2) delivering a written revocation letter to MidSouth corporate secretary, (3) attending the special meeting in person, notifying the corporate secretary, and voting by ballot at the MidSouth special meeting, or (4) voting by telephone or the Internet at a later time.

Any shareholder entitled to vote in person at the MidSouth special meeting may vote in person regardless of whether a proxy has been previously given, but the mere presence (without notifying MidSouth’s corporate secretary) of a shareholder at the MidSouth special meeting will not constitute revocation of a previously given proxy.

Written notices of revocation and other communications about revoking your proxy card should be addressed to:

MidSouth Bancorp, Inc.

102 Versailles Boulevard

Lafayette, Louisiana 70501

Attention: Corporate Secretary

If your shares of MidSouth common stock are held in “street name” by a bank or broker, you should follow the instructions of your bank or broker regarding the revocation of proxies.

Solicitation of Proxies

MidSouth is soliciting your proxy in conjunction with the merger. MidSouth will bear the cost of soliciting proxies from you. In addition to solicitation of proxies by mail, MidSouth will request that banks, brokers, and other record holders send proxies and proxy material to the beneficial owners of MidSouth common stock and secure their voting instructions. MidSouth has also made arrangements with Regan & Associates, Inc. to assist it in soliciting proxies and has agreed to pay Regan & Associates, Inc. approximately $14,000 plus reasonable expenses for these services.

Attending the MidSouth Special Meeting

All holders of MidSouth common stock, including holders of record and shareholders who hold their shares through banks, brokers, nominees, or any other holder of record, are invited to attend the MidSouth special meeting. Shareholders of record can vote in person at the MidSouth special meeting. If you are not a shareholder of record, you must obtain a proxy executed in your favor from the record holder of your shares, such as a broker, bank, or other nominee, to be able to vote in person at the MidSouth special meeting. If you plan to attend the MidSouth special meeting, you must hold your shares in your own name or have a letter from the record holder of your shares confirming your ownership. In addition, you must bring a form of personal photo identification with you in order to be admitted. MidSouth reserves the right to refuse admittance to anyone without proper proof of share ownership and without proper photo identification. The use of cameras, sound recording equipment, communications devices, or any similar equipment during the MidSouth special meeting is prohibited without MidSouth’s express written consent.

Delivery of Proxy Materials to Shareholders Sharing an Address

As permitted by the Exchange Act, only one copy of this proxy statement/prospectus is being delivered to multiple shareholders of MidSouth sharing an address unless MidSouth has previously received contrary instructions from one or more such shareholders. This is referred to as “householding.” Shareholders who hold their shares in “street name” can request further information on householding through their banks, brokers, or other holders of record. On written or oral request to MidSouth’s proxy solicitor, Regan & Associates, at 505 Eighth Avenue, Suite 800, New York, New York 10018, or toll free at (800) 737-3426, MidSouth will deliver promptly a separate copy of this document to a shareholder at a shared address to which a single copy of the document was delivered.

Assistance

If you have any questions concerning the merger or this proxy statement/prospectus, would like additional copies of this proxy statement/prospectus, or need help voting your shares of MidSouth common stock, please contact Investor Relations, P.O. Box 3745, Lafayette, Louisiana 70501, (337) 237-8343, or MidSouth’s proxy solicitor, Regan & Associates, at 505 Eighth Avenue, Suite 800, New York, New York 10018, or toll free at (800) 737-3426.

MIDSOUTH PROPOSALS

PROPOSAL NO. 1: MIDSOUTH MERGER PROPOSAL

MidSouth is asking its shareholders to approve the merger agreement and the transactions contemplated thereby, including the merger. Holders of MidSouth common stock should read this proxy statement/prospectus carefully and in its entirety, including the annexes, for more detailed information concerning the merger agreement and the merger. A copy of the merger agreement is attached to this proxy statement/prospectus as Annex A.

After careful consideration, the MidSouth board of directors determined that the merger, on the terms and conditions set forth in the merger agreement, is in the best interests of MidSouth and its shareholders. Please see “The Merger—MidSouth’s Reasons for the Merger; Recommendation of the MidSouth Board of Directors” included elsewhere in this proxy statement/prospectus for a more detailed discussion of the MidSouth board of directors’ recommendation.

The MidSouth board of directors recommends that MidSouth common shareholders vote “FOR” the MidSouth merger proposal.

PROPOSAL NO. 2: MIDSOUTH COMPENSATION PROPOSAL

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Rule 14a-21(c) under the Exchange Act, MidSouth is seeking non-binding, advisory approval from its common shareholders of the compensation of MidSouth’s named executive officers that is based on or otherwise relates to the merger, as disclosed in “The Merger—Interests of MidSouth’s Directors and Executive Officers in the Merger” and “The Merger—Merger-Related Compensation for MidSouth’s Named Executive Officers.” The proposal gives MidSouth common shareholders the opportunity to express their views on the merger-related compensation of MidSouth’s named executive officers. Accordingly, MidSouth is requesting its common shareholders to adopt the following resolution, on a non-binding, advisory basis:

“RESOLVED, that the compensation that may be paid or become payable to MidSouth’s named executive officers in connection with the merger, and the agreements or understandings pursuant to which such compensation may be paid or become payable, in each case as disclosed pursuant to Item 402(t) of Regulation S-K in “The Merger—Interests of MidSouth’s Directors and Executive Officers in the Merger—Merger-Related Compensation for MidSouth’s Named Executive Officers,” are hereby APPROVED.”

Approval of this proposal is not a condition to completion of the merger, and the vote with respect to this proposal is advisory only and will not be binding on Hancock Whitney or MidSouth. If the merger is completed, the merger-related compensation may be paid to MidSouth’s named executive officers to the extent payable in accordance with the terms of the compensation agreements and arrangements even if MidSouth common shareholders fail to approve the advisory vote regarding merger-related compensation.

The MidSouth board of directors recommends that MidSouth common shareholders vote “FOR” the MidSouth compensation proposal.

PROPOSAL NO. 3: MIDSOUTH ADJOURNMENT PROPOSAL

The MidSouth special meeting may be adjourned to another time or place, if necessary or appropriate, to permit, among other things, further solicitation of proxies, if necessary, to obtain additional votes in favor of the MidSouth merger proposal.

If, at the MidSouth special meeting, the number of shares of MidSouth common stock present or represented and voting in favor of the MidSouth merger proposal is insufficient to approve such proposal, those present may adjourn the meeting to such time and place as they may determine, in order to solicit additional proxies for the approval of the merger agreement. In accordance with the MidSouth bylaws, a vote to approve the proposal to adjourn the MidSouth special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the MidSouth special meeting to approve the MidSouth merger proposal may be taken in the absence of a quorum.

In this proposal, MidSouth is asking its shareholders to authorize the holder of any proxy solicited by the MidSouth board of directors, on a discretionary basis, to vote in favor of adjourning the MidSouth special meeting to another time and place for the purpose of soliciting additional proxies, including the solicitation of proxies from MidSouth common shareholders who have previously voted.

The MidSouth board of directors recommends that MidSouth common shareholders vote “FOR” the MidSouth adjournment proposal.

INFORMATION ABOUT THE COMPANIES

Hancock Whitney

Hancock Whitney Corporation

Hancock Whitney Plaza

2510 14th Street

Gulfport, MS 39501

Attention: Investor Relations

Telephone: (504) 299-5208

Email: InvestorRelations@hancockwhitney.com

Hancock Whitney Corporation is a Mississippi corporation and a registered bank holding company headquartered in Gulfport, Mississippi. Hancock Whitney was organized in 1984 under the Bank Holding Company Act of 1956, as amended, and the laws of the State of Mississippi. In 2002, Hancock Whitney qualified as a financial holding company, giving the company broader powers to offer non-banking financial products to its customers. Hancock Whitney currently operates more than 206 banking and financial services offices and more than 270 automated teller machines across the Gulf south corridor comprising south Mississippi, southern and central Alabama, southern Louisiana, the northern, central, and Panhandle regions of Florida, and Houston and Beaumont, Texas primarily through its bank subsidiary, Hancock Whitney Bank, and other non-bank subsidiaries. Hancock Whitney also operates a loan production office in Nashville, Tennessee and separate trust and investment management offices in Texas, New York and New Jersey.

At June 30, 2019 and on a consolidated basis, Hancock Whitney had total assets of approximately $28.76 billion, total loans of approximately $20.18 billion, and total deposits of approximately $23.24 billion. The principal executive offices of Hancock Whitney are located at Hancock Whitney Plaza, 2510 14th Street, Gulfport, Mississippi 39501 and its telephone number is (228) 868-4000.

Hancock Whitney’s common stock is traded on the NASDAQ under the symbol “HWC.” Additional information about Hancock Whitney and its subsidiaries is included in documents incorporated by reference in this document. For more information, see “Where You Can Find More Information.”

MidSouth

MidSouth Bancorp, Inc.

102 Versailles Boulevard

Lafayette, LA 70501

Attention: Investor Relations

Telephone: (337) 237-8343

Email: ir@midsouthbank.com

MidSouth Bancorp, Inc. is a bank holding company headquartered in Lafayette, Louisiana, with assets of $1.7 billion as of June 30, 2019. MidSouth Bancorp, Inc. trades on the NYSE under the symbol “MSL.” Through its wholly owned subsidiary, MidSouth Bank, N.A., MidSouth offers a full range of banking services to commercial and retail customers in Louisiana and Texas. MidSouth Bank currently has 42 locations in Louisiana and Texas and is connected to a worldwide ATM network that provides customers with access to more than 55,000 surcharge-free ATMs. Additional information about MidSouth and its subsidiaries is included in documents incorporated by reference into this proxy statement/prospectus.

THE MERGER

The following discussion contains certain information about the merger. The discussion is subject, and qualified in its entirety by reference, to the merger agreement attached as Annex A to this proxy statement/prospectus and incorporated herein by reference. We urge you to read carefully this entire proxy statement/prospectus, including the merger agreement attached as Annex A, for a more complete understanding of the merger.

Terms of the Merger

Each of Hancock Whitney’s and MidSouth’s respective boards of directors has approved the merger agreement and the transactions contemplated thereby. The merger agreement provides for the acquisition by Hancock Whitney of MidSouth through a merger of MidSouth with and into Hancock Whitney, with Hancock Whitney as the surviving corporation. Immediately following the merger or at such later time as Hancock Whitney may determine, MidSouth Bank will be merged with and into Hancock Whitney Bank, with Hancock Whitney Bank as the surviving entity.

In the merger, each share of MidSouth common stock issued and outstanding immediately prior to the effective time, except for shares to be canceled in accordance with Section 1.5(c) of the merger agreement, will be converted, in accordance with the procedures set forth in the merger agreement, into the right to receive, without interest, 0.2952 shares of Hancock Whitney common stock. No fractional shares of Hancock Whitney common stock will be issued in connection with the merger. MidSouth common shareholders who would otherwise be entitled to a fraction of a share of Hancock Whitney common stock upon completion of the merger will instead receive, for the fraction of a share, an amount in cash (rounded to the nearest cent) based on the Hancock Whitney share closing price, as discussed below. For a discussion of the treatment of awards outstanding under MidSouth’s equity incentive plans as of the effective time, see “The Merger Agreement—Treatment of MidSouth Equity Awards.”

MidSouth common shareholders are being asked to approve the merger agreement and the transactions contemplated thereby. See “The Merger Agreement” for additional and more detailed information regarding the legal documents that govern the merger, including information about conditions to the completion of the merger and provisions for terminating or amending the merger agreement.

Background of the Merger

As part of its ongoing consideration and evaluation of its long-term prospects and strategies, the MidSouth board of directors and senior management regularly review and assess MidSouth’s business strategies, objectives and key initiatives, including strategic opportunities and challenges, and have considered various strategic options potentially available to MidSouth, all with the goal of enhancing value for MidSouth’s shareholders. The strategic considerations have focused on, among other things, the business and regulatory environment facing financial institutions generally and MidSouth in particular, including in light of its and its bank subsidiary’s “troubled condition” status and related challenges, including the continuing work involved with complying with the written agreement and consent order between MidSouth Bank and the OCC previously disclosed by MidSouth. Among other things, MidSouth has considered actions relating to its capital structure, standalone growth opportunities and potential business combinations and sale transactions. For purposes of conducting these reviews, and in the ordinary course of business, senior management of MidSouth maintains regular dialogues with other industry participants, including with respect to industry trends and developments in the mergers and acquisitions environment.

In September 2018, MidSouth senior management, in consultation with the MidSouth board of directors, met with a group of institutional investors to discuss MidSouth’s business plan and strategic direction in light of the regulatory and other challenges facing MidSouth. Thereafter, the MidSouth board of directors engaged Sandler O’Neill & Partners, L.P. (which we refer to as “Sandler O’Neill”) to provide the MidSouth board of directors with input and advice regarding its strategic options.

On October 17, 2018, a regularly scheduled meeting of MidSouth’s board of directors was held, which was attended by representatives of Sandler O’Neill and MidSouth’s outside legal counsel, Troutman Sanders LLP (which we refer to as “Troutman”). During this meeting, a representative of Sandler O’Neill presented to the MidSouth board of directors a broad review of the current operating environment for banks, observations regarding MidSouth, preliminary valuation analyses and potential acquisition partners, including Hancock Whitney. In addition, representatives of Troutman discussed the MidSouth board of directors’ fiduciary duties in connection with its evaluation of strategic alternatives.

During the remainder of 2018, ongoing strategic discussions of the MidSouth board of directors and senior management focused on exploring possibilities for maximizing value for shareholders by understanding the potential level of interest of third parties in acquiring MidSouth. In addition, MidSouth entered into observer rights agreements with two of the institutional investors who had met with MidSouth, entitling each of them to certain information rights and to have a representative attend MidSouth board meetings as an observer.

On November 14, 2018, MidSouth’s board of directors delegated authority to the members of the board’s Corporate Governance, Nominating and Compensation Committee to act as a subcommittee entitled the “Strategic Direction Committee” in order to oversee the exploration of the potential level of interest of certain third parties in acquiring MidSouth. During the fourth quarter of 2018, in consultation with the Strategic Direction Committee, MidSouth’s senior management conducted exploratory conversations with two potential counterparties regarding a potential strategic transaction with MidSouth, including with Hancock Whitney and another financial institution (which we refer to as “Company A”).

On December 5, 2018, Hancock Whitney and MidSouth entered into a confidentiality agreement containing customary provisions. MidSouth also entered into a confidentiality agreement with Company A, containing customary provisions.

On December 20, 2018, a member of the board of directors and a member of senior management of MidSouth met with members of senior management of Hancock Whitney to discuss Hancock Whitney’s potential interest in acquiring MidSouth. At this meeting, the parties discussed the potential strategic fit of the two companies and certain high level diligence considerations.

On December 21, 2018, a member of the board of directors and a member of senior management of MidSouth met with members of senior management of Company A to discuss Company A’s potential interest in acquiring MidSouth. At this meeting, the parties discussed the potential strategic fit of the two companies and certain high level diligence considerations.

In January 2019, MidSouth provided access to a virtual data room containing limited high level diligence materials to Hancock Whitney and Company A.

Based on a review of the materials and public information, on February 4, 2019, Hancock Whitney and Company A each provided MidSouth with a preliminary nonbinding proposal to acquire MidSouth.

On February 8, 2019, the proposals from Hancock Whitney and Company A were reviewed by the Strategic Direction Committee at a special meeting with representatives of Sandler O’Neill and Troutman in attendance. The Strategic Direction Committee determined to provide additional due diligence information to both potential counterparties so that the preliminary proposals could be further refined.

During the course of February and March 2019, members of the board of directors and senior management of MidSouth continued to separately discuss with members of senior management of Hancock

Whitney and with members of senior management of Company A each potential counterparty’s interest in potentially acquiring MidSouth, and MidSouth began to make available to each of Hancock Whitney and Company A and their respective representatives additional due diligence materials with respect to MidSouth.

On February 25, 2019, each of Hancock Whitney and Company A delivered to representatives of MidSouth a revised nonbinding proposal reiterating their respective interest in acquiring MidSouth.

On February 27, 2019, the proposals from Hancock Whitney and Company A were reviewed by the MidSouth board of directors at a regularly scheduled meeting with representatives of Sandler O’Neill and Troutman in attendance. The MidSouth board of directors determined to authorize Sandler O’Neill to continue to negotiate with Hancock Whitney regarding the terms of its proposal.

On March 4, 2019, Hancock Whitney delivered to representatives of MidSouth a revised nonbinding proposal reiterating its interest in acquiring MidSouth.

On March 8, 2019, at a special meeting of the MidSouth board of directors with representatives of Sandler O’Neill and Troutman in attendance, the board of directors delegated additional authority to the Strategic Direction Committee to request additional clarity from Hancock Whitney regarding the terms of its proposal, and, if satisfactory responses were received, to enter into exclusive negotiations with Hancock Whitney.

On March 11, 2019, a MidSouth board member received an unsolicited inquiry from a representative of another financial institution (which we refer to as “Company B”) expressing interest in a possible transaction with MidSouth. MidSouth then proceeded to enter into a confidentiality agreement with Company B and provided Company B with access to the virtual data room diligence materials regarding MidSouth. On March 14, 2019, Company B delivered to representatives of MidSouth a preliminary nonbinding proposal to acquire MidSouth.

On March 15, 2019, Hancock Whitney delivered to representatives of MidSouth a revised nonbinding proposal reiterating its interest in acquiring MidSouth. Also on March 15, 2019, at a special meeting with representatives of Sandler O’Neill and Troutman in attendance, the MidSouth Strategic Direction Committee considered and rejected as inferior the Company B proposal and determined to enter into exclusive negotiations with Hancock Whitney regarding a proposed transaction. Over the course of the following month, MidSouth continued to make additional due diligence materials available to Hancock Whitney and its representatives, and MidSouth’s management and its representatives participated in due diligence discussions with Hancock Whitney and its representatives.

On April 12, 2019, Hancock Whitney provided MidSouth with a revised nonbinding proposal to acquire MidSouth in an all-stock transaction with a fixed conversion ratio, with the conversion ratio set to reflect $12.75 per share of MidSouth common stock based on the average trading prices of Hancock Whitney common stock prior to announcement of a transaction.

On April 13, 2019 and April 17, 2019, the MidSouth board of directors evaluated the Hancock Whitney proposal at special meetings of the board of directors, with representatives of Sandler O’Neill and Troutman in attendance. Thereafter, MidSouth informed Hancock Whitney that it was prepared to seek to move forward with a transaction, subject to mutually satisfactory transaction documentation and completion of MidSouth’s reverse due diligence of Hancock Whitney.

On April 18, 2019, Hancock Whitney’s outside legal counsel, Wachtell, Lipton, Rosen & Katz (which we refer to as “Wachtell Lipton”) distributed a draft merger agreement to representatives of MidSouth. Throughout the last two weeks of April 2019, Troutman exchanged drafts of the merger agreement with Wachtell Lipton and negotiated the substantially final terms of the merger agreement. During this time, Troutman also facilitated the exchange of drafts of the support agreements between Wachtell Lipton and the respective legal counsel of the proposed counterparties to the support agreements.

On April 24, 2019, a regular meeting of the MidSouth board of directors was held, which was attended by representatives of Troutman, and the status of the proposed transaction with Hancock Whitney was discussed and the transaction was considered in general.

On April 26, 2019, members of senior management and representatives of MidSouth participated in separate due diligence and reverse due diligence discussions with members of senior management and representatives of Hancock Whitney.

On April 29, 2019, a special meeting of the MidSouth board of directors was held, which was attended by representatives of Troutman and Sandler O’Neill. Representatives of Sandler O’Neill and Troutman updated the MidSouth board of directors on the status of the negotiations with Hancock Whitney. Representatives of Troutman reviewed the final terms of the proposed transaction documents, including the merger agreement. Representatives of Sandler O’Neill presented its financial analyses with respect to the per share merger consideration to be paid to the holders of MidSouth common stock pursuant to Hancock Whitney’s proposal. Representatives of Sandler O’Neill then rendered an oral opinion to the MidSouth board of directors, which was confirmed by delivery of a written opinion, dated April 29, 2019, to the effect that, as of such date and based upon and subject to the factors, assumptions and limitations set forth in its opinion, the merger consideration to be paid pursuant to the merger agreement was fair, from a financial point of view, to the holders of MidSouth common stock.

After careful consideration and discussion, and taking into consideration the matters discussed during the April 29, 2019 meeting and prior meetings of the MidSouth board of directors, including the factors described under “—MidSouth’s Reasons for the Merger; Recommendation of the MidSouth Board of Directors,” the MidSouth board of directors unanimously approved the merger agreement and the transactions contemplated by the merger agreement, determined that the merger, on the terms and conditions set forth in the merger agreement, is in the best interests of MidSouth and directed that the merger agreement and the transactions contemplated thereby be submitted to MidSouth’s shareholders for approval at a meeting of such shareholders.

On the afternoon of April 30, 2019, the merger agreement and the support agreements were executed and delivered by the parties thereto, and MidSouth and Hancock Whitney publicly announced their entry into the merger agreement via a joint press release.

MidSouth’s Reasons for the Merger; Recommendation of the MidSouth Board of Directors

In reaching its decision to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, and to recommend that its shareholders approve the merger proposal, the MidSouth board of directors consulted with MidSouth management, as well as its financial and legal advisors, and considered a number of factors, including the following factors, which are not presented in order of priority:

•

MidSouth’s financial and regulatory condition, earnings, business, operations, asset quality and prospects for enhancing shareholder value, both as an independent organization and as part of a combined company with Hancock Whitney;

•

Hancock Whitney’s financial and regulatory condition, earnings, business, operations, asset quality and prospects for enhancing shareholder value, taking into account the results of MidSouth’s due diligence investigation of Hancock Whitney;

•	the anticipated economies of scale for the combined company;

•

the anticipated pro forma impact of the merger on the combined company, including the expected impact on financial metrics, including cost synergies, earnings, dividends, return on equity, tangible book value dilution (and earn-back period), and regulatory capital levels;

•

the current and prospective business and regulatory environment in which MidSouth and Hancock Whitney operate, including national and local economic conditions, the interest rate environment, the competitive and regulatory environments for financial institutions generally and MidSouth in particular, including in light of its and its bank subsidiary’s “troubled condition” status and related challenges, including the continuing work involved with complying with the written agreement and consent order between MidSouth Bank and the OCC previously disclosed by MidSouth, and the likely effect of these factors on MidSouth both with and without the merger;

•	the benefits to MidSouth’s business of operating as a larger organization, including enhancements in products and services, higher lending limits, and greater financial resources;

•

the form of consideration and the fact that the merger consideration would be in stock and with a fixed conversion ratio, which would allow MidSouth’s shareholders to participate in the future performance of the combined company;

•	the expected tax treatment of the merger as a “reorganization” for United States federal income tax purposes;

•

the size of the termination fee in relation to the overall transaction size, and the requirement that MidSouth submit the proposal to adopt the merger agreement to its shareholders even if the MidSouth board of directors has withdrawn, modified or qualified its recommendation in favor of such proposal;

•

the complementary nature of the business strategies, customers, cultures, geographic areas and business lines of the two companies, which the MidSouth board of directors believes should provide the opportunity to mitigate integration risks and increase potential returns, including that:

○	the geographic scope of the two companies contains overlap, enabling cost savings and achievement of synergies; and

○

the nature of the business strategies, customers and geographic areas of the two companies would enable the combined company to achieve goals MidSouth would have independently attempted to pursue in connection with its strategic plan (including greater cross-selling opportunities based on complementary product sets);

•

the written opinion of Sandler O’Neill, MidSouth’s financial advisor, dated as of April 29, 2019, delivered to the MidSouth board of directors to the effect that, as of such date, and based upon and subject to the various factors, assumptions and limitations set forth in such opinion, the merger consideration to be paid to the holders of MidSouth common stock in the merger was fair to such holders from a financial point of view, as more fully described under “Opinion of Sandler O’Neill & Partners, L.P.”;

•

the consideration being offered in the proposed transaction, in relation to the current and historical market price for MidSouth’s common stock and the current and historical market price for Hancock Whitney’s common stock, the liquidity for Hancock Whitney’s common stock in terms of average daily trading volume and the future cash dividends anticipated to be received by MidSouth’s shareholders;

•	the competence, experience, and integrity of Hancock Whitney and its management;

•

the review undertaken by the MidSouth board of directors and management, with the assistance of financial and legal advisors, with respect to the strategic alternatives available to MidSouth, including:

○	the likelihood and timing of an alternative transaction, including consideration of discussions with Company A and Company B; and

○

the regulatory and other challenges facing MidSouth as an independent organization, at the time and as expected in the future, to pursue various business and strategic initiatives, including actions relating to its capital structure, standalone growth opportunities and management enhancements;

•

the fact that the merger agreement provides that MidSouth may take certain actions in response to an unsolicited bona fide written acquisition proposal under specific circumstances, in the event that the MidSouth board of directors makes a good faith determination (in accordance with the merger agreement and after consultation with MidSouth’s outside legal counsel and financial advisor) that the failure to take such actions would be reasonably likely to result in a violation of its fiduciary duties under applicable law;

•	its review and discussions with MidSouth’s management concerning the reverse due diligence examination of Hancock Whitney;

•

the nature and amount of payments to be received by MidSouth’s management in connection with the merger, as disclosed in “The Merger—Interests of MidSouth’s Directors and Executive Officers in the Merger” and “The Merger—Merger-Related Compensation for MidSouth’s Named Executive Officers”; and

•

the regulatory and other approvals required in connection with the merger and the time required to obtain such approvals, consideration of the relevant factors expected to be assessed by the regulators for the approvals and the parties’ evaluations of those factors, the expected likelihood that such approvals could be received in a reasonably timely manner and without the imposition of unacceptable conditions and the possibility that regulators may impose certain restrictions on the combined operations of MidSouth and Hancock Whitney in order to grant the required approvals.

The foregoing discussion of the information and factors considered by the MidSouth board of directors is not intended to be exhaustive, but includes the material factors considered by the MidSouth board of directors. In reaching its decision to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, the MidSouth board of directors did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The MidSouth board of directors considered all these factors as a whole including discussions with MidSouth’s management and MidSouth’s financial and legal advisors, and overall considered the factors to be favorable to, and to support, its determination.

The foregoing discussion of the information and factors considered by the MidSouth board of directors is forward-looking in nature. This information should be read in light of the factors described under “Cautionary Statement Regarding Forward-Looking Statements.”

For the reasons set forth above, the MidSouth board of directors determined that the merger agreement and the transactions contemplated by the merger agreement are advisable and in the best interests of MidSouth and its shareholders, and approved the merger agreement and the transactions contemplated thereby. The MidSouth board of directors recommends that the MidSouth common shareholders vote “FOR” the MidSouth merger proposal, “FOR” the MidSouth compensation proposal and “FOR” the MidSouth adjournment proposal, if necessary or appropriate to solicit additional proxies. Holders of MidSouth preferred stock are not entitled to and are not requested to vote at the MidSouth special meeting.

Opinion of Sandler O’Neill & Partners, L.P.

MidSouth retained Sandler O’Neill to act as financial advisor to its board of directors in connection with MidSouth’s consideration of a possible business combination. Sandler O’Neill is a nationally recognized investment banking firm whose principal business specialty is financial institutions. In the ordinary course of its investment banking business, Sandler O’Neill is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions.

Sandler O’Neill acted as financial advisor in connection with the proposed merger and participated in certain of the negotiations leading to the execution of the merger agreement. At the April 29, 2019 meeting at which MidSouth’s board of directors considered and approved the terms of the merger agreement and the merger, Sandler O’Neill delivered to MidSouth’s board of directors its oral opinion, which was subsequently confirmed in writing on the same day, to the effect that, as of such date, the merger consideration in the merger was fair to the holders of MidSouth common stock, from a financial point of view. The full text of Sandler O’Neill’s opinion is attached as Annex D to this proxy statement/prospectus. The opinion outlines the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Sandler O’Neill in rendering its opinion. The description of the opinion set forth below is qualified in its entirety by reference to the full text of the opinion. Holders of MidSouth common stock are urged to read the entire opinion carefully in connection with their consideration of the MidSouth merger proposal.

Sandler O’Neill’s opinion speaks only as of the date of the opinion. The opinion was directed to MidSouth’s board of directors in connection with its consideration of the merger agreement and the transactions contemplated thereby and does not constitute a recommendation to any shareholder of MidSouth as to how any such shareholder should vote at any meeting of shareholders called to consider and vote upon the MidSouth merger proposal. Sandler O’Neill’s opinion was directed only to the fairness, from a financial point of view, of the merger consideration to the holders of MidSouth common stock and did not address the underlying business decision of MidSouth to engage in the merger, the form or structure of the merger or any other transactions contemplated by the merger agreement, the relative merits of the merger as compared to any other alternative transactions or business strategies that might exist for MidSouth or the effect of any other transaction in which MidSouth might engage. Sandler O’Neill did not express any opinion as to the fairness of the amount or nature of the compensation to be received in the merger by any officer, director or employee of MidSouth or Hancock Whitney, or any class of such persons, if any, relative to the compensation to be received in the merger by any other shareholder. Sandler O’Neill’s opinion was approved by Sandler O’Neill’s fairness opinion committee.

In connection with its opinion, Sandler O’Neill reviewed and considered, among other things:

•	a draft of the merger agreement, dated April 29, 2019;

•	certain publicly available financial statements and other historical financial information of MidSouth that Sandler O’Neill deemed relevant;

•	certain publicly available financial statements and other historical financial information of Hancock Whitney that Sandler O’Neill deemed relevant;

•	internal financial projections and estimated dividends per share for MidSouth for the years ending December 31, 2019 through December 31, 2023, as provided by the senior management of MidSouth;

•	publicly available mean analyst earnings per share estimates for Hancock Whitney for the years ending December 31, 2019 and December 31, 2020, as well as a long-term earnings per share growth rate for the years thereafter and estimated dividends per share for the years ending December 31, 2019 through December 31, 2023, as provided by the senior management of Hancock Whitney;

•

the pro forma financial impact of the merger on Hancock Whitney based on certain assumptions relating to purchase accounting adjustments, cost savings and transaction expenses, as well as estimated pre-tax earnings for MidSouth for the years ending December 31, 2019 through December 31, 2023, as provided by the senior management of Hancock Whitney;

•

the publicly reported historical price and trading activity for MidSouth common stock and Hancock Whitney common stock, including a comparison of certain stock market information for MidSouth common stock and Hancock Whitney common stock and certain stock indices as well as publicly available information for certain other similar companies, the securities of which are publicly traded;

•	a comparison of certain financial information for MidSouth and Hancock Whitney with similar financial institutions for which information was publicly available;

•	the financial terms of certain recent pending and completed business combinations in the bank and thrift industry (on a nationwide basis), to the extent publicly available;

•	the current market environment generally and the banking environment in particular; and

•	such other information, financial studies, analyses and investigations and financial, economic and market criteria as Sandler O’Neill considered relevant.

Sandler O’Neill also discussed with certain members of the senior management of MidSouth the business, financial condition, results of operations and prospects of MidSouth and held similar discussions with certain members of the senior management of Hancock Whitney and its representatives regarding the business, financial condition, results of operations and prospects of Hancock Whitney.

In performing its review, Sandler O’Neill relied upon the accuracy and completeness of all of the financial and other information that was available to and reviewed by Sandler O’Neill from public sources, that was provided to Sandler O’Neill by MidSouth or Hancock Whitney or their respective representatives, or that was otherwise reviewed by Sandler O’Neill, and Sandler O’Neill assumed such accuracy and completeness for purposes of rendering its opinion without any independent verification or investigation. Sandler O’Neill relied on the assurances of the respective managements of MidSouth and Hancock Whitney that they were not aware of any facts or circumstances that would have made any of such information inaccurate or misleading. Sandler O’Neill was not asked to and did not undertake an independent verification of any of such information and Sandler O’Neill did not assume any responsibility or liability for the accuracy or completeness thereof. Sandler O’Neill did not make an independent evaluation or perform an appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of MidSouth or Hancock Whitney or any of their respective subsidiaries, nor was Sandler O’Neill furnished with any such evaluations or appraisals. Sandler O’Neill rendered no opinion or evaluation on the collectability of any assets or the future performance of any loans of MidSouth or Hancock Whitney. Sandler O’Neill did not make an independent evaluation of the adequacy of the allowance for loan losses of MidSouth or Hancock Whitney, or of the combined entity after the merger, and Sandler O’Neill did not review any individual credit files relating to MidSouth or Hancock Whitney. Sandler O’Neill assumed, with MidSouth’s consent, that the respective allowances for loan losses for both MidSouth and Hancock Whitney were adequate to cover such losses and would be adequate on a pro forma basis for the combined entity.

In preparing its analyses, Sandler O’Neill used internal financial projections and estimated dividends per share for MidSouth for the years ending December 31, 2019 through December 31, 2023, as provided by the senior management of MidSouth. In addition, Sandler O’Neill used publicly available mean analyst earnings per share estimates for Hancock Whitney for the years ending December 31, 2019 and December 31, 2020, as well as a long-term earnings per share growth rate for the years thereafter and estimated dividends per share for the years ending December 31, 2019 through December 31, 2023, as provided by the senior management of Hancock Whitney. Sandler O’Neill also received and used in its pro forma analyses certain assumptions relating to purchase accounting adjustments, cost savings and transaction expenses, as well as estimated pre-tax earnings for MidSouth for the years ending December 31, 2019 through December 31, 2023, as provided by the senior management of Hancock Whitney. With respect to the foregoing information, the respective senior managements of MidSouth and Hancock Whitney confirmed to Sandler O’Neill that such information reflected (or, in the case of the publicly available mean analyst estimates referred to above, were consistent with) the best currently available projections, estimates and judgments of those respective managements as to the future financial performance of MidSouth and Hancock Whitney, respectively, and the other matters covered thereby, and Sandler O’Neill assumed that the future financial performance reflected in such information would be achieved. Sandler O’Neill expressed no opinion as to such information, or the assumptions on which such information was based. Sandler O’Neill also assumed that there had been no material change in the respective assets, financial condition, results of operations, business or prospects of MidSouth or Hancock Whitney since the date of the most recent financial statements made available to Sandler O’Neill. Sandler O’Neill assumed in all respects material to its analyses that MidSouth and Hancock Whitney would remain as going concerns for all periods relevant to its analyses.

Sandler O’Neill assumed, with MidSouth’s consent, that (i) each of the parties to the merger agreement would comply in all material respects with all material terms and conditions of the merger agreement and all related agreements, that all of the representations and warranties contained in such agreements were true and correct in all material respects, that each of the parties to such agreements would perform in all material respects all of the covenants and other obligations required to be performed by such party under such agreements and that the conditions precedent in such agreements were not and would not be waived, (ii) in the course of obtaining the necessary regulatory or third party approvals, consents and releases with respect to the merger, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on MidSouth, Hancock Whitney, the merger or any related transactions, and (iii) the merger and any related transactions will be consummated in accordance with the terms of the merger agreement without any waiver, modification or amendment of any material term, condition or agreement thereof and in compliance with all applicable laws and other requirements. Finally, with MidSouth’s consent, Sandler O’Neill has relied upon the advice that MidSouth received from its legal, accounting and tax advisors as to all legal, accounting and tax matters relating to the merger and the other transactions contemplated by the merger agreement. Sandler O’Neill expressed no opinion as to any such matters.

Sandler O’Neill’s opinion was necessarily based on financial, economic, regulatory, market and other conditions as in effect on, and the information made available to Sandler O’Neill as of, the date thereof. Events occurring after the date thereof could materially affect Sandler O’Neill’s opinion. Sandler O’Neill has not undertaken to update, revise, reaffirm or withdraw its opinion or otherwise comment upon events occurring after the date thereof. Sandler O’Neill expressed no opinion as to the trading value of MidSouth common stock or Hancock Whitney common stock at any time or what the value of Hancock Whitney common stock will be once it is actually received by the holders of MidSouth common stock.

In rendering its opinion, Sandler O’Neill performed a variety of financial analyses. The summary below is not a complete description of the analyses underlying Sandler O’Neill’s opinion or the presentation made by Sandler O’Neill to MidSouth’s board of directors, but is a summary of all material analyses performed and presented by Sandler O’Neill. The summary includes information presented in tabular format. In order to fully understand the financial analyses, these tables must be read together with the accompanying text. The tables alone do not constitute a complete description of the financial analyses. The preparation of a fairness opinion is a complex process involving subjective judgments as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. The process, therefore, is not necessarily susceptible to a partial analysis or summary description. Sandler O’Neill believes that its analyses must be considered as a whole and that selecting portions of the factors and analyses to be considered without considering all factors and analyses, or attempting to ascribe relative weights to some or all such factors and analyses, could create an incomplete view of the evaluation process underlying its opinion. Also, no company included in Sandler O’Neill’s comparative analyses described below is identical to MidSouth or Hancock Whitney and no transaction is identical to the merger. Accordingly, an analysis of comparable companies or transactions involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values or merger transaction values, as the case may be, of MidSouth and Hancock Whitney and the companies to which they are being compared. In arriving at its opinion, Sandler O’Neill did not attribute any particular weight to any analysis or factor that it considered. Rather, Sandler O’Neill made qualitative judgments as to the significance and relevance of each analysis and factor. Sandler O’Neill did not form an opinion as to whether any individual factor (positive or negative) or analysis considered in isolation supported or failed to support its opinion, rather, Sandler O’Neill made its determination as to the fairness of the merger consideration on the basis of its experience and professional judgment after considering the results of all its analyses taken as a whole.

In performing its analyses, Sandler O’Neill also made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which are beyond the control of MidSouth, Hancock Whitney and Sandler O’Neill. The analyses performed by Sandler O’Neill are not necessarily indicative of actual values or future results, both of which may be significantly more or less favorable than suggested by such analyses. Sandler O’Neill prepared its analyses solely for purposes of rendering its opinion and provided such analyses to MidSouth’s board of directors at its April 29, 2019 meeting. Estimates on the values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. Such estimates are inherently subject to uncertainty and actual values may be materially different. Accordingly, Sandler O’Neill’s analyses do not necessarily reflect the value of MidSouth common stock or the prices at which MidSouth common stock or Hancock Whitney common stock may be sold at any time. The analyses of Sandler O’Neill and its opinion were among a number of factors taken into consideration by MidSouth’s board of directors in making its determination to approve the merger agreement and should not be viewed as determinative of the merger consideration or the decision of MidSouth’s board of directors or management with respect to the fairness of the merger. The type and amount of consideration payable in the merger were determined through negotiations between MidSouth and Hancock Whitney.

Summary of Aggregate Merger Consideration and Implied Transaction Metrics

Sandler O’Neill reviewed the financial terms of the proposed merger. Pursuant to the terms of the merger agreement, each share of MidSouth common stock outstanding immediately prior to the effective time, except for certain shares of MidSouth common stock as specified in the merger agreement, will be converted into the right to receive 0.2952 shares of common stock, par value $3.33 per share, of Hancock Whitney. Based on the 12-day volume average weighted price of Hancock Whitney common stock on April 29, 2019 of $43.19 per share and based upon 16,743,733 MidSouth common shares outstanding and 69,552 options outstanding with a weighted average exercise price of $13.80, Sandler O’Neill calculated an aggregate implied transaction value of $213.5 million. Based upon publicly available historical financial information for MidSouth as of or for the last twelve months (“LTM”) ended March 31, 2019, publicly available consensus mean analyst earnings per share estimates for MidSouth for the year ending December 31, 2019 and the closing price of MidSouth common stock on April 29, 2019 of $11.88 per share, Sandler O’Neill calculated the following implied transaction metrics:

Transaction Value / MidSouth Last Twelve Months Earnings:	NM

Transaction Value / MidSouth 2019E Earnings (1):	63.0x

Transaction Value / MidSouth March 31, 2019 Book Value:	118%

Transaction Value / MidSouth March 31, 2019 Tangible Book Value:	157%

Transaction Value / MidSouth March 31, 2019 Tangible Book Value Including Deferred Tax Asset (“DTA”) Valuation Allowance (2):	145%

Tangible Book Premium / Core Deposits (3):	5.5%

Tangible Book Premium / Core Deposits Including DTA (2):	4.7%

Market Premium (4):	7.3%

1)	2019 earnings projections reflect publicly available analyst consensus estimates as of April 29, 2019
2)	Tangible book value adjusted to include the $11.2 million DTA valuation allowance as of March 31, 2019
3)	Core deposits defined as total deposits less time deposits > $250k
4)	MidSouth closing stock price as of April 29, 2019 of $11.88

Stock Trading History

Sandler O’Neill reviewed the historical stock price performance of MidSouth common stock for the one-year period and the three-year period ended April 29, 2019. Sandler O’Neill then compared the relationship between the stock price performance of MidSouth common stock to movements in the MidSouth Peer Group (as described below) as well as certain stock indices.

MidSouth One-Year Stock Price Performance

	April 27, 2018	April 29, 2019
MidSouth	100%	85.2%
MidSouth Peer Group	100%	97.1%
NASDAQ Bank Index	100%	90.2%
S&P 500 Index	100%	110.2%

MidSouth Three-Year Stock Price Performance

	April 29, 2016	April 29, 2019
MidSouth	100%	131.3%
MidSouth Peer Group	100%	146.7%
NASDAQ Bank Index	100%	135.0%
S&P 500 Index	100%	142.5%

Sandler O’Neill also reviewed the historical stock price performance of Hancock Whitney common stock for the one-year period and three-year period ended April 29, 2019. Sandler O’Neill then compared the relationship between the stock price performance of Hancock Whitney common stock to movements in the Hancock Peer Group (as described below) as well as certain stock indices.

Hancock Whitney One-Year Stock Price Performance

	April 27, 2018	April 29, 2019
Hancock Whitney	100%	88.7%
Hancock Peer Group	100%	86.6%
NASDAQ Bank Index	100%	90.2%
S&P 500 Index	100%	110.2%

Hancock Whitney Stock Three-Year Stock Price Performance

	April 29, 2016	April 29, 2019
Hancock Whitney	100%	169.4%
Hancock Peer Group	100%	129.0%
NASDAQ Bank Index	100%	135.0%
S&P 500 Index	100%	142.5%

Comparable Company Analyses

Sandler O’Neill used publicly available information to compare selected financial information for MidSouth with a group of financial institutions selected by Sandler O’Neill (the “MidSouth Peer Group”). The MidSouth Peer Group consisted of major exchange traded banks headquartered in the Southeast and Southwest regions with total assets between $1 billion and $4 billion and nonperforming assets / total assets greater than 1.00%, excluding announced merger targets. The MidSouth Peer Group consisted of the following companies:

First Bancshares Inc.	Colony Bankcorp Inc.

Summit Financial Group Inc.	Select Bancorp Inc.

First Community Bankshares Inc.	First Western Financial Inc.

Home Bancorp Inc.	Citizens Holding Co.

Premier Financial Bancorp Inc.	Old Point Financial Corp.

Community Bankers Trust Corp

The analysis compared publicly available financial information for MidSouth and the MidSouth Peer Group as of or for the twelve months ended March 31, 2019 (unless otherwise noted), or for the most recent quarter (“MRQ”), with pricing data as of April 29, 2019. The table below sets forth the data for MidSouth and the high, low, median and mean data for the MidSouth Peer Group.

	MidSouth (1)	MidSouth Peer Group Median	MidSouth Peer Group Mean	MidSouth Peer Group High	MidSouth Peer Group Low
Market Capitalization ($mm)	199	237	264	554	111
Price / LTM Earnings per Share (x)	NM	14.1	14.8	20.7	10.7
Price / 2019E Earnings per Share (x)	58.1	11.8	12.3	15.4	11.0
Price / Tangible Book Value (%)	145	143	147	235	108
Price / 52-Week High (%)	73.6	77.3	81.9	96.1	69.2
Dividend Yield (%)	0.3	2.2	2.4	4.2	1.0
Total Assets ($mm)	1,745	1,399	1,735	3,533	1,027
Loans / Deposits (%)	61.9	90.7	85.4	100.6	53.3
Non-performing Assets / Total Assets (%) (2)	1.40	1.38	1.62	2.80	1.01
Tangible Common Equity / Tangible Assets (%)	7.99	10.01	10.03	14.85	7.85
MRQ Return on Average Assets (%)	NM	1.01	1.09	1.73	0.49
MRQ Return on Average Equity (%)	NM	10.02	9.32	12.28	5.50
MRQ Net Interest Margin (%)	3.82	3.76	3.76	4.53	2.67
MRQ Cost of Deposits (%)	0.46	0.78	0.80	1.26	0.28
MRQ Efficiency Ratio (%)	91.8	58.8	65.3	83.2	54.1
Note: Financial data for Premier Financial Bancorp Inc. and Select Bancorp Inc. as of December 31, 2018
1)	Reflects preliminary March 31, 2019 financial information, as provided by MidSouth management
2)	Nonperforming assets defined as nonaccrual loans and leases, renegotiated loans and leases and real estate owned

Sandler O’Neill used publicly available information to perform a similar analysis for Hancock Whitney and a group of financial institutions selected by Sandler O’Neill (the “Hancock Peer Group”). The Hancock Peer Group consisted of major exchange traded banks headquartered in the Southeast, Southwest, Midwest and Western regions with total assets between $20 billion and $40 billion and MRQ return on average assets equal to or greater than 1.00%, excluding announced merger targets. The Hancock Peer Group consisted of the following companies.

BOK Financial Corp.	Pinnacle Financial Partners

First Citizens BancShares Inc.	Commerce Bancshares Inc.

Associated Banc-Corp	Western Alliance Bancorp

Wintrust Financial Corp.	UMB Financial Corp.

Cullen/Frost Bankers Inc.	Bank OZK

IBERIABANK Corp.	Prosperity Bancshares Inc.

Texas Capital Bancshares Inc.	Chemical Financial Corp.

Umpqua Holdings Corp.	First Hawaiian Inc.

PacWest Bancorp	Old National Bancorp

The analysis compared publicly available financial information for Hancock Whitney and the Hancock Peer Group as of or for the 12 months ended March 31, 2019 (unless otherwise noted), or for the MRQ, with pricing data as of April 29, 2019. The table below sets forth the data for Hancock Whitney and the high, low, median and mean data for the Hancock Peer Group.

	Hancock	Hancock Peer Group Median	Hancock Peer Group Mean	Hancock Peer Group High	Hancock Peer Group Low
Market Capitalization ($mm)	3,769	4,363	4,515	6,788	2,989
Price / LTM Earnings per Share (x)	11.6	12.7	13.0	17.8	10.1
Price / 2019E Earnings per Share (x)	10.6	11.4	12.0	16.6	9.3
Price / Tangible Book Value (%)	163	182	188	257	132
Price / 52-Week High (%)	80.0	82.3	80.7	96.0	63.7
Dividend Yield (%)	2.5	2.5	2.6	6.0	0.4
Total Assets ($mm)	28,490	25,941	27,331	39,883	20,084
Loans / Deposits (%)	86.0	90.0	85.6	113.1	54.8
Non-performing Assets / Total Assets (%) (1)	1.23	0.43	0.44	0.86	0.07
Tangible Common Equity / Tangible Assets (%)	8.36	9.01	9.31	14.29	7.20
MRQ Return on Average Assets (%)	1.11	1.27	1.36	2.09	1.00
MRQ Return on Average Equity (%)	10.16	10.05	10.63	17.96	7.24
MRQ Net Interest Margin (%)	3.43	3.53	3.64	4.65	2.89
MRQ Cost of Deposits (%)	0.79	0.73	0.77	1.41	0.12
MRQ Efficiency Ratio (%)	58.4	54.3	53.6	70.0	37.2
Note: Financial data for First Citizens BancShares Inc. as of December 31, 2018
1)	Nonperforming assets defined as nonaccrual loans and leases, renegotiated loans and leases and real estate owned

Analysis of Selected Merger Transactions

Sandler O’Neill reviewed a group of recent merger and acquisition transactions consisting of bank and thrift transactions where targets were headquartered nationwide, announced between January 1, 2015 and April 29, 2019 with disclosed deal values and target total assets between $1 billion and $3 billion and LTM return on average assets less than 0.50% (the “Precedent Transactions”).

The Precedent Transactions group was composed of the following transactions:

Buyer	Target
Berkshire Hills Bancorp, Inc.	SI Financial Group, Inc.
First Midwest Bancorp, Inc.	Bridgeview Bancorp, Inc.
Simmons First National Corporation	Reliance Bancshares, Inc.
Enterprise Financial Services Corp	Trinity Capital Corporation
Kearny Financial Corp.	Clifton Bancorp Inc.
IBERIABANK Corporation	Gibraltar Private Bank & Trust Co.
CenterState Bank Corporation	HCBF Holding Company, Inc.
Sunflower Financial, Inc.	Strategic Growth Bancorp, Incorporated
Berkshire Hills Bancorp, Inc.	First Choice Bank
Hampton Roads Bankshares, Inc.	Xenith Bankshares, Inc.
Great Western Bancorp, Inc.	HF Financial Corp.
Atlantic Capital Bancshares, Inc.	First Security Group, Inc.

Using the latest publicly available information prior to the announcement of the relevant transaction, Sandler O’Neill reviewed the following transaction metrics: transaction price to last twelve months earnings, transaction price to forward earnings, transaction price to tangible book value, core deposit premium and one-day market premium. Sandler O’Neill compared the indicated transaction multiples for the merger to the high, low, mean and median multiples of the Precedent Transactions group.

	MidSouth / Hancock	Precedent Transactions Median	Precedent Transactions Mean	Precedent Transactions High	Precedent Transactions Low
Transaction Price / LTM Earnings (x)	NM	42.3	42.4	59.8	24.3
Transaction Price / Forward Earnings (x)	62.6 (1)	40.8	40.8	59.8	21.8
Transaction Price / Tangible Book Value (%)	157 / 145 (2)	138	152	209	110
Core Deposit Premium (%)	5.5 (3)	6.9	7.6	18.8	1.5
1-Day Market Premium (%)	7.3 (4)	15.0	12.6	22.0	(1.6)

1)	2019 earnings projections reflect publicly available analyst consensus estimates as of April 29, 2019
2)	Tangible book value adjusted to include the $11.2 million DTA valuation allowance as of March 31, 2019
3)	Core deposits defined as total deposits less time deposits > $250k
4)	Market price reflects the MidSouth closing stock price as of April 29, 2019

Net Present Value Analyses

Sandler O’Neill performed an analysis that estimated the per share net present value of MidSouth common stock assuming MidSouth performed in accordance with internal financial projections and estimated dividends per share for MidSouth for the years ending December 31, 2019 through December 31, 2023, as provided by the senior management of MidSouth. To approximate the terminal value per share of MidSouth common stock at December 31, 2023, Sandler O’Neill applied price to 2023 earnings per share multiples ranging from 11.0x to 16.0x and price to December 31, 2023 tangible book value per share multiples ranging from 120% to 175%. The terminal values were then discounted to present values using different discount rates ranging from 11.0% to 15.0% which were chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of MidSouth common stock. As illustrated in the following tables, the analysis indicated an imputed range of per share values of MidSouth common stock of $9.40 to $16.05 when applying multiples of earnings and $9.58 to $16.40 when applying multiples of tangible book value.

Earnings Per Share Multiples

Discount Rate	11.0x	12.0x	13.0x	14.0x	15.0x	16.0x
11.0%	$11.11	$12.10	$13.09	$14.08	$15.06	$16.05
12.0%	$10.65	$11.60	$12.54	$13.49	$14.44	$15.39
13.0%	$10.21	$11.12	$12.03	$12.94	$13.84	$14.75
14.0%	$9.80	$10.67	$11.54	$12.41	$13.28	$14.15
15.0%	$9.40	$10.24	$11.07	$11.91	$12.74	$13.58

Tangible Book Value Per Share Multiples

Discount Rate	120%	131%	142%	153%	164%	175%
11.0%	$11.33	$12.34	$13.36	$14.37	$15.39	$16.40
12.0%	$10.86	$11.83	$12.80	$13.78	$14.75	$15.72
13.0%	$10.41	$11.34	$12.28	$13.21	$14.14	$15.07
14.0%	$9.99	$10.88	$11.77	$12.67	$13.56	$14.46
15.0%	$9.58	$10.44	$11.30	$12.16	$13.02	$13.87

Sandler O’Neill also considered and discussed with the MidSouth board of directors how this analysis would be affected by changes in the underlying assumptions, including variations with respect to net income. To illustrate this impact, Sandler O’Neill performed a similar analysis assuming MidSouth’s net income varied from 20% above projections to 20% below projections. This analysis resulted in the following range of values per MidSouth common share, applying the price to 2023 earnings per share multiples range of 11.0x to 16.0x referred to above and a discount rate of 13.16%.

Earnings Per Share Multiples

Annual Budget Variance	11.0x	12.0x	13.0x	14.0x	15.0x	16.0x
(20.0%)	$8.16	$8.88	$9.60	$10.32	$11.05	$11.77
(10.0%)	$9.15	$9.96	$10.78	$11.59	$12.40	$13.21
0.0%	$10.14	$11.05	$11.95	$12.85	$13.75	$14.65
10.0%	$11.14	$12.13	$13.12	$14.11	$15.11	$16.10
20.0%	$12.13	$13.21	$14.29	$15.38	$16.46	$17.54

Sandler O’Neill also performed an analysis that estimated the net present value per share of Hancock Whitney common stock assuming that Hancock Whitney performed in accordance with publicly available mean analyst earnings per share estimates for Hancock Whitney for the years ending December 31, 2019 and December 31, 2020, as well as a long-term earnings per share growth rate for the years thereafter and estimated dividends per share for the years ending December 31, 2019 through December 31, 2023, as provided by the senior management of Hancock Whitney. To approximate the per share terminal value of Hancock Whitney common stock at December 31, 2023, Sandler O’Neill applied price to 2023 earnings per share multiples ranging from 10.0x to 15.0x and price to December 31, 2023 tangible book value per share multiples ranging from 130% to 230%. The terminal values were then discounted to present values using different discount rates ranging from 9.0% to 13.0% chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of Hancock Whitney common stock. As illustrated in the following tables, the analysis indicated an imputed range of values per share of Hancock Whitney common stock of $37.72 to $60.43 when applying multiples of earnings per share and $35.47 to $64.70 when applying multiples of tangible book value per share.

Earnings Per Share Multiples

Discount Rate	10.0x	11.0x	12.0x	13.0x	14.0x	15.0x
9.0%	$44.05	$47.32	$50.60	$53.87	$57.15	$60.43
10.0%	$42.34	$45.48	$48.62	$51.76	$54.89	$58.03
11.0%	$40.73	$43.73	$46.74	$49.74	$52.75	$55.75
12.0%	$39.19	$42.07	$44.95	$47.83	$50.71	$53.59
13.0%	$37.72	$40.48	$43.24	$46.00	$48.76	$51.53

Tangible Book Value Per Share Multiples

Discount Rate	130%	150%	170%	190%	210%	230%
9.0%	$41.39	$46.05	$50.71	$55.38	$60.04	$64.70
10.0%	$39.80	$44.26	$48.73	$53.19	$57.66	$62.12
11.0%	$38.28	$42.56	$46.84	$51.11	$55.39	$59.67
12.0%	$36.84	$40.94	$45.04	$49.14	$53.24	$57.34
13.0%	$35.47	$39.40	$43.33	$47.26	$51.19	$55.12

Sandler O’Neill also considered and discussed with the MidSouth’s board of directors how this analysis would be affected by changes in the underlying assumptions, including variations with respect to net income. To illustrate this impact, Sandler O’Neill performed a similar analysis assuming Hancock Whitney’s net income varied from 20% above estimates to 20% below estimates. This analysis resulted in the following range of per share values for Hancock Whitney shares, applying the price to 2023 earnings per share multiples range of 10.0x to 15.0x referred to above and a discount rate of 10.68%.

Earnings Per Share Multiples

Annual Budget Variance	10.0x	11.0x	12.0x	13.0x	14.0x	15.0x
(20.0%)	$35.15	$37.58	$40.02	$42.46	$44.90	$47.34
(10.0%)	$38.19	$40.94	$43.68	$46.42	$49.16	$51.91
0.0%	$41.24	$44.29	$47.34	$50.38	$53.43	$56.48
10.0%	$44.29	$47.64	$50.99	$54.34	$57.70	$61.05
20.0%	$47.34	$50.99	$54.65	$58.31	$61.96	$65.62

Sandler O’Neill noted that the net present value analysis is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, and the results thereof are not necessarily indicative of actual values or future results.

Pro Forma Merger Analysis

Sandler O’Neill analyzed certain potential pro forma effects of the merger, assuming the merger closes at the end of the third calendar quarter of 2019. In performing this analysis, Sandler O’Neill utilized certain assumptions relating to purchase accounting adjustments, cost savings and transaction expenses, as well as estimated pre-tax earnings for MidSouth for the years ending December 31, 2019 through December 31, 2023, as provided by the senior management of Hancock Whitney. The analysis indicated that the merger could be accretive to Hancock Whitney’s estimated earnings per share (excluding one-time transaction costs and expenses) in the year ending December 31, 2019, December 31, 2020, December 31, 2021, December 31, 2022 and December 31, 2023; dilutive to Hancock Whitney’s estimated tangible book value per share at closing, December 31, 2019 and December 31, 2020; no impact to Hancock Whitney’s estimated tangible book value per share at December 31, 2021; and accretive to Hancock Whitney’s estimated tangible book value per share at December 31, 2022 and December 31, 2023.

In connection with this analysis, Sandler O’Neill considered and discussed with the MidSouth board of directors how the analysis would be affected by changes in the underlying assumptions, including the impact of final purchase accounting adjustments determined at the closing of the merger, and noted that the actual results achieved by the combined company may vary from projected results and the variations may be material.

Sandler O’Neill’s Relationship

Sandler O’Neill acted as financial advisor to MidSouth in connection with the merger. MidSouth has agreed to pay Sandler O’Neill a transaction fee in an amount equal to 1.25% of the aggregate merger consideration, which transaction fee is contingent upon the closing of the merger. At the time of announcement, based on Hancock Whitney’s 12-day volume average weighted price of $43.19 as of April 29, 2019, Sandler O’Neill’s transaction fee was approximately $2.7 million. Sandler O’Neill also received a $250,000 fee upon rendering its fairness opinion to the MidSouth board of directors, which opinion fee will be credited in full towards the transaction fee which will become payable to Sandler O’Neill on the day of closing of the merger. MidSouth has also agreed to indemnify Sandler O’Neill against certain claims and liabilities arising out of its engagement and to reimburse Sandler O’Neill for certain of its out-of-pocket expenses incurred in connection with its engagement.

Sandler O’Neill provided certain other investment banking services to MidSouth in the two years preceding the date of its opinion. Most recently, Sandler O’Neill acted as underwriter in connection with the offer and sale of MidSouth common stock, which transaction closed in June 2017. In the two years preceding the date of Sandler O’Neill’s opinion, Sander O’Neill provided certain investment banking services to Hancock Whitney. Most recently, Sandler O’Neill acted as financial advisor to Hancock Whitney in connection with the sale of its consumer finance company, which transaction closed in March 2018. In the ordinary course of Sandler O’Neill’s business as a broker-dealer, Sandler O’Neill may purchase securities from and sell securities to MidSouth, Hancock Whitney and their respective affiliates. Sandler O’Neill may also actively trade the equity and debt securities of MidSouth, Hancock Whitney and their respective affiliates for its own account and for the accounts of Sandler O’Neill’s customers.

Certain Unaudited Prospective Financial Information of MidSouth

MidSouth and Hancock Whitney do not as a matter of course make public projections as to future performance, revenues, earnings or other financial results due to, among other reasons, the inherent uncertainty of the underlying assumptions and estimates. However, MidSouth and Hancock Whitney are including in this proxy statement/prospectus certain unaudited prospective financial information for MidSouth and Hancock Whitney that was made available as described below. The inclusion of this information should not be regarded as an indication that any of MidSouth, Hancock Whitney or Sandler O’Neill, their respective representatives or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future results, or that it should be construed as financial guidance, and it should not be relied on as such.

For purposes of Sandler O’Neill’s MidSouth net present value analysis performed in connection with Sandler O’Neill’s opinion, Sandler O’Neill used estimated earnings per share as well as a long-term earnings per share growth rate and estimated dividends per share for the years ending December 31, 2019 through December 31, 2023, as provided by the senior management of MidSouth. The following table summarizes this unaudited prospective financial information with respect to MidSouth as used by Sandler O’Neill for its MidSouth net present value analysis:

	For the Years Ended December 31,
	2019	2020	2021	2022	2023
Earnings per share	($0.18)	$0.62	$1.32	$1.47	$1.62
Regular dividends per share	$0.04	$0.04	$0.04	$0.04	$0.04

For purposes of Sandler O’Neill’s Hancock Whitney net present value analysis performed in connection with Sandler O’Neill’s opinion, Sandler O’Neill used publicly available mean analyst earnings per share estimates for Hancock Whitney for the years ending December 31, 2019 and December 31, 2020, as well as a long-term earnings per share growth rate for the years thereafter and estimated dividends per share for the years ending December 31, 2019 through December 31, 2023, as provided by the senior management of Hancock Whitney. The following table summarizes this unaudited prospective financial information with respect to Hancock Whitney as used by Sandler O’Neill:

	For the Years Ended December 31,
	2019	2020	2021	2022	2023
Earnings per share	$4.04	$4.31	$4.53	$4.75	$4.99
Regular dividends per share	$1.08	$1.08	$1.08	$1.08	$1.08

For purposes of Sandler O’Neill’s pro forma merger analysis performed in connection with Sandler O’Neill’s opinion, Sandler O’Neill used certain assumptions relating to purchase accounting adjustments, cost savings and transaction expenses, as well as estimated pre-tax earnings for MidSouth for the years ending December 31, 2019 through December 31, 2023, as provided by the senior management of Hancock Whitney. The following table summarizes this unaudited prospective financial information with respect to MidSouth as used by Sandler O’Neill for its pro forma merger analysis:

	For the Years Ended December 31,
	2019	2020	2021	2022	2023
GAAP Pre-tax Earnings for MidSouth	$6.6 million	$10.6 million	$16.0 million	$18.5 million	$18.5 million

This information was prepared solely for internal use and is subjective in many respects. While presented with numeric specificity, the unaudited prospective financial information reflects numerous estimates and assumptions with respect to business, economic, market, competition, regulatory and financial conditions and matters specific to MidSouth’s and Hancock Whitney’s respective business, all of which are difficult to predict and many of which are beyond MidSouth’s and Hancock Whitney’s control. The unaudited prospective financial information reflects both assumptions as to certain business decisions that are subject to change and, in many respects, subjective judgment, and therefore, is susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. No assurance can be given that the unaudited prospective financial information and the underlying estimates and assumptions will be realized. In addition, since the unaudited prospective financial information covers multiple years, such information by its nature becomes subject to greater uncertainty with each successive year. Actual results may differ materially from those set forth above, and important factors that may affect actual results and cause the unaudited prospective financial information to be inaccurate include, but are not limited to, risks and uncertainties relating to MidSouth’s and Hancock Whitney’s business, industry performance, general business and economic conditions, customer requirements, competition and adverse changes in applicable laws, regulations or rules. For other factors that could cause actual results to differ, please see the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

The unaudited prospective financial information appearing above was not prepared with a view toward public disclosure, nor was it prepared with a view toward compliance with GAAP, the prevailing practices in the banking industry, published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. In addition, the unaudited prospective financial information requires significant estimates and assumptions that make it inherently less comparable to the similarly titled GAAP measures in MidSouth’s or Hancock Whitney’s historical GAAP financial statements. Neither MidSouth’s nor Hancock Whitney’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the unaudited prospective financial information contained in this document, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the unaudited prospective financial information. The independent registered public accountant reports included in this proxy statement/prospectus relate to historical financial information of each of MidSouth and Hancock Whitney. They do not extend to the unaudited prospective financial information and should not be read to do so.

Furthermore, the unaudited prospective financial information does not take into account any circumstances or events occurring after April 29, 2019. No assurance can be given that, had the unaudited prospective financial information been prepared as of the date of this proxy statement/prospectus, similar estimates and assumptions would be used. Neither MidSouth nor Hancock Whitney intends to, and expressly disclaims any obligation to, make publicly available any update or other revision to the unaudited prospective financial information to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events, even if any or all of the underlying assumptions are shown to be in error, or to reflect changes in general economic or industry conditions. The unaudited prospective financial information does not take into account the possible financial and other effects on MidSouth or Hancock Whitney of the merger and does not attempt to predict or suggest future results of the combined company after giving effect to the merger. The unaudited prospective financial information does not give effect to the merger, including the impact of negotiating or executing the merger agreement, the expenses that may be incurred in connection with completing the merger, the potential synergies that may be achieved by the combined company as a result of the merger, the effect on MidSouth or Hancock Whitney of any business or strategic decision or action that has been or will be taken as a result of the merger agreement having been executed, or the effect of any business or strategic decisions or actions that would likely have been taken if the merger agreement had not been executed, but that were instead altered, accelerated, postponed or not taken in anticipation of the merger. Further, the unaudited prospective financial information does not take into account the effect on MidSouth or Hancock Whitney of any possible failure of the merger to occur. By inclusion of the unaudited prospective financial information in this document, none of MidSouth, Hancock Whitney, Sandler O’Neill, or their respective affiliates, associates, officers, directors, advisors, agents or other representatives makes any representation to any shareholder of MidSouth or Hancock Whitney or any other person regarding MidSouth’s or Hancock Whitney’s ultimate performance compared to the information contained in the unaudited prospective financial information or that the projected results will be achieved. The inclusion of the unaudited prospective financial information in this document should not be deemed an admission or representation by MidSouth or Hancock Whitney that it is viewed as material information, particularly in light of the inherent risks and uncertainties associated with such forecasts. The summary of the unaudited prospective financial information included above is not being included to influence your decision whether to vote to approve the merger, but is being provided solely because it was made available to Sandler O’Neill as discussed above, in connection with the merger.

In light of the foregoing, and considering that the special meeting of MidSouth shareholders will be held several months after the unaudited prospective financial information was prepared, as well as the uncertainties inherent in any forecasted information, shareholders are cautioned not to place unwarranted reliance on such information, and MidSouth and Hancock Whitney urge all shareholders to review MidSouth’s and Hancock Whitney’s financial statements and other information contained elsewhere in this document for a description of MidSouth’s and Hancock Whitney’s respective businesses and reported financial results. See “Where You Can Find More Information.” Please see the full text of Sandler O’Neill’s opinion which is attached as Annex D hereto for more details about the information that Sandler O’Neill relied on in rendering its opinion.

Interests of MidSouth’s Directors and Executive Officers in the Merger

In considering the recommendations of the MidSouth board of directors with respect to the merger, you should be aware that MidSouth’s directors and executive officers have agreements or arrangements that provide them with interests in the merger, including financial interests, which may be different from, or in addition to, the interests of the other shareholders of MidSouth. The MidSouth board of directors was aware of these interests during its deliberations of the merits of the merger and in determining to recommend to MidSouth common shareholders that they vote for the MidSouth merger proposal and thereby approve the transactions contemplated by the merger agreement, including the merger. See “Background of the Merger” and “MidSouth’s Reasons for the Merger; Recommendation of the MidSouth Board of Directors.” These interests are described in more detail below, and certain of them are quantified in the narrative and table below.

Treatment of MidSouth Equity Awards

MidSouth Stock Options. At the effective time, each option granted by MidSouth pursuant to MidSouth’s equity plans that is outstanding and unexercised will be converted automatically into an option to purchase, on the same terms and conditions as were applicable under such MidSouth option immediately prior to the effective time (including vesting terms), the number of shares of Hancock Whitney common stock (rounded down to the nearest whole number of shares of Hancock Whitney common stock) equal to the product of (a) the number of shares of MidSouth common stock subject to such MidSouth option immediately prior to the effective time, multiplied by (b) the conversion ratio, which converted option will have an exercise price per share of Hancock Whitney common stock (rounded up to the nearest whole cent) equal to the quotient of (i) the exercise price per share of MidSouth common stock subject to such MidSouth common stock immediately prior to the effective time, divided by (ii) the conversion ratio. In addition, Hancock Whitney will amend the terms of each assumed and converted option to provide for vesting in full, if not previously vested, if the option holder’s employment is terminated by the surviving corporation without cause on or within 12 months after the effective time.

MidSouth Restricted Stock Awards and MidSouth Restricted Stock Units. At the effective time, (a) each award in respect of MidSouth common stock subject to vesting, repurchase or other lapse restriction granted under MidSouth’s equity plans that, pursuant to the terms in effect as of the date of the merger agreement, would vest automatically as a result of the effective time or that is held by a non-employee member of the board of directors of MidSouth and (b) each restricted stock unit award in respect of shares of MidSouth common stock granted under a MidSouth equity plan that is outstanding immediately prior to the effective time will vest at the effective time and be canceled and converted automatically into the right to receive, without interest, the merger consideration in respect of each share of MidSouth common stock subject to such award immediately prior to the effective time (with applicable performance goals deemed satisfied at the target level and with the number of shares prorated if contemplated by the applicable MidSouth equity plan, award agreement or other governing document).

Additionally, under the terms and subject to the conditions of the merger agreement, at the effective time, each MidSouth restricted stock award not subject to automatic vesting as a result of the effective time will be converted into a restricted stock award in respect of shares of Hancock Whitney common stock subject to the same terms and conditions (including vesting terms) and relating to the number of shares of Hancock Whitney common stock equal to the product of (a) the number of shares of MidSouth common stock subject to such MidSouth restricted stock award immediately prior to the effective time, multiplied by (b) the conversion ratio, with any fractional shares rounded down to the nearest whole share of Hancock Whitney common stock. In addition, Hancock Whitney will amend the terms of each assumed and converted restricted stock award to provide for vesting in full, if not previously vested, if the restricted stock award holder’s employment is terminated by the surviving corporation without cause on or within 12 months after the effective time.

Quantifications of Payments. For an estimate of the amounts that would be payable to each of MidSouth’s named executive officers upon settlement of their unvested MidSouth equity awards, see “Merger-Related Compensation for MidSouth’s Named Executive Officers” below. The estimated aggregate amount that would be payable to MidSouth’s three executive officers who are not named executive officers upon settlement of their unvested MidSouth equity awards if the effective time of the merger occurred on August 12, 2019 is $420,414. We estimate that the aggregate amount that would be payable to MidSouth’s nine non-employee directors upon settlement of their unvested MidSouth equity awards if the effective time of the merger occurred on August 12, 2019 is $237,762. The amounts specified in this paragraph are determined using a price per share of MidSouth common stock of $12.70, the average closing price per share over the first five business days following the announcement of the merger agreement.

Change in Control Termination Agreements

MidSouth has entered into, or intends to enter into, change of control agreements with a number of its key officers and employees. Due to MidSouth’s troubled condition, MidSouth will need to obtain regulatory approval from the Federal Reserve Board before any payments can be made under the change in control termination agreements. MidSouth intends to request regulatory approval of the payments prior to the effective time of the Merger. There is no guarantee, however, that MidSouth will obtain such regulatory approval. As a result of the foregoing, the actual amounts received by the recipients may materially differ from the amounts set forth below.

Severance under the change in control termination agreements disqualifies the recipient from receiving severance under the MidSouth severance plan. Severance under the change in control termination agreement generally will commence as of the first payroll date immediately following termination of employment unless otherwise specified. If regulatory approval is not received before the recipient’s employment is terminated, the recipient may be entitled to receive normal severance under the MidSouth severance plan (in lieu of any severance under the change in control termination agreement).

Change in Control Termination Agreement Between MidSouth and James McLemore. Subject to regulatory approval from the Federal Reserve Board, MidSouth intends to enter into a change in control termination agreement with James McLemore, MidSouth’s President and Chief Executive Officer, which will provide that, among other things, if Mr. McLemore’s employment is terminated by MidSouth without cause or he resigns for good reason, in each case, on or within two years following a change in control (which we refer to as a “qualifying termination”), then he will be entitled to receive an amount equal to his annual salary, payable in a lump sum within 60 days following his separation, subject to his adherence to certain restrictive covenants and execution of a release of claims. Mr. McLemore’s current base salary is $375,000, and it is currently estimated that Mr. McLemore will be entitled to receive a cash severance payment totaling $375,000 under the proposed agreement in connection with the merger and a qualifying termination, subject to regulatory approval. The agreement will also contain non-solicitation and non-competition restrictive covenants for the 12-month period following his separation from service. Under the proposed change in control termination agreement, any payments or benefits payable to Mr. McLemore will be reduced to the extent that such payments or benefits would result in the imposition of excise taxes under Section 4999 of the Code.

Change in Control Termination Agreements between MidSouth and Lorraine Miller and Christopher Mosteller. MidSouth has change in control termination agreements with two of MidSouth’s named executive officers, Lorraine Miller and Christopher Mosteller, which provide that, among other things, if the named executive officer’s employment is terminated by MidSouth without cause or the named executive officer resigns for good reason, in each case, on or within two years following a change in control, then the named executive officer will be entitled to receive an amount equal to his or her annual salary, generally payable over 12 months in accordance with MidSouth’s established payroll practices, subject to the named executive officer’s adherence to certain restrictive covenants and execution of a release of claims. The agreements also contain non-solicitation and non-competition restrictive covenants for the 12-month period during which such person is receiving payment under the agreement.

Ms. Miller’s and Mr. Mosteller’s current base salary is $250,000 and $275,000, respectively, and it is currently estimated that Ms. Miller and Mr. Mosteller will be entitled to receive cash severance payments totaling $250,000 and $275,000, respectively, under their respective change in control termination agreements in connection with the merger and a qualifying termination, subject to regulatory approval.

Under the change in control termination agreement with Mr. Mosteller, any payments or benefits payable to the named executive officer will be reduced to the extent that such payments or benefits would result in the imposition of excise taxes under Section 4999 of the Code.

For an estimate of the value of the payments and benefits that would be payable to each of the named executive officers in connection with a qualifying termination following the merger, see “Merger-Related Compensation for MidSouth’s Named Executive Officers” below.

Change in Control Termination Agreements with Other Executive Officers. MidSouth has entered into, or intends to enter into, change in control termination agreements with three other executive officers who are not named executive officers, which provide that, among other things, in the event of a qualifying termination, then the executive officer will be entitled to receive an amount equal to his or her annual salary, subject to regulatory approval and the executive officer’s adherence to certain restrictive covenants and execution of a release of claims. The agreements also contain non-solicitation and non-competition restrictive covenants for the 12-month period following such executive officer’s separation from service.

Under the agreements, any payments or benefits payable to the executive officer will be cut back to the extent that such payments or benefits would result in the imposition of excise taxes under Section 4999 of the Code.

The estimated aggregate amount that would be payable to MidSouth’s executive officers who are not named executive officers under their respective change in control termination agreements if the effective time of the merger were to occur and they were to experience a qualifying termination on August 12, 2019 is $700,000.

Severance Plan

Under the MidSouth Bank, N.A. Severance Plan and Summary Plan Description, dated December 13, 2017 (which we refer to as the “Midsouth Severance Plan”), MidSouth employees who are terminated on or within the 12 months after the change in control under circumstances entitling him or her to severance under the plan will receive one week of base pay for every full year of service, with a minimum of three weeks and a maximum of 52 weeks. If the employee is eligible for severance under the plan, such severance generally will commence as of the first payroll date immediately following termination of employment, subject to employee’s execution of a release of all claims, unless the employee is entitled to receive severance under any other plan, program or agreement with MidSouth, in which case that employee is not entitled to any severance under the plan. Severance under a change in control termination agreement disqualifies the employee from receiving severance under the MidSouth Severance Plan. If Hancock Whitney terminates the employee’s employment more than 12 months after the closing of the merger, any severance an employee may be entitled to receive will be dependent on the plan that Hancock Whitney provides at that time.

The estimated aggregate amount that would be payable to MidSouth’s six executive officers under the MidSouth Severance Plan if the effective time of the merger were to occur and they were to experience a qualifying termination on August 12, 2019 is $202,404, assuming regulatory approval is not obtained for the payments under the change of control agreements described above.

Kramer Consulting Agreement

MidSouth has entered into a consulting agreement with D. Michael Kramer, under which he will provide assistance, advice and consultation to MidSouth to assist through the process of announcing, managing and closing the merger and to provide advice and counsel regarding applicable regulatory applications. In exchange for his services, Mr. Kramer will be paid $20,000 per month until the termination of the consulting agreement on February 29, 2020, unless earlier terminated pursuant to the agreement, including by Mr. Kramer’s death or disability, the termination of the merger agreement prior to the closing of the merger, the termination of Mr. Kramer’s engagement by MidSouth if Mr. Kramer’s conduct violates the terms of the agreement, or by Mr. Kramer for any reason. Mr. Kramer will also be reimbursed for any reasonable and necessary travel-related expenses.

Other Compensation Matters

Each named executive officer and certain other employees of MidSouth participants in MidSouth Bancorp, Inc. Annual Incentive Compensation Plan, effective January 1, 2019, which provides that, if a change in control occurs during any plan year, the incentive awards for that plan year will be deemed to have been earned at target and the plan year closes as of the date of the change in control, and the incentive awards for that plan year will be payable to plan participants in a lump sum no later than two and one-half months following the change in control otherwise in accordance with the terms of the plan. If a change in control occurs after the end of the plan year, incentive awards for that plan year will be paid in accordance with the terms of the plan except that each executive officer will be deemed to have achieved no less than target performance with respect to any individual performance goals assigned to the executive officer with respect to that year.

The cash bonus payable at target under the MidSouth Bancorp, Inc. Annual Incentive Compensation Plan for each named executive officer is 30% of the respective officer’s base salary, and it is currently estimated that Mr. McLemore, Ms. Miller and Mr. Mosteller will receive a target bonus equal to $112,500, $75,000 and $82,500, respectively.

Indemnification; Directors’ and Officers’ Insurance

Pursuant to the terms of the merger agreement, directors and executive officers of MidSouth will be entitled to certain ongoing indemnification and coverage under directors’ and officers’ liability insurance policies following the merger. For additional information, see “The Merger Agreement—Covenants and Agreements—Director and Officer Indemnification and Insurance”.

Merger-Related Compensation for MidSouth’s Named Executive Officers

This section sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation for each of MidSouth’s named executive officers that is based on or otherwise relates to the merger. The merger-related compensation payable to these individuals is subject to a non-binding advisory vote of MidSouth’s shareholders, as described above in “MidSouth Proposals—Proposal No. 2: MidSouth Compensation Proposal.”

The table below sets forth the amount of payments and benefits that each of MidSouth’s named executive officers would receive in connection with the merger, assuming that the merger was completed and each such named executive officer experienced a qualifying termination on August 12, 2019. The amounts below are determined using a price per share of MidSouth’s common stock of $12.70, the average closing price per share over the first five business days following the announcement of the merger agreement, and are based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including the assumptions described in the footnotes to the table. The amounts below do not reflect certain compensation actions that may occur after the date hereof and before the effective time of the merger, including any additional grants of 2019 equity awards. As a result of the foregoing assumptions, the actual amounts, if any, to be received by each MidSouth’s named executive officer may materially differ from the amounts set forth below.

Name	Cash ($)(1)	Equity ($)(2)	Total ($)
James McLemore	487,500	377,901	865,401

Lorraine Miller	325,000	181,521	506,521

Christopher Mosteller	357,500	241,478	598,978

(1)

The cash payments payable to Mr. McLemore consists of a lump sum severance payment equal to his annual base salary pursuant to the proposed change in control termination agreement described above. Mr. McLemore’s current base salary is $375,000, and it is estimated that he will be entitled to receive a cash severance payment totaling $375,000 under the agreement in connection with the merger and a qualifying termination. The cash payments payable to each of Ms. Miller and Mr. Mosteller consist of 12 months of salary continuation pursuant to the change in control termination agreements described above. Ms. Miller’s and Mr. Mosteller’s current base salary is $250,000 and $275,000, respectively, and it is currently estimated that Ms. Miller and Mr. Mosteller will be entitled to receive cash severance payments totaling $250,000 and $275,000, respectively under their respective change in control termination agreements in connection with the merger and a qualifying termination. All such payments are “double-trigger.” Due to MidSouth’s troubled condition, MidSouth will need to obtain regulatory approval from the Federal Reserve Board before any payments can be made under the change in control termination agreements. MidSouth intends to request regulatory approval of the payments prior to the effective time of the merger. There is no guarantee, however, that MidSouth will obtain such regulatory approval. As a result of the foregoing, the actual amounts received by a named executive officer may materially differ from the amounts set forth above. The cash payments also include a cash bonus payable at target under the MidSouth Bancorp, Inc. Annual Incentive Compensation Plan in the amount of $112,500 for Mr. McLemore, $75,000 for Ms. Miller and $82,500 for Mr. Mosteller, which was calculated as 30% of each named executive officer’s annual base salary. The cash payments are detailed in the below chart.

Name	Severance ($)	Bonus ($)	Total ($)
James McLemore	375,000	112,500	487,500

Lorraine Miller	250,000	75,000	325,000

Christopher Mosteller	275,000	82,500	357,500

(2)

As described above, all unvested equity-based awards held by MidSouth’s named executive officers outstanding as of August 12, 2019 were granted prior to April 29, 2019 and a portion will become vested and be settled at the effective time of the merger (i.e., “single-trigger” vesting) with the remaining portion assumed and converted to awards for Hancock Whitney stock, subject to accelerated vesting and settlement if the named executive officer’s employment is terminated by the successor corporation on or within 12 months after the effective time (i.e., “double trigger”). Set forth below are the values of each type of equity-based award that would become vested and be settled upon the effective time of the merger, based on a price per share of MidSouth common stock of $12.70, the average closing price per share over the first five business days following the announcement of the merger agreement and assuming that the named executive officer’s employment was terminated by the surviving corporation as of August 12, 2019. All outstanding performance-based restricted stock units will vest and be settled at target, except that the settlement of performance-based restricted stock units granted under the MidSouth Bancorp, Inc. 2018 Long Term Incentive Compensation Plan (which we refer to as the “2018 LTICP”) will be prorated for the period elapsed between the beginning of the performance period and the effective time of the merger. The amounts reflected in the below chart include the full value of all performance-based restricted stock units. Therefore, the actual value may differ. All outstanding restricted stock granted to the named executive officers under the 2018 LTICP are subject to double trigger accelerated vesting and settlement. All restricted stock granted to the named executive officers under the MidSouth Bancorp, Inc. 2007 Omnibus Incentive Compensation Plan (which we refer to as the “2007 OICP”) are subject to single trigger accelerated vesting and settlement. All outstanding stock options granted to the named executive officers under the 2007 OICP are subject to double trigger accelerated vesting. Because the exercise price ($12.97 and $15.86 as applicable) of options awarded to the named executive officers exceeds $12.70 per share, the average closing price per share over the five days following the announcement of the merger agreement, no value is attributed to accelerated vesting of stock options. The values set forth below do not include any equity awards that may be granted following the date hereof.

Single Trigger Equity Awards
Name	Restricted Stock under 2007 OICP ($)	Stock Options ($)	Performance-Based RSUs under 2007 OICP and 2018 LTICP ($)
James McLemore	66,954	-	206,566

Lorraine Miller	17,170	-	80,175

Christopher Mosteller	64,707	-	88,430

Double Trigger Equity Awards
Name	Restricted Stock under 2018 LTICP ($)	Stock Options ($)	Performance-Based RSUs ($)
James McLemore	104,381	-	-

Lorraine Miller	84,176	-	-

Christopher Mosteller	88,341	-	-

The Hancock Whitney Board of Directors After the Merger

Hancock Whitney’s board of directors will not change in connection with the merger and the other transactions contemplated by the merger agreement.

Accounting Treatment of the Merger

The accounting principles applicable to this transaction are included in the FASB Codification Topic ASC 805, Business Combinations. ASC 805 provides guidance on the accounting and reporting of transactions that represent business combinations to be accounted for under the acquisition method. The acquisition method entails: (a) identification of the acquirer; (b) determination of the acquisition date; (c) recognition and measurement of the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree; and (d) recognition and measurement of goodwill or a gain from a bargain purchase.

In this transaction Hancock Whitney is the acquirer and will accordingly apply the business combination under the acquisition method guidance. On the acquisition date, Hancock Whitney (the acquirer) will recognize and measure, at fair value, all the identifiable assets acquired and liabilities assumed. Hancock Whitney will also recognize goodwill arising from the transaction. The results of operations for the combined company will be reported prospectively subsequent to the acquisition date.

Hancock Whitney’s Dividend Policy

Most recently, on April 26, 2019, Hancock Whitney announced that its board of directors declared a $0.27 per common share dividend, payable on June 14, 2019 to shareholders of record as of June 5, 2019.

The principal sources of funds available to Hancock Whitney to pay cash dividends are the dividends received from Hancock Whitney Bank. Consequently, dividends are dependent upon Hancock Whitney Bank’s earnings, capital needs and statutory and regulatory limitations. Federal and state banking laws and regulations restrict the amount of dividends and loans a bank may make to its parent company. Dividends paid to Hancock Whitney by Hancock Whitney Bank are subject to approval by the Commissioner of Banking and Consumer Finance of the State of Mississippi. Hancock Whitney does not expect the foregoing restrictions to affect its ability to pay cash dividends. Although no assurance can be given that Hancock Whitney will continue to declare and pay regular quarterly cash dividends on Hancock Whitney common stock, regular cash dividends have been paid to shareholders since 1937.

Under the merger agreement, prior to the completion of the merger, Hancock Whitney and MidSouth shall coordinate with each other the declaration of any dividends in respect of Hancock Whitney common stock and MidSouth common stock and the record dates and payment dates relating thereto, with the intention that holders of MidSouth common stock shall not receive two dividends, or fail to receive one dividend, in any quarter with respect to their shares of MidSouth common stock and any shares of Hancock Whitney common stock any such holder receives in respect thereof in the merger.

Voting and Support Agreements

In connection with entering into the merger agreement, Hancock Whitney entered into voting and support agreements (which we refer to as the “support agreements”) with certain shareholders of MidSouth, including the directors of MidSouth in their capacities as shareholders, representing in the aggregate approximately 22.61% of the MidSouth common stock as of the MidSouth record date. Subject to the terms and conditions of the support agreements, each such shareholder agreed, among other things, to vote in favor of the approval of the merger agreement and the transactions contemplated thereby, and against alternative acquisition proposals.

The above description of the support agreements is subject to, and qualified in its entirety by reference to, the form of support agreement with certain non-director shareholders, which is included in this proxy statement/prospectus as Annex B, and the form of support agreement with directors, which is included in this proxy statement/prospectus as Annex C. We urge you to read these forms of the support agreements carefully and in their entirety.

No Dissenters’ Rights

Dissenters’ rights are statutory rights that, if available under applicable law, enable shareholders to dissent from an extraordinary transaction, such as a merger, and to demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to shareholders in connection with the extraordinary transaction. Dissenters’ rights are not available in all circumstances, and exceptions to these rights are provided under the LBCA.

Section 12:1-1302 of the LBCA provides that shareholders have the right, in some circumstances, to dissent from certain corporate actions and to instead demand payment of the fair value of their shares. However, shareholders do not have dissenters’ rights with respect to shares of any class or series of shares which, at the record date fixed to determine shareholders entitled to receive notice of and to vote at the meeting of to act upon the corporation action, were listed on a national securities exchange and such shareholders are not required by the terms of the corporate action to accept anything other than cash or shares of a corporation that are listed on a national securities exchange at the effective time of the merger.

MidSouth’s common stock is listed on the NYSE, a national securities exchange, and is expected to continue to be so listed on the record date for the MidSouth special meeting. Holders of MidSouth common stock will receive shares of Hancock Whitney common stock as consideration in the merger, which stock is currently listed on the NASDAQ and is expected to continue to be so listed at the effective time. Therefore, holders of MidSouth common stock will not be entitled to dissenters’ rights in the merger with respect to their shares of MidSouth common stock.

Regulatory Approvals Required for the Merger

Completion of the merger is subject to prior receipt of certain approvals and consents required to be obtained from applicable governmental and regulatory authorities. Subject to the terms and conditions of the merger agreement, Hancock Whitney and MidSouth have agreed to cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all regulatory approvals necessary or advisable to complete the transactions contemplated by the merger agreement. These approvals include, among others, approval from the Federal Reserve Board, the FDIC and the MDBCF. Hancock Whitney has filed applications for regulatory approval with each of the Federal Reserve Board, the FDIC and the MDBCF.

Federal Reserve Board

Certain of the transactions contemplated by the merger agreement are subject to approval by the Federal Reserve Board pursuant to the BHC Act. Hancock Whitney submitted on May 29, 2019 an application pursuant to section 3(a)(5) of the BHC Act (12 U.S.C. § 1842(a)(5)) and section 225.15 of Regulation Y (12 C.F.R. § 225.15), seeking the prior approval of the Federal Reserve Board for Hancock Whitney to acquire MidSouth and thereby also indirectly acquire MidSouth Bank. The Federal Reserve Board takes into consideration a number of factors when acting on applications under section 3 of the BHC Act (12 U.S.C. § 1842(c)) and section 225.13 of Regulation Y (12 C.F.R. § 225.13). These factors include the financial condition of the bank holding companies and banks involved and the future prospects of the combined organization (including consideration of the current and projected capital positions and the levels of indebtedness) and the managerial resources (including the competence, experience, and integrity of the officers, directors, and principal shareholders, as well as their record of compliance with laws and regulations). The Federal Reserve Board also considers the effectiveness of the applicant in combatting money laundering, the convenience and needs of the communities to be served, as well as the extent to which the proposal would result in greater or more concentrated risks to the stability of the U.S. banking or financial system. The Federal Reserve Board may not approve a proposal that would have significant adverse effects on competition or on the concentration of resources in any banking market. As part of the review process in merger transactions, the Federal Reserve Board frequently receives protests from community groups and others. In their most recent Community Reinvestment Act (which we refer to as “CRA”) performance evaluation, Hancock Whitney’s wholly owned subsidiary, Hancock Whitney Bank, received an overall “satisfactory” regulatory rating and MidSouth’s wholly owned subsidiary, MidSouth Bank also received an overall “satisfactory” regulatory rating.

Federal Deposit Insurance Corporation

Certain of the transactions contemplated by the merger agreement are subject to approval by the FDIC under Section 18(c) of the Federal Deposit Insurance Act (the “Bank Merger Act”). Hancock Whitney submitted on May 29, 2019 an application pursuant to the Bank Merger Act seeking the prior approval of the FDIC for Hancock Whitney Bank to merge with MidSouth Bank with Hancock Whitney Bank as the surviving bank. In evaluating an application filed under the Bank Merger Act, the FDIC considers: (i) the competitive impact of the transaction; (ii) the financial and managerial resources of the depository institutions party to the bank merger and future prospects of the resulting institution; (iii) the convenience and needs of the communities to be served; (iv) the depository institutions’ effectiveness in combating money-laundering activities; and (v) the risk to the stability of the United States banking and financial system. In considering an application under the Bank Merger Act, the FDIC also reviews the records or performance of the relevant insured depository institutions under the CRA.

Mississippi Department of Banking and Consumer Finance

Certain of the transactions contemplated by the merger agreement are subject to approval by the MDBCF pursuant Section 81-5-85 of the Mississippi Code (Miss. Code Ann § 81-5-85). Hancock Whitney submitted on May 29, 2019 an application pursuant to Section 81-5-85 seeking the prior approval of the MDBCF for Hancock Whitney Bank to merge with MidSouth Bank, with Hancock Whitney Bank as the surviving bank. In evaluating an application filed under the Section 81-5-85, the MDBCF considers criteria essentially similar to the criteria that the FDIC uses in considering applications under the Bank Merger Act. On July 26, 2019, the MDBCF notified Hancock Whitney Bank that the MDBCF had no objection to the proposed bank merger.

Public Notice and Comments

Furthermore, the BHC Act, the Bank Merger Act and applicable regulations require published notice of, and the opportunity for public comment on, these applications, and authorize the Federal Reserve Board or the FDIC to hold a public hearing or meeting if either regulator determines that a hearing or meeting would be appropriate. The Federal Reserve Board and the FDIC take into account the views of third party commenters, particularly on the subject of the merging parties’ CRA performance and record of service to their respective communities, and any hearing, meeting or comments provided by third parties could prolong the period during which the applications are under review by the Federal Reserve Board or the FDIC. The MDBCF also has authority to receive and consider public comments on the Section 81-5-85 application and to hold a public hearing or meeting if the MDBCF determines that a hearing or meeting would be appropriate.

Waiting Periods

In addition to the Federal Reserve Board, the Antitrust Division of the Department of Justice (which we refer to as the “DOJ”) conducts a concurrent competitive review of the merger to analyze the merger’s competitive effects and determine whether the merger would result in a violation of the antitrust laws. Transactions approved under section 3 of the BHC Act or the Bank Merger Act generally may not be completed until 30 days after the approval of the applicable federal agency is received, during which time the DOJ may challenge the transaction on antitrust grounds. With the approval of the applicable federal agency and the concurrence of the DOJ, the waiting period may be reduced to no less than 15 days. The commencement of an antitrust action would stay the effectiveness of such an approval unless a court specifically ordered otherwise. In reviewing the merger, the DOJ could analyze the merger’s effect on competition differently than the Federal Reserve Board or the FDIC, and thus it is possible that the DOJ could reach a different conclusion than the

Federal Reserve Board or the FDIC regarding the merger’s effects on competition. A determination by the DOJ not to object to the merger may not prevent the filing of antitrust actions by private persons or state attorneys general.

There can be no assurance if and when DOJ clearance will be obtained, or as to the conditions or limitations that such DOJ approval may contain or impose.

Additional Regulatory Approvals and Notices

MidSouth Bank is required under Section 5.33(k) of the OCC’s regulations (12 C.F. R. § 5.33(k)) to provide notice to the OCC of its proposed merger with Hancock Whitney Bank. MidSouth Bank submitted on May 30, 2019 a notice to OCC pursuant to Section 5.33(k) that it was expecting to merge with Hancock Whitney Bank with Hancock Whitney Bank as the surviving bank. Notifications and/or applications requesting approval may also be submitted to various other federal and state regulatory authorities and self-regulatory organizations.

Hancock Whitney and MidSouth believe that the merger does not raise substantial antitrust or other significant regulatory concerns and that we will be able to obtain all requisite regulatory approvals. However, neither Hancock Whitney nor MidSouth can assure you that all of the regulatory approvals described above will be obtained and, if obtained, we cannot assure you as to the timing of any such approvals, our ability to obtain the approvals on satisfactory terms or the absence of any litigation challenging such approvals. In addition, there can be no assurance that such approvals will not impose conditions or requirements that, individually or in the aggregate, would or could reasonably be expected to have a material adverse effect on the financial condition, results of operations, assets or business of Hancock Whitney following completion of the merger. There can likewise be no assurances that U.S. federal or state regulatory authorities will not attempt to challenge the merger, or, if such a challenge is made, as to the result of such challenge.

Neither Hancock Whitney nor MidSouth is aware of any material governmental approvals or actions that are required for completion of the merger other than those described above. It is presently contemplated that if any such additional governmental approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.

NASDAQ Listing; Delisting and Deregistration of MidSouth Common Stock after the Merger

Hancock Whitney common stock is listed for trading on the NASDAQ under the symbol “HWC,” and MidSouth common stock is listed on the NYSE under the symbol “MSL.” Upon completion of the merger, MidSouth common stock will no longer be quoted on the NYSE. Following the merger, shares of Hancock Whitney common stock will continue to be traded on the NASDAQ.

Under the merger agreement, Hancock Whitney will cause the shares of Hancock Whitney common stock to be issued in the merger to be approved for listing on the NASDAQ, subject to notice of issuance.

THE MERGER AGREEMENT

The following describes certain aspects of the merger, including certain material provisions of the merger agreement. The following description of the merger agreement is subject to, and qualified in its entirety by reference to, the merger agreement, which is attached to this proxy statement/prospectus as Annex A and is incorporated by reference into this proxy statement/prospectus. We urge you to read the merger agreement carefully and in its entirety, as it is the legal document governing the merger.

Explanatory Note Regarding the Merger Agreement

The merger agreement and this summary of terms are included to provide you with information regarding the terms of the merger agreement. Factual disclosures about Hancock Whitney and MidSouth contained in this proxy statement/prospectus or in the public reports of Hancock Whitney and MidSouth filed with the SEC may supplement, update or modify the factual disclosures about Hancock Whitney and MidSouth contained in the merger agreement. The merger agreement contains representations and warranties by Hancock Whitney, on the one hand, and by MidSouth, on the other hand. The representations, warranties and covenants made in the merger agreement by Hancock Whitney and MidSouth were qualified and subject to important limitations agreed to by Hancock Whitney and MidSouth in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purpose of establishing circumstances in which a party to the merger agreement may have the right not to consummate the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the merger agreement, rather than establishing matters as facts. The representations and warranties also may be subject to a contractual standard of materiality different from that generally applicable to shareholders and reports and documents filed with the SEC and some were qualified by the matters contained in the confidential disclosure schedules that Hancock Whitney and MidSouth each delivered in connection with the merger agreement and certain documents filed with the SEC. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement/prospectus, may have changed since the date of the merger agreement.

For the foregoing reasons, the representations and warranties or any descriptions of those provisions should not be read alone or relied upon as characterizations of the actual state of facts or condition of Hancock Whitney or MidSouth or any of their respective subsidiaries or affiliates. Instead, such provisions or descriptions should be read only in conjunction with the other information provided elsewhere in this document or incorporated by reference into this proxy statement/prospectus. Please see “Where You Can Find More Information.” Hancock Whitney and MidSouth will provide additional disclosures in their public reports to the extent they are aware of the existence of any material facts that are required to be disclosed under federal securities laws and that might otherwise contradict the terms and information contained in the merger agreement and will update such disclosure as required by federal securities laws.

Structure of the Transaction

Each of Hancock Whitney’s and MidSouth’s respective boards of directors has approved the merger agreement. The merger agreement provides for the merger of MidSouth with and into Hancock Whitney, with Hancock Whitney continuing as the surviving corporation. Immediately following the merger or at such later time as Hancock Whitney may determine, MidSouth Bank, N.A., a wholly owned bank subsidiary of MidSouth, will merge with and into Hancock Whitney Bank, a Mississippi bank and wholly owned subsidiary of Hancock Whitney, with Hancock Whitney Bank as the surviving entity in the bank merger.

Before the completion of the merger, Hancock Whitney may change the method of effecting the merger, and MidSouth has agreed to enter into such amendments to the merger agreement as Hancock Whitney may reasonably request in order to give effect to such restructuring. However, no such change may (a) alter or change the amount or kind of the merger consideration, (b) adversely affect the tax treatment of the merger with respect to shareholders of MidSouth or (c) be reasonably likely to cause the closing of the transaction to be materially delayed or the receipt of the requisite regulatory approvals to be prevented or materially delayed.

The merger agreement further provides that if MidSouth fails to obtain the required vote of its shareholders to approve the merger agreement, each of the parties will in good faith use its reasonable best efforts to negotiate a restructuring of the transaction (provided that no party will have any obligation to alter or change any material term of the merger agreement, including the amount or kind of the merger consideration, in a manner adverse to such party or its shareholders or adversely affect the tax treatment of the merger with respect to shareholders of MidSouth) and/or resubmit the merger agreement or the transactions contemplated thereby (or as restructured) to its shareholders for approval.

Merger Consideration

Each share of MidSouth common stock issued and outstanding immediately prior to the effective time, except for shares to be canceled in accordance with Section 1.5(c) of the merger agreement, will be converted, in accordance with the procedures set forth in the merger agreement, into the right to receive, without interest, 0.2952 shares of Hancock Whitney common stock.

If, after the date of the merger agreement and prior to the effective time, the outstanding shares of MidSouth common stock or Hancock Whitney common stock is increased, decreased, changed into, or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, an appropriate and proportionate adjustment will be made to the merger consideration to provide holders of MidSouth common stock the same economic effect as contemplated by the merger agreement.

Fractional Shares

Hancock Whitney will not issue any fractional shares of Hancock Whitney common stock in the merger. Instead, Hancock Whitney will pay to each former MidSouth common shareholder who otherwise would be entitled to receive such fractional share an amount in cash (rounded to the nearest cent) determined by multiplying (i) the average of the closing sale prices of Hancock Whitney common stock on NASDAQ as reported by the Wall Street Journal for the five full trading days ending on the day preceding the closing date by (ii) the fraction of a share (rounded to the nearest thousandth when expressed in decimal form) of Hancock Whitney common stock which such holder would otherwise be entitled to receive.

Governing Documents

At the effective time of the merger, Hancock Whitney’s articles of incorporation and bylaws in effect immediately prior to the effective time of the merger will be the certificate of incorporation and bylaws of the surviving corporation after completion of the merger, until thereafter amended in accordance with applicable law.

Treatment of MidSouth Equity Awards

MidSouth Stock Options.

At the effective time, each option granted by MidSouth pursuant to MidSouth’s equity plans that is outstanding and unexercised will be converted automatically into an option to purchase, on the same terms and conditions as were applicable under such MidSouth option immediately prior to the effective time (including vesting terms), the number of shares of Hancock Whitney common stock (rounded down to the nearest whole number of shares of Hancock Whitney common stock) equal to the product of (a) the number of shares of

MidSouth common stock subject to such MidSouth option immediately prior to the effective time, multiplied by (b) the conversion ratio, which converted option will have an exercise price per share of Hancock Whitney common stock (rounded up to the nearest whole cent) equal to the quotient of (i) the exercise price per share of MidSouth common stock subject to such MidSouth common stock immediately prior to the effective time, divided by (ii) the conversion ratio. In addition, Hancock Whitney will amend the terms of each assumed and converted option to provide for vesting in full, if not previously vested, if the option holder’s employment is terminated by the surviving corporation without cause on or within 12 months after the effective time.

MidSouth Restricted Stock Awards and MidSouth Restricted Stock Units.

At the effective time, (a) each award in respect of MidSouth common stock subject to vesting, repurchase or other lapse restriction granted under MidSouth’s equity plans that, pursuant to the terms in effect as of the date of the merger agreement, would vest automatically as a result of the effective time or that is held by a non-employee member of the board of directors of MidSouth and (b) each restricted stock unit award in respect of shares of MidSouth common stock granted under a MidSouth equity plan that is outstanding immediately prior to the effective time will vest at the effective time and be canceled and converted automatically into the right to receive, without interest, the merger consideration in respect of each share of MidSouth common stock subject to such award immediately prior to the effective time (with applicable performance goals deemed satisfied at the target level and with the number of shares prorated if contemplated by the applicable MidSouth equity plan, award agreement or other governing document).

Additionally, under the terms and subject to the conditions of the merger agreement, at the effective time, each MidSouth restricted stock award not subject to automatic vesting as a result of the effective time will be converted into a restricted stock award in respect of shares of Hancock Whitney common stock subject to the same terms and conditions (including vesting terms) and relating to the number of shares of Hancock Whitney common stock equal to the product of (a) the number of shares of MidSouth common stock subject to such MidSouth restricted stock award immediately prior to the effective time, multiplied by (b) the conversion ratio, with any fractional shares rounded down to the nearest whole share of Hancock Whitney common stock. In addition, Hancock Whitney will amend the terms of each assumed and converted restricted stock award to provide for vesting in full, if not previously vested, if the restricted stock award holder’s employment is terminated by the surviving corporation without cause on or within 12 months after the effective time.

Treatment of MidSouth Preferred Stock

Under the terms and subject to the conditions of the merger agreement, MidSouth will redeem the outstanding shares of its preferred stock effective as of, subject to and conditioned upon the occurrence of, the closing of the merger. If any of the shares of MidSouth preferred stock are not redeemed at or prior to the effective time, then at the effective time, each outstanding share of such series of MidSouth preferred stock will automatically be converted into the right to receive a share of a newly created series of preferred stock of Hancock Whitney having the same rights, preferences, privileges and voting powers, and limitations and restrictions thereof, as such series of MidSouth preferred stock. MidSouth has received the requisite regulatory approval from the Federal Reserve Board to redeem all of the outstanding shares of MidSouth preferred stock effective as of, subject to and conditioned upon the occurrence of, the closing of the merger.

Closing and Effective Time of the Merger

The merger will be completed only if all conditions to the merger discussed in this proxy statement/prospectus and set forth in the merger agreement are either satisfied or waived. Please see “—Conditions to Complete the Merger.”

The merger will become effective as of the date and time set forth in the articles of merger to be filed with the Secretary of State of the State of Louisiana and the articles of merger with the Secretary of State of the State of Mississippi. The closing of the merger will occur at 10:00 a.m., New York City time on the first Friday that is a business day of the calendar month following the month in which all of the conditions to complete the merger have been satisfied or waived by the parties entitled to the benefits thereto (other than conditions which relate to actions to be taken at the closing, but subject to the satisfaction or applicable waiver of such conditions at the closing) or, if such first Friday that is a business day is (a) not at least three business days after the aforementioned satisfaction or waiver or (b) would occur during the last week of any fiscal quarter of Hancock Whitney, then the first Friday that is a business day of the immediately following calendar month, or at such other date, time and place as Hancock Whitney and MidSouth mutually agree in writing, provided that, unless otherwise agreed in writing by Hancock Whitney, in no event will the closing be required to occur prior to September 20, 2019. It currently is anticipated that the completion of the merger will occur late in the third quarter of 2019 subject to the receipt of regulatory approvals and other customary closing conditions, but neither MidSouth nor Hancock Whitney can guarantee when or if the merger will be completed.

Conversion of Shares; Payment Procedures

The conversion of MidSouth common stock into the right to receive the merger consideration will occur automatically at the effective time of the merger. After completion of the merger, the conversion agent will convert shares of MidSouth common stock for the merger consideration to be received pursuant to the terms of the merger agreement.

Letter of Transmittal

As promptly as practicable after the completion of the merger, and in any event within 10 days thereafter, the conversion agent will mail to each holder of record of a certificate that immediately prior to the effective time represented outstanding shares of MidSouth common stock a letter of transmittal and instructions on how to surrender certificates representing shares of MidSouth common stock immediately prior to the effective time for the merger consideration the holder is entitled to receive under the merger agreement and any cash instead of fractional shares, as well as any dividends or other distributions which, after the surrender of a certificate representing shares of MidSouth common stock, have become payable with respect to the whole shares of Hancock Whitney common stock that the shares of MidSouth common stock represented by such certificate have been converted into the right to receive under the merger agreement, in each case without interest.

If a certificate for MidSouth common stock has been lost, stolen, or destroyed, the conversion agent will issue the merger consideration upon receipt of (1) an affidavit of that fact by the claimant and (2) if required by Hancock Whitney, the posting of a bond in an amount as Hancock Whitney may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such certificate.

No holder of non-certificated shares of MidSouth common stock represented by book-entry immediately prior to the effective time (which we refer to as “book-entry shares”) shall be required to deliver a certificate or letter of transmittal in respect of such book-entry shares or surrender such book-entry shares to the conversion agent in order to receive the merger consideration. In lieu thereof, each book-entry share will automatically upon the effective time be entitled to receive, and Hancock Whitney will cause the conversion agent to pay and deliver as promptly as reasonably practicable, the merger consideration and any cash instead of a fractional share, as well as any dividends or other distributions, which the share of MidSouth common stock represented by such book-entry share has been converted into the right to receive under the merger agreement, in each case without interest.

After completion of the merger, there will be no further transfers on the stock transfer books of MidSouth of shares of MidSouth common stock that were issued and outstanding immediately prior to the effective time.

Withholding

Hancock Whitney will be entitled to deduct and withhold, or cause the conversion agent to deduct and withhold, from any cash instead of fractional shares, cash dividends or distributions payable, or any other cash amounts payable under the merger agreement to any holder of MidSouth common stock or MidSouth equity awards the amounts it is required to deduct and withhold under the Code or any provision of state, local, or foreign tax law. If any such amounts are withheld and paid over to the appropriate governmental authority, such amounts will be treated for all purposes of the merger agreement as having been paid to any such holder from whom they were withheld.

Dividends and Other Distributions

No dividends or other distributions declared with respect to Hancock Whitney common stock will be paid to the holder of any unsurrendered certificates or unpaid book-entry shares of MidSouth common stock until such certificate is surrendered or such book-entry share is paid in accordance with the merger agreement. After the surrender of a certificate or payment of a book-entry share in accordance with the merger agreement, the record holder thereof will be entitled to receive any such dividends or other distributions, without any interest, which had previously become payable with respect to the whole shares of Hancock Whitney common stock that the shares of MidSouth common stock represented by such certificate or book-entry share have been converted into the right to receive under the merger agreement.

Representations and Warranties

The merger agreement contains customary representations and warranties of each of MidSouth and Hancock Whitney relating to their respective businesses. The representations and warranties in the merger agreement do not survive the effective time of the merger.

The merger agreement contains representations and warranties made by each of MidSouth and Hancock Whitney relating to a number of matters, including the following:

•	corporate matters, including due organization, qualification and corporate power of itself and its subsidiaries;

•	capitalization;

•	authority relative to execution and delivery of the merger agreement and the absence of conflicts with, or violations of, organizational documents, laws or other obligations as a result of the merger;

•	required governmental and other regulatory filings and other consents and approvals in connection with the merger;

•	reports to regulatory authorities;

•	financial statements, internal controls, books and records, accounting practices and absence of undisclosed liabilities;

•	broker’s fees payable in connection with the merger;

•	the absence of certain changes or events;

•	legal proceedings;

•	compliance with applicable laws;

•	absence of agreements with regulatory authorities;

•	inapplicability of state takeover statutes; and

•	absence of action or any fact or circumstance that could reasonably be expected to prevent the merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

In addition, certain representations and warranties relating to a number of matters are made only by MidSouth, including:

•	taxes and tax returns;

•	employee and employee benefit plan matters;

•	material contracts;

•	risk management instruments;

•	environmental matters;

•	investment securities owned by MidSouth;

•	real property;

•	intellectual property;

•	related-party transactions;

•	data privacy;

•	the opinion of MidSouth’s financial advisor, Sandler O’Neill + Partners, L.P.;

•	MidSouth’s loan portfolio;

•	insurance matters; and

•	the absence of any investment adviser subsidiaries.

Certain representations and warranties of MidSouth and Hancock Whitney are qualified as to knowledge, “materiality” or “material adverse effect.”

For purposes of the merger agreement, a “material adverse effect” means, when used in reference to MidSouth, any event, circumstance, development, change or effect that, individually or in the aggregate, (a) has a material adverse effect on the business, properties, assets, liabilities, results of operations or financial condition of MidSouth and its subsidiaries taken as a whole (provided, however, that, with respect to clause (a), material adverse effect shall not be deemed to include the impact of (i) changes, after the date of the merger agreement, in U.S. generally accepted accounting principles or applicable regulatory accounting requirements, (ii) changes, after the date of the merger agreement, in laws, rules or regulations of general applicability to companies in the industries in which MidSouth and its subsidiaries operate, or interpretations thereof by courts or governmental entities, (iii) changes, after the date of the merger agreement, in global, national or regional political conditions (including the outbreak of war or acts of terrorism), (iv) changes, after the date of the merger agreement, in economic or market conditions affecting the financial services industry generally and not specifically relating to MidSouth or its subsidiaries, (v) failure, in and of itself, to meet earnings projections or internal financial forecasts, but not including the underlying causes thereof, (vi) disclosure or consummation of the transactions contemplated by the merger agreement or actions expressly required by the merger agreement in contemplation of the transactions contemplated thereby, or (vii) actions or omissions taken pursuant to the written consent of

Hancock Whitney; except, with respect to (i), (ii), (iii) or (iv), to the extent that the effects of such change are materially disproportionately adverse to the business, properties, assets, liabilities, results of operations or financial condition of MidSouth and its subsidiaries, taken as a whole, as compared to other companies in the industry in which MidSouth and its subsidiaries operate) or (b) would be reasonably likely to prevent or materially impair, the ability of MidSouth to timely consummate the transactions contemplated by the merger agreement. For purposes of the merger agreement, a “Hancock Whitney material adverse effect” means any event, circumstance, development, change or effect that, individually or in the aggregate, would be reasonably likely to prevent or materially impair, the ability of Hancock Whitney to timely consummate the transactions contemplated by the merger agreement.

Covenants and Agreements

Conduct of Business Prior to the Completion of the Merger

MidSouth has agreed that, prior to the effective time of the merger (or earlier termination of the merger agreement), subject to specified exceptions, it will, and will cause each of its subsidiaries to (a) conduct its business in the ordinary course in all material respects and (b) use commercially reasonable efforts to maintain and preserve intact its business organization and advantageous business relationships. In addition, each of MidSouth and Hancock Whitney has agreed that, during the same period, subject to specified exceptions, it will, and will cause each of its subsidiaries to, take no action that would reasonably be likely to adversely affect or materially delay the ability of either of MidSouth or Hancock Whitney to obtain any necessary approvals of any governmental entity or regulatory agency required for the transactions contemplated by the merger agreement, or to perform its covenants and agreements under the merger agreement, or to consummate the transactions contemplated thereby on a timely basis.

Additionally, MidSouth and Hancock Whitney have undertaken further covenants. Prior to the effective time of the merger (or earlier termination of the merger agreement), subject to specified exceptions, MidSouth may not, and may not permit any of its subsidiaries to, without prior written consent of Hancock Whitney (such consent not to be unreasonably withheld, conditioned or delayed), undertake the following:

•

other than in the ordinary course of business, incur any indebtedness for borrowed money (other than indebtedness of MidSouth or any of its wholly owned subsidiaries to MidSouth or any of its subsidiaries), assume, guarantee, endorse, or otherwise as an accommodation become responsible for the obligations of any other person (other than a subsidiary of MidSouth);

•	adjust, split, combine, or reclassify any capital stock;

•

make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock except (a) regular quarterly cash dividends by MidSouth at a rate not in excess of $0.01 per share of MidSouth common stock, and any associated dividend equivalents for MidSouth equity awards, (b) required dividends on the MidSouth preferred stock, (c) dividends paid by any of the subsidiaries of MidSouth to MidSouth or any of its wholly owned subsidiaries, (d) the acceptance of shares of MidSouth common stock as payment for the exercise price of MidSouth options or for withholding taxes incurred in connection with the exercise of MidSouth options or the vesting or settlement of MidSouth equity awards and dividend equivalents thereon, if any, in each case, in accordance with past practice and to the extent required by the terms of the applicable award agreements, (e) required dividends on the common stock of any MidSouth subsidiary, (f) required dividends on MidSouth trust preferred securities or (g) the redemption of MidSouth preferred stock or trust preferred securities;

•

grant any stock options, stock appreciation rights, performance shares, restricted stock units, restricted shares or other equity-based awards or interests, or grant any individual, corporation or other entity any right to acquire any shares of its capital stock;

•

issue, sell or otherwise permit to become outstanding any additional shares of capital stock or securities convertible or exchangeable into, or exercisable for, any shares of its capital stock or any options, warrants, or other rights of any kind to acquire any shares of capital stock, except for (a) the issuance of shares upon the exercise of MidSouth options or (b) the vesting or settlement of MidSouth equity awards (and dividend equivalents thereon, if any) in accordance with past practice and to the extent required by the terms of the applicable award agreements;

•

sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties or assets to any individual, corporation or other entity other than a wholly owned subsidiary, or cancel, release or assign any material indebtedness to any such person or any claims held by any such person, in each case other than in the ordinary course of business;

•

except for transactions in the ordinary course of business (including by way of foreclosure or acquisitions of control in a fiduciary or similar capacity or in satisfaction of debts previously contracted in good faith), make any material investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity, other than in a wholly owned subsidiary of MidSouth;

•

terminate, materially amend, or waive any material provision of, any material contract of MidSouth, or make any material change in any instrument or agreement governing the terms of any of its securities, other than normal renewals in the ordinary course of business or enter into any contract that would constitute a material MidSouth contract if it were in effect on the date of the merger agreement;

•

except as required under applicable laws, regulations, guidelines or policies imposed by any Governmental Entity, or the terms of any MidSouth benefit plan as in effect on the date of the merger agreement, or renewals with respect to welfare benefits in the ordinary course consistent with past practice, (a) enter into, adopt, commence participation in, amend or terminate any MidSouth benefit plan (or any employee benefit plan, program or policy that would be a MidSouth benefit plan if in effect as of the date hereof) or any collective bargaining agreement or similar labor agreement, (b) increase the compensation or benefits payable to any current or former employee, director, independent contractor or other service provider, (c) pay or award, or commit to pay or award, any bonuses or incentive compensation, (d) grant or accelerate the vesting of any equity-based awards or other compensation, (e) fund any rabbi trust or similar arrangement or cause the MidSouth employee stock ownership plan (which we refer to as the (“MidSouth ESOP”) to enter into any new loan, (f) terminate the employment or services of any employee, independent contractor or other service provider whose target annual compensation is greater than $100,000, other than for cause, or (g) hire any employee, independent contractor or other service provider who has target annual compensation greater than $100,000;

•

settle any material claim, suit, action or proceeding, except in the ordinary course of business, in an amount and for consideration not in excess of $150,000 individually or $300,000 in the aggregate and that would not impose any material restriction on the business of it or its subsidiaries or the surviving company;

•

take any action or knowingly fail to take any action where such action or failure to act could reasonably be expected to prevent the merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;

•	amend its articles, its bylaws, or comparable governing documents of its “significant subsidiaries” (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Exchange Act);

•

merge or consolidate itself or any of its significant subsidiaries with any other person, or restructure, reorganize or completely or partially liquidate or dissolve it or any of its significant subsidiaries;

•

materially restructure or materially change its investment securities or derivatives portfolio or its interest rate exposure, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported, except as may be required by GAAP or by applicable laws, regulations, guidelines or policies imposed by any governmental entity or requested by a governmental entity;

•

implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or by applicable laws, regulations, guidelines or policies imposed by any governmental entity;

•

enter into any material new line of business or change in any material respect its lending, investment, underwriting, risk and asset liability management and other banking and operating, securitization and servicing policies (including any change in the maximum ratio or similar limits as a percentage of its capital exposure applicable with respect to its loan portfolio or any segment thereof), except as required by such policies or applicable law, regulation or policies imposed by any governmental entity or amend, modify or make any loans or extensions of credit either (a) outside of the ordinary course of business consistent with past practice or (b) inconsistent with criteria agreed by MidSouth and Hancock Whitney in connection with the execution of the merger agreement;

•

make any material changes in its policies and practices with respect to (a) underwriting, pricing, originating, acquiring, selling, servicing, or buying or selling rights to service, material loans or (b) its hedging practices and policies, in each case except as may be required by such policies and practices or by any applicable laws, regulations, guidelines or policies imposed by any governmental entity;

•	make, or commit to make, any capital expenditures in excess of $150,000 in the aggregate, other than as disclosed to Hancock Whitney prior to the execution of the merger agreement;

•

make, change or revoke any material tax election, change an annual tax accounting period, adopt or change any material tax accounting method, file any amended material tax return, enter into any closing agreement with respect to a material amount of taxes, or settle any material tax claim, audit, assessment or dispute or surrender any right to claim a refund of a material amount of taxes;

•

make application for the opening, relocation or closing of any, or open, relocate or close any, branch office, loan production office or other significant office or operations facility of MidSouth or its subsidiaries, or purchase any new real property (other than other real estate owned (OREO) properties in the ordinary course) or enter into, amend or renew any material lease with respect to real property;

•

knowingly take any action that is intended to or would reasonably be likely to adversely affect or materially delay the ability of MidSouth or its subsidiaries to obtain any necessary approvals of any governmental entity required for the transactions contemplated by the merger agreement or to perform its covenants and agreements under this Agreement or to consummate the transactions contemplated by the merger agreement; or

•	agree to take, make any commitment to take, or adopt any resolutions of its board of directors or similar governing body in support of, any of the actions prohibited by the merger agreement.

Prior to the effective time of the merger (or earlier termination of the merger agreement), subject to specified exceptions, Hancock Whitney may not, and Hancock Whitney may not permit any of its subsidiaries to, without prior written consent of MidSouth (such consent not to be unreasonably withheld, conditioned or delayed), undertake the following:

•

amend its articles or its bylaws in a manner that would materially and adversely affect the holders of MidSouth common stock, or adversely affect the holders of MidSouth common stock relative to other holders of Hancock Whitney common stock;

•	adjust, split, combine or reclassify any capital stock of Hancock Whitney;

•

merge or consolidate itself or any of its significant subsidiaries with any other person where it or its significant subsidiary, as applicable, is not the surviving person, or restructure, reorganize or completely or partially liquidate or dissolve it or any of its significant subsidiaries;

•

take any action or knowingly fail to take any action where such action or failure to act could reasonably be expected to prevent the merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;

•

knowingly take any action that is intended to or would reasonably be likely to adversely affect or materially delay the ability of Hancock Whitney or its subsidiaries to obtain any necessary approvals of any governmental entity required for the transactions contemplated by the merger agreement or to perform its covenants and agreements under the merger agreement or to consummate the transactions contemplated thereby; or

•	agree to take, make any commitment to take, or adopt any resolutions of its board of directors or similar governing body in support of, any of the actions prohibited by the merger agreement.

Regulatory Matters

Hancock Whitney and MidSouth have agreed to cooperate and use their respective reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions, and filings, to obtain as promptly as practicable all permits, consents, approvals, and authorizations of all third parties and governmental entities that are necessary or advisable to consummate the transactions contemplated by the merger agreement (including the merger and the bank merger) and to comply with the terms and conditions of all such permits, consents, approvals, and authorizations of all such third parties and governmental entities. Hancock Whitney and MidSouth have each agreed to use, and to cause their respective applicable subsidiaries to use, reasonable best efforts, to obtain each requisite regulatory approval as promptly as reasonably practicable, and to cooperate with each other in connection therewith.

Each of Hancock Whitney and MidSouth will, and will cause its subsidiaries to, use their reasonable best efforts, in each case as promptly as reasonably practicable, (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements that may be imposed on such party or its subsidiaries with respect to the merger and the bank merger and, subject to the conditions set forth in the merger agreement, to consummate the transactions contemplated by the merger agreement, and (b) to obtain (and to cooperate with the other party to obtain) any material consent, authorization, order or approval of, or any exemption by, any governmental entity and any other third party that is required to be obtained by Hancock Whitney or MidSouth or any of their respective subsidiaries in connection with the merger, the bank merger and the other transactions contemplated by the merger agreement.

Hancock Whitney and MidSouth have also agreed to furnish each other with all information reasonably necessary or advisable in connection with any statement, filing, notice or application to any governmental entity in connection with the transactions contemplated by the merger agreement, as well as to promptly keep each other apprised of the status of matters related to the completion of the transactions contemplated by the merger agreement.

Employee Benefit Matters

Hancock Whitney has agreed, during the period commencing at the effective time and ending on the first anniversary thereof, to provide each MidSouth continuing employee, for so long as they are employed following the effective time, with (a) annual base salary and wages that are no less than the annual base salary or wages in effect for such employee immediately prior to the effective time and, (b) incentive compensation opportunities (including equity-based awards) and employee benefits that are substantially comparable to those provided to similarly situated employees of Hancock Whitney and its subsidiaries (excluding any frozen benefit plans of Hancock Whitney and its subsidiaries or benefit plans that exclusively provide benefits to grandfathered employees of Hancock Whitney and its subsidiaries), provided that until such time as Hancock Whitney fully integrates the continuing employees into its plans (which shall occur as soon as reasonably practicable following the effective time), participation in the MidSouth benefit plans as in effect as of the effective time shall be deemed to satisfy the foregoing standard. In addition, during the period commencing at the effective time and ending on the first anniversary thereof, Hancock Whitney will provide severance to each continuing employee pursuant to the terms and conditions of the severance plan or policy of MidSouth and its subsidiaries applicable to each such continuing employee as of the date of the merger agreement.

Following the effective time, subject to certain customary exclusions, Hancock Whitney will use commercially reasonable efforts to waive pre-existing conditions, exclusions, and waiting periods with respect to participation and coverage requirements under the Hancock Whitney plans in which MidSouth continuing employees are eligible to participate after the effective time (which we refer to as “new plans”), provide credit for previously incurred eligible expenses in satisfying co-payments, coinsurance or deductibles under any new plans that provide health care benefits, and recognize service, subject to specified exceptions, with MidSouth for purposes of any new plan to the same extent that such service was taken into account under the analogous MidSouth benefit plan.

Hancock Whitney may request that MidSouth terminate the MidSouth 401(k) Plan effective immediately prior to the effective time, in which case, MidSouth continuing employees will be eligible to participate in and make rollover contributions to the Hancock Whitney 401(k) plan.

Hancock Whitney has requested that MidSouth terminate the MidSouth ESOP effective immediately prior to the effective time. Subject to certain restrictions, in consideration for the forgiveness in full of all indebtedness of the MidSouth ESOP under the MidSouth ESOP loan, the number of shares of MidSouth common stock in the suspense account of the MidSouth ESOP having a value equal to the amount of such indebtedness shall be canceled and shall not be considered outstanding for purposes of the merger agreement, and any remaining shares in the suspense account shall be released and allocated among eligible MidSouth ESOP participants. Hancock Whitney shall, or shall cause the surviving company to, honor the terms of all MidSouth benefit plans subject to any limits under applicable law and Hancock Whitney may amend or terminate such plans in accordance with their terms and transition MidSouth continuing employees to plans of Hancock Whitney.

Director and Officer Indemnification and Insurance

The merger agreement provides that following completion of the merger, Hancock Whitney and the surviving corporation will indemnify and hold harmless, to the fullest extent permitted by applicable law, all present and former directors, officers, and employees of MidSouth and its subsidiaries or fiduciaries of MidSouth or its subsidiaries under any MidSouth benefit plan (in their capacity as such) against any costs or liabilities incurred in connection with any threatened or actual claim, action, suit, proceeding or investigation, whether arising before or after the effective time of the merger, arising in whole or in part out of the fact that such person is or was a director, officer, employee or fiduciary of MidSouth or its subsidiaries or under any MidSouth benefit plan or matters existing or occurring at or prior to the effective time of the merger (including in connection with the merger agreement and the transactions contemplated thereby), and will also advance expenses to such persons to the fullest extent permitted by applicable law, provided that such person provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

The merger agreement requires Hancock Whitney to cause the surviving company to maintain, for a period of six years after completion of the merger, MidSouth’s existing directors’ and officers’ liability insurance policy, or policies with a substantially comparable insurer of at least the same coverage and amounts and containing terms and conditions that are no less advantageous to the insured, with respect to claims against present and former officers and directors of MidSouth and its subsidiaries arising from facts or events that occurred at or prior to the completion of the merger. However, Hancock Whitney is not required to spend annually more than 200% of the aggregate annual premium paid as of the date of the merger agreement by MidSouth for such insurance (which we refer to as the “premium cap”), and if such premiums for such insurance would at any time exceed that amount, then Hancock Whitney will maintain policies of insurance which, in its good faith determination, provide the maximum coverage available at an annual premium equal to the premium cap. In lieu of the foregoing, MidSouth, in consultation with Hancock Whitney but only upon the consent of Hancock Whitney, may (and, at Hancock Whitney’s request, will use commercially reasonable efforts to) obtain at or prior to the effective time of the merger a six-year “tail” policy under MidSouth’s existing directors’ and officers’ insurance policy providing equivalent coverage to that described in the preceding sentence if such a policy can be obtained for an amount that, in the aggregate, does not exceed the premium cap.

Dividends

Hancock Whitney and MidSouth must coordinate with the other for the declaration of any dividends in respect of Hancock Whitney common stock and MidSouth common stock and the record dates and payment dates relating thereto to ensure that MidSouth common shareholders do not fail to receive a dividend (or receive two dividends) in any one quarter.

MidSouth Shareholder Meeting and Recommendation of the MidSouth Board of Directors

MidSouth has agreed to hold a meeting of its shareholders for the purpose of voting upon approval of the merger agreement as soon as reasonably practicable and upon the declaration of effectiveness of the registration statement of which this proxy statement/prospectus is a part. The MidSouth board of directors has agreed to use its reasonable best efforts to obtain from its shareholders the vote required to approve the merger agreement, including by communicating to its shareholders its recommendation (and including such recommendation in this proxy statement/prospectus) that they approve the merger agreement and the transactions contemplated thereby. MidSouth must engage a proxy solicitor reasonably acceptable to Hancock Whitney to assist in the solicitation of proxies from shareholders relating to such required vote. However, if the MidSouth board of directors, after receiving the advice of its outside counsel and, with respect to financial matters, its financial advisors, determines in good faith that it would be reasonably likely to result in a violation of its fiduciary duties under applicable law to continue to recommend the merger agreement, then it may submit the merger agreement to its shareholders without recommendation (although the resolutions approving the merger agreement may not be rescinded or amended) and may communicate the basis for its lack of recommendation to its shareholders in this proxy statement/prospectus or a supplemental amendment thereto to the extent required by applicable law, provided that (1) it gives Hancock Whitney at least five business days’ prior written notice of its intention to take such action and a reasonable description of the event or circumstances giving rise to its determination to take such action (including, in the event such action is taken by the MidSouth board of directors in response to an acquisition proposal, the latest material terms and conditions, and the identity of the third-party making any such acquisition proposal, or any amendment or modification thereof, or describe in reasonable detail such other event or circumstances); and (2) at the end of such notice period, the MidSouth board of directors takes into account any amendment or modification to the merger agreement proposed by Hancock Whitney and after receiving the advice of its outside counsel and, with respect to financial matters, its financial advisors, determines in good faith that it would nevertheless result in a violation of its fiduciary duties under applicable law to continue to recommend the merger agreement. Any material amendment to any acquisition proposal will require a new notice period.

MidSouth must adjourn or postpone its shareholder meeting if there are insufficient shares of MidSouth common stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such meeting, or if on the date of such meeting, MidSouth has not received proxies representing a sufficient number of shares necessary for approval of the merger agreement.

Agreement Not to Solicit Other Offers

Under the terms of the merger agreement, MidSouth will not, and will cause its subsidiaries and will use commercially reasonable efforts to cause its and their officers, directors, agents, advisors, and representatives not to, directly or indirectly, (a) initiate, solicit, knowingly encourage, or knowingly facilitate inquiries or proposals with respect to any acquisition proposal, (b) engage or participate in any negotiations with any person concerning any acquisition proposal, or (c) provide any confidential or nonpublic information or data to, or have or participate in any discussions with, any person relating to, any acquisition proposal. For purposes of the merger agreement, an “acquisition proposal” means, other than the transactions contemplated by the merger agreement, any offer or proposal relating to, or any third-party indication of interest in, (a) any acquisition or purchase, direct or indirect, of 15% or more of the consolidated assets of MidSouth and its subsidiaries, or 15% or more of any class of equity or voting securities of MidSouth or its subsidiaries whose assets, individually or in the aggregate, constitute more than 15% of the consolidated assets of MidSouth, (b) any tender offer or exchange offer that, if consummated, would result in such third-party beneficially owning more than 15% of any class of equity or voting securities of MidSouth or its subsidiaries whose assets, individually or in the aggregate, constitute more than 15% of the consolidated assets of MidSouth, or (c) a merger, consolidation, share exchange or other business combination or reorganization involving MidSouth or its subsidiaries whose assets, individually or in the aggregate, constitute more than 15% of the consolidated assets of MidSouth, except in each case, for any sale of whole loans and securitizations in the ordinary course of business and any bona fide internal reorganization.

However, in the event that prior to the approval of the merger agreement by MidSouth’s shareholders, MidSouth receives an unsolicited bona fide written acquisition proposal, it may, and may permit its subsidiaries and its and their officers, directors, agents, advisors, and representatives to, furnish or cause to be furnished nonpublic information or data and participate in negotiations or discussions to the extent that its board of directors concludes in good faith (after receiving the advice of its outside counsel, and with respect to financial matters, its financial advisor) that failure to take such actions would be reasonably likely to result in a violation of its fiduciary duties under applicable law, provided that, prior to providing any such nonpublic information, MidSouth provides such information to Hancock Whitney and enters into a confidentiality agreement with such third-party on terms no less favorable to it than the confidentiality agreement between Hancock Whitney and MidSouth, and which confidentiality agreement does not provide such person with any exclusive right to negotiate with MidSouth.

MidSouth agreed to, and agreed to use commercially reasonable efforts to cause its and its subsidiaries’ officers, directors, agents, advisors, and representatives to, immediately cease and cause to be terminated any activities, discussions, or negotiations conducted before the date of the merger agreement with any person other than Hancock Whitney with respect to any acquisition proposal. MidSouth will promptly (within one business day) advise Hancock Whitney following receipt of any acquisition proposal or any inquiry which could reasonably be expected to lead to an acquisition proposal, and the substance thereof (including the material terms and conditions of and the identity of the person making such inquiry or acquisition proposal), and will promptly

(and in any event within one business day) advise Hancock Whitney of any related developments, discussions, and negotiations on a current basis, including any amendments to or revisions of the material terms of such inquiry or acquisition proposal. In addition, MidSouth has agreed to use its reasonable best efforts to enforce any existing confidentiality agreements to which it or any of its subsidiaries is a party. MidSouth has also agreed that during the term of the merger agreement, it will not and will cause its subsidiaries and its and their officers, directors, agents, advisors, and representatives not to enter into any acquisition agreement, merger agreement or other definitive transaction agreement (other than a confidentiality agreement permitted pursuant to the previous paragraph) relating to any acquisition proposal.

Redemption of MidSouth Preferred Stock

Under the terms of the merger agreement, MidSouth shall, and shall cause its subsidiaries and shall use commercially reasonable efforts to cause its and their representatives to, take all actions necessary, appropriate or advisable to redeem, effective as of, and subject to and conditioned upon the occurrence of, the closing, all issued and outstanding shares of MidSouth preferred stock in accordance with the requirements of MidSouth’s articles and applicable law. If the approval from the applicable governmental entity of the redemption of preferred stock is not obtained prior to the effective time, the MidSouth preferred stock will be converted pursuant to the terms of the merger agreement. See “—Treatment of MidSouth Preferred Stock.”

Certain Additional Covenants

The merger agreement also contains additional covenants, including, among others, covenants relating to the filing of this proxy statement/prospectus, obtaining required consents, the listing of the shares of Hancock Whitney common stock to be issued in the merger, coordination with respect to litigation relating to the merger and further actions required to consummate the merger, advice relating to the occurrence of a material change, access to information, exemption from takeover laws, public announcements with respect to the transactions contemplated by the merger agreement, exemption from liability under Section 16(b) of the Exchange Act, disposition of certain troubled assets of MidSouth, and the absence of control over the other party’s business.

Conditions to Complete the Merger

Hancock Whitney’s and MidSouth’s respective obligations to complete the merger are subject to the satisfaction or waiver of the following conditions:

•	the approval of the merger agreement by MidSouth’s shareholders;

•	the authorization for listing on the NASDAQ, subject to official notice of issuance, of the Hancock Whitney common stock to be issued in connection with the merger;

•

the effectiveness of the registration statement of which this proxy statement/prospectus is a part and the absence of any stop order (or proceedings for that purpose initiated or threatened and not withdrawn);

•

the absence of any order, injunction, or decree by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the completion of the merger or the bank merger, and the absence of any statute, rule, regulation, order, injunction, or decree enacted, entered, promulgated, or enforced by any governmental entity which prohibits or makes illegal consummation of the merger;

•

all required regulatory approvals shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired or been terminated, and (ii) no such required approval shall have resulted in the imposition of any materially burdensome regulatory condition;

•

the accuracy of the representations and warranties of the other party contained in the merger agreement as of the date on which the merger agreement was entered into and (except to the extent such representations and warranties speak as of an earlier date) as of the date on which the merger is completed, subject to the materiality standards provided in the merger agreement (and the receipt by each party of an officer’s certificate from the other party to such effect);

•

the performance by the other party in all material respects of all obligations required to be performed by it under the merger agreement at or prior to the date on which the merger is completed (and the receipt by each party of an officer’s certificate from the other party to such effect); and

•

receipt by such party of an opinion of its outside legal counsel to the effect that on the basis of facts, representations, and assumptions set forth or referred to in such opinion, the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

Neither MidSouth nor Hancock Whitney can provide assurance as to when or if all of the conditions to the merger can or will be satisfied or waived by the appropriate party. As of the date of this proxy statement/prospectus, neither MidSouth nor Hancock Whitney has reason to believe that any of these conditions will not be satisfied.

Termination of the Merger Agreement

The merger agreement can be terminated at any time prior to completion of the merger in the following circumstances:

•	by mutual written consent of Hancock Whitney and MidSouth;

•

by either Hancock Whitney or MidSouth, if any governmental entity that must grant a requisite regulatory approval has denied approval of the merger or the bank merger and such denial has become final and nonappealable, or any governmental entity of competent jurisdiction has issued a final nonappealable order, injunction or decree permanently enjoining or otherwise prohibiting, or making illegal, the consummation of the merger or the bank merger, unless the failure to obtain a requisite regulatory approval is due to the failure of the party seeking to terminate the merger agreement to perform or observe its covenants and agreements under the merger agreement;

•

by either Hancock Whitney or MidSouth, if the merger has not been completed on or before April 30, 2020 (which we refer to as the “termination date”), unless the failure of the merger to be consummated by that date is due to the failure of the party seeking to terminate the merger agreement to perform or observe its covenants and agreements under the merger agreement;

•

by either Hancock Whitney or MidSouth (provided that the terminating party is not then in material breach of any representation, warranty, covenant, or other agreement contained in the merger agreement), if there is a breach of any of the covenants or agreements or any of the representations or warranties (or any such representation or warranty ceases to be true) set forth in the merger agreement on the part of the other party which, either individually or in the aggregate, would constitute, if occurring or continuing on the date the merger is completed, the failure of a closing condition of the terminating party and which is not cured within the earlier of the termination date and 45 days following written notice to the party committing such breach, or by its nature or timing cannot be cured during such period;

•	by Hancock Whitney, if, prior to obtaining the requisite approval of the merger agreement by MidSouth common shareholders, (x) MidSouth or the MidSouth board of directors (a) submits the merger agreement to its shareholders without a recommendation for approval, or otherwise withdraws or adversely modifies (or discloses its intention to withdraw or adversely modify) its recommendation as contemplated by the merger agreement, or recommends to its shareholders an acquisition proposal other than the merger, or (b) materially breaches its obligations to hold a meeting of its shareholders to approve the merger agreement or not to solicit alternative acquisition proposals; or (y) a tender offer or exchange offer for 20% or more of the outstanding shares of MidSouth common stock is commenced, and the MidSouth board of directors recommends that the shareholders of MidSouth tender their shares in such tender or exchange offer or otherwise fails to recommend that such shareholders reject such tender offer or exchange offer within the 10 business day period specified in Rule 14e-2(a) under the Exchange Act.

Effect of Termination

If the merger agreement is terminated, it will become void and have no effect, except that (1) both Hancock Whitney and MidSouth will remain liable for any liabilities or damages arising out of its fraud or its willful and material breach of any provision of the merger agreement, and (2) designated provisions of the merger agreement will survive the termination, including those relating to payment of termination fees and expenses and the confidential treatment of information.

Termination Fee

MidSouth will pay Hancock Whitney a termination fee if the merger agreement is terminated in the following circumstances:

•

In the event that after the date of the merger agreement, a bona fide acquisition proposal has been made known to a member of the board of directors or senior management of MidSouth or has been made directly to its shareholders generally, or any person shall have publicly announced a bona fide acquisition proposal with respect to MidSouth and (a) (i) thereafter the merger agreement is terminated by either Hancock Whitney or MidSouth because the merger has not been completed prior to the termination date, and MidSouth has failed to obtain the required vote of its shareholders at the duly convened special meeting of MidSouth’s shareholders or any adjournment or postponement thereof at which a vote on the approval of the merger agreement is taken, or (ii) thereafter the merger agreement is terminated by Hancock Whitney based on a breach of the merger agreement by MidSouth that would constitute the failure of a closing condition and that has not been cured during the permitted time period, or by its nature cannot be cured during such period, and (b) prior to the date that is 15 months after the date of such termination, MidSouth enters into a definitive agreement or consummates a transaction with respect to an acquisition proposal (whether or not the same acquisition proposal as that referred to above), then MidSouth will, on the earlier of the date it enters into such definitive agreement and the date of consummation of such transaction, pay Hancock Whitney, by wire transfer of same day funds, a fee equal to $8 million (provided that for purposes of the foregoing, all references in the definition of acquisition proposal to “15%” instead refer to “50%”).

•

In the event that Hancock Whitney terminates the merger agreement pursuant to the last bullet set forth under “The Merger Agreement—Termination of the Merger Agreement” above, MidSouth will, as promptly as reasonably practicable after the date of termination (and in any event, within three business days thereafter), pay Hancock Whitney by wire transfer of same day funds the termination fee.

Expenses and Fees

Except as otherwise provided in the merger agreement, whether or not the merger is consummated, all costs and expenses incurred in connection with the merger agreement and the transactions contemplated thereby will be paid by the party incurring or required to incur such expenses.

Amendment, Waiver, and Extension of the Merger Agreement

The merger agreement may be amended in writing by the parties, by action taken or authorized by their respective boards of directors, at any time before or after approval of the merger proposal by the MidSouth common shareholders, in a writing signed on behalf of each of the parties, provided that after approval of the merger agreement by the MidSouth common shareholders, there may not be, without further approval of such shareholders, any amendment of the merger agreement that requires further approval under applicable law.

At any time prior to the effective time of the merger, the parties may, by written instrument, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant thereto, or (c) waive compliance with any of the agreements or conditions contained in the merger agreement, provided that after approval of the merger agreement by the MidSouth common shareholders, there may not be, without further approval of such shareholders, any extension or waiver of the merger agreement or any portion thereof that requires further approval under applicable law. Any agreement on the part of a party to any extension or waiver must be in writing.

Governing Law; Jurisdiction

The merger agreement is governed by and will be construed in accordance with the laws of the State of Delaware without regard to any applicable conflicts of law (except that matters relating to the fiduciary duties of the MidSouth board of directors will be subject to the laws of the State of Louisiana and matters relating to the fiduciary duties of the Hancock Whitney board of directors will be subject to the laws of the State of Mississippi). The parties agree that any action or proceeding in respect of any claim arising out of or related to the merger agreement or the transactions contemplated thereby will be brought exclusively in any federal or state court of competent jurisdiction located in the State of Delaware.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

This section describes the material U.S. federal income tax consequences of the merger to “U.S. holders” (as defined below) of MidSouth common stock that convert their MidSouth common stock into Hancock Whitney common stock in the merger. This discussion does not address the tax consequences to U.S. holders of MidSouth preferred stock. The following discussion is based upon the Code, the U.S. Treasury regulations promulgated thereunder and judicial and administrative authorities, rulings and decisions, all as in effect as of the date of this proxy statement/prospectus. These authorities may change, possibly with retroactive effect, and any such change could affect the accuracy of the statements and conclusions set forth in this discussion. This discussion does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, nor does it address any tax consequences arising under the laws of any state, local or foreign jurisdiction, or under any U.S. federal laws other than those pertaining to the income tax.

The following discussion applies only to U.S. holders who hold such shares as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). Further, this discussion does not purport to consider all aspects of U.S. federal income taxation that might be relevant to U.S. holders in light of their particular circumstances and does not apply to U.S. holders subject to special treatment under the U.S. federal income tax laws (such as, for example, dealers or brokers in securities, commodities or foreign currencies, traders in securities that elect to apply a mark-to-market method of accounting, banks and certain other financial institutions, insurance companies, mutual funds, tax-exempt organizations, holders subject to the alternative minimum tax provisions of the Code, partnerships, S corporations or other pass-through entities or investors therein, regulated investment companies, real estate investment trusts, controlled foreign corporations, passive foreign investment companies, former citizens or residents of the United States, U.S. expatriates, holders whose functional currency is not the U.S. dollar, holders who hold MidSouth common stock as part of a hedge, straddle, constructive sale or conversion transaction or other integrated investment, retirement plans, individual retirement accounts, or other tax-deferred accounts, holders who acquired MidSouth common stock pursuant to the exercise of employee stock options, through a tax qualified retirement plan or otherwise as compensation, holders who exercise dissenters’ rights, or holders required to accelerate the recognition of any item of gross income for U.S. federal income tax purposes with respect to Hancock Whitney common stock as a result of such item being taken into account in an applicable financial statement or holders who actually or constructively own more than 5% of MidSouth common stock).

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of MidSouth common stock that is for U.S. federal income tax purposes (1) an individual citizen or resident of the United States, (2) a corporation, or entity treated as a corporation for U.S. federal income tax purposes, organized in or under the laws of the United States or any state thereof or the District of Columbia, (3) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has a valid election in effect to be treated as a U.S. person for U.S. federal income tax purposes or (4) an estate, the income of which is subject to U.S. federal income tax, regardless of its source.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds MidSouth common stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Any entity treated as a partnership for U.S. federal income tax purposes that holds MidSouth common stock, and any partners in such partnership, should consult their own Hancock Whitney tax advisors regarding the tax consequences of the merger to their specific circumstances.

Determining the actual tax consequences of the merger to you may be complex and will depend on your specific situation and on factors that are not within our control. You should consult your own independent tax advisor as to the specific tax consequences of the merger in your particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local, foreign and other tax laws and of changes in those laws.

Tax Consequences of the Merger Generally

It is a condition to the obligation of Hancock Whitney to complete the merger that Hancock Whitney receive an opinion from Wachtell, Lipton, Rosen & Katz, dated as of the closing date of the merger, to the effect that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. It is a condition to the obligation of MidSouth to complete the merger that MidSouth receive an opinion from Troutman Sanders LLP, dated as of the closing date of the merger, to the effect that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. These opinions will be based on facts and representations contained in representation letters provided by Hancock Whitney and MidSouth and on customary factual assumptions. Neither of the opinions described above will be binding on the Internal Revenue Service, which we refer to as the IRS, or any court. Hancock Whitney and MidSouth have not sought and will not seek any ruling from the IRS regarding any matters relating to the merger, and as a result, there can be no assurance that the IRS will not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth below. In addition, if any of the representations or assumptions upon which those opinions are based are inconsistent with the actual facts, the U.S. federal income tax consequences of the merger could be adversely affected.

Accordingly, and on the basis that the merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code, upon converting your MidSouth common stock into Hancock Whitney common stock, you generally will not recognize gain or loss, except with respect to cash received instead of fractional Hancock Whitney common stock (as discussed below). The aggregate tax basis of the Hancock Whitney common stock that you receive in the merger (including any fractional shares deemed received and redeemed for cash as described below) will equal your aggregate adjusted tax basis in the MidSouth common stock you surrender in the merger. Your holding period for the Hancock Whitney common stock that you receive in the merger (including any fractional share deemed received and redeemed for cash as described below) will include your holding period of the MidSouth common stock that you surrender in the merger. If you acquired different blocks of MidSouth common stock at different times or at different prices, the Hancock Whitney common stock you receive will be allocated pro rata to each block of MidSouth common stock, and the basis and holding period of each block of Hancock Whitney common stock you receive will be determined on a block-for-block basis depending on the basis and holding period of the blocks of MidSouth common stock converted into such block of Hancock Whitney common stock.

Cash Instead of Fractional Shares

If you receive cash instead of a fractional share of Hancock Whitney common stock, you will be treated as having received such fractional share of Hancock Whitney common stock pursuant to the merger and then as having sold such fractional share of Hancock Whitney common stock for cash. As a result, you generally will recognize gain or loss equal to the difference between the amount of cash received and the basis in your fractional share of Hancock Whitney common stock as set forth above. Such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if, as of the effective date of the merger, the holding period for such fractional share (including the holding period of MidSouth common stock surrendered therefor) exceeds one year. Long-term capital gains of individuals are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

If you are a non-corporate holder of MidSouth common stock, you may be subject, under certain circumstances, to information reporting and backup withholding (currently at a rate of 24%) on any cash payments you receive. You generally will not be subject to backup withholding, however, if you (1) furnish a correct taxpayer identification number, certify that you are not subject to backup withholding and otherwise comply with all the applicable requirements of the backup withholding rules; or (2) provide proof that you are otherwise exempt from backup withholding. Any amounts withheld under the backup withholding rules are not an additional tax and will generally be allowed as a refund or credit against your U.S. federal income tax liability, provided you timely furnish the required information to the IRS.

Certain Reporting Requirements

If you are a U.S. holder that receives Hancock Whitney common stock in the merger and are considered a “significant holder,” you will be required (1) to file a statement with your U.S. federal income tax return providing certain facts pertinent to the merger, including your tax basis in, and the fair market value of, the MidSouth common stock that you surrendered, and (2) to retain permanent records of these facts relating to the merger. You are a “significant holder” if, immediately before the merger, you (a) owned at least 1% (by vote or value) of the outstanding stock of MidSouth, or (b) owned MidSouth securities with a tax basis of $1.0 million or more.

This discussion of certain material U.S. federal income tax consequences is not intended to be, and should not be construed as, tax advice. MidSouth shareholders are urged to consult their independent tax advisors with respect to the application of U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the U.S. federal estate or gift tax rules, or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.

DESCRIPTION OF NEW HANCOCK WHITNEY PREFERRED STOCK

Hancock Whitney’s authorized capital stock consists of 350,000,000 shares of common stock, par value $3.33 per share, and 50,000,000 shares of preferred stock, par value $20.00 per share. As of the MidSouth record date, Hancock Whitney had 85,775,663 shares of common stock outstanding and no shares of preferred stock outstanding.

Hancock Whitney’s articles of incorporation authorize its board of directors to establish one or more series of preferred stock. The board of directors, without further approval of the shareholders, has the authority to fix and determine the relative rights and preferences as between different series, provided however that all shares of the same class shall be identical except as to certain relative rights and preferences set forth in the articles of incorporation of Hancock Whitney, including the rate of dividend, terms and conditions of redemption, liquidation preferences, sinking funds, conversion rights, and voting rights. Out of the authorized but unissued shares of preferred stock, Hancock Whitney designated 1,658,275 shares as a series of preferred stock called the 8% Cumulative Convertible Preferred Stock, Series A.

Under the terms and subject to the conditions of the merger agreement, MidSouth will redeem the outstanding shares of its preferred stock effective as of, subject to and conditioned upon the occurrence of, the closing of the merger. If any of the shares of MidSouth preferred stock are not redeemed at or prior to the effective time, then at the effective time, each share of Senior Non-Cumulative Perpetual Preferred Stock, Series B, no par value, of MidSouth (which we refer to as “MidSouth Series B Preferred Stock”), issued and outstanding immediately prior to the effective time, will be converted into the right to receive one share of series B perpetual preferred stock, par value $20.00 per share, of Hancock Whitney (which we refer to as “Hancock Whitney Series B Preferred Stock”), and each share of 4.00% Non-Cumulative Perpetual Convertible Preferred Stock, Series C, no par value, of MidSouth (which we refer to as “MidSouth Series C Preferred Stock”), issued and outstanding immediately prior to the effective time, will be converted into the right to receive one share of series C perpetual preferred stock, par value $20.00 per share, of Hancock Whitney (which we refer to as “Hancock Whitney Series C Preferred Stock”). The new series of Hancock Whitney preferred stock will be created out of Hancock Whitney’s authorized but unissued shares of preferred stock and will have terms that are the same as the terms of the applicable series of outstanding MidSouth preferred stock. The following briefly summarizes the terms and provisions of the new series of Hancock Whitney preferred stock.

Hancock Whitney Series B Preferred Stock

At the effective time, each share of MidSouth Series B Preferred Stock issued and outstanding immediately prior to the effective time (if any) will be converted into the right to receive a share of Hancock Whitney Series B Preferred Stock, with a liquidation value per share of $1,000.

Dividends Payable on Shares of Hancock Whitney Series B Preferred Stock

Holders of shares of Hancock Whitney Series B Preferred Stock are entitled to receive, if, as and when declared by Hancock Whitney’s board of directors out of assets legally available for payment, cumulative quarterly cash dividends on the Hancock Whitney Series B Preferred Stock at the annual rate of 9.00% on the per share liquidation preference, payable in arrears. If Hancock Whitney determines to not pay any dividend or a full dividend with respect to the Hancock Whitney Series B Preferred Stock, it is required to provide written notice to the holders of the Hancock Whitney Series B Preferred Stock of its rationale for not declaring dividends.

Priority of Dividends; Consequences of Missed Dividends

With respect to the payment of dividends, the Hancock Whitney Series B Preferred Stock will rank senior to Hancock Whitney’s common stock and all other equity securities designated as ranking junior to the Hancock Whitney Series B Preferred Stock (which we refer to as “junior stock”), and will rank at least equally with all other equity securities designated as ranking on a parity with the Hancock Whitney Series B Preferred Stock (which we refer to as “parity stock”).

If Hancock Whitney misses any of its quarterly dividend payment obligations on the Hancock Whitney Series B Preferred Stock, then it is required to provide written notice to the holders of the Hancock Whitney Series B Preferred Stock stating the rationale of the board of directors’ decision for not declaring the dividend, and Hancock Whitney would be prohibited, for that quarter and for the next three quarters thereafter, from repurchasing and from declaring or paying any dividends on any other outstanding parity stock or on any outstanding junior stock. After the fourth missed dividend payment, whether or not consecutive, if Hancock Whitney was not at such time subject to a regulatory determination that it was prohibited from declaring and paying dividends, then its board of directors would be required to certify, in writing, that Hancock Whitney used its best efforts to declare and pay such dividends in a manner consistent with safe and sound banking practices and the board’s fiduciary obligations.

If Hancock Whitney misses five quarterly dividend payment obligations, the holders of the Hancock Whitney Series B Preferred Stock would have the right to select a representative to serve as an observer on Hancock Whitney’s board of directors or, if Hancock Whitney misses six quarterly dividend payment obligations, the holders of the Hancock Whitney Series B Preferred Stock would have the right, voting as a single class, to elect two directors to fill newly-created directorships on Hancock Whitney’s board of directors. For additional information, please see “—Voting Rights.”

Restrictions on Dividends

So long as the Hancock Whitney Series B Preferred Stock remains outstanding, Hancock Whitney may declare and pay dividends on its junior stock and parity stock only if, after giving effect to the dividend, its Tier 1 capital would be equal to or greater than a certain threshold (which we refer to as the “Tier 1 Dividend Threshold”) as will be defined in Hancock Whitney’s articles of incorporation.

Redemption of Hancock Whitney Series B Preferred Stock; Restrictions on Redemption

Subject to approval by Hancock Whitney’s federal banking regulators, the Hancock Whitney Series B Preferred Stock may be redeemed at Hancock Whitney’s option at any time. The per share redemption price for shares of Hancock Whitney Series B Preferred Stock shall be equal to the sum of the liquidation amount per share ($1,000) and the per-share amount of any unpaid dividends for the current quarterly dividend period. Hancock Whitney may decide to redeem all of the outstanding Hancock Whitney Series B Preferred Stock or a portion of the outstanding Hancock Whitney Series B Preferred Stock not less than 25% of the initial aggregate liquidation value of the Hancock Whitney Series B Preferred Stock. If fewer than all of the outstanding shares of Hancock Whitney Series B Preferred Stock are to be redeemed, the shares to be redeemed will be selected either pro rata from the holders of record of shares of Hancock Whitney Series B Preferred Stock in proportion to the number of shares held by those holders or in such other manner as Hancock Whitney’s board of directors or a committee thereof may determine to be fair and equitable.

The Hancock Whitney Series B Preferred Stock is not subject to any mandatory redemption, sinking fund or similar provisions. Holders of the Hancock Whitney Series B Preferred Stock do not have any right to require redemption or repurchase of any shares of Hancock Whitney Series B Preferred Stock.

So long as any shares of Hancock Whitney Series B Preferred Stock remain outstanding, Hancock Whitney may repurchase or redeem shares of its capital stock only if its Tier 1 capital will remain equal to or greater than the Tier 1 Dividend Threshold after such repurchase or redemption, and dividends on all outstanding shares of Hancock Whitney Series B Preferred Stock for the most recent quarterly dividend period have been or are contemporaneously declared and paid. If a dividend is not declared and paid on the Hancock Whitney Series B Preferred Stock with respect to any quarterly dividend period, then for the next three quarters thereafter Hancock Whitney may not redeem, purchase or acquire any shares of junior stock or parity stock, or any other of its capital stock, equity securities or trust preferred securities then outstanding, subject to certain limited exceptions.

Conversion

The holders of Hancock Whitney Series B Preferred Stock do not have any right to exchange or convert such shares into any other securities.

Voting Rights

In general, the holders of the Hancock Whitney Series B Preferred Stock do not have any voting rights except as set forth in the terms of the Hancock Whitney Series B Preferred Stock or as otherwise required by law.

If Hancock Whitney has not declared and paid in full dividends for an aggregate of five quarters, whether or not consecutive, the holders of a majority of the outstanding shares of Hancock Whitney Series B Preferred Stock, voting as a single class, may appoint a representative to serve as an observer on the Hancock Whitney board of directors. Such right would continue until Hancock Whitney has made full dividend payments for four consecutive quarters thereafter.

If Hancock Whitney has not declared and paid in full dividends for an aggregate of six quarters, and the aggregate liquidation preference of the outstanding shares of Hancock Whitney Series B Preferred Stock is greater than $25,000,000, the authorized number of directors on Hancock Whitney’s board of directors shall automatically increase by two and the holders of the Hancock Whitney Series B Preferred Stock, voting as a single class, shall have the right to elect two directors to fill such newly created directorships. Such directors would be elected at each of Hancock Whitney’s annual meetings held until Hancock Whitney had made full dividend payments for four consecutive quarters. If extinguished by four consecutive timely dividend payments, the rights to appoint board observers and elect directors shall revest in the holders of the Hancock Whitney Series B Preferred Stock upon each subsequent missed quarterly dividend payment.

With regard to certain other matters, the approval of the Hancock Whitney Series B Preferred Stock, given in the form of (a) consent of Treasury if Treasury holds any shares of Hancock Whitney Series B Preferred Stock or (b) the holders of a majority of the outstanding shares of Hancock Whitney Series B Preferred Stock, voting as a single class, is required for effecting or validating (i) any amendment or alteration of Hancock Whitney’s articles of incorporation to authorize, create or issue any shares (or any security convertible into any shares) of any equity security ranking senior to the Hancock Whitney Series B Preferred Stock with respect to the payment of dividends or distribution of assets in the event of a liquidation, dissolution or winding up; (ii) any change to Hancock Whitney’s articles of incorporation that would adversely affect the rights, privileges or voting powers of the Hancock Whitney Series B Preferred Stock; (iii) any consummation of a binding share exchange or reclassification involving the Hancock Whitney Series B Preferred Stock, subject to certain enumerated exceptions; and (iv) any sale of all or substantially all of Hancock Whitney’s assets if the Hancock Whitney Series B Preferred Stock will not be contemporaneously redeemed.

Preemptive Rights

The Hancock Whitney Series B Preferred Stock does not have preemptive rights as to any of Hancock Whitney’s securities, or any warrants, rights or options to acquire any of Hancock Whitney’s securities.

Liquidation Rights

In the event that Hancock Whitney voluntarily or involuntarily liquidates, dissolves or winds up its affairs, holders of Hancock Whitney Series B Preferred Stock shall be entitled to receive for each share of Hancock Whitney Series B Preferred Stock, out of Hancock Whitney’s assets or proceeds thereof available for distribution to shareholders, subject to the rights of any creditors, payment in full in an amount equal to the liquidation amount per share, which is $1,000 per share, and the amount of any accrued and unpaid dividends on each share. Holders of Hancock Whitney Series B Preferred Stock would be entitled to receive this amount before any distribution of assets or proceeds to holders of Hancock Whitney common stock and any other stock ranking junior to the Hancock Whitney Series B Preferred Stock. If in any distribution described above Hancock Whitney’s assets are not sufficient to pay in full the amounts payable with respect to the outstanding shares of Hancock Whitney Series B Preferred Stock and any outstanding shares of parity stock, holders of the Hancock Whitney Series B Preferred Stock and parity stock would share ratably in any such distribution in proportion to the full respective distributions to which they are entitled.

For purposes of the liquidation rights of the Hancock Whitney Series B Preferred Stock, neither the sale, conveyance, exchange or transfer of all or substantially all of Hancock Whitney’s property and assets, nor the consolidation or merger by Hancock Whitney with or into any other corporation or by another corporation with or into Hancock Whitney, will constitute a liquidation, dissolution or winding-up of Hancock Whitney’s affairs.

Liability for Further Assessments

Hancock Whitney shareholders are not subject to further assessments on their shares of the Hancock Whitney Series B Preferred Stock.

Hancock Whitney Series C Preferred Stock

At the effective time, each share of MidSouth Series C Preferred Stock issued and outstanding immediately prior to the effective time (if any) will be converted into the right to receive a share of Hancock Whitney Series C Preferred Stock, with a liquidation value per share of $100.00.

Dividends Payable on Shares of Hancock Whitney Series C Preferred Stock

Holders of shares of Hancock Whitney Series C Preferred Stock are entitled to receive, if, as and when declared by Hancock Whitney’s board of directors out of assets legally available for payment, cumulative quarterly cash dividends on the Hancock Whitney Series C Preferred Stock at the annual rate of 4.00% on the per share liquidation preference, payable in arrears.

Priority of Dividends

With respect to the payment of dividends, the Hancock Whitney Series C Preferred Stock ranks on a parity with the Hancock Whitney Series B Preferred Stock and senior to Hancock Whitney’s common stock and all other equity securities designated as ranking junior to the Hancock Whitney Series C Preferred Stock and will rank at least equally with all other equity securities designated as ranking on a parity with the Hancock Whitney Series C Preferred Stock.

Redemption of Hancock Whitney Series C Preferred Stock; Restrictions on Redemption

Subject to regulatory approval, the Hancock Whitney Series C Preferred Stock may be redeemed beginning on or after December 28, 2017, at a per share redemption price equal to the sum of the liquidation amount per share, plus the per-share amount of declared but unpaid dividends, if any.

The Hancock Whitney Series C Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions. Holders of the Hancock Whitney Series C Preferred Stock do not have any right to require redemption or repurchase of any shares of Hancock Whitney Series C Preferred Stock.

Conversion

The holders of Hancock Whitney Series C Preferred Stock have the right to convert the Hancock Whitney Series C Preferred Stock at any time into shares of Hancock Whitney common stock at a conversion rate equal to the liquidation amount per share of the Hancock Whitney Series C Preferred Stock divided by the conversion price of $60.98 per share, subject to customary antidilution adjustments. In addition, Hancock Whitney currently has the option to require conversion of the Hancock Whitney Series C Preferred Stock if the closing price of Hancock Whitney’s common stock for 20 trading days within any period of 30 consecutive trading days, exceeds 130% of the conversion price.

Voting Rights

In general, the holders of the Series C Preferred Stock do not have any voting rights except as required by law.

Preemptive Rights

The holders of the Hancock Whitney Series C Preferred Stock do not have preemptive rights as to any of Hancock Whitney’s securities, or any warrants, rights or options to acquire any of Hancock Whitney’s securities.

Liquidation Rights

In the event that Hancock Whitney voluntarily or involuntarily liquidates, dissolves or winds up its affairs, holders of Hancock Whitney Series C Preferred Stock shall be entitled to receive for each share of Hancock Whitney Series C Preferred Stock, out of Hancock Whitney’s assets or proceeds thereof available for distribution to shareholders, subject to the rights of any creditors, payment in full in an amount equal to the liquidation amount per share, which is $100.00 per share, plus an amount equal to any authorized and declared but unpaid dividends on each share. Holders of Hancock Whitney Series C Preferred Stock would be entitled to receive this amount before any distribution of assets or proceeds to holders of Hancock Whitney common stock and any other stock ranking junior to the Hancock Whitney Series C Preferred Stock. After payment of the full amount of such liquidating distributions, holders of Hancock Whitney Series C Preferred Stock will not be entitled to any further participation in any distribution of assets by, and shall have no right or claim to any remaining assets of, Hancock Whitney.

For purposes of the liquidation rights of the Hancock Whitney Series C Preferred Stock, neither the consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into Hancock Whitney, or the sale of all or substantially all of Hancock Whitney’s property or business, will constitute a liquidation, dissolution or winding-up of Hancock Whitney’s affairs.

Liability for Further Assessments

Hancock Whitney shareholders are not subject to further assessments on their shares of Hancock Whitney Series C Preferred Stock.

COMPARISON OF SHAREHOLDERS’ RIGHTS

If the merger is completed, MidSouth common shareholders will receive shares of Hancock Whitney common stock in the merger. Hancock Whitney is organized under the laws of the State of Mississippi and MidSouth is organized under the laws of the State of Louisiana. The following is a summary of certain material differences between (1) the current rights of MidSouth common shareholders under the MidSouth articles of incorporation and bylaws and Louisiana law and (2) the current rights of Hancock Whitney common shareholders under the Hancock Whitney articles of incorporation and bylaws and Mississippi law.

The following summary is not a complete statement of the rights of shareholders of the two companies or a complete description of the specific provisions referred to below. The summary is qualified in its entirety by reference to MidSouth’s and Hancock Whitney’s governing documents, which we urge you to read carefully and in their entirety. Copies of Hancock Whitney’s and MidSouth’s governing documents have been filed with the SEC. To find out where copies of these documents can be obtained, please see “Where You Can Find More Information.”

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AUTHORIZED CAPITAL STOCK

The MidSouth articles of incorporation authorize MidSouth to issue up to 30,000,000 shares of common stock, with a $0.10 par value per share, and 5,000,000 shares of preferred stock, without par value. As of the MidSouth record date, there were 16,732,149 shares of MidSouth common stock outstanding, 121,721 shares of MidSouth preferred stock outstanding, consisting of 32,000 shares of Series B preferred stock outstanding, and 89,721 shares of Midsouth Series C preferred stock outstanding.

The Hancock Whitney articles of incorporation authorize Hancock Whitney to issue up to 350,000,000 shares of common stock, par value $3.33 per share, and 50,000,000 shares of preferred stock, par value $20.00 per share. As of the MidSouth record date, there were 85,775,663 shares of Hancock Whitney common stock outstanding.

VOTING
The holders of MidSouth common stock have one vote for each share held on any matter presented for consideration to the holders of common stock at a shareholder meeting.	The holders of Hancock Whitney common stock have one vote for each share held on any matter presented for consideration to the holders of common stock at a shareholder meeting.
RIGHTS OF PREFERRED STOCK

The MidSouth articles of incorporation provide that the MidSouth board of directors is authorized to fix the preferences, limitations and relative rights as between the preferred stock and the common stock and to fix variations in the preferences, limitations and relative rights as between different series of preferred stock.

The Hancock Whitney articles of incorporation provide that all or any of the series of any such class and the variations and the relative rights and preferences as between different series may be fixed and determined by resolution of the board of directors, but all shares of the same class shall be identical, except as to the following relative rights and preferences, as to which there may be variations between different series: the rate of dividend, whether the shares may be redeemed and, if so, the redemption price and terms and conditions of redemption, the amount payable upon the shares in the event of voluntary and involuntary liquidation,

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sinking fund provisions, if any, for the redemption or purchase of the shares, the terms and conditions, if any, on which the shares may be converted, and the voting rights of the shares.
SIZE OF BOARD OF DIRECTORS

The MidSouth bylaws provide that the size of the MidSouth board of directors may be fixed or changed by resolution. However, without the approval of a majority of the directors then in office of MidSouth, the number of directors may not be less than eight or more than 15.

The current size of the MidSouth board of directors is 10 directors.

The Hancock Whitney board of directors has 13 directors. The Hancock Whitney bylaws provide that the number of directors will be not less than nine and may be increased or decreased from time to time in the discretion of the board of directors, except that no decrease in the number of directors constituting the whole number of the board of directors may shorten the term of any incumbent director. The board of directors may fix the number of directors by resolution adopted by a majority of the whole board of directors.

CLASSES OF DIRECTORS

The MidSouth board of directors is classified into three classes. Each class of directors is voted upon in a revolving rotation at annual meetings. Therefore, only one class of directors will be voted on at each annual meeting.

The Hancock Whitney board of directors is classified into three classes. Each class of directors is voted upon in a revolving rotation at annual meetings. Therefore, approximately one-third of the directors are elected each year.

REMOVAL OF DIRECTORS

The MidSouth articles of incorporation provide that any director may be removed at any time, but only for cause, at a special meeting of shareholders called for such purpose, by the affirmative vote of the holders of not less than 80% of the total number of votes that shareholders are entitled to vote with respect to such matter.

The Hancock Whitney articles of incorporation and bylaws provide that a director may be removed from office only for cause.
FILLING VACANCIES ON THE BOARD OF DIRECTORS

Under the MidSouth articles of incorporation, in the event of the occurrence of any vacancy or vacancies of the MidSouth board of directors, however caused, may be filled only by the affirmative vote of a majority of all of the remaining directors, provided that the shareholders shall have the right to fill the vacancy at any special meeting called for such purpose prior to any such action by the board of directors.

Under Hancock Whitney’s bylaws, in the event of the occurrence of any vacancy or vacancies of the Hancock Whitney board of directors, however caused, shall be filled only by vote of a majority of the remaining members of the board of directors, although less than a quorum.

SPECIAL MEETINGS OF SHAREHOLDERS
MidSouth’s articles of incorporation provide that special meetings of the shareholders of MidSouth may be called	Hancock Whitney’s bylaws provide that special meetings of the shareholders of Hancock Whitney

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by directors or officers of the corporation in any manner set forth in the bylaws. In addition, under MidSouth’s articles of incorporation, at any time, upon written request of any shareholder or group of shareholders holding in the aggregate at least 80% of the total number of votes that shareholders are entitled to vote with respect to such matter, the secretary shall call a special meeting of shareholders to be held at MidSouth’s registered office at such time as the secretary may fix, not less than 15 nor more than 60 days after the receipt of said request. However, the LBCA provides that the maximum ownership threshold for any shareholder or group of shareholders to call a special meeting is 25%.	may be called by the president or by the board of directors, and shall be called by the president at the request of the holders of not less than one-tenth of all the votes entitled to be cast on any issue proposed to be considered at the meeting.
QUORUM

Under the MidSouth bylaws, the holders of a majority of the total number of votes that shareholders are entitled to vote with respect to such matter shall constitute a quorum. If a meeting cannot be organized because a quorum has not attended, those present may adjourn the meeting to such time and place as they may determine, subject, however to the bylaws.

Under the Hancock Whitney bylaws, a majority of the outstanding shares of Hancock Whitney entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the shares entitled to vote are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time, without further notice if the new date, time and place for the meeting are announced at the meeting before adjournment, unless a new record date is fixed.

NOTICE OF SHAREHOLDER MEETINGS

MidSouth’s bylaws provide that written notice of the time, place and purpose of the meeting should be given to all shareholders entitled to vote at such meeting, at least 10 days and not more than 60 days prior to the day fixed for the meeting. Notice of the annual meeting need not state the purpose or purposes thereof, unless action is to be taken at the meeting as to which notice is requested by law, the articles of incorporation or bylaws.

Hancock Whitney’s bylaws provide that written or printed notice stating the place, day and hour of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the date of the meeting, either personally or by first-class mail, by or at the direction of the president or the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

ADVANCE NOTICE OF SHAREHOLDER PROPOSALS AND NOMINATIONS

Shareholder nominations for election must be provided to MidSouth no earlier than 150 calendar days, and no later than 120 calendar days, before the anniversary of the date that we mailed our proxy materials for the prior year’s annual meeting, except that, if MidSouth did not hold an annual meeting during the prior year, or if the date of the meeting has changed by more than 30 days from the prior year (or if MidSouth is holding a special

For nominations to be properly made at an annual meeting, and proposals of other business to be properly brought before an annual meeting, nominations and proposals of other business must be: (a) specified in Hancock Whitney’s notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (b) otherwise properly made at the annual meeting, by or at the

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meeting or conducting an election of directors by written consent) then such nomination must be transmitted to MidSouth within a reasonable time before MidSouth mails proxy materials for such meeting.

Pursuant to MidSouth’s articles of incorporation, any such shareholder nomination delivered to MidSouth should include the following: as to each person whom you propose to nominate: his or her name, age, business address, residence address, principal occupation or employment, the number of shares of our stock of which the person is the beneficial owner, and any other information relating to the person that would be required to be disclosed in solicitations of proxies for the election by Regulation 14A under the Exchange Act. As to the nominating shareholder or nominating shareholder group: the name of the shareholder making such nomination, or if a group, the name of each shareholder in such nominating group, the business address, number of shares, statement that the nominee, the disclosures regarding director nominee, description of any agreements between the nominating shareholder or group giving the notice and the nominee, statement regarding if the nominating shareholder has been involved in any litigation adverse to MidSouth in the past 10 years, and a statement that to the best of the group’s knowledge, such nominee meets MidSouth’s director qualification standard then in effect.

To nominate a candidate for election as a director, pursuant to the articles of incorporation, unless otherwise required by law, the nominating shareholder individually, or together with a nominating shareholder group, must hold at least 3% of the total voting power of MidSouth’s securities that are entitled to be voted on the election of directors. In addition, such securities must have been held continuously for at least three years as of the date of the notice of such nomination and must continue to be held through the date of the subject election of directors. In addition, any shareholder or group that makes a nomination must confirm that he, she or they are not holding any of MidSouth’s securities with the purpose, or with the effect, of changing control of MidSouth. Further, any shareholder nominee for election as a director must also meet the objective criteria for “independence” of the NYSE.

Eligible shareholders who want to present any other proposal to be brought before shareholders must forward such proposal to MidSouth’s secretary at MidSouth’s address. Proxies may confer discretionary authority to vote on any matter that MidSouth receives notice for in the appropriate time.

direction of the board of directors or (c) otherwise properly requested to be brought before the annual meeting by a shareholder of Hancock Whitney in accordance with Hancock Whitney’s bylaws. For nominations of individuals for election to the board of directors or proposals of other business to be properly requested by a shareholder to be made at an annual meeting, a shareholder must (i) be a shareholder of record at the time of giving of notice of such annual meeting by or at the direction of the board of directors and at the time of the annual meeting, (ii) be entitled to vote at such annual meeting and (iii) comply with the procedures set forth in the bylaws as to such business or nomination.

To be timely, a shareholder’s notice shall be delivered to the secretary at the principal executive offices of Hancock Whitney not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder must be so delivered (i) not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, (ii) if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by Hancock Whitney.

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ANTI-TAKEOVER PROVISIONS AND OTHER SHAREHOLDER PROTECTIONS

MidSouth articles of incorporation provide that the provisions of La. R.S. 12:132 et seq. and La. R.S. 12:135 et seq. shall apply in addition to any action required by the articles of incorporation.

Effective January 1, 2015 the LBCA was replaced in its entirety. Under the previous law 12:132 and 12:135 provided in the event of a transaction involving an interested shareholder in addition to any vote otherwise required by law or the charter of the corporation, a business combination shall be recommended by the board of directors and approved by the affirmative vote of at least each of the following: (1) 80% of the votes entitled to be cast by outstanding shares of voting stock of the corporation voting together as a single voting group and (2) two-thirds of the votes entitled to be cast by holders of voting stock other than voting stock held by the interested shareholder who is or whose affiliate is a party to the business combination or an affiliate or associate of the interested shareholder, voting together as a single voting group. Those statutes were repealed effective January 1, 2015 and no corresponding statute exists.

According to Mississippi’s Control Share Act, any acquiring person who proposes to make a control share acquisition may, and any acquiring person who has made a control share acquisition shall, publish in a newspaper of general circulation and deliver to the issuing public corporation at its principal office a disclosure statement. To be regarded as a disclosure statement, the document must set forth all of the following: (a) the identity of the acquiring person; (b) a statement that the disclosure statement is delivered pursuant to the Mississippi Control Share Act; (c) the number of shares of the issuing public corporation owned (directly or indirectly) by the acquiring person, the acquisition dates and the prices at which such shares were acquired; (d) the voting power to which the acquiring person, would be entitled; (e) a form of the resolution to be considered by the shareholders hereunder; and

(f) if the control share acquisition has not yet occurred:

(i) a description in reasonable detail of the terms of the proposed control share acquisition; and (ii) representations of the acquiring person, together with a statement in reasonable detail of the facts upon which they are based, that the proposed control share acquisition, if consummated, will not be contrary to law, and that the acquiring person has the financial capacity to make the proposed control share acquisition.

If the directors of the issuing public corporation so order, or if the acquiring person so requests at the time of delivery of a disclosure statement and gives an undertaking to pay the issuing public corporation’s expenses in connection therewith, a special meeting of shareholders of the issuing public corporation must be called within 10 days after delivery of the disclosure statement for the purpose of considering the resolution relating to the voting rights to be accorded the shares acquired or to be acquired in the control share acquisition. Unless both the acquiring person and the issuing public corporation agree in writing on another date, the special meeting of shareholders must be held not sooner than 30 days nor later than 50 days after receipt by the issuing public corporation of the request or order for a special meeting.

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In addition, the Hancock Whitney articles of incorporation contain in Article Five provisions regarding the vote required to approve certain business combinations or other significant corporate transactions involving Hancock Whitney and a substantial shareholder. The Hancock Whitney articles of incorporation require the affirmative vote of 80% of the total number of votes entitled to be cast to approve these and other significant corporate transactions (which we refer to as “business combinations”) if a “Substantial Stockholder” (as defined) is a party to the transaction or its percentage equity interest in Hancock Whitney will be increased by the transaction. Two-thirds of the “Continuing Directors” (as defined) of the board of directors may determine not to require such 80% affirmative vote. The required 80% approval of any such business combination includes all votes entitled to be cast with respect to voting shares not beneficially owned by any Substantial Stockholder.

A “Substantial Stockholder” generally is defined under Article Five as the “beneficial owner” of 10% or more of the outstanding shares of stock of Hancock Whitney entitled to vote generally in the election of directors (which we refer to as “voting shares”). “Beneficial ownership” generally is defined in accordance with the definition of beneficial ownership in Rule 13d-3 under the Exchange Act and includes all shares to which the Substantial Stockholder in question has sole or shared voting or investment power.

However, for purposes of Article Five, a Substantial Stockholder is also deemed to own beneficially shares owned, directly or indirectly, by an “Affiliate” or “Associate” (each as defined in paragraph (c)(7) of Article Five) of the Substantial Stockholder, as well as (1) shares of which it or any such Affiliate or Associate has a right to acquire, (2) shares issuable upon the exercise of options or rights, or upon conversion of convertible securities, held by the Substantial Stockholder and (3) shares beneficially owned by any other person with whom the Substantial Stockholder or any of his Affiliates or Associates acts as a partnership, limited partnership, syndicate or other group pursuant to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of shares of capital stock of Hancock Whitney.

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A “business combination” subject to Article Five of the Hancock Whitney articles of incorporation includes: a merger or consolidation involving Hancock Whitney or any corporation of which a majority of any class of equity securities is owned by Hancock Whitney (which we refer to as a “Subsidiary”), and a Substantial Stockholder; a sale, lease or other disposition of a “substantial part” of the assets of Hancock Whitney or any of its Subsidiaries (that is, assets constituting in excess of 10% of the book value of the total consolidated assets of Hancock Whitney) to a Substantial Stockholder; an issuance of equity securities of Hancock Whitney or any of its Subsidiaries to a Substantial Stockholder for consideration having an aggregate fair market value of $5,000,000 or more; a liquidation or dissolution of Hancock Whitney (if, as of the record date for the determination of shareholders entitled to vote with respect thereto, any person is a Substantial Stockholder); and a reclassification or recapitalization of securities (including any reverse stock split) of Hancock Whitney or any Subsidiaries or a reorganization, in any case having the effect, directly or indirectly, of increasing the percentage interest of a Substantial Stockholder in any class of equity securities of Hancock Whitney or such Subsidiary which is beneficially owned.

A “Continuing Director” is defined as one serving as a director as of January 1, 1989 or thereafter elected or appointed prior to the time the Substantial Stockholder in question acquires such status, or one designated as a Continuing Director (prior to his initial election or appointment) by a majority of the whole board of directors, but only if a majority of the whole Board shall then consist of Continuing Directors, by a majority of the then Continuing Directors.

Under those circumstances in which Article Five would apply, a minority of Hancock Whitney’s shareholders may prevent the consummation of a transaction favored by a majority of shareholders. As a practical matter, the requirement of an 80% vote may also mean that the type of business combination to which Article Five is addressed might not be accomplished by the controlling entity while there remains any widely dispersed public market in Hancock Whitney’s voting shares.

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These provisions relating to business combinations in Article Five may not be amended or repealed without the affirmative vote of 80% or more of the votes entitled to be cast by all holders of voting shares (which 80% vote must also include the affirmative vote of a majority of the votes entitled to be cast by all holders of voting shares not beneficially owned by any Substantial Stockholder).

The provisions in Article V do not apply to the merger.

LIMITATION OF PERSONAL LIABILITY OF OFFICERS AND DIRECTORS

MidSouth’s articles of incorporation provide that no director or officer of the corporation shall be liable to the corporation or to its shareholders for monetary damages for breach of his or her fiduciary duty as a director or officer, provided that the foregoing provision shall not eliminate or limit the liability of a director or officer for (a) any breach of the director’s or officer’s duty of loyalty to the corporation or its shareholders; (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) liability for unlawful distributions of the corporation’s assets to or redemption or repurchase of the corporation’s shares from, a shareholder of the corporation, under and to the extent provided under Louisiana law; or (d) any transaction from which the director or officer derived an improper personal benefit.

Hancock Whitney’s articles of incorporation provide that a director shall not be liable to the corporation or its shareholders for money damages for any action taken, or any failure to take any action, as a director, except liability for (a) the amount of financial benefit received by a director to which he is not entitled; (b) an intentional infliction of harm on the corporation or its shareholders; (c) a violation of Mississippi Code Annotated Section 79-4-8.33 (1972), as amended; or (d) an intentional violation of criminal law.

INDEMNIFICATION OF DIRECTORS AND OFFICERS AND INSURANCE

MidSouth’s bylaws provide that the corporation shall indemnify each person who is or was a director or officer of the corporation, (which we refer to as “Indemnitee”) against any expenses actually and reasonably incurred by him or her in connection with any claim either against the Indemnitee or as to which the Indemnitee is involved solely as a witness or person required to give evidence, by reason of his or her position (a) as a director or officer of MidSouth, (b) as a fiduciary with respect to any employee benefit plan or trust of MidSouth, or (c) as a director, officer, partner, employee or agent of another corporation, partnership, joint venture, trust or other profit or not-for-profit entity or enterprise, if such position is or was held at the request of MidSouth, if the Indemnitee (i) is successful in his or her defense of the claim on the merits or otherwise or (ii) has been found by the determining body to have met the standard of conduct (good faith, best interest of the corporation); provided that the

Hancock Whitney’s articles of incorporation provide that Hancock Whitney shall indemnify any person (or the heirs, executors and administrators of any person who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise, formal or informal (which we refer to as a “proceeding”), by reason of the fact that such person is or was a director, officer, employee or agent of Hancock Whitney, or is or was serving at the request of Hancock Whitney as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any obligation to pay a judgment, settlement, penalty, fine or reasonable expenses incurred with respect to the proceedings, to the fullest extent permitted by the MBCA in effect from time to time and despite the fact that such

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amount may be reduced, no claim may be made if liable for willful or intentional misconduct in the performance of his or her duty to the corporation or to have obtained an improper personal benefit, the corporation shall provide indemnification only for expenses which exceed those reimbursed or paid under liability insurance policies maintained by the corporation and its subsidiaries, and if the claim results from the indemnitee’s position with a subsidiary or entity other than the corporation, the indemnitee must pursue indemnification from the other entity before seeking indemnification from the corporation and any indemnification from the corporation shall be reduced by the indemnification received from the other entity.

person has failed to meet the standard of conduct set forth in the MBCA, or would be disqualified for indemnification under the MBCA for any reason, if a determination is made by one of the determining bodies.

However, Hancock Whitney shall not indemnify a person for: (i) an intentional infliction of harm on Hancock Whitney or its shareholders; (ii) a violation of Mississippi Code Annotated, Section 79-4-8.33 (1972), as amended; or for (ii) an intentional violation of criminal law, and Hancock Whitney shall not indemnify a person for receipt of a financial benefit to which he is not entitled unless ordered by a court under Mississippi Code Annotated.

Hancock Whitney shall indemnify a person in connection with a proceeding by or in the right of Hancock Whitney for reasonable expenses incurred in connection with the proceeding if such acts or omissions do not constitute gross negligence or willful misconduct and shall make further indemnification in connection with the proceeding if so ordered. Hancock Whitney upon request shall pay or reimburse such person for his reasonable expenses in advance of final disposition of the proceeding as long as such person furnishes Hancock Whitney a written undertaking, executed personally or on his behalf, to repay the advance if he is not entitled to mandatory indemnification, such person furnishes a written affirmation of his good faith that his acts or omissions did not constitute gross negligence or willful misconduct, and a determination is made by any of the determining bodies that the facts then known to those making the determination would not preclude indemnification under Hancock Whitney’s articles of incorporation.

AMENDMENTS TO ARTICLES OF INCORPORATION AND BYLAWS

MidSouth’s articles of incorporation may be amended or new articles of incorporation may be adopted by the affirmative vote of a majority of all of the members of the board of directors, then the affirmative vote of holders of a majority of the voting power present shall be required to approve the dissolution or an amendment to these articles of incorporation.

MidSouth’s bylaws may be amended or repealed by a majority vote of all of the directors or by the affirmative vote of the holders of at least 80% of the total number of votes that shareholders are entitled to vote with respect to such matter at any annual or special meeting of

The Hancock Whitney articles of incorporation may be amended by the adoption of the amendment by the board of directors and subsequent approval by Hancock Whitney’s shareholders. The requisite shareholder vote to approve an amendment is a majority of votes cast at a meeting at which a quorum consisting of at least a majority of the votes entitled to be cast on amendment exists unless the amendment would amend provisions relating to certain changes in control, in which case 80% or more of the votes entitled to be cast is required, or unless the amendment would amend the articles

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shareholders, the notice of which expressly states that the proposed amendment or repeal is to be considered at the meeting.

relating to size, composition and removal of the board of directors, in which case the approval of the holders of not less than two-thirds of the outstanding common stock is required.

Hancock Whitney’s bylaws may be amended as provided by law. Pursuant to the MBCA, Hancock Whitney’s shareholders or board of directors may generally amend or repeal Hancock Whitney’s bylaws.

ACTION BY WRITTEN CONSENT OF THE SHAREHOLDERS

Pursuant to La. R.S. 12:1-704, any action required or permitted to be taken at a shareholders’ meeting may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action. The action must be evidenced by one or more written consents bearing the date of signature and describing the action taken, signed by all the shareholders entitled to vote on the action and delivered to MidSouth for inclusion in the minutes or filing with the corporate records.

Hancock Whitney’s bylaws provide that any action required to be taken at a meeting of Hancock Whitney’s shareholders, or any action that may be taken at a meeting of Hancock Whitney’s shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

LEGAL MATTERS

The validity of the Hancock Whitney common stock and preferred stock to be issued in connection with the merger will be passed upon for Hancock Whitney by Wachtell, Lipton, Rosen & Katz (New York, New York). Certain U.S. federal income tax consequences relating to the merger will also be passed upon for Hancock Whitney by Wachtell, Lipton, Rosen & Katz (New York, New York) and for MidSouth by Troutman Sanders LLP (Atlanta, Georgia).

EXPERTS

Hancock Whitney

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this proxy statement/prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

MidSouth

The consolidated financial statements of MidSouth as of December 31, 2018 and 2017, and for each of the years in the two-year period ended December 31, 2018, and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Controls Over Financial Reporting) as of December 31, 2018 incorporated in this proxy statement/prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2018 have been so incorporated in reliance on the report of Porter Keadle Moore, LLC (which we refer to as “PKM”), an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PKM advised the audit committee of the MidSouth board of directors (which we refer to as the “MidSouth Audit Committee”) that PKM provided MidSouth with access to a template that PKM developed to compute income tax provision calculations. PKM determined that the provision of the template was a prohibited non-audit service under the SEC’s auditor independence rules as it could be considered to constitute the provision of prohibited bookkeeping or other services related to the accounting records or financial statements of the audit client.

PKM informed the MidSouth Audit Committee that PKM concluded that its objectivity and impartiality with respect to all issues encompassed within its audit engagements regarding MidSouth’s consolidated financial statements for each of the years in the two-year period ended December 31, 2018 have not been impaired, and that PKM believes that a reasonable investor with knowledge of all relevant facts and circumstances would conclude that PKM is capable of exercising objective and impartial judgment on all issues encompassed within such engagements because:

•

The template that was originally provided to MidSouth by PKM in 2014 was subsequently modified from time to time by MidSouth and controlled by MidSouth in a local environment on MidSouth’s computer systems.

•

MidSouth personnel were responsible for inputting the data in the template and MidSouth was responsible for reviewing and approving the output for all tax provision related accounts. PKM did not perform any data input, nor did PKM review or provide commentary prior to auditing the tax provision.

•

MidSouth management was responsible for approving the tax provision related accounts and possessed the requisite skills, knowledge and experience to do so, and MidSouth management understood how the calculations and related numbers were derived, including how the functionality of the template was developed.

•

The template was developed by a PKM team outside the audit team, and no fees were received from MidSouth by PKM for access to the template. PKM also verified with the audit team that their due diligence was not curtailed or limited by MidSouth’s use of the template.

•

As a safeguard, MidSouth engaged a third-party certified public accounting and consulting firm to reperform MidSouth’s income tax provision calculations for the impacted periods without using the template. PKM performed additional procedures to audit the reperformed calculations for the years ended December 31, 2017 and December 31, 2018 and compared them with the calculations that MidSouth previously prepared using the template. PKM found only immaterial differences that MidSouth and PKM concluded would not have affected a reasonable investor’s view of MidSouth’s reported results. None of the issues identified or the results of the procedures subsequently performed by PKM impacted its previously expressed audit opinions.

After considering the facts and circumstances, the MidSouth Audit Committee concurred with PKM’s conclusions that PKM’s objectivity and impartiality with respect to all issues encompassed within its audit engagements regarding MidSouth’s consolidated financial statements for each of the years in the two-year period ended December 31, 2018 have not been impaired, and it believes that a reasonable investor with knowledge of all relevant facts and circumstances would conclude that PKM is capable of exercising objective and impartial judgment on all issues encompassed within such engagements.

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT/DIRECTORS OF MIDSOUTH

The following table sets forth information as of August 12, 2019 (except as otherwise indicated by footnote) regarding the beneficial ownership of MidSouth common shares by each director, and each named executive officer, and by all directors, and executive officers as a group. Unless otherwise indicated, each beneficial owner has sole power to vote and dispose of the number of shares set forth in the table:

Name	Amount and Nature of Beneficial Ownership of Common Stock (1)	Percent of Class+
Leonard Q. Abington	798,986(2)	4.78%
James R. Davis Jr.	40,507(1,3)	*
Jake Delhomme	38,345(1,4)	*
William F. Grant, III	4,072	*
Andrew G. Hargroder, M.D.	137,982	*
Milton B. Kidd III, O.D.	230,677(5)	1.38%
D. Michael Kramer	5,636(6)	*
Timothy J. Lemoine	36,041(1,7)	*
James R. McLemore	50,202(1,8)	*
Ryan C. Medo	2,072	*
Lorraine D. Miller	24,120(9)	*
Christopher T. Mosteller	13,078(10)	*
All directors and executive officers as a group (12 persons)	1,622,280	9.70%

*	Less than 1%.

+	Based on 16,732,149 shares outstanding as of August 12, 2019.

(1)

MidSouth Bank, N.A., as Trustee for the MidSouth Bancorp, Inc. Deferred Compensation Trust, exercises voting rights with respect to stock held in the Trust in accordance with the instructions of the MidSouth CGNC Committee that serves as the Plan Administrator for the MidSouth Bancorp, Inc. Deferred Compensation Plan (which we refer to as the “DDCP”) which held 142,302 shares as of August 12, 2019). For each director, the table includes the number of shares held for his or her account only, while the group figure includes all shares held in the DDCP. Stock held by our Employee Stock Ownership Plan (which we refer to as the “ESOP”) is not included in the table, except that shares allocated to an individual’s account are included as beneficially owned by that individual. Shares that may be acquired by exercise of options currently exercisable or that will become exercisable within 60 days of August 12, 2019 (which we refer to as the “Current Options”) are deemed outstanding for purposes of computing the percentage of outstanding Common Stock owned by persons beneficially owning such shares and by all directors and Executive Officers as a group but are not otherwise deemed to be outstanding. The shares shown in this column include shares of restricted stock and restricted stock units issued under our equity plan for which such holder has voting rights in the following amounts: Abington, Davis, Hargroder, Kidd, Kramer, Lemoine, Delhomme, Grant and Medo—2,072 shares each.

(2)

Includes 19,179 shares as to which Mr. Abington shares voting and investment power, including 19,179 shares of common stock into which the 3,452 shares of Series C Preferred Stock may be converted into and 346,561 shares of common stock into which the 58,924 shares of Series C Preferred Stock that are beneficially owned by Mr. Abington may be converted into.

(3)	Mr. Davis has pledged 27,375 shares to Tri Parish Bank as partial security on a $125,000 line of credit with a balance of $115,000.

(4)	Includes 31,650 shares as to which he shares voting and investment power.

(5)	Includes 900 shares of common stock into which the 162 shares of Series C Preferred Stock that are beneficially owned by Dr. Kidd may be converted into.

(6)	Includes 500 shares as to which he shares voting and investment power.

(7)	Includes 18,532 shares as to which he shares voting and investment power.

(8)

Mr. McLemore has 4,889 shares in a margin account at Ameritrade with a balance of $0. Includes 2,150 shares as to which he shares voting and investment power. Includes 21,280 shares issuable upon the exercise of Current Options and 13,491 shares in restricted stock.

(9)	Includes 9,927 shares issuable upon the exercise of Current Options, and 7,979 in restricted stock.

(10)	Includes 12,051 in restricted stock.

The following table shows the number of shares in the Directors Deferred Compensation Plan and Trust (which we refer to as the “DDCP”) and the Employee Stock Ownership Plan (“ESOP”), and the number of shares subject to Current Options that have been included in the above ownership table.

Directors and Named Executive Officers	DDCP	ESOP	Current Options
Leonard Q. Abington	—	—	—
James R. Davis Jr.	48,931	—	—
Jake Delhomme	—	—	—
William F. Grant, III (2)	—	—	—
Andrew G. Hargroder, M.D.	—	—	—
Milton B. Kidd III, O.D.	22,210	—	—
D. Michael Kramer	1,984	—	—
Timothy J. Lemoine	8,918	—	—
James R. McLemore	—	4,992	21,280
Lorraine D. Miller	—	3,548	9,927
Christopher T. Mosteller	—	291	—

Security Ownership of Certain Beneficial Owners. The following lists the only persons known to us as of August 12, 2019 to beneficially own more than 5% of our stock.

Name and Address of Beneficial Owner	Common Stock Beneficially Owned
	Amount	Percent of Class (1)
Basswood Capital Management, LLC (2) 645 Madison Avenue New York, New York 10022	1,641,562	9.81%
FJ Capital Management LLC (3) 1313 Dolley Madison Blvd., Ste 306 McLean, VA 22101	1,511,010	9.03%
RMB Capital Management LLC (4) 15 South LaSalle, 34th FL Chicago, IL 60603	1,505,787	9.00%
Jacobs Asset Management, LLC (5) 11 E. 26th St., Ste 1900 New York, NY 10010	1,166,457	6.97%

(1)	Based on 16,732,149 shares outstanding as of August 12, 2019.
(2)	As reported on Schedule 13D, Basswood Capital Management, LLC has shared voting power and shared dispositive power with respect to the shares.
(3)	As reported on Form 13-F filed with the SEC on May 14, 2019, effective as of March 31, 2019, FJ Capital Management LLC has shared voting power and shared dispositive power with respect to the shares.
(4)	As reported on Form 13-F filed with the SEC on May 15, 2019, effective as of March 31, 2019, RMB Capital Management LLC has shared voting power and shared dispositive power with respect to the shares.
(5)	As reported on Schedule 13G, Jacobs Asset Management, LLC has shared voting power and shared dispositive power with respect to the shares.

DEADLINES FOR SUBMITTING SHAREHOLDER PROPOSALS

If the merger occurs in the expected time frame, there will be no MidSouth annual meeting of shareholders in 2019.

In case the merger is not completed prior to December 31, 2019, MidSouth will hold an annual meeting of shareholders in 2019, and any MidSouth common shareholder who may desire to submit a proposal under the SEC’s shareholder proposal rule (Rule 14a-8) for inclusion in MidSouth’s proxy and proxy statement for its 2019 annual meeting must present such proposal in writing to the corporate secretary of MidSouth at 102 Versailles Boulevard, Lafayette, Louisiana 70501, Attention: Corporate Secretary, at a reasonable time before MidSouth begins to print and send its proxy materials.

The articles of incorporation of MidSouth provide an advance notice procedure for a particular shareholder to properly nominate any person for election to the board of directors at an annual meeting. The shareholder must give written advance notice to MidSouth not less than 120 days before the anniversary of the date that MidSouth mailed its proxy materials for the prior year’s annual meeting.

WHERE YOU CAN FIND MORE INFORMATION

Hancock Whitney has filed with the SEC a registration statement under the Securities Act of 1933, as amended, that registers the issuance of the shares of Hancock Whitney common stock and preferred stock to be issued in connection with the merger. This proxy statement/prospectus is a part of that registration statement and constitutes the prospectus of Hancock Whitney, in addition to being a proxy statement for MidSouth common shareholders. The registration statement, including this proxy statement/prospectus and the attached exhibits and schedules, contains additional relevant information about Hancock Whitney and Hancock Whitney common stock and preferred stock.

Hancock Whitney and MidSouth also file reports, proxy statements, and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy this information at the Public Reference Room of the SEC at 100 F Street, N.E., Room 1580, and Washington, D.C. 20549. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates, or from commercial document retrieval services.

The SEC also maintains an Internet website that contains reports, proxy statements, and other information about issuers, such as Hancock Whitney and MidSouth, who file electronically with the SEC. The address of the site is http://www.sec.gov. The reports and other information filed by Hancock Whitney with the SEC are also available at Hancock Whitney’s website at www.hancockwhitney.com under the tab “Investor Relations,” and then under the heading “SEC Filings.” The reports and other information filed by MidSouth with the SEC are available at MidSouth’s website at www.midsouthbank.com under the tab “Investor Relations,” and then under the heading “SEC Filings.” The web addresses of the SEC, Hancock Whitney, and MidSouth are included as inactive textual references only. Except as specifically incorporated by reference into this proxy statement/prospectus, information on those web sites is not part of this proxy statement/prospectus.

The SEC allows Hancock Whitney and MidSouth to incorporate by reference information in this proxy statement/prospectus. This means that Hancock Whitney and MidSouth can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this proxy statement/prospectus, except for any information that is superseded by information that is included directly in this proxy statement/prospectus.

This proxy statement/prospectus incorporates by reference the documents listed below that Hancock Whitney and MidSouth previously filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed according to SEC rules). They contain important information about the companies and their financial condition.

Hancock Whitney SEC Filings	Period or Date Filed
Annual Report on Form 10-K	Fiscal year ended December 31, 2018, filed on March 1, 2019

Quarterly Reports on Form 10-Q	Quarter ended March 31, 2019, filed on May 8, 2019, and quarter ended June 30, 2019, filed on August 7, 2019

Current Reports on Form 8-K or 8-K/A	Filed on April 25, 2019, April 30, 2019 and May 2, 2019 (other than the portions of those documents not deemed to be filed)

Definitive Proxy Statement on Schedule 14A	Filed on March 12, 2019

The description of Hancock Whitney’s capital stock contained in its current report on Form 8-K12g3 filed on May 5, 2014, including any amendment or report filed for the purpose of updating such description

MidSouth SEC Filings	Period or Date Filed

Annual Report on Form 10-K and 10-K/A	Fiscal year ended December 31, 2018, filed on March 18, 2019 and amended on April 30, 2019

Quarterly Reports on Form 10-Q	Quarter ended March 31, 2019, filed on May 10, 2019, and quarter ended June 30, 2019, filed on August 9, 2019

Current Reports on Form 8-K or 8-K/A	Filed on April 30, 2019, May 2, 2019 and May 29, 2019 (other than the portions of those documents not deemed to be filed)

In addition, Hancock Whitney and MidSouth also incorporate by reference additional documents filed with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act between the date of this proxy statement/prospectus and the date of the MidSouth special meeting, provided that Hancock Whitney and MidSouth are not incorporating by reference any information furnished to, but not filed with, the SEC.

Except where the context otherwise indicates, Hancock Whitney has supplied all information contained or incorporated by reference in this proxy statement/prospectus relating to Hancock Whitney, and MidSouth has supplied all information contained or incorporated by reference relating to MidSouth.

Documents incorporated by reference are available from Hancock Whitney and MidSouth without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this proxy statement/prospectus. You can obtain documents incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following address and phone number:

Hancock Whitney Corporation	MidSouth Bancorp, Inc.
Hancock Whitney Plaza	102 Versailles Boulevard
2510 14th Street	Lafayette, LA 70501
Gulfport, MS 39501	Attention: Investor Relations
Attention: Investor Relations	Telephone: (337) 237-8343
Telephone: (504) 299-5208	Email: ir@midsouthbank.com
Email: InvestorRelations@hancockwhitney.com

MidSouth common shareholders requesting documents must do so by September 11, 2019 to receive them before the special meeting. You will not be charged for any of these documents that you request. If you request any incorporated documents from Hancock Whitney or MidSouth, Hancock Whitney and MidSouth, respectively, will mail them to you by first class mail, or another equally prompt means, within one business day after receiving your request.

Neither Hancock Whitney nor MidSouth has authorized anyone to give any information or make any representation about the merger or the companies that is different from, or in addition to, that contained in this proxy statement/prospectus or in any of the materials that have been incorporated in this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this proxy statement/prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this proxy statement/prospectus does not extend to you. The information contained in this proxy statement/prospectus speaks only as of the date of this proxy statement/prospectus unless the information specifically indicates that another date applies.

ANNEX A – Agreement and Plan of Merger

AGREEMENT AND PLAN OF MERGER

by and between

HANCOCK WHITNEY CORPORATION

and

MIDSOUTH BANCORP, INC.

Dated as of April 30, 2019

A-i

A-ii

A-iii

INDEX OF DEFINED TERMS

Section
Acquisition Proposal	6.11(a)
Adjusted Option	1.7(a)
Adjusted Restricted Stock Award	1.7(c)
affiliate	9.6
Agreement	Preamble
Articles of Merger	1.3
Bank Merger	1.11
Bank Merger Agreement	1.11
Bank Merger Certificates	1.11
BHC Act	3.1(a)
Book-Entry Shares	2.2(a)(ii)
Business Day	9.6
Certificate	2.2(a)(i)
Chosen Courts	9.9(b)
Claim	3.9(a)
Closing	1.2
Closing Date	1.2
Code	Recitals
Confidentiality Agreement	6.2(b)
Continuing Employees	6.6(a)
Conversion Agent	2.1
Conversion Fund	2.1
Conversion Ratio	1.5(a)
Effective Time	1.3
Employer Securities	3.11(d)
Enforceability Exceptions	3.3(a)
Environmental Laws	3.16
ERISA	3.11(a)
ESOP	3.11(d)
ESOP Loan	3.11(d)
Exchange Act	3.4
FDIC	3.1(b)
Federal Banking Agencies	3.12
Federal Reserve Board	3.4
GAAP	3.1(a)
Governmental Entity	3.4
Hancock Whitney	Preamble
Hancock Whitney 401(k) Plan	6.6(c)
Hancock Whitney Articles	1.8
Hancock Whitney Bank	1.11
Hancock Whitney Bylaws	1.8
Hancock Whitney Common Stock	1.5(a)
Hancock Whitney Disclosure Schedule	Article IV
Hancock Whitney Equity Plans	4.2(a)
Hancock Whitney Material Adverse Effect	4.1(a)
Hancock Whitney Options	4.2(a)
Hancock Whitney Regulatory Agreement	4.11
Hancock Whitney Reports	4.5(b)

A-iv

Section
Hancock Whitney Restricted Stock Award	4.2(a)
Hancock Whitney RSU Award	4.2(a)
Hancock Whitney Series B Preferred Stock	1.5(d)
Hancock Whitney Series C Preferred Stock	1.5(e)
Hancock Whitney Share Closing Price	2.2(e)
Hancock Whitney Subsidiary	4.1(b)
Intellectual Property	3.19
IRS	3.10(a)
knowledge	9.6
LBCA	1.1
Liens	3.2(c)
Loans	3.26(a)(i)
Louisiana Secretary	1.3
made available	9.6
Material Adverse Effect	3.1(a)
Materially Burdensome Regulatory Condition	6.1(c)
MBCA	1.1
MDBCF	3.4
Merger	Recitals
Merger Consideration	1.5(a)
MidSouth	Preamble
MidSouth 401(k) Plan	6.6(c)
MidSouth Articles	3.1(a)
MidSouth Bank	1.11
MidSouth Benefit Plans	3.11(a)
MidSouth Bylaws	3.1(a)
MidSouth Common Stock	1.5(a)
MidSouth Contract	3.13(b)
MidSouth Disclosure Schedule	Article III
MidSouth Equity Awards	1.7(d)
MidSouth Equity Plans	1.7(a)
MidSouth ESOP	6.6(d)
MidSouth Indemnified Parties	6.7(a)
MidSouth Insiders	6.16
MidSouth IT Assets	3.21(a)
MidSouth Leased Properties	3.18(b)
MidSouth Meeting	6.3(a)
MidSouth Option	1.7(a)
MidSouth Owned Properties	3.18(a)
MidSouth Preferred Stock	1.5(e)
MidSouth Qualified Plans	3.11(d)
MidSouth Real Property	3.18(b)
MidSouth Regulatory Agreement	3.14
MidSouth Reports	3.5(b)
MidSouth Restricted Stock Award	1.7(b)
MidSouth RSU Award	1.7(d)
MidSouth Series B Preferred Stock	1.5(d)
MidSouth Series C Preferred Stock	1.5(e)
MidSouth Subsidiary	3.1(b)
MidSouth Trust Preferred Securities	6.20(b)

A-v

Section
Mississippi Secretary	1.3
Multiemployer Plan	3.11(f)
Multiple Employer Plan	3.11(f)
NASDAQ	2.2(e)
New Hancock Whitney Preferred Stock	1.5(e)
New Plans	6.6(b)
Nonpublic Personal Information	3.21(c)
NYSE	3.4
OCC	3.4
Order	3.9(b)
Permitted Encumbrances	3.18(a)(iv)
person	9.6
Preferred Stock Redemption	6.20(a)
Premium Cap	6.7(b)
Privacy Laws	3.21(c)
Proxy Statement	3.4
Regulatory Agencies	3.5(a)
Representatives	6.11(a)
Requisite MidSouth Vote	3.3(a)
Requisite Regulatory Approvals	6.1(g)
S-4	3.4
Sarbanes-Oxley Act	3.6(c)
SEC	3.4
Securities Act	3.5(b)
SRO	3.4
Subsidiary	3.1(a)
Support Agreements	Recitals
Surviving Company	Recitals
Takeover Statutes	3.22
Tax	3.10(b)
Tax Return	3.10(c)
Taxes	3.10(b)
Termination Date	8.1(c)
Termination Fee	8.2(b)
Trust Preferred Redemption	6.20(b)
Volcker Rule	3.12

A-vi

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of April 30, 2019 (this “Agreement”), by and between Hancock Whitney Corporation, a Mississippi corporation (“Hancock Whitney”) and MidSouth Bancorp, Inc., a Louisiana corporation (“MidSouth”).

W I T N E S S E T H:

WHEREAS, the Boards of Directors of Hancock Whitney and MidSouth have determined that it is in the best interests of their respective companies and their respective shareholders to consummate the strategic business combination transaction provided for herein, pursuant to which MidSouth will, subject to the terms and conditions set forth herein, merge with and into Hancock Whitney (the “Merger”), so that Hancock Whitney is the surviving corporation (hereinafter sometimes referred to in such capacity as the “Surviving Company”) in the Merger; and

WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and this Agreement is intended to be and is adopted as a plan of reorganization for purposes of Sections 354 and 361 of the Code; and

WHEREAS, concurrently with the execution and delivery of this Agreement, as a condition and an inducement for Hancock Whitney to enter into this Agreement, certain shareholders of MidSouth have simultaneously herewith entered into separate voting and support agreements with Hancock Whitney (collectively, the “Support Agreements”) in connection with the Merger; and

WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

THE MERGER

1.1    The Merger. Subject to the terms and conditions of this Agreement, in accordance with the Louisiana Business Corporation Act (the “LBCA”) and the Mississippi Business Corporation Act (the “MBCA”), at the Effective Time, MidSouth shall merge with and into Hancock Whitney. Hancock Whitney shall be the Surviving Company in the Merger, and shall continue its corporate existence under the laws of the State of Mississippi. Upon consummation of the Merger, the separate corporate existence of MidSouth shall terminate.

1.2    Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the “Closing”) will take place at 10:00 a.m., New York City time, at the offices of Wachtell, Lipton, Rosen & Katz, on the first Friday that is a Business Day of the calendar month following the month in which all of the conditions set forth in Article VII have been satisfied or waived by the parties entitled to the benefits thereto (other than conditions which relate to actions to be taken at the Closing, but subject to the satisfaction or applicable waiver of such conditions at the Closing) or, if such first Friday that is a Business Day is (a) not at least three (3) Business Days after the aforementioned satisfaction or waiver or (b) would occur during the last week of any Hancock Whitney fiscal quarter, then the first Friday that is a Business Day of the immediately following calendar month, or at such other date, time and place as Hancock Whitney and MidSouth shall mutually agree in writing; provided that, unless otherwise agreed in writing by Hancock Whitney, in no event will the Closing be required to occur prior to September 20, 2019. The date on which the Closing actually takes place being referred to herein as the “Closing Date”.

1.3    Effective Time. Subject to the terms and conditions of this Agreement, on or before the Closing Date, Hancock Whitney shall cause to be filed articles of merger with the Secretary of State of the State of Louisiana (the “Louisiana Secretary”) and articles of merger with the Secretary of State of the State of Mississippi (the “Mississippi Secretary”), in each case duly executed in accordance with, and containing such information as is required by, the relevant provisions of the LBCA and the MBCA, as applicable (collectively, the “Articles of Merger”). The Merger shall become effective as of the date and time specified in the Articles of Merger (such date and time, the “Effective Time”).

1.4    Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in the applicable provisions of the LBCA and the MBCA.

1.5    Conversion of MidSouth Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Hancock Whitney, MidSouth or the holder of any of the following securities:

(a)    Subject to Section 2.2(e), each share of the common stock, par value $0.10 per share, of MidSouth (“MidSouth Common Stock”) issued and outstanding immediately prior to the Effective Time, except for shares to be cancelled in accordance with Section 1.5(c), shall be converted, in accordance with the procedures set forth in this Agreement, into the right to receive, without interest, 0.2952 shares (the “Conversion Ratio” and such shares, the “Merger Consideration”) of the common stock, par value $3.33 per share, of Hancock Whitney (the “Hancock Whitney Common Stock”), payable as provided in Section 2.2, and, when so converted, shall automatically be cancelled and shall cease to exist.

(b)    If, between the date of this Agreement and the Effective Time, the outstanding shares of Hancock Whitney Common Stock or MidSouth Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities, in any such case as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, an appropriate and proportionate adjustment shall be made to the Merger Consideration to give holders of MidSouth Common Stock the same economic effect as contemplated by this Agreement prior to such event; provided that nothing in this sentence shall be construed to permit Hancock Whitney or MidSouth to take any action with respect to its securities that is prohibited by the terms of this Agreement.

(c)    Notwithstanding anything in this Agreement to the contrary, at the Effective Time, all shares of MidSouth Common Stock that are owned by MidSouth, Hancock Whitney or by any direct or indirect MidSouth Subsidiary or Hancock Whitney Subsidiary (in each case other than shares of MidSouth Common Stock (i) held in or with respect to any MidSouth Benefit Plans or related trust accounts, managed accounts, mutual funds and the like, or otherwise held in a fiduciary or agency capacity and (ii) held, directly or indirectly, in respect of debts previously contracted) prior to the Effective Time shall be cancelled and shall cease to exist, and neither the Merger Consideration nor any other consideration shall be delivered in respect thereof.

(d)    Each share of Senior Non-Cumulative Perpetual Preferred Stock, Series B, without par value, of MidSouth (the “MidSouth Series B Preferred Stock”) issued and outstanding immediately prior to the Effective Time, if not redeemed in accordance with Section 6.20, shall automatically be converted into the right to receive, without interest, one share of a newly created series of preferred stock of Hancock Whitney having rights, preferences, privileges and voting powers, and limitations and restrictions thereof that are the same as the rights, preferences, privileges and voting powers, and limitations and restrictions thereof as the MidSouth Series B Preferred Stock (all shares of such newly created series, collectively, the “Hancock Whitney Series B Preferred Stock”), and, when so converted, the MidSouth Series B Preferred Stock shall automatically be cancelled and shall cease to exist.

(e)    Each share of 4.00% Series C Non-Cumulative Perpetual Convertible Preferred Stock, without par value, of MidSouth (the “MidSouth Series C Preferred Stock” and, together with the MidSouth Series B Preferred Stock, the “MidSouth Preferred Stock”), issued and outstanding immediately prior to the Effective Time, if not redeemed in accordance with Section 6.20, shall automatically be converted into the right to receive, without interest, one share of a newly created series of preferred stock of Hancock Whitney having rights, preferences, privileges and voting powers, and limitations and restrictions thereof that are the same as the rights, preferences, privileges and voting powers, and limitations and restrictions thereof as the MidSouth Series C Preferred Stock (all shares of such newly created series, collectively, the “Hancock Whitney Series C Preferred Stock” and, together with the Hancock Whitney Series B Preferred Stock, the “New Hancock Whitney Preferred Stock”), and, when so converted, the MidSouth Series C Preferred Stock shall automatically be cancelled and shall cease to exist.

1.6    Hancock Whitney Common Stock. At and after the Effective Time, each share of Hancock Whitney Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall not be affected by the Merger.

1.7    Treatment of MidSouth Equity Awards.

(a)    At the Effective Time, each option granted by MidSouth to purchase shares of MidSouth Common Stock under the MidSouth 2018 Long-Term Incentive Compensation Plan or the 2007 Omnibus Incentive Compensation Plan, as amended and restated effective May 23, 2012 (the “MidSouth Equity Plans”) that is outstanding and unexercised immediately prior to the Effective Time (a “MidSouth Option”) shall be assumed and converted automatically into an option (an “Adjusted Option”) to purchase, on the same terms and conditions as were applicable under such MidSouth Option immediately prior to the Effective Time (including vesting terms), the number of shares of Hancock Whitney Common Stock (rounded down to the nearest whole number of shares of Hancock Whitney Common Stock) equal to the product of (i) the number of shares of MidSouth Common Stock subject to such MidSouth Option immediately prior to the Effective Time, multiplied by (ii) the Conversion Ratio, which Adjusted Option shall have an exercise price per share of Hancock Whitney Common Stock (rounded up to the nearest whole cent) equal to the quotient of (A) the exercise price per share of MidSouth Common Stock subject to such MidSouth Common Stock immediately prior to the Effective Time, divided by (B) the Conversion Ratio.

(b)    At the Effective Time, each award in respect of shares of MidSouth Common Stock subject to vesting, repurchase or other lapse restriction granted under a MidSouth Equity Plan that is outstanding immediately prior to the Effective Time (a “MidSouth Restricted Stock Award”) and that, pursuant to its terms as in effect on the date hereof, would vest automatically as a result of the Effective Time or that is held by a non-employee member of the Board of Directors of MidSouth (whether or not the MidSouth Restricted Stock Award held by such non-employee member of the Board of Directors of MidSouth would vest automatically), shall vest at the Effective Time and be cancelled and converted automatically into the right to receive (without interest) the Merger Consideration in respect of each share of MidSouth Common Stock subject to such MidSouth Restricted Stock Award immediately prior to the Effective Time, less applicable tax withholdings.

(c)    At the Effective Time, each MidSouth Restricted Stock Award not subject to Section 1.7(b) shall be assumed and converted into a restricted stock award in respect of shares of Hancock Whitney Common Stock (an “Adjusted Restricted Stock Award”) subject to the same terms and conditions as were applicable under such MidSouth Restricted Stock Award immediately prior to the Effective Time (including vesting terms), and relating to the number of shares of Hancock Whitney Common Stock equal to the product of (i) the number of shares of MidSouth Common Stock subject to such MidSouth Restricted Stock Award immediately prior to the Effective Time, multiplied by (ii) the Conversion Ratio, with any fractional shares rounded down to the nearest whole share of Hancock Whitney Common Stock.

(d)    At the Effective Time, each restricted stock unit award in respect of shares of MidSouth Common Stock granted under a MidSouth Equity Plan that is outstanding immediately prior to the Effective Time (a “MidSouth RSU Award” and, together with the MidSouth Options and the MidSouth Restricted Stock Awards, the

“MidSouth Equity Awards”) shall vest at the Effective Time and be cancelled and converted automatically into the right to receive (without interest) the Merger Consideration in respect of each share of MidSouth Common Stock subject to such MidSouth RSU Award immediately prior to the Effective Time (with applicable performance goals deemed satisfied at the target level and with the number of shares prorated if contemplated by the applicable MidSouth Equity Plan, award agreement or other governing document), less applicable tax withholdings.

(e)    Each holder of a MidSouth Equity Award converted into the right to receive the Merger Consideration that would have otherwise been entitled to receive a fraction of a share of Hancock Whitney Common Stock (after aggregating all shares to be delivered in respect of all MidSouth Equity Awards held by such holder) shall receive, in lieu thereof and upon surrender thereof, a cash payment (without interest) in an amount equal to such fractional part of a share of Hancock Whitney Common Stock multiplied by the Hancock Whitney Share Closing Price (as defined below).

(f)    The Surviving Company shall make the cash payments described in Section 1.7(b) and Section 1.7(d), as applicable, through the Surviving Company’s payroll as promptly as practical after the Effective Time (or such latter time as is required by applicable law, including Section 409A of the Code) and shall satisfy any applicable tax withholdings by withholding from the Merger Consideration to be paid in respect of each share of MidSouth Common Stock subject to such MidSouth Equity Awards that number of shares of Hancock Whitney Common Stock whose Hancock Whitney Share Closing Price equals the applicable tax withholdings.

(g)    As of the Effective Time, Hancock Whitney shall file a post-effective amendment to the Form S-4 or an effective registration statement on Form S-8 with respect to the Hancock Whitney Common Stock subject to the Adjusted Options, Adjusted Restricted Stock Awards and Adjusted RSU Awards. As soon as practical after the Effective Time, Hancock Whitney shall provide written notice to each holder of a MidSouth Equity Award that is assumed and converted into an award in respect of shares of Hancock Whitney Common Stock of the Surviving Company’s assumption of such MidSouth Equity Award and amend each such converted award to provide that the converted award will become vested in full, to the extent not vested previously, if the holder’s employment with the Surviving Company is terminated by the Surviving Company without cause on or within twelve (12) months after the Effective Time.

(h)    At or prior to the Effective Time, MidSouth, the Board of Directors of MidSouth and its compensation committee, as applicable, shall adopt any resolutions and take any actions that are reasonably necessary to effectuate the provisions of this Section 1.7.

1.8    Organizational Documents of Surviving Company. As a result of the Merger the Composite Articles of Incorporation of Hancock Whitney (the “Hancock Whitney Articles”) and the Amended and Restated Bylaws of Hancock Whitney (the “Hancock Whitney Bylaws”), each as in effect immediately prior to the Effective Time, shall continue in effect as the articles of incorporation and bylaws of the Surviving Company until the same shall be amended and changed as provided by applicable law.

1.9    Directors and Executive Officers of Surviving Company. The directors and executive officers of Hancock Whitney as of the Effective Time shall be the directors and executive officers of the Surviving Company, and such directors and executive officers shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the articles of incorporation and bylaws of the Surviving Company or as otherwise provided by applicable law.

1.10    Tax Consequences. It is intended that the Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and that this Agreement is intended to be and is adopted as a plan of reorganization for the purposes of Sections 354 and 361 of the Code.

1.11    Bank Merger. Immediately following the Merger, or at such later time as Hancock Whitney may determine in its sole discretion, MidSouth Bank N.A., a national bank and a wholly owned Subsidiary of MidSouth (“MidSouth Bank”), will merge (the “Bank Merger”) with and into Hancock Whitney Bank, a Mississippi state bank and a wholly owned Subsidiary of Hancock Whitney (“Hancock Whitney Bank”), pursuant to an agreement and plan of merger to be agreed upon by Hancock Whitney and MidSouth, which agreement shall be in form and substance customary for mergers similar to the Bank Merger (the “Bank Merger Agreement”). Hancock Whitney Bank shall be the surviving entity in the Bank Merger and, following the Bank Merger, the separate corporate existence of MidSouth Bank shall cease. Prior to the Effective Time, MidSouth shall cause MidSouth Bank, and Hancock Whitney shall cause Hancock Whitney Bank, to execute such certificates or articles of merger and such other documents and certificates as are necessary to effectuate the Bank Merger (“Bank Merger Certificates”).

ARTICLE II

CONVERSION OF SHARES

2.1    Hancock Whitney to Make Shares Available. At or prior to the Effective Time, Hancock Whitney shall deposit, or shall cause to be deposited, with a bank or trust company designated by Hancock Whitney and reasonably acceptable to MidSouth (the “Conversion Agent”), for the benefit of the holders of MidSouth Common Stock contemplated by Section 1.5(a) and, if any MidSouth Preferred Stock shall be converted to New Hancock Whitney Preferred Stock pursuant to Section 1.5(d) or 1.5(e), the holders of such MidSouth Preferred Stock contemplated by Section 1.5(d) or 1.5(e) (a) evidence of a number of whole shares of Hancock Whitney Common Stock and New Hancock Whitney Preferred Stock, if applicable, in book-entry form to be paid pursuant to Sections 1.5 and 2.2 and (b) cash in an amount sufficient to pay cash in lieu of any fractional shares pursuant to Section 2.2(e) (such shares and cash described in the foregoing clauses (a) and (b), together with any dividends or distributions with respect thereto payable pursuant to Section 2.2(b), being hereinafter referred to as the “Conversion Fund”). The Conversion Agent shall invest any cash included in the Conversion Fund as directed by Hancock Whitney; provided that no such investment or losses thereon shall affect the amounts payable to the holders of MidSouth Common Stock or MidSouth Preferred Stock, if applicable, pursuant to Section 1.5. Any interest and other income resulting from such investments shall be paid to Hancock Whitney.

2.2    Conversion of Shares.

(a)    Procedures for Conversion of Shares.

(i)    Certificates. As promptly as reasonably practicable after the Effective Time, but in no event later than ten (10) Business Days thereafter, Hancock Whitney shall cause the Conversion Agent to mail to each holder of record of a certificate that immediately prior to the Effective Time represented outstanding shares of MidSouth Common Stock (a “Certificate”) and whose shares have been converted at the Effective Time into the right to receive the Merger Consideration pursuant to Article I, a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates (or affidavits of loss in lieu thereof) to the Conversion Agent, and instructions for use in effecting the surrender of the Certificates for the Merger Consideration and any cash in lieu of a fractional share which the shares of MidSouth Common Stock represented by such Certificate or Certificates shall have been converted into the right to receive pursuant to this Agreement as well as any dividends or distributions to be paid pursuant to Section 2.2(b), and the Certificate shall forthwith be cancelled.

(ii)    Book-Entry Shares. No holder of non-certificated shares of MidSouth Common Stock represented by book-entry immediately prior to the Effective Time (“Book-Entry Shares”) and whose shares were converted into the right to receive the Merger Consideration pursuant to Article I shall be required to deliver a Certificate or letter of transmittal in respect of such Book-Entry Shares or surrender such Book-Entry Shares to the Conversion Agent in order to receive the Merger Consideration. In lieu thereof, each Book-Entry Share shall automatically upon the Effective Time be entitled to receive, and Hancock Whitney shall cause the Conversion Agent to pay and deliver as promptly as reasonably practicable, the Merger Consideration and any cash in lieu of a fractional share which the share of

MidSouth Common Stock formerly represented by such Book-Entry Share shall have been converted into the right to receive pursuant to this Agreement as well as any dividends or distributions to be paid pursuant to Section 2.2(b), and the Book-Entry Share shall forthwith be cancelled.

(iii)    No interest will be paid or accrued on any cash in lieu of fractional shares payable to holders of Certificates or Book-Entry Shares. Until surrendered, in the case of a Certificate, or paid, in the case of a Book-Entry Share, in each case as contemplated by this Section 2.2, each Certificate or Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration and any cash in lieu of a fractional share or in respect of dividends or distributions as contemplated by this Section 2.2.

(b)    No dividends or other distributions declared with respect to Hancock Whitney Common Stock shall be paid to the holder of any unsurrendered Certificate on unpaid Book-Entry Share until such Certificate is surrendered or such Book-Entry Share is paid, in each case in accordance with this Article II. After the surrender of a Certificate or payment of a Book-Entry Share in accordance with this Article II, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to the whole shares of Hancock Whitney Common Stock which the shares of MidSouth Common Stock represented by such Certificate or Book-Entry Share have been converted into the right to receive (after giving effect to Section 6.10).

(c)    If payment of the Merger Consideration (including any cash in lieu of a fractional share or in respect of dividends or distributions as contemplated by this Section 2.2) is to be made to a person other than the person in whose name the Certificate or Book-Entry Share is registered, it shall be a condition precedent of the payment thereof that:

(i)    either (A) the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer or (B) the Book-Entry Share is properly transferred; and

(ii)    the person requesting such payment shall (A) pay to the Conversion Agent in advance any transfer or other similar Taxes required by reason of such payment to a person other than the registered holder of the Certificate or Book-Entry Share, or required for any other reason, or (B) establish to the satisfaction of the Conversion Agent that such Tax has been paid or is not payable.

(d)    After the Effective Time, there shall be no transfers on the stock transfer books of MidSouth of the shares of MidSouth Common Stock that were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Conversion Agent, they shall be cancelled and the holder thereof shall be entitled to receive the Merger Consideration, cash in lieu of fractional shares and dividends or distributions that the holder presenting such Certificates is entitled to, as provided in this Article II.

(e)    Notwithstanding anything to the contrary contained herein, no fractional shares of Hancock Whitney Common Stock shall be issued in connection with the Merger, no dividend or distribution with respect to Hancock Whitney Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of Hancock Whitney. In lieu of the issuance of any such fractional share, Hancock Whitney shall pay to each former shareholder of MidSouth who otherwise would be entitled to receive such fractional share an amount in cash (rounded to the nearest cent) determined by multiplying (i) the average of the closing sale prices of Hancock Whitney Common Stock on the NASDAQ Stock Market (the “NASDAQ”) as reported by the Wall Street Journal for the five (5) full trading days ending on the day preceding the Closing Date (the “Hancock Whitney Share Closing Price”) by (ii) the fraction of a share (rounded to the nearest thousandth when expressed in decimal form) of Hancock Whitney Common Stock which such holder would otherwise be entitled to receive pursuant to Section 1.5.

(f)    Any portion of the Conversion Fund that remains unclaimed by the shareholders of MidSouth for one (1) year after the Effective Time shall be paid to the Surviving Company. Any former shareholders of MidSouth who have not theretofore complied with this Article II shall thereafter look only to the Surviving Company for payment of the Merger Consideration, cash in lieu of any fractional share and any unpaid dividends and distributions on the Hancock Whitney Common Stock deliverable to each such former shareholder pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of Hancock Whitney, MidSouth, the Surviving Company, the Conversion Agent or any other person shall be liable to any former shareholder of MidSouth for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

(g)    Hancock Whitney shall be entitled to deduct and withhold, or cause the Conversion Agent to deduct and withhold, from any cash in lieu of fractional shares of Hancock Whitney Common Stock, cash dividends or distributions payable pursuant to this Section 2.2 or any other cash amounts otherwise payable pursuant to this Agreement to any holder of MidSouth Common Stock or MidSouth Equity Awards such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign Tax law. To the extent that amounts are so withheld by Hancock Whitney or the Conversion Agent, as the case may be, and paid over to the appropriate governmental authority, the withheld amounts shall be treated for all purposes of this Agreement as having been paid to any such holder in respect of which the deduction and withholding was made by Hancock Whitney or the Conversion Agent, as the case may be.

(h)    In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Hancock Whitney, the posting by such person of a bond in such amount as Hancock Whitney may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Conversion Agent will issue in respect of such lost, stolen or destroyed Certificate the Merger Consideration and any cash in lieu of a fractional share and dividends or distributions deliverable in respect thereof pursuant to this Agreement.

(i)    In the event that any MidSouth Preferred Stock shall be converted to New Hancock Whitney Preferred Stock pursuant to Section 1.5(d) or 1.5(e), the conversion procedures set forth in this Section 2.2 shall apply mutatis mutandis to such conversion.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF MIDSOUTH

Except as (a) disclosed in the disclosure schedule delivered by MidSouth to Hancock Whitney concurrently herewith (the “MidSouth Disclosure Schedule”); provided that (i) no such item is required to be set forth as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect, (ii) the mere inclusion of an item in the MidSouth Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by MidSouth that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect on MidSouth and (iii) any disclosures made with respect to a section of this Article III shall be deemed to qualify (A) any other section of this Article III specifically referenced or cross-referenced and (B) other sections of this Article III to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure applies to such other sections, or (b) disclosed in any MidSouth Reports filed with or furnished to the SEC by MidSouth after January 1, 2018 and prior to the date hereof (but disregarding risk factor disclosures contained under the heading “Risk Factors,” or disclosures of risks set forth in any “forward-looking statements” disclaimer or any other statements that are similarly non-specific or cautionary, predictive or forward-looking in nature), MidSouth hereby represents and warrants to Hancock Whitney as follows:

3.1    Corporate Organization.

(a)    MidSouth is a corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana and is a bank holding company duly registered under the Bank Holding Company Act of 1956, as amended (“BHC Act”). MidSouth has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. MidSouth is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not, either individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on MidSouth. As used in this Agreement, the term “Material Adverse Effect” means, with respect to MidSouth, any event, circumstance, development, change or effect that, individually or in the aggregate, (i) has a material adverse effect on the business, properties, assets, liabilities, results of operations or financial condition of MidSouth and its Subsidiaries taken as a whole (provided, however, that, with respect to this clause (i), Material Adverse Effect shall not be deemed to include the impact of (A) changes, after the date hereof, in U.S. generally accepted accounting principles (“GAAP”) or applicable regulatory accounting requirements, (B) changes, after the date hereof, in laws, rules or regulations of general applicability to companies in the industries in which MidSouth and its Subsidiaries operate, or interpretations thereof by courts or Governmental Entities, (C) changes, after the date hereof, in global, national or regional political conditions (including the outbreak of war or acts of terrorism), (D) changes, after the date hereof, in economic or market conditions affecting the financial services industry generally and not specifically relating to MidSouth or its Subsidiaries, (E) failure, in and of itself, to meet earnings projections or internal financial forecasts, but not including the underlying causes thereof, (F) disclosure or (other than, for the avoidance of doubt, in the case of the representations set forth in Sections 3.3(b), 3.4 and 3.11(k), and for purposes of the related condition set forth in Section 7.2(a)) consummation of the transactions contemplated hereby or actions expressly required by this Agreement in contemplation of the transactions contemplated hereby, or (G) actions or omissions taken pursuant to the written consent of Hancock Whitney; except, with respect to subclauses (A), (B), (C) or (D), to the extent that the effects of such change are materially disproportionately adverse to the business, properties, assets, liabilities, results of operations or financial condition of MidSouth and its Subsidiaries, taken as a whole, as compared to other companies in the industry in which MidSouth and its Subsidiaries operate) or (ii) would be reasonably likely to prevent or materially impair, the ability of MidSouth to timely consummate the transactions contemplated hereby. As used in this Agreement, the word “Subsidiary,” when used with respect to any party, means any corporation, partnership, limited liability company, bank or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes. True and complete copies of the Amended and Restated Articles of Incorporation of MidSouth (the “MidSouth Articles”) and the Amended and Restated Bylaws of MidSouth (the “MidSouth Bylaws”), as in effect as of the date of this Agreement, have previously been made available by MidSouth to Hancock Whitney.

(b)    Each Subsidiary of MidSouth (a “MidSouth Subsidiary”) (i) is duly organized and validly existing under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and, where such concept is recognized under applicable law, in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would reasonably be likely, either individually or in the aggregate, to have a Material Adverse Effect on MidSouth and (iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted. Except as set forth on Section 3.1(b) of the MidSouth Disclosure Schedule, there are no restrictions on the ability of any Subsidiary of MidSouth to pay dividends or distributions except, in the case of a Subsidiary that is a regulated entity, for restrictions on dividends or distributions generally applicable to all such regulated entities. The deposit accounts of each Subsidiary of MidSouth that is an insured depository institution are insured by the Federal Deposit Insurance Corporation (the “FDIC”) through the Deposit Insurance Fund (as defined in Section 3(y) of the Federal Deposit

Insurance Act of 1950) to the fullest extent permitted by law, all premiums and assessments required to be paid in connection therewith have been paid when due, and no proceedings for the termination of such insurance are pending or, to the knowledge of MidSouth, threatened. Section 3.1(b) of the MidSouth Disclosure Schedule sets forth a true and complete list of all Subsidiaries of MidSouth as of the date hereof.

3.2    Capitalization.

(a)    The authorized capital stock of MidSouth consists of 30,000,000 shares of MidSouth Common Stock and 5,000,000 shares of preferred stock, no par value per share. As of the date of this Agreement, no shares of capital stock or other voting securities of MidSouth are issued, reserved for issuance or outstanding, other than (i) 16,717,021 shares of MidSouth Common Stock issued and outstanding, which number includes 161,622 shares of MidSouth Common Stock granted in respect of outstanding MidSouth Restricted Stock Awards, (ii) no shares of MidSouth Common Stock held in treasury, (iii) 69,552 shares of MidSouth Common Stock reserved for issuance upon the exercise of outstanding MidSouth Options, (iv) no shares of MidSouth Common Stock reserved for issuance upon the settlement of outstanding time-vesting MidSouth RSU Awards, (v) 49,560 shares (assuming performance goals are satisfied at target) of MidSouth Common Stock reserved for issuance upon the settlement of outstanding performance-vesting MidSouth RSU Awards, (vi) 32,000 shares of MidSouth Series B Preferred Stock issued and outstanding and (vii) 89,721 shares of MidSouth Series C Preferred Stock issued and outstanding. All of the issued and outstanding shares of MidSouth Common Stock and MidSouth Preferred Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof, subject, in the case of MidSouth Equity Awards, to the terms and conditions of such MidSouth Equity Awards. No bonds, debentures, notes or other indebtedness that have the right to vote on any matters on which shareholders of MidSouth may vote are issued and outstanding. Except as set forth in Section 3.2(a) of the MidSouth Disclosure Schedule, as of the date of this Agreement, no trust preferred or subordinated debt securities of MidSouth are issued or outstanding. Other than MidSouth Equity Awards, in each case, issued prior to the date of this Agreement, there are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements obligating MidSouth to issue, transfer, sell, purchase, redeem or otherwise acquire, any such securities. There are no voting trusts, shareholder agreements, proxies or other agreements in effect pursuant to which MidSouth or any of the MidSouth Subsidiaries has a contractual or other obligation with respect to the voting or transfer of the MidSouth Common Stock or other equity interests of MidSouth, other than the Support Agreements.

(b)    Section 3.2(b) of the MidSouth Disclosure Schedule sets forth a true, correct and complete list of all MidSouth Equity Awards outstanding as of the date hereof specifying, on a holder-by-holder basis, (i) the name of each holder, (ii) the number of shares subject to each such MidSouth Equity Award, (iii) the grant date of each such MidSouth Equity Award, (iv) the MidSouth Equity Plan under which such MidSouth Equity Award was granted, (v) the exercise price for each such MidSouth Equity Award that is a MidSouth Option, (vi) the expiration date of each such MidSouth Equity Award that is a MidSouth Option and (vii) the applicable vesting schedule of each such MidSouth Equity Award. Other than the MidSouth Equity Awards, no equity-based awards (including any cash awards where the amount of payment is determined in whole or in part based on the price of any capital stock of MidSouth or any of its Subsidiaries) are outstanding.

(c)    MidSouth owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity ownership interests of each of the MidSouth Subsidiaries, free and clear of any liens, pledges, charges, encumbrances and security interests (“Liens”), and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable (except, with respect to MidSouth Subsidiaries that are insured depository institutions, as provided under 12 U.S.C. § 55 or any comparable provision of applicable state law) and free of preemptive rights, with no personal liability attaching to the ownership thereof. No MidSouth Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, rights, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

3.3    Authority; No Violation.

(a)    MidSouth has full corporate power and authority to execute and deliver this Agreement and, subject to the receipt of the Requisite MidSouth Vote, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Merger have been duly and validly approved by the Board of Directors of MidSouth. The Board of Directors of MidSouth has determined that the Merger, on the terms and conditions set forth in this Agreement, is in the best interests of MidSouth and has directed that this Agreement and the transactions contemplated hereby be submitted to MidSouth’s shareholders for approval at a meeting of such shareholders and has adopted a resolution to the foregoing effect. Except for the approval of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of MidSouth Common Stock (the “Requisite MidSouth Vote”), and the adoption and approval of the Bank Merger Agreement by the Board of Directors of MidSouth Bank and MidSouth as its sole shareholder, no other corporate proceedings on the part of MidSouth are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by MidSouth and (assuming due authorization, execution and delivery by Hancock Whitney) constitutes a valid and binding obligation of MidSouth, enforceable against MidSouth in accordance with its terms (except in all cases as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar laws of general applicability relating to or affecting insured depository institutions or their parent companies or the rights of creditors generally and subject to general principles of equity (the “Enforceability Exceptions”)).

(b)    Subject to the receipt of the Requisite MidSouth Vote, neither the execution and delivery of this Agreement by MidSouth nor the consummation by MidSouth of the transactions contemplated hereby, nor compliance by MidSouth with any of the terms or provisions hereof, will (i) violate any provision of the MidSouth Articles or the MidSouth Bylaws or (ii) assuming that the consents, approvals and filings referred to in Section 3.4 are duly obtained and/or made, (x) violate any law, statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to MidSouth or any of its Subsidiaries or any of their respective properties or assets or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of MidSouth or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which MidSouth or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound, except (in the case of clause (ii) above) for such violations, conflicts, breaches, defaults, terminations, cancellations, accelerations or creations which, either individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect on MidSouth.

3.4    Consents and Approvals. Except for (a) the filing of applications, filings and notices, as applicable, with the NASDAQ and the New York Stock Exchange (the “NYSE”), (b) the filing of applications, filings and notices, as applicable, with the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) under the BHC Act and in connection with the Preferred Stock Redemption, and approval of such applications, filings and notices, (c) the filing of applications, filings and notices, as applicable, with the FDIC and the Mississippi Department of Banking and Consumer Finance (the “MDBCF”) in connection with the Bank Merger, including under the Bank Merger Act, and approval of such applications, filings and notices, (d) the filing of any required applications, filings or notices with the Office of the Comptroller of the Currency (the “OCC”) and any state banking authorities listed on Section 3.4 of the MidSouth Disclosure Schedule or Section 4.4 of the Hancock Whitney Disclosure Schedule and approval of such applications, filings and notices, (e) the filing with the Securities and Exchange Commission (the “SEC”) of a proxy statement in definitive form relating to the meeting of MidSouth’s shareholders to be held in connection with this Agreement and the transactions contemplated hereby (including any amendments or supplements thereto, the “Proxy Statement”), and of the registration statement on Form S-4 in which the Proxy Statement will be included as a prospectus, to be filed with the SEC by Hancock Whitney in connection with the transactions contemplated by this Agreement (the “S-4”) and declaration of effectiveness of the S-4, (f) the filing of the applicable Articles of Merger with the Louisiana Secretary pursuant to the LBCA and with the Mississippi Secretary pursuant to the MBCA and the filing of the Bank Merger Certificates, and (g) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of Hancock Whitney Common Stock pursuant to this Agreement and the approval of the listing of such Hancock Whitney Common Stock on the NASDAQ, no consents or approvals of or filings or registrations with any court or administrative agency or commission or other governmental authority or instrumentality or SRO (each a “Governmental Entity”) are necessary in connection with (i) the execution and delivery by MidSouth of this Agreement or (ii) the consummation by MidSouth of the Merger and the other transactions contemplated hereby (including the Bank Merger). As used in this Agreement, “SRO” means (A) any “self-regulatory organization” as defined in Section 3(a)(26) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (B) any other U.S. or foreign securities exchange, futures exchange, commodities exchange or contract market. As of the date hereof, MidSouth is not aware of any reason why the necessary regulatory approvals and consents will not be received in order to permit consummation of the Merger and Bank Merger on a timely basis.

3.5    Reports.

(a)    MidSouth and each of its Subsidiaries have timely filed or furnished, as applicable, all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file (or furnish, as applicable) since January 1, 2016 with (i) any state regulatory authority, (ii) the SEC, (iii) the Federal Reserve Board, (iv) the FDIC, (v) the OCC, (vi) any foreign regulatory authority and (vii) any SRO ((i) – (vii), collectively, “Regulatory Agencies”), including any report, registration or statement required to be filed (or furnished, as applicable) pursuant to the laws, rules or regulations of the United States, any state, any foreign entity, or any Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments, either individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect on MidSouth. Except for examinations of MidSouth and its Subsidiaries conducted by a Regulatory Agency in the ordinary course of business and except as set forth in Section 3.5(a) of the MidSouth Disclosure Schedule, no Regulatory Agency has initiated or has pending any proceeding or, to the knowledge of MidSouth, investigation into the business or operations of MidSouth or any of its Subsidiaries since January 1, 2016, except where such proceedings or investigation would not reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on MidSouth. There is no unresolved violation identified by any Regulatory Agency with respect to any report or statement relating to any examinations or inspections of MidSouth or any of its Subsidiaries, which would reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on MidSouth.

(b)    An accurate and complete copy of each final registration statement, prospectus, report, schedule and definitive proxy statement filed with or furnished to the SEC by MidSouth or any of its Subsidiaries pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, as the case may be, since January 1, 2016 (the “MidSouth Reports”) is publicly available. No such MidSouth Report, at the time filed, furnished or communicated (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information filed or furnished as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date. As of their respective dates, all MidSouth Reports filed or furnished under the Securities Act and the Exchange Act complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto. As of the date of this Agreement, no executive officer of MidSouth has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act. As of the date of this Agreement, there are no outstanding comments from or material unresolved issues raised by the SEC with respect to any of the MidSouth Reports.

3.6    Financial Statements.

(a)    The financial statements of MidSouth and its Subsidiaries included (or incorporated by reference) in the MidSouth Reports (including the related notes, where applicable) (i) have been prepared from, and are in accordance with, the books and records of MidSouth and its Subsidiaries in all material respects, (ii) fairly present in all material respects the consolidated results of operations, cash flows, changes in shareholders’ equity and consolidated financial position of MidSouth and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to year-end audit adjustments normal in nature and amount), (iii) complied, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of MidSouth and its Subsidiaries have been, since January 1, 2016, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements. Porter Keadle Moore, LLC has not resigned (or informed MidSouth that it intends to resign) or been dismissed as independent public accountants of MidSouth as a result of or in connection with any disagreements with MidSouth on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

(b)    Except as would not reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on MidSouth, neither MidSouth nor any of its Subsidiaries has any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for those liabilities that are reflected or reserved against on the consolidated balance sheet of MidSouth included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (including any notes thereto) and for liabilities incurred in the ordinary course of business consistent with past practice since December 31, 2018, or in connection with this Agreement and the transactions contemplated hereby.

(c)    The records, systems, controls, data and information of MidSouth and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of MidSouth or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on MidSouth. MidSouth (i) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to MidSouth, including its Subsidiaries, is made known to the chief executive officer and the chief financial officer of MidSouth by others within those entities as appropriate to allow timely decisions regarding required disclosures and to make the certifications required by the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and (ii) has disclosed, based on its most recent evaluation prior to the date hereof, to MidSouth’s outside auditors and the audit committee of MidSouth’s Board of Directors (x) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect MidSouth’s ability to record, process, summarize and report financial information, and (y) to the knowledge of MidSouth, any fraud, whether or not material, that involves management or other employees who have a significant role in MidSouth’s internal controls over financial reporting. These disclosures were made in writing by management to MidSouth’s outside auditors and audit committee and a copy has been previously made available to Hancock Whitney. To the knowledge of MidSouth, there is no reason to believe that MidSouth’s outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due.

(d)    Except as set forth in Section 3.6(d) of the MidSouth Disclosure Schedule, since January 1, 2016, (i) neither MidSouth nor any of its Subsidiaries, nor, to the knowledge of MidSouth, any director, officer, auditor, accountant or representative of MidSouth or any of its Subsidiaries, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or, to the knowledge of MidSouth, oral, regarding the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of MidSouth or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or written claim that MidSouth or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing MidSouth or any of its Subsidiaries, whether or not employed by MidSouth or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by MidSouth or any of its officers, directors or employees to the Board of Directors of MidSouth or any committee thereof or, to the knowledge of MidSouth, to any director or officer of MidSouth.

3.7    Broker’s Fees. Neither MidSouth nor any MidSouth Subsidiary nor any of their respective officers or directors has employed any broker, finder or financial advisor or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Merger or related transactions contemplated by this Agreement other than Sandler O’Neill + Partners, L.P. pursuant to a letter agreement, a true and complete copy of which has been previously provided to Hancock Whitney.

3.8    Absence of Certain Changes or Events.

(a)    Since December 31, 2018, no event or events have occurred that have had or would reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on MidSouth.

(b)    Since December 31, 2018, except with respect to the transactions contemplated hereby or as required or permitted by this Agreement, MidSouth and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course.

3.9    Legal Proceedings.

(a)    Except as set forth in Section 3.9(a) of the MidSouth Disclosure Schedule, neither MidSouth nor any of its Subsidiaries is a party to any, and there are no pending or, to the knowledge of MidSouth, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature (a “Claim”) against MidSouth or any of its Subsidiaries (i) that would reasonably be likely to be, either individually or in the aggregate, material to MidSouth and its Subsidiaries, taken as a whole, or (ii) of a material nature challenging the validity or propriety of this Agreement.

(b)    Except as set forth in Section 3.5(a) of the MidSouth Disclosure Schedule, there is no material injunction, order, judgment, decree, or regulatory restriction (an “Order”) imposed upon MidSouth, any of its Subsidiaries or the assets of MidSouth or any of its Subsidiaries (or that, upon consummation of the Merger, would apply to the Surviving Company or any of its affiliates).

(c)    Section 3.9(c) of the MidSouth Disclosure Schedule sets forth, as of the date hereof, a true, correct and complete list of each Claim or Order that (i) resulted in any criminal sanctions to MidSouth or any of its Subsidiaries, (ii) within the last three years resulted in any settlement or Order requiring payments in excess of $25,000, in each case by or against MidSouth or any of its Subsidiaries or, in their capacity as such, any of their respective officers or directors, or (iii) within the last three (3) years, imposed any injunctive relief with respect to, or that has required the MidSouth or any of its Subsidiaries to alter in any material respect, its business practices.

3.10    Taxes and Tax Returns.

(a)    Each of MidSouth and its Subsidiaries has duly and timely filed (taking into account all applicable extensions) all material Tax Returns in all jurisdictions in which Tax Returns are required to be filed by it, and all such Tax Returns are true, correct, and complete in all material respects. Neither MidSouth nor any of its Subsidiaries is the beneficiary of any extension of time within which to file any material Tax Return. All material Taxes of MidSouth and its Subsidiaries (whether or not shown on any Tax Returns) that are due have been fully and timely paid. Each of MidSouth and its Subsidiaries has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, shareholder, independent contractor or other third party. Neither MidSouth nor any of its Subsidiaries has granted any extension or waiver of the limitation period applicable to any material Tax that remains in effect. The federal income Tax Returns of MidSouth and its Subsidiaries for all years up to and including December 31, 2015 have been examined by the Internal Revenue Service (the “IRS”) or are Tax Returns with respect to which the applicable period for assessment under applicable law, after giving effect to extensions or waivers, has expired. No deficiency with respect to a material amount of Taxes has been proposed, asserted or assessed against MidSouth or any of its Subsidiaries. There are no pending or threatened in writing disputes, claims, audits, examinations or other proceedings regarding any material Taxes of MidSouth and its Subsidiaries or the assets of MidSouth and its Subsidiaries. In the last six (6) years, neither MidSouth nor any of its Subsidiaries has been informed in writing by any jurisdiction that the jurisdiction believes that MidSouth or any of its Subsidiaries was required to file any Tax Return that was not filed. MidSouth has made available to Hancock Whitney true, correct, and complete copies of any private letter ruling requests, closing agreements or gain recognition agreements with respect to Taxes requested or executed in the last six (6) years. There are no Liens for material Taxes (except Taxes not yet due and payable) on any of the assets of MidSouth or any of its Subsidiaries. Neither MidSouth nor any of its Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among MidSouth and its Subsidiaries). Neither MidSouth nor any of its Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was MidSouth) or (B) has any liability for the Taxes of any person (other than MidSouth or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise. Neither MidSouth nor any of its Subsidiaries has been, within the past two (2) years or otherwise as part of a “plan (or series of related transactions)” within the meaning of Section 355(e) of the Code of which the Merger is also a part, a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code. Neither MidSouth nor any of its Subsidiaries has participated in a “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(1). At no time during the past five years has MidSouth been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code. Neither MidSouth nor any of its Subsidiaries will be required to include any material item of income in, or to exclude any material item of deduction from, taxable income in any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting, (ii) closing agreement, (iii) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any similar provision of state, local or foreign law), (iv) installment sale or open transaction disposition made on or prior to the Closing Date, or (v) prepaid amount received on or prior to the Closing Date, in the case of (i), (iii), (iv) and (v), outside of the ordinary course of business.

(b)    As used in this Agreement, the term “Tax” or “Taxes” means all federal, state, local, and foreign income, excise, gross receipts, ad valorem, profits, gains, property, capital, sales, transfer, use, license, payroll, employment, social security, severance, unemployment, withholding, duties, excise, windfall profits, intangibles, franchise, backup withholding, value added, alternative or add-on minimum, estimated and other taxes, charges, fees, levies or like assessments together with all penalties and additions to tax and interest thereon.

(c)    As used in this Agreement, the term “Tax Return” means any return, declaration, report, claim for refund, estimate, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, supplied or required to be supplied to a Governmental Entity.

3.11    Employees and Employee Benefit Plans.

(a)    Section 3.11(a) of the MidSouth Disclosure Schedule lists all material MidSouth Benefit Plans. For purposes of this Agreement, “MidSouth Benefit Plans” means all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), whether or not subject to ERISA, and all bonus, cash or equity incentive, stock purchase, deferred compensation, welfare, retiree welfare, supplemental retirement, severance or other benefit plans, programs, agreements or arrangements, and all retention, bonus, employment, termination, severance plans, programs, agreements or arrangements or other contracts or agreements with respect to which MidSouth or any Subsidiary is a party or has any liability or that are maintained, contributed to or sponsored by MidSouth or any of its Subsidiaries for the benefit of any current or former employee, officer, director or independent contractor of MidSouth or any of its Subsidiaries.

(b)    MidSouth has heretofore made available to Hancock Whitney true and complete copies of each of the material MidSouth Benefit Plans and all amendments thereto (or, in the case of a MidSouth Benefit Plan that is not in writing, a summary of the terms thereof) and the following related documents, to the extent applicable: (i) all current summary plan descriptions, amendments, modifications or material supplements, (ii) the annual report (Form 5500) filed with the IRS for the last two (2) plan years, (iii) the most recently received IRS determination letter, (iv) the most recently prepared actuarial report or financial statement (if applicable) for each of the last two (2) plan years, (v) all material correspondence with a Governmental Entity received or sent in the last six (6) years and (vi) any related trust agreements, insurance contracts or documents of any other funding arrangements.

(c)    Each MidSouth Benefit Plan has been established, operated and administered in all material respects in accordance with its terms and the requirements of all applicable laws, including ERISA and the Code. Neither MidSouth nor any of its Subsidiaries has taken in the last six (6) years any corrective action or made any filing under any voluntary correction program of the IRS, Department of Labor or any other Governmental Entity with respect to any MidSouth Benefit Plan, and, to the knowledge of MidSouth, there is no outstanding plan defect that requires correction under any such program.

(d)    Section 3.11(d)(i) of the MidSouth Disclosure Schedule identifies each MidSouth Benefit Plan that is intended to be qualified under Section 401(a) of the Code (the “MidSouth Qualified Plans”). The IRS has issued a favorable determination letter or opinion, including to the extent applicable regarding Section 4975(e)(7) of the Code, with respect to each MidSouth Qualified Plan and its related trust, and neither MidSouth nor any of its Subsidiaries have received any notice that such letter or opinion has been revoked (nor, to the knowledge of MidSouth, has revocation been threatened), and, to the knowledge of MidSouth, there are no existing circumstances and no events have occurred that in either case would have a material adverse effect on the qualified status of any MidSouth Qualified Plan or the related trust or increase the costs relating thereto. The MidSouth Employee Stock Ownership Plan and Trust (the “ESOP”) is intended to be an “employee stock ownership plan” within the meaning of Section 4975(e)(7) of the Code. Section 3.11(d)(ii) of the MidSouth Disclosure Schedule identifies (x) each outstanding loan under which the ESOP is a borrower (each, an “ESOP Loan”), (y) the lender and guarantor (if any) of each ESOP Loan, and (z) the securities of MidSouth that were acquired with such ESOP Loan (the “Employer Securities”). Each ESOP Loan meets the requirements of Section 4975(d)(3) of the Code. The Employer Securities are pledged as collateral for the ESOP Loan with which they were acquired, except to the extent they have been released from such pledge and allocated to the accounts of participants in the ESOP in accordance with the requirements of Treasury Regulations Sections 54.4975-7 and 54.4975-11.

(e)    To the knowledge of MidSouth, each MidSouth Benefit Plan that is a “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code) and any award thereunder, in each case that is subject to, and not otherwise exempt from, Section 409A of the Code, has (i) since January 1, 2005, been maintained and operated, in all material respects, in good faith compliance with Section 409A of the Code and IRS Notice 2005-1 and (ii) since January 1, 2009, been, in all material respects, in documentary and operational compliance with Section 409A of the Code.

(f)    None of MidSouth and its Subsidiaries nor any MidSouth ERISA Affiliate has, at any time during the last six (6) years, contributed to or been obligated to contribute to, or otherwise had any obligation with respect to, (i) any plan that is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code or otherwise incurred liability under Title IV or such sections of the Code, (ii) a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA (a “Multiemployer Plan”) or (iii) a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a “Multiple Employer Plan”), and none of MidSouth and its Subsidiaries nor any MidSouth ERISA Affiliate has, at any time during the last six (6) years, incurred any liability to a Multiemployer Plan or Multiple Employer Plan as a result of a complete or partial withdrawal (as those terms are defined in Part I of Subtitle E of Title IV of ERISA) from a Multiemployer Plan or Multiple Employer Plan that has not been satisfied in full. For purposes of this Agreement, MidSouth ERISA Affiliate means any trade or business, whether or not incorporated, which would be required to be aggregated with MidSouth or any of its Subsidiaries and treated as a “single employer” within the meaning of Section 4001 of ERISA.

(g)    Neither MidSouth nor any of its Subsidiaries sponsors, or has any obligation with respect to, any MidSouth Benefit Plan that provides for any post-employment or post-retirement welfare (including health, medical or life insurance) benefits for retired or former employees or beneficiaries or dependents thereof, except as required by Section 4980B of the Code or other applicable laws. MidSouth or an applicable MidSouth Subsidiary has reserved the right to amend, terminate or modify at any time all MidSouth Benefit Plans providing post-employment or post-retirement welfare (including health, medical or life insurance) benefits in accordance with its terms and to the extent permitted by applicable laws.

(h)    All contributions required to be made to any MidSouth Benefit Plan by applicable law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any MidSouth Benefit Plan, for any period through the date hereof, have been timely made or paid in full by the applicable due date or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the books and records of MidSouth to the extent required by applicable accounting procedures.

(i)    There are no pending or, to the knowledge of MidSouth, threatened claims (other than routine claims for benefits in the ordinary course), lawsuits or arbitrations that have been asserted or instituted, and, to the knowledge of MidSouth, no set of circumstances exists that may reasonably be likely to give rise to a claim or lawsuit, against the MidSouth Benefit Plans or the assets of any of the trusts under any of the MidSouth Benefit Plans that in any such event could in any case reasonably be expected to result in any material liability of MidSouth or any of its Subsidiaries to the Pension Benefit Guaranty Corporation, the IRS, the Department of Labor, any fiduciary which MidSouth or any of its Subsidiaries has an obligation to indemnify or any participant in a MidSouth Benefit Plan. To the knowledge of MidSouth, no MidSouth Benefit Plan is under audit or the subject of an investigation by the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation, the SEC or any other Governmental Entity, nor is any such audit or investigation pending or, to the knowledge of MidSouth, threatened.

(j)    None of MidSouth and its Subsidiaries nor, to the knowledge of MidSouth, any other person, including any fiduciary, has engaged in any “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA), which could subject any of the MidSouth Benefit Plans or their related trusts, or MidSouth or any of its Subsidiaries, or any fiduciary which MidSouth or any of its Subsidiaries has an obligation to indemnify to any material tax or material penalty imposed under Section 4975 of the Code or Section 502 of ERISA.

(k)    Except as set forth in this Agreement or Section 3.11(k) of the MidSouth Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) (i) result in, cause the vesting, exercisability, funding, payment or delivery of, or increase in the amount or value of, any payment, right or other benefit to any current or former employee, director or other individual service provider of MidSouth or any of its Subsidiaries, or (ii) result in any limitation on the right of MidSouth or any of its Subsidiaries to amend, merge, terminate or receive a reversion of assets from any MidSouth Benefit Plan or related trust that existed prior to the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. Without limiting the generality of the foregoing, no amount paid or payable (whether in cash, property or otherwise) by MidSouth or any of its Subsidiaries in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an “excess parachute payment” within the meaning of Section 280G of the Code. MidSouth has made available to Hancock Whitney preliminary copies of Section 280G calculations with respect to any disqualified individual in connection with the transactions contemplated hereby. Except as set forth in Section 3.11(k) of the MidSouth Disclosure Schedule, neither MidSouth nor any of its Subsidiaries maintains or contributes to a rabbi trust or similar funding vehicle, and the transactions contemplated by this Agreement will not cause or require MidSouth or any of its affiliates to establish or make any contribution to a rabbi trust or similar funding vehicle.

(l)    No MidSouth Benefit Plan provides for the gross-up or reimbursement of Taxes under Section 409A or 4999 of the Code or otherwise.

(m)    MidSouth and its Subsidiaries (i) have not paid any compensation or benefits in violation of applicable law, including 12 C.F.R. Section 359 or an agreement with a Governmental Entity, and (ii) are not obligated to pay any compensation or benefits prohibited by applicable law.

(n)    There are no agreements with, or pending petitions for recognition of, a labor union or association as the exclusive bargaining agent for any of the employees of MidSouth or any of its Subsidiaries, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the knowledge of MidSouth, threatened to be brought or filed with the National Labor Relations Board or any other Governmental Entity. There are no organizing activities, labor strikes, work stoppages, slowdowns, lockouts, arbitrations, grievances or other collective labor disputes, other than routine grievance matters, now pending or, to the knowledge of MidSouth, threatened against MidSouth or any of its Subsidiaries and there have not been any such labor strikes, work stoppages, slowdowns or lockouts with respect to MidSouth or any of its Subsidiaries at any time within the five (5) years preceding this Agreement. Neither MidSouth nor any of its Subsidiaries is a party to, or otherwise bound by, any consent decree with any Governmental Entity relating to its employment practices, and except as set forth in Section 3.11(n) of the MidSouth Disclosure Schedule, there is no charge of discrimination in employment or employment practices for any reason, including age, gender, race, religion or other legally protected category, which has been filed against MidSouth or any of its Subsidiaries or that is now pending before the Equal Employment Opportunity Commission or any other Governmental Entity. MidSouth and each of its Subsidiaries is, and in the five (5) years preceding this Agreement has been, in material compliance with all applicable laws in respect of employment and employment practices, including terms and conditions of employment and wages and hours, employment discrimination, employee classification, workers’ compensation, family and medical leave, the Immigration Reform and Control Act and occupational safety and health requirements. Each individual who renders services to MidSouth or any of its Subsidiaries who is classified by MidSouth or such Subsidiary, as applicable, as having the status of an independent contractor, consultant or other non-employee status for any purpose (including for purposes of taxation and Tax reporting and under MidSouth Benefit Plans) is properly so characterized.

3.12    Compliance with Applicable Law. MidSouth and each of its Subsidiaries hold, and have at all times since January 1, 2016, held, all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses and ownership of their respective properties, rights and assets under and pursuant to each (and have paid all fees and assessments due and payable in connection therewith), except where neither the cost of failure to hold nor the cost of obtaining and holding such license, franchise, permit or authorization (nor the failure to pay any fees or assessments) would, either individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on MidSouth, and to the knowledge of MidSouth no suspension or cancellation of any such necessary license, franchise, permit or authorization is threatened. Except as set forth in Section 3.12 of the MidSouth Disclosure Schedule, MidSouth and each of its Subsidiaries have complied in all material respects with and are not in material default or violation under any law, statute, order, rule or regulation of any Governmental Entity applicable to MidSouth or any of its Subsidiaries, including (to the extent applicable to MidSouth or its Subsidiaries) all laws related to data protection or privacy, the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act and Regulation B, the Fair Housing Act, the Community Reinvestment Act, the Fair Credit Reporting Act and Regulation V, the Truth in Lending Act and Regulation Z, the Home Mortgage Disclosure Act and Regulation C, the Fair Debt Collection Practices Act, the Electronic Fund Transfer Act and Regulation E, the Dodd-Frank Wall Street Reform and Consumer Financial Protection Act, any regulations promulgated by the Consumer Financial Protection Bureau, the Foreign Corrupt Practices Act, the Interagency Policy Statement on Retail Sales of Nondeposit Investment Products, the SAFE Mortgage Licensing Act of 2008, the Real Estate Settlement Procedures Act and Regulation X, and any other law or regulation relating to bank secrecy, discriminatory lending, financing or leasing practices, consumer protection, money laundering prevention, foreign assets control, Sections 23A and 23B of the Federal Reserve Act and Regulation W, the Sarbanes-Oxley Act, and all agency requirements relating to the origination, sale and servicing of mortgage and consumer loans. MidSouth Bank has a Community Reinvestment Act rating of “satisfactory” or better. MidSouth and each of its affiliates and subsidiaries have complied in all material respects with and are not in material default or violation under 12 U.S.C. § 1851 and the regulations promulgated by the Federal Reserve Board and the OCC (together, “Federal Banking Agencies”) in connection therewith (the “Volcker Rule”). Section 3.12 of the MidSouth Disclosure Schedule sets forth (i) all MidSouth affiliates and subsidiaries (including MidSouth) engaged in proprietary trading (as defined in the Volcker Rule) that would be prohibited upon expiration of any temporary conformance period granted by the Federal Banking Agencies under the Volcker Rule and (ii) all covered funds (as defined in the Volcker Rule) that MidSouth or any of its affiliates or subsidiaries sponsors or invests in that would be prohibited upon expiration of any temporary conformance period granted by the Federal Banking Agencies under the Volcker Rule. For the purpose of the preceding two sentences, “affiliate” and “subsidiary” shall have their respective meanings under 12 U.S.C. § 1813.

3.13    Certain Contracts.

(a)    Except as set forth in Section 3.13(a) of the MidSouth Disclosure Schedule or otherwise filed as exhibits to, or incorporated by reference in, MidSouth’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed on March 18, 2019, other than any MidSouth Benefit Plan, neither MidSouth nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral):

(i)    that is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC);

(ii)    that contains a non-compete or client or customer non-solicit requirement or any other provision that restricts the conduct of any line of business by MidSouth or any of its Subsidiaries or upon consummation of the Merger will restrict the ability of the Surviving Company or any of its Subsidiaries to engage in any line of business that is material to MidSouth and its Subsidiaries, taken as a whole;

(iii)    with or to a labor union or guild (including any collective bargaining agreement);

(iv)    that grants any right of first refusal, right of first offer or similar right with respect to any material assets, rights or properties of MidSouth or its Subsidiaries, taken as a whole;

(v)    that obligates MidSouth or any of its affiliates to conduct business with any third party on an exclusive or preferential basis;

(vi)    that requires referrals of business or requires MidSouth or any of its affiliates to make available investment opportunities to any person on a priority or exclusive basis;

(vii)    that relates to the incurrence of indebtedness (other than deposit liabilities and advances and loans from any FHLB incurred in the ordinary course of business consistent with past practice) by MidSouth or any of its Subsidiaries, including any sale and leaseback transactions, capitalized leases and other similar financing transactions;

(viii)    that limits the payment of dividends by MidSouth or any of its Subsidiaries;

(ix)    that relates to a joint venture, partnership, limited liability company agreement or other similar agreement or arrangement, or to the formation, creation or operation, management or control of any partnership or joint venture with any third parties;

(x)    that relates to a material acquisition, divestiture, merger or similar transaction and which contains representations, covenants, indemnities or other obligations (including indemnification, “earn out” or other contingent obligations) that are still in effect;

(xi)    that provides for material payments to be made by MidSouth or any of its Subsidiaries upon a change in control thereof;

(xii)    that is a consulting agreement or data processing, software programming or licensing contract involving the payment of more than $100,000 per annum (other than any such contracts which are terminable by MidSouth or its applicable Subsidiary on sixty (60) days or less notice without any required payment or other conditions (other than the condition of notice)); or

(xiii)    that is not of the type described in clauses (i) through (xii) above and which involved payments by, or to, MidSouth or any of its Subsidiaries in the fiscal year ended December 31, 2018, or which could reasonably be expected to involve such payments during the fiscal year ending December 31, 2019, of more than $100,000 (other than pursuant to Loans originated or purchased by MidSouth and its Subsidiaries in the ordinary course of business consistent with past practice).

(b)    Each contract, arrangement, commitment or understanding of the type described in Section 3.13(a), whether or not set forth in the MidSouth Disclosure Schedule, is referred to herein as a “MidSouth Contract,” and neither MidSouth nor any of its Subsidiaries knows of, or has received written, or to the knowledge of MidSouth, oral notice of, any violation of a MidSouth Contract by any of the other parties thereto which would reasonably be likely to be, either individually or in the aggregate, material to MidSouth and its Subsidiaries, taken as a whole.

(c)    In each case, except as would not reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on MidSouth: (i) each MidSouth Contract is valid and binding on MidSouth or one of its Subsidiaries, as applicable, and in full force and effect, (ii) MidSouth and each of its Subsidiaries has performed all obligations required to be performed by it prior to the date hereof under each MidSouth Contract, (iii) to the knowledge of MidSouth, each third-party counterparty to each MidSouth Contract has performed all obligations required to be performed by it to date under such MidSouth Contract, and (iv) no event or condition exists which constitutes or, after notice or lapse of time or both, will constitute, a default on the part of MidSouth or any of its Subsidiaries under any such MidSouth Contract.

3.14    Agreements with Regulatory Agencies. Except as set forth in Section 3.14 of the MidSouth Disclosure Schedule, neither MidSouth nor any of its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or has been since January 1, 2016, a recipient of any supervisory letter from, or since January 1, 2016, has adopted any policies, procedures or board resolutions at the written request of any Regulatory Agency or other Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business (each, whether or not set forth in the MidSouth Disclosure Schedule, a “MidSouth Regulatory Agreement”), nor has MidSouth or any of its Subsidiaries been advised in writing or, to the knowledge of MidSouth, orally, since January 1, 2016, by any Regulatory Agency or other Governmental Entity that it is considering issuing, initiating, ordering, or requesting any such MidSouth Regulatory Agreement.

3.15    Risk Management Instruments. Except as set forth in Section 3.5(a) of the MidSouth Disclosure Schedule and except as would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on MidSouth, all interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar derivative transactions and risk management arrangements, whether entered into for the account of MidSouth, any of its Subsidiaries or for the account of a customer of MidSouth or one of its Subsidiaries, were entered into in the ordinary course of business and in accordance with applicable rules, regulations and policies of any Regulatory Agency and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of MidSouth or one of its Subsidiaries enforceable in accordance with their terms (except as may be limited by the Enforceability Exceptions). MidSouth and each of its Subsidiaries have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued, and, to the knowledge of MidSouth, there are no material breaches, violations or defaults or bona fide allegations or assertions of such by any party thereunder.

3.16    Environmental Matters. Except as would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on MidSouth, MidSouth and its Subsidiaries are in compliance, and, since January 1, 2016 have complied, with any federal, state or local law, regulation, order, decree, permit or legal requirement relating to: (i) the protection or restoration of the environment, health and safety as it relates to hazardous substance exposure or natural resource damages, (ii) the handling, use, presence, disposal, release or threatened release of, or exposure to, any hazardous substance, or (iii) noise, odor, wetlands, indoor air, pollution, contamination or any injury to persons or property from exposure to any hazardous substance (collectively, “Environmental Laws”). There are no legal, administrative, arbitral or other judicial proceedings, claims or actions, or to the knowledge of MidSouth any private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that could reasonably be likely to result in the imposition, on MidSouth or any of its Subsidiaries of any liability or obligation arising under any Environmental Law, pending or, to the knowledge of MidSouth, threatened against MidSouth, which liability or obligation would reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on MidSouth. To the knowledge of MidSouth, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any liability or obligation that would reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on MidSouth. MidSouth is not subject to any agreement, order, judgment, decree, letter agreement or memorandum of agreement by or with any court, governmental authority, regulatory agency or third party imposing any liability or obligation with respect to any Environmental Law that would reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on MidSouth.

3.17    Investment Securities.

(a)    Each of MidSouth and its Subsidiaries has good title in all material respects to all securities owned by it (except those sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Lien, except (i) as set forth in the financial statements included in the MidSouth Reports and (ii) to the extent such securities or commodities are pledged in the ordinary course of business to secure obligations of MidSouth or its Subsidiaries. Such securities are valued on the books of MidSouth in accordance with GAAP in all material respects.

(b)    MidSouth and its Subsidiaries employ, to the extent applicable, investment, securities, risk management and other policies, practices and procedures that MidSouth believes are prudent and reasonable in the context of their respective businesses, and MidSouth and its Subsidiaries have, since January 1, 2016, been in compliance with such policies, practices and procedures in all material respects.

3.18    Real Property. Except as would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on MidSouth, MidSouth or a MidSouth Subsidiary (a) has good and marketable title to all real property reflected in the latest audited balance sheet included in the MidSouth Reports as being owned by MidSouth or a MidSouth Subsidiary or acquired after the date thereof (except (x) properties sold or otherwise disposed of since the date thereof in the ordinary course of business or (y) properties categorized as “other real estate owned” in such balance sheet) (the “MidSouth Owned Properties”), free and clear of all material Liens, except (i) statutory Liens securing payments not yet due, (ii) Liens for real property Taxes not yet due and payable, (iii) easements, rights of way, and other similar encumbrances that do not materially affect the value or use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties and (iv) such imperfections or irregularities of title or Liens as do not materially affect the value or use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties (collectively, “Permitted Encumbrances”), and (b) is the lessee of all leasehold estates reflected in the latest audited financial statements included in such MidSouth Reports or acquired after the date thereof (except for leases that have expired by their terms since the date thereof) (the “MidSouth Leased Properties” and, collectively with the MidSouth Owned Properties, the “MidSouth Real Property”), free and clear of all Liens of any nature whatsoever, except for Permitted Encumbrances, and is in possession of the properties purported to be leased thereunder, and MidSouth has received no notice of any material default thereunder by the lessee or, to the knowledge of MidSouth, the lessor. There are no pending or, to the knowledge of MidSouth, threatened condemnation proceedings against any MidSouth Real Property.

3.19    Intellectual Property. Except as would not reasonably be likely, either individually or in the aggregate, to have a Material Adverse Effect on MidSouth, to the knowledge of MidSouth: (i) MidSouth and each of its Subsidiaries owns, or is licensed to use (in each case, free and clear of any material Liens other than any Permitted Encumbrances), all Intellectual Property necessary for the conduct of its business as currently conducted; (ii) (A) the use of any Intellectual Property by MidSouth and its Subsidiaries does not infringe, misappropriate or otherwise violate the rights of any person, and (B) no person has asserted to MidSouth in writing that MidSouth or any of its Subsidiaries has infringed, misappropriated or otherwise violated the Intellectual Property rights of such person; (iii) to the knowledge of MidSouth, no person is challenging, infringing on or otherwise violating any right of MidSouth or any of its Subsidiaries with respect to any Intellectual Property owned by MidSouth or its Subsidiaries; (iv) neither MidSouth nor any MidSouth Subsidiary has received any written notice of any pending claim with respect to any Intellectual Property owned by MidSouth or any MidSouth Subsidiary; and (v) since January 1, 2016, no third party has gained unauthorized access to any information technology networks controlled by and material to the operation of the business of MidSouth and its Subsidiaries. For purposes of this Agreement, “Intellectual Property” means trademarks, service marks, trade names, Internet domain names, logos and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; patents, applications for patents (including divisions, continuations, continuations in part and renewal applications), and any re-examinations, extensions or reissues thereof, in any jurisdiction; trade secrets, and copyrights and registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof.

3.20    Related Party Transactions. There are no transactions or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions or series of related transactions, between MidSouth or any of its Subsidiaries, on the one hand, and any current director or “executive officer” (as defined in Rule 3b-7 under the Exchange Act) of MidSouth or any of its Subsidiaries or any person who beneficially owns (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) 5% or more of the outstanding MidSouth Common Stock (or any of such person’s immediate family members or affiliates) (other than Subsidiaries of MidSouth), on the other hand, of the type required to be reported in any MidSouth Report pursuant to Item 404 of Regulation S-K promulgated under the Exchange Act.

3.21    Data Privacy.

(a)    MidSouth and the MidSouth Subsidiaries have taken reasonable steps materially consistent with customary industry practices to protect the confidentiality, integrity and security of the computers, servers, workstations, routers, hubs, switches, circuits, networks and other information technology equipment owned or controlled by MidSouth and the MidSouth Subsidiaries (the “MidSouth IT Assets”) (and all information and transactions stored or contained therein or transmitted thereby) against any unauthorized use, access, interruption, modification or corruption, and, to the knowledge of MidSouth, there has been no unauthorized use, access, interruption, modification or corruption of the MidSouth IT Assets since January 1, 2016.

(b)    In connection with their collection, storage, transfer (including any transfer across national borders) and/or use of any Nonpublic Personal Information, MidSouth and the MidSouth Subsidiaries, are and have been, in material compliance with all Privacy Laws, MidSouth’s and its Subsidiaries’ privacy policies and the requirements of any contract or codes of conduct to which MidSouth or any MidSouth Subsidiary is a party. MidSouth and the MidSouth Subsidiaries have commercially reasonable physical, technical and administrative security measures and policies in place designed to protect all Nonpublic Personal Information collected by them or on their behalf from and against unauthorized access, use and/or disclosure. MidSouth and the MidSouth Subsidiaries have contractually obligated all material third parties collecting, accessing, receiving, storing or processing Nonpublic Personal Information on behalf of MidSouth or the MidSouth Subsidiaries to (i) comply with all applicable Privacy Laws and (ii) take commercially reasonable steps to protect and secure such Nonpublic Personal Information from and against unauthorized access, use and/or disclosure. MidSouth and the MidSouth Subsidiaries are, and since January 1, 2016 have been, in compliance in all material respects with all laws in all relevant jurisdictions relating to data loss, theft and breach of security notification obligations. Neither MidSouth nor any MidSouth Subsidiary has since January 1, 2016 experienced a material breach of its information technology systems or a data loss or theft as defined by the laws in all relevant jurisdictions. Neither MidSouth nor any MidSouth Subsidiary has been charged with, or received any notice of any claims of, the violation of any Privacy Laws or any of the privacy policies of MidSouth or any of the MidSouth Subsidiaries.

(c)    For purposes of this Agreement, the following terms shall have the following meanings:

(i)    “Nonpublic Personal Information” shall have the meaning set forth in Title V of the Gramm-Leach-Bliley Act. Nonpublic Personal Information may relate to any individual, including a current, prospective or former client (or a client’s customer or end user) or employee of any person, and includes information in any form, including paper, electronic and other forms.

(ii)    “Privacy Laws” means all applicable laws, regulations, guidelines or policies imposed by any Governmental Entity relating to privacy, data security and Nonpublic Personal Information, including with respect to the receipt, collection, compilation, use, storage, processing, sharing, safeguarding, security, disposal, destruction, disclosure or transfer of Nonpublic Personal Information and any and all applicable laws governing breach notification in connection with Nonpublic Personal Information.

3.22    State Takeover Laws. The Board of Directors of MidSouth has approved this Agreement and the transactions contemplated hereby as required to render inapplicable to this Agreement and the transactions contemplated hereby any applicable provisions of the takeover laws of any state, including any “moratorium,” “control share,” “fair price,” “takeover” or “interested shareholder” law (any such laws, “Takeover Statutes”).

3.23    Reorganization. MidSouth has not taken any action and is not aware of any fact or circumstance that could reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

3.24    Opinion. Prior to the execution of this Agreement, the Board of Directors of MidSouth has received an opinion (which, if initially rendered verbally, has been or will be confirmed by a written opinion, dated the same date) from Sandler O’Neill + Partners, L.P., to the effect that, as of the date thereof, and based upon and subject to the factors, assumptions and limitations set forth therein, the Merger Consideration pursuant to this Agreement is fair, from a financial point of view, to the holders of MidSouth Common Stock. Such opinion has not been amended or rescinded in any material respect as of the date of this Agreement.

3.25    MidSouth Information. The information relating to MidSouth and its Subsidiaries that is provided by MidSouth or its representatives for inclusion in (a) the Proxy Statement on the date it (or any amendment or supplement thereto) is first mailed to holders of MidSouth Common Stock or at the time of the MidSouth Meeting, (b) the S-4, when it or any amendment thereto becomes effective under the Securities Act, (c) the documents and financial statements of MidSouth incorporated by reference in the Proxy Statement, the S-4 or any amendment or supplement thereto or (d) any other document filed with any other Regulatory Agency in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The portions of the Proxy Statement relating to MidSouth and its Subsidiaries and other portions within the reasonable control of MidSouth and its Subsidiaries will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, no representation or warranty is made by MidSouth with respect to statements made or incorporated by reference therein based on information provided or supplied by or on behalf of Hancock Whitney or its Subsidiaries for inclusion in the Proxy Statement or the S-4.

3.26    Loan Portfolio.

(a)    As of the date hereof, except as set forth in Section 3.26(a) of the MidSouth Disclosure Schedule, neither MidSouth nor any of its Subsidiaries is a party to any written or oral (i) loan, loan agreement, note or borrowing arrangement (including leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, “Loans”) in which MidSouth or any Subsidiary of MidSouth is a creditor which as of December 31, 2018, had an outstanding balance of $500,000 or more and under the terms of which the obligor was, as of December 31, 2018, over 90 days or more delinquent in payment of principal or interest, or (ii) Loans with any director, executive officer or principal shareholder of MidSouth or any of its Subsidiaries (as such terms are defined in 12 C.F.R. Part 215). Except as such disclosure may be limited by any applicable law, rule or regulation, Section 3.26(a) of the MidSouth Disclosure Schedule sets forth a true, correct and complete list of all of the Loans of MidSouth and its Subsidiaries that, as of December 31, 2018, had an outstanding balance of $500,000 or more and were classified by MidSouth as “Other Loans Specially Mentioned,” “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List” or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the aggregate principal amount of and accrued and unpaid interest on such Loans as of such date.

(b)    Except as would not reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on MidSouth, each outstanding Loan of MidSouth and its Subsidiaries (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent carried on the books and records of MidSouth and its Subsidiaries as secured Loans, has been secured by valid Liens, which have been perfected and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to the Enforceability Exceptions.

(c)    Except as would not reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on MidSouth, each outstanding Loan of MidSouth and its Subsidiaries (including Loans held for resale to investors) was solicited and originated, and is and has been administered and, where applicable, serviced, and the relevant Loan files are being maintained, in all material respects in accordance with the relevant notes or other credit or security documents, the applicable written underwriting standards of MidSouth and its Subsidiaries (and, in the case of Loans held for resale to investors, the applicable underwriting standards, if any, of the applicable investors) and with all applicable federal, state and local laws, regulations and rules.

(d)    None of the agreements pursuant to which MidSouth or any of its Subsidiaries has sold Loans or pools of Loans or participations in Loans or pools of Loans contains any obligation to repurchase such Loans or interests therein solely on account of a payment default by the obligor on any such Loan.

(e)    There are no outstanding Loans made by MidSouth or any of its Subsidiaries to any “executive officer” or other “insider” (as each such term is defined in Regulation O promulgated by the Federal Reserve

Board) of MidSouth or its Subsidiaries, other than Loans that are subject to and that were made and continue to be in compliance with Regulation O or that are exempt therefrom.

(f)    Neither MidSouth nor any of its Subsidiaries is now, nor has it ever been since January 1, 2016, subject to any material fine, suspension, settlement or other contract or other administrative agreement or sanction by, or any reduction in any loan purchase commitment from, any Governmental Entity or Regulatory Agency relating to the origination, sale or servicing of mortgage or consumer Loans.

3.27    Insurance. Except as would not reasonably be likely, either individually or in the aggregate, to have a Material Adverse Effect on MidSouth, (a) MidSouth and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of MidSouth reasonably has determined to be prudent and consistent with industry practice, and neither MidSouth nor any of its Subsidiaries has received notice to the effect that any of them are in default under any material insurance policy, (b) each such policy is outstanding and in full force and effect and, except for policies insuring against potential liabilities of officers, directors and employees of MidSouth and its Subsidiaries, MidSouth or the relevant Subsidiary thereof is the sole beneficiary of such policies, and (c) all premiums and other payments due under any such policy have been paid, and all claims thereunder have been filed in due and timely fashion.

3.28    No Investment Adviser Subsidiary. Neither MidSouth nor any MidSouth Subsidiary serves in a capacity described in Section 9(a) or 9(b) of the Investment Company Act of 1940, as amended, nor acts as an “investment adviser” required to register as such under the Investment Advisers Act of 1940, as amended.

3.29    No Other Representations or Warranties.

(a)    Except for the representations and warranties made by MidSouth in this Article III, neither MidSouth nor any other person makes any express or implied representation or warranty with respect to MidSouth, its Subsidiaries, or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and MidSouth hereby disclaims any such other representations or warranties.

(b)    MidSouth acknowledges and agrees that neither Hancock Whitney nor any other person has made or is making any express or implied representation or warranty other than those contained in Article IV.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF HANCOCK WHITNEY

Except as (a) disclosed in the disclosure schedule delivered by Hancock Whitney to MidSouth concurrently herewith (the “Hancock Whitney Disclosure Schedule”); provided that (i) no such item is required to be set forth as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect, (ii) the mere inclusion of an item in the Hancock Whitney Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by Hancock Whitney that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Hancock Whitney Material Adverse Effect, and (iii) any disclosures made with respect to a section of this Article IV shall be deemed to qualify (A) any other section of this Article IV specifically referenced or cross-referenced and (B) other sections of this Article IV to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure applies to such other sections, or (b) disclosed in any Hancock Whitney Reports filed with or furnished to the SEC by Hancock Whitney after January 1, 2018 and prior to the date hereof (but disregarding risk factor disclosures contained under the heading “Risk Factors,” or disclosures of risks set forth in any

“forward-looking statements” disclaimer or any other statements that are similarly non-specific or cautionary, predictive or forward-looking in nature) Hancock Whitney hereby represents and warrants to MidSouth as follows:

4.1    Corporate Organization.

(a)    Hancock Whitney is a corporation duly organized, validly existing and in good standing under the laws of the State of Mississippi and is a bank holding company duly registered under the BHC Act that has elected to be treated as a financial holding company under the BHC Act. Hancock Whitney has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. Hancock Whitney is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not, either individually or in the aggregate, reasonably be likely to have a Hancock Whitney Material Adverse Effect. As used in this Agreement, the term “Hancock Whitney Material Adverse Effect” means any event, circumstance, development, change or effect that, individually or in the aggregate, would be reasonably likely to prevent or materially impair, the ability of Hancock Whitney to timely consummate the transactions contemplated hereby. True and complete copies of the Hancock Whitney Articles and the Hancock Whitney Bylaws, each as in effect as of the date of this Agreement, have previously been made available by Hancock Whitney to MidSouth.

(b)    Each Subsidiary of Hancock Whitney (a “Hancock Whitney Subsidiary”) (i) is duly organized and validly existing under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and, where such concept is recognized under applicable law, in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would reasonably be likely, either individually or in the aggregate, to have a Hancock Whitney Material Adverse Effect and (iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted. There are no restrictions on the ability of any Subsidiary of Hancock Whitney to pay dividends or distributions except, in the case of a Subsidiary that is a regulated entity, for restrictions on dividends or distributions generally applicable to all such regulated entities. The deposit accounts of each Subsidiary of Hancock Whitney that is an insured depository institution are insured by the FDIC through the Deposit Insurance Fund to the fullest extent permitted by law, all premiums and assessments required to be paid in connection therewith have been paid when due, and no proceedings for the termination of such insurance are pending or, to the knowledge of Hancock Whitney, threatened. Section 4.1(b) of the Hancock Whitney Disclosure Schedule sets forth a true and complete list of all Subsidiaries of Hancock Whitney as of the date hereof.

4.2    Capitalization.

(a)    The authorized capital stock of Hancock Whitney consists of 350,000,000 shares of Hancock Whitney Common Stock and 50,000,000 shares of preferred stock, par value $20.00 per share. As of the date of this Agreement, no shares of capital stock or other voting securities of Hancock Whitney are issued, reserved for issuance or outstanding, other than (i) 85,712,380 shares of Hancock Whitney Common Stock issued and outstanding, including 1,319,659 shares of Hancock Whitney Common Stock granted in respect of outstanding awards of restricted Hancock Whitney Common Stock under a Hancock Whitney Equity Plan (as defined below) (a “Hancock Whitney Restricted Stock Award”), (ii) 870,558 shares of Hancock Whitney Common Stock held in treasury, (iii) 46,865 shares of Hancock Whitney Common Stock reserved for issuance upon the exercise of outstanding stock options to purchase shares of Hancock Whitney Common Stock granted under a Hancock Whitney Equity Plan (“Hancock Whitney Options”), (iv) 171,904 shares (assuming performance goals are satisfied at target) or 343,808 shares (assuming performance goals are satisfied at maximum) of Hancock Whitney Common Stock reserved for issuance upon the settlement of outstanding restricted stock units in respect of shares of Hancock Whitney Common Stock granted under a Hancock Whitney Equity Plan (“Hancock Whitney RSU Award”) and (v) 1,009,208 shares of Hancock Whitney Common Stock reserved for issuance pursuant to future grants under the Hancock Whitney Equity Plans. As used herein, the “Hancock Whitney Equity Plans” shall mean all employee and director equity incentive plans of Hancock Whitney in effect as of the date of this Agreement and agreements for equity awards in respect of Hancock Whitney Common Stock granted by Hancock Whitney under the inducement grant exception. All of the issued and outstanding shares of Hancock Whitney Common Stock has been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No bonds, debentures, notes or other indebtedness that have the right to vote on any matters on which shareholders of Hancock Whitney may vote are issued and outstanding. Except as set forth in Section 4.2(a) of the Hancock Whitney Disclosure Schedule, as of the date of this Agreement, no trust preferred or subordinated debt securities of Hancock Whitney are issued or outstanding. Other than Hancock Whitney Options and Hancock Whitney RSU Awards, in each case, issued prior to the date of this Agreement, there are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements obligating Hancock Whitney to issue, transfer, sell, purchase, redeem or otherwise acquire, any such securities. There are no voting trusts, shareholder agreements, proxies or other agreements in effect pursuant to which Hancock Whitney or any of its Subsidiaries has a contractual or other obligation with respect to the voting or transfer of the Hancock Whitney Common Stock or other equity interests of Hancock Whitney.

(b)    Hancock Whitney owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity ownership interests of each of the Hancock Whitney Subsidiaries, free and clear of any Liens, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable (except, with respect to Hancock Whitney Subsidiaries that are insured depository institutions, as provided under 12 U.S.C. § 55 or any comparable provision of applicable state law) and free of preemptive rights, with no personal liability attaching to the ownership thereof. No Hancock Whitney Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, rights, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

4.3    Authority; No Violation.

(a)    Hancock Whitney has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Merger have been duly and validly approved by the Board of Directors of Hancock Whitney. Except for the adoption and approval of the Bank Merger Agreement by the Board of Directors of Hancock Whitney Bank and Hancock Whitney as its sole shareholder, no other corporate proceedings on the part of Hancock Whitney are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Hancock Whitney and (assuming due authorization, execution and delivery by MidSouth) constitutes a valid and binding obligation of Hancock Whitney, enforceable against Hancock Whitney in accordance with its terms (except in all cases as such enforceability may be limited by the Enforceability Exceptions). The shares of Hancock Whitney Common Stock and any New Hancock Whitney Preferred Stock to be issued in the Merger have been validly authorized and, when issued, will be validly issued, fully paid and nonassessable, and no current or past shareholder of Hancock Whitney will have any preemptive right or similar rights in respect thereof.

(b)    Neither the execution and delivery of this Agreement by Hancock Whitney, nor the consummation by Hancock Whitney of the transactions contemplated hereby, nor compliance by Hancock Whitney with any of the terms or provisions hereof, will (i) violate any provision of the Hancock Whitney Articles or the Hancock Whitney Bylaws, or (ii) assuming that the consents, approvals and filings referred to in Section 4.4 are duly obtained and/or made, (x) violate any law, statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Hancock Whitney, any of its Subsidiaries or any of their respective properties or assets or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Hancock Whitney or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Hancock Whitney or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound, except (in the case of clause (ii) above) for such violations, conflicts, breaches, defaults, terminations, cancellations, accelerations or creations which either individually or in the aggregate would not reasonably be likely to have a Hancock Whitney Material Adverse Effect.

4.4    Consents and Approvals. Except for (a) the filing of applications, filings and notices, as applicable, with the NASDAQ and the NYSE, (b) the filing of applications, filings and notices, as applicable, with the Federal Reserve Board under the BHC Act and in connection with the Preferred Stock Redemption, and approval of such applications, filings and notices, (c) the filing of applications, filings and notices, as applicable, with the FDIC and the MDBCF in connection with the Bank Merger, including under the Bank Merger Act, and approval of such applications, filings and notices, (d) the filing of any required applications, filings or notices with the OCC and any state banking authorities listed on Section 3.4 of the MidSouth Disclosure Schedule or Section 4.4 of the Hancock Whitney Disclosure Schedule and approval of such applications, filings and notices, (e) the filing with the SEC of the Proxy Statement and the S-4 in which the Proxy Statement will be included as a prospectus, and declaration of effectiveness of the S-4, (f) the filing of the applicable Articles of Merger with the Louisiana Secretary pursuant to the LBCA and with the Mississippi Secretary pursuant to the MBCA and the filing of the Bank Merger Certificates, and (g) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of Hancock Whitney Common Stock pursuant to this Agreement and the approval of the listing of such Hancock Whitney Common Stock on the NASDAQ, no consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with (i) the execution and delivery by Hancock Whitney of this Agreement or (ii) the consummation by Hancock Whitney of the Merger and the other transactions contemplated hereby (including the Bank Merger). As of the date hereof, Hancock Whitney is not aware of any reason why the necessary regulatory approvals and consents will not be received in order to permit consummation of the Merger and Bank Merger on a timely basis.

4.5    Reports.

(a)    Hancock Whitney and each of its Subsidiaries have timely filed or furnished, as applicable, all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file (or furnish, as applicable) since January 1, 2016 with any Regulatory Agencies, including any report, registration or statement required to be filed (or furnished, as applicable) pursuant to the laws, rules or regulations of the United States, any state, any foreign entity, or any Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments, either individually or in the aggregate, would not reasonably be likely to have a Hancock Whitney Material Adverse Effect. Except for examinations of Hancock Whitney and its Subsidiaries conducted by a Regulatory Agency in the ordinary course of business, no Regulatory Agency has initiated or has pending any proceeding or, to the knowledge of Hancock Whitney, investigation into the business or operations of Hancock Whitney or any of its Subsidiaries since January 1, 2016, except where such proceedings or investigation would not reasonably be likely to have, either individually or in the aggregate, a Hancock Whitney Material Adverse Effect. There is no unresolved violation identified by any Regulatory Agency with respect to any report or statement relating to any examinations or inspections of Hancock Whitney or any of its Subsidiaries, which would reasonably be likely to have, either individually or in the aggregate, a Hancock Whitney Material Adverse Effect.

(b)    An accurate and complete copy of each final registration statement, prospectus, report, schedule and definitive proxy statement filed with or furnished to the SEC by Hancock Whitney or any of its Subsidiaries pursuant to the Securities Act or the Exchange Act, as the case may be, since January 1, 2016 (the “Hancock

Whitney Reports”) is publicly available. No such Hancock Whitney Report, at the time filed, furnished or communicated (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information filed or furnished as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date. As of their respective dates, all Hancock Whitney Reports filed or furnished under the Securities Act and the Exchange Act complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto. As of the date of this Agreement, no executive officer of Hancock Whitney has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act. As of the date of this Agreement, there are no outstanding comments from or material unresolved issues raised by the SEC with respect to any of the Hancock Whitney Reports.

4.6    Financial Statements.

(a)    The financial statements of Hancock Whitney and its Subsidiaries included (or incorporated by reference) in the Hancock Whitney Reports (including the related notes, where applicable) (i) have been prepared from, and are in accordance with, the books and records of Hancock Whitney and its Subsidiaries in all material respects, (ii) fairly present in all material respects the consolidated results of operations, cash flows, changes in shareholders’ equity and consolidated financial position of Hancock Whitney and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to year-end audit adjustments normal in nature and amount), (iii) complied, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of Hancock Whitney and its Subsidiaries have been, since January 1, 2016, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements. PricewaterhouseCoopers LLP has not resigned (or informed Hancock Whitney that it intends to resign) or been dismissed as independent public accountants of Hancock Whitney as a result of or in connection with any disagreements with Hancock Whitney on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

(b)    Except as would not reasonably be likely to have, either individually or in the aggregate, a Hancock Whitney Material Adverse Effect, neither Hancock Whitney nor any of its Subsidiaries has any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for those liabilities that are reflected or reserved against on the consolidated balance sheet of Hancock Whitney included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (including any notes thereto) and for liabilities incurred in the ordinary course of business consistent with past practice since December 31, 2018, or in connection with this Agreement and the transactions contemplated hereby.

(c)    The records, systems, controls, data and information of Hancock Whitney and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Hancock Whitney or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be likely to have, either individually or in the aggregate, a Hancock Whitney Material Adverse Effect. Hancock Whitney (i) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to Hancock Whitney, including its Subsidiaries, is made known to the chief executive officer and the chief financial officer of Hancock Whitney by others within those entities as appropriate to allow timely decisions regarding required disclosures and to make the certifications required by the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act, and (ii) has disclosed, based on its most recent evaluation prior to the date hereof, to Hancock Whitney’s outside auditors and the audit committee of

Hancock Whitney’s Board of Directors (x) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect Hancock Whitney’s ability to record, process, summarize and report financial information, and (y) to the knowledge of Hancock Whitney, any fraud, whether or not material, that involves management or other employees who have a significant role in Hancock Whitney’s internal controls over financial reporting. To the knowledge of Hancock Whitney, there is no reason to believe that Hancock Whitney’s outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due.

(d)    Since January 1, 2016, (i) neither Hancock Whitney nor any of its Subsidiaries, nor, to the knowledge of Hancock Whitney, any director, officer, auditor, accountant or representative of Hancock Whitney or any of its Subsidiaries, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or, to the knowledge of Hancock Whitney, oral, regarding the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of Hancock Whitney or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or written claim that Hancock Whitney or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing Hancock Whitney or any of its Subsidiaries, whether or not employed by Hancock Whitney or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by Hancock Whitney or any of its officers, directors, or employees to the Board of Directors of Hancock Whitney or any committee thereof or, to the knowledge of Hancock Whitney, to any director or officer of Hancock Whitney.

4.7    Broker’s Fees. Neither Hancock Whitney nor any Hancock Whitney Subsidiary nor any of their respective officers or directors has employed any broker, finder or financial advisor or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Merger or related transactions contemplated by this Agreement, other than Morgan Stanley & Co. LLC.

4.8    Absence of Certain Changes or Events.

(a)    Since December 31, 2018, no event or events have occurred that have had or would reasonably be likely to have, either individually or in the aggregate, a Hancock Whitney Material Adverse Effect.

(b)    Since December 31, 2018, except with respect to the transactions contemplated hereby or as required or permitted by this Agreement, Hancock Whitney and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course.

4.9    Legal Proceedings.

(a)    Neither Hancock Whitney nor any of its Subsidiaries is a party to any, and there are no pending or, to the knowledge of Hancock Whitney, threatened, Claims against Hancock Whitney or any of its Subsidiaries (i) that would reasonably be likely to be, either individually or in the aggregate, material to Hancock Whitney and its Subsidiaries, taken as a whole, or (ii) of a material nature challenging the validity or propriety of this Agreement.

(b)    There is no material Order imposed upon Hancock Whitney, any of its Subsidiaries or the assets of Hancock Whitney or any of its Subsidiaries (or that, upon consummation of the Merger, would apply to Hancock Whitney or any of its affiliates).

4.10    Compliance with Applicable Law. Hancock Whitney and each of its Subsidiaries hold, and have at all times since January 1, 2016 held, all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses and ownership of their respective properties, rights and assets under and pursuant to each (and have paid all fees and assessments due and payable in connection therewith), except where neither the cost of failure to hold nor the cost of obtaining and holding such license, franchise, permit or authorization (nor the failure to pay any fees or assessments) would, either individually or in the aggregate, reasonably be likely to have a Hancock Whitney Material Adverse Effect, and to the knowledge of Hancock Whitney, no suspension or cancellation of any such necessary license, franchise, permit or authorization is threatened. Hancock Whitney and each of its Subsidiaries have complied in all material respects with and are not in material default or violation under any law, statute, order, rule or regulation of any Governmental Entity applicable to Hancock Whitney or any of its Subsidiaries, including (to the extent applicable to Hancock Whitney or its Subsidiaries) all laws related to data protection or privacy, the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act and Regulation B, the Fair Housing Act, the Community Reinvestment Act, the Fair Credit Reporting Act and Regulation V, the Truth in Lending Act and Regulation Z, the Home Mortgage Disclosure Act and Regulation C, the Fair Debt Collection Practices Act, the Electronic Fund Transfer Act and Regulation E, the Dodd-Frank Wall Street Reform and Consumer Financial Protection Act, any regulations promulgated by the Consumer Financial Protection Bureau, the Foreign Corrupt Practices Act, the Interagency Policy Statement on Retail Sales of Nondeposit Investment Products, the SAFE Mortgage Licensing Act of 2008, the Real Estate Settlement Procedures Act and Regulation X, and any other law or regulation relating to bank secrecy, discriminatory lending, financing or leasing practices, consumer protection, money laundering prevention, foreign assets control, Sections 23A and 23B of the Federal Reserve Act and Regulation W, the Sarbanes-Oxley Act, and all agency requirements relating to the origination, sale and servicing of mortgage and consumer loans. Hancock Whitney Bank has a Community Reinvestment Act rating of “satisfactory” or better. Hancock Whitney and each of its affiliates and subsidiaries have complied in all material respects with and are not in material default or violation under the Volcker Rule. Section 4.10 of the Hancock Whitney Disclosure Schedule sets forth (i) all Hancock Whitney affiliates and subsidiaries (including Hancock Whitney) engaged in proprietary trading (as defined in the Volcker Rule) that would be prohibited upon expiration of any temporary conformance period granted by the Federal Banking Agencies under the Volcker Rule and (ii) all covered funds (as defined in the Volcker Rule) that Hancock Whitney or any of its affiliates or subsidiaries sponsors or invests in that would be prohibited upon expiration of any temporary conformance period granted by the Federal Banking Agencies under the Volcker Rule. For the purpose of the preceding two sentences, “affiliate” and “subsidiary” shall have their respective meanings under 12 U.S.C. § 1813.

4.11    Agreements with Regulatory Agencies. Neither Hancock Whitney nor any of its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or has been since January 1, 2016, a recipient of any supervisory letter from, or since January 1, 2016, has adopted any policies, procedures or board resolutions at the written request of any Regulatory Agency or other Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business (each, whether or not set forth in the Hancock Whitney Disclosure Schedule, a “Hancock Whitney Regulatory Agreement”), nor has Hancock Whitney or any of its Subsidiaries been advised, in writing or, to the knowledge of Hancock Whitney, orally, since January 1, 2016, by any Regulatory Agency or other Governmental Entity that it is considering issuing, initiating, ordering or requesting any such Hancock Whitney Regulatory Agreement.

4.12    State Takeover Laws. The Board of Directors of Hancock Whitney has approved this Agreement and the transactions contemplated hereby as required to render inapplicable to this Agreement and the transactions contemplated hereby any applicable provisions of any applicable Takeover Statutes.

4.13    Reorganization. Hancock Whitney has not taken any action and is not aware of any fact or circumstance that could reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

4.14    Hancock Whitney Information. The information relating to Hancock Whitney and its Subsidiaries that is provided by Hancock Whitney or its representatives for inclusion in (a) the Proxy Statement, on the date it (or any amendment or supplement thereto) is first mailed to holders of MidSouth Common Stock or at the time of the MidSouth Meeting, (b) the S-4, when it or any amendment thereto becomes effective under the Securities Act, (c) the documents and financial statements of Hancock Whitney incorporated by reference in the Proxy Statement, the S-4 or any amendment or supplement thereto or (d) any other document filed with any other Regulatory Agency in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The portions of the Proxy Statement relating to Hancock Whitney and its Subsidiaries and other portions within the reasonable control of Hancock Whitney and its Subsidiaries will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, no representation or warranty is made by Hancock Whitney with respect to statements made or incorporated by reference therein based on information provided or supplied by or on behalf of MidSouth or its Subsidiaries for inclusion in the Proxy Statement or the S-4.

4.15    No Other Representations or Warranties.

(a)    Except for the representations and warranties made by Hancock Whitney in this Article IV, neither Hancock Whitney nor any other person makes any express or implied representation or warranty with respect to Hancock Whitney, its Subsidiaries, or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and Hancock Whitney hereby disclaims any such other representations or warranties.

(b)    Hancock Whitney acknowledges and agrees that neither MidSouth nor any other person has made or is making any express or implied representation or warranty other than those contained in Article III.

ARTICLE V

COVENANTS RELATING TO CONDUCT OF BUSINESS

5.1    Conduct of Business of MidSouth Prior to the Effective Time. During the period from the date of this Agreement to the Effective Time or earlier termination of this Agreement, except as expressly contemplated or permitted by this Agreement (including as set forth in the MidSouth Disclosure Schedule), required by law or as consented to in writing by Hancock Whitney (such consent not to be unreasonably withheld, conditioned or delayed), (a) MidSouth shall, and shall cause its Subsidiaries to, (i) conduct its business in the ordinary course in all material respects and (ii) use commercially reasonable efforts to maintain and preserve intact its business organization and advantageous business relationships, and (b) each of Hancock Whitney and MidSouth shall and shall cause its respective Subsidiaries to take no action that would reasonably be likely to adversely affect or materially delay the ability to obtain any necessary approvals of any Regulatory Agency or other Governmental Entity required for the transactions contemplated hereby or to perform its respective covenants and agreements under this Agreement or to consummate the transactions contemplated hereby on a timely basis.

5.2    MidSouth Forbearances. During the period from the date of this Agreement to the Effective Time or earlier termination of this Agreement, except as set forth in the MidSouth Disclosure Schedule, as expressly contemplated or permitted by this Agreement or as required by law, MidSouth shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Hancock Whitney (such consent not to be unreasonably withheld, conditioned or delayed):

(a)    other than in the ordinary course of business, incur any indebtedness for borrowed money (other than indebtedness of MidSouth or any of its wholly owned Subsidiaries to MidSouth or any of its Subsidiaries), assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person (other than any Subsidiary of MidSouth);

(b)    (i) adjust, split, combine or reclassify any capital stock;

   (ii) make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock except (A) regular quarterly cash dividends by MidSouth at a rate not in excess of $0.01 per share of MidSouth Common Stock, and any associated dividend equivalents for MidSouth Equity Awards, (B) required dividends on the MidSouth Preferred Stock, (C) dividends paid by any of the Subsidiaries of MidSouth to MidSouth or any of its wholly owned Subsidiaries, (D) the acceptance of shares of MidSouth Common Stock as payment for the exercise price of MidSouth Options or for withholding taxes incurred in connection with the exercise of MidSouth Options or the vesting or settlement of MidSouth Equity Awards and dividend equivalents thereon, if any, in each case, in accordance with past practice and to the extent required by the terms of the applicable award agreements, (E) required dividends on the common stock of any MidSouth Subsidiary, (F) required dividends on MidSouth Trust Preferred Securities or (G) the Preferred Stock Redemption or the Trust Preferred Redemption;

    (iii) grant any stock options, stock appreciation rights, performance shares, restricted stock units, restricted shares or other equity-based awards or interests, or grant any individual, corporation or other entity any right to acquire any shares of its capital stock; or

    (iv) issue, sell or otherwise permit to become outstanding any additional shares of capital stock or securities convertible or exchangeable into, or exercisable for, any shares of its capital stock or any options, warrants, or other rights of any kind to acquire any shares of capital stock, except for (A) the issuance of shares upon the exercise of MidSouth Options or (B) the vesting or settlement of MidSouth Equity Awards (and dividend equivalents thereon, if any) in accordance with past practice and to the extent required by the terms of the applicable award agreements;

(c)    sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties or assets to any individual, corporation or other entity other than a wholly owned Subsidiary, or cancel, release or assign any material indebtedness to any such person or any claims held by any such person, in each case other than in the ordinary course of business;

(d)    except for transactions in the ordinary course of business (including by way of foreclosure or acquisitions of control in a fiduciary or similar capacity or in satisfaction of debts previously contracted in good faith), make any material investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity, other than in a wholly owned Subsidiary of MidSouth;

(e)    (i) terminate, materially amend, or waive any material provision of, any MidSouth Contract, or make any material change in any instrument or agreement governing the terms of any of its securities, other than normal renewals in the ordinary course of business or (ii) enter into any contract that would constitute a MidSouth Contract if it were in effect on the date of this Agreement;

(f)    except as required under applicable laws, regulations, guidelines or policies imposed by any Governmental Entity, or the terms of any MidSouth Benefit Plan as in effect on the date hereof, or renewals with respect to welfare benefits in the ordinary course consistent with past practice, (i) enter into, adopt, commence participation in, amend or terminate any MidSouth Benefit Plan (or any employee benefit plan, program or policy that would be a MidSouth Benefit Plan if in effect as of the date hereof) or any collective bargaining agreement or similar labor agreement, (ii) increase the compensation or benefits payable to any current or former employee, director, independent contractor or other service provider, (iii) pay or award, or commit to pay or award, any bonuses or incentive compensation, (iv) grant or accelerate the vesting of any equity-based awards or other compensation, (v) fund any rabbi trust or similar arrangement or cause the MidSouth ESOP to enter into any new loan, (vi) terminate the employment or services of any employee, independent contractor or other service provider whose target annual compensation is greater than $100,000, other than for cause, or (vii) hire any employee, independent contractor or other service provider who has target annual compensation greater than $100,000;

(g)    settle any material claim, suit, action or proceeding, except in the ordinary course of business, in an amount and for consideration not in excess of $150,000 individually or $300,000 in the aggregate and that would not impose any material restriction on the business of it or its Subsidiaries or the Surviving Company;

(h)    take any action or knowingly fail to take any action where such action or failure to act could reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;

(i)    amend the MidSouth Articles, the MidSouth Bylaws, or comparable governing documents of its “Significant Subsidiaries” (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Exchange Act);

(j)    merge or consolidate itself or any of its Significant Subsidiaries with any other person, or restructure, reorganize or completely or partially liquidate or dissolve it or any of its Significant Subsidiaries;

(k)    materially restructure or materially change its investment securities or derivatives portfolio or its interest rate exposure, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported, except as may be required by GAAP or by applicable laws, regulations, guidelines or policies imposed by any Governmental Entity or requested by a Governmental Entity;

(l)    implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or by applicable laws, regulations, guidelines or policies imposed by any Governmental Entity;

(m)    (i) enter into any material new line of business or change in any material respect its lending, investment, underwriting, risk and asset liability management and other banking and operating, securitization and servicing policies (including any change in the maximum ratio or similar limits as a percentage of its capital exposure applicable with respect to its loan portfolio or any segment thereof), except as required by such policies or applicable law, regulation or policies imposed by any Governmental Entity or (ii) amend, modify or make any loans or extensions of credit either (A) outside of the ordinary course of business consistent with past practice or (B) inconsistent with the criteria set forth on Section 5.2(m) of the MidSouth Disclosure Schedule;

(n)    make any material changes in its policies and practices with respect to (i) underwriting, pricing, originating, acquiring, selling, servicing, or buying or selling rights to service, Loans or (ii) its hedging practices and policies, in each case except as may be required by such policies and practices or by any applicable laws, regulations, guidelines or policies imposed by any Governmental Entity;

(o)    make, or commit to make, any capital expenditures in excess of $150,000 in the aggregate, other than as disclosed in MidSouth’s capital expenditure budget set forth in Section 5.2(o) of the MidSouth Disclosure Schedule;

(p)    make, change or revoke any material Tax election, change an annual Tax accounting period, adopt or change any material Tax accounting method, file any amended material Tax Return, enter into any closing agreement with respect to a material amount of Taxes, or settle any material Tax claim, audit, assessment or dispute or surrender any right to claim a refund of a material amount of Taxes;

(q)    (i) make application for the opening, relocation or closing of any, or open, relocate or close any, branch office, loan production office or other significant office or operations facility of MidSouth or its

Subsidiaries, or (ii) purchase any new real property (other than other real estate owned (OREO) properties in the ordinary course) or enter into, amend or renew any material lease with respect to real property;

(r)    knowingly take any action that is intended to or would reasonably be likely to adversely affect or materially delay the ability of MidSouth or its Subsidiaries to obtain any necessary approvals of any Governmental Entity required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement or to consummate the transactions contemplated hereby; or

(s)    agree to take, make any commitment to take, or adopt any resolutions of its Board of Directors or similar governing body in support of, any of the actions prohibited by this Section 5.2.

5.3    Hancock Whitney Forbearances. During the period from the date of this Agreement to the Effective Time or earlier termination of this Agreement, except as set forth in the Hancock Whitney Disclosure Schedule, as expressly contemplated or permitted by this Agreement or as required by law, Hancock Whitney shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of MidSouth (such consent not to be unreasonably withheld, conditioned or delayed):

(a)    amend the Hancock Whitney Articles or the Hancock Whitney Bylaws in a manner that would materially and adversely affect the holders of MidSouth Common Stock, or adversely affect the holders of MidSouth Common Stock relative to other holders of Hancock Whitney Common Stock;

(b)    adjust, split, combine or reclassify any capital stock of Hancock Whitney;

(c)    merge or consolidate itself or any of its Significant Subsidiaries with any other person where it or its Significant Subsidiary, as applicable, is not the surviving person, or restructure, reorganize or completely or partially liquidate or dissolve it or any of its Significant Subsidiaries;

(d)    take any action or knowingly fail to take any action where such action or failure to act could reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;

(e)    knowingly take any action that is intended to or would reasonably be likely to adversely affect or materially delay the ability of Hancock Whitney or its Subsidiaries to obtain any necessary approvals of any Governmental Entity required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement or to consummate the transactions contemplated hereby; or

(f)    agree to take, make any commitment to take, or adopt any resolutions of its Board of Directors or similar governing body in support of, any of the actions prohibited by this Section  5.3.

ARTICLE VI

ADDITIONAL AGREEMENTS

6.1    Regulatory Matters.

(a)    Hancock Whitney and MidSouth shall promptly prepare and file with the SEC the Proxy Statement, and Hancock Whitney shall promptly prepare and file with the SEC the S-4, in which the Proxy Statement will be included as a prospectus. Each of Hancock Whitney and MidSouth shall use its reasonable best efforts to have the S-4 declared effective under the Securities Act as promptly as reasonably practicable after such filing and to keep the S-4 effective for so long as necessary to consummate the transactions contemplated by this Agreement, and MidSouth shall thereafter mail or deliver the Proxy Statement to its shareholders. Hancock

Whitney shall also use its reasonable best efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement, and MidSouth shall furnish all information concerning MidSouth and the holders of MidSouth Common Stock as may be reasonably requested in connection with any such action.

(b)    The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including the Merger and the Bank Merger), and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such third parties and Governmental Entities. Without limiting the generality of the foregoing, as promptly as reasonably practicable and in no event later than thirty (30) days after the date of this Agreement, Hancock Whitney and MidSouth shall, and shall cause their respective Subsidiaries to, each prepare and file any applications, notices and filings required in order to obtain the Requisite Regulatory Approvals. Hancock Whitney and MidSouth shall each use, and shall each cause their applicable Subsidiaries to use, reasonable best efforts to obtain each such Requisite Regulatory Approval as promptly as reasonably practicable. The parties shall cooperate with each other in connection therewith (including the furnishing of any information and any reasonable undertaking or commitments that may be required to obtain the Requisite Regulatory Approvals) and shall respond as promptly as reasonably practicable to the reasonable requests of Governmental Entities for documents and information. Hancock Whitney and MidSouth shall have the right to review in advance, and, to the extent reasonably practicable, each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to MidSouth or Hancock Whitney, as the case may be, and any of their respective Subsidiaries, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as reasonably practicable. Each party will provide the other with copies of any applications and all correspondence relating thereto prior to filing, other than any portions of material filed in connection therewith that contain competitively sensitive business or other proprietary information filed under a claim of confidentiality (except any competitively sensitive business or other proprietary information of MidSouth that is necessary for Hancock Whitney to prepare and file any applications, notices and filings required in order to obtain the Requisite Regulatory Approvals). The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein. Each party shall consult with the other in advance of any meeting or conference with any Governmental Entity in connection with the transactions contemplated by this Agreement and to the extent permitted by such Governmental Entity, give the other party and/or its counsel the opportunity to attend and participate in such meetings and conferences; and provided that each party shall promptly advise the other party with respect to substantive matters that are addressed in any meeting or conference with any Governmental Entity which the other party does not attend or participate in, to the extent permitted by such Governmental Entity and applicable laws, regulations, guidelines or policies imposed by any Governmental Entity or requested by a Governmental Entity.

(c)    In furtherance and not in limitation of the foregoing, each of Hancock Whitney and MidSouth shall use its reasonable best efforts to (i) avoid the entry of, or to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that would restrain, prevent or materially delay the Closing, and (ii) avoid or eliminate each and every impediment so as to enable the Closing to occur as soon as possible, including proposing, negotiating, committing to and effecting, by consent decree, hold separate order, or otherwise, the sale, divestiture or disposition of businesses or assets of Hancock Whitney, MidSouth and their respective Subsidiaries. Notwithstanding anything to the contrary in this Agreement, nothing contained in this Agreement shall require Hancock Whitney or MidSouth to take, or agree to take, any actions specified in this Section 6.1 that would reasonably be likely to have a material and adverse effect on Hancock Whitney and its Subsidiaries, taken as a whole, giving effect to the Merger (measured on a scale relative to MidSouth and its Subsidiaries, taken as a whole) (a “Materially Burdensome Regulatory Condition”).

(d)    Hancock Whitney and MidSouth shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, the S-4 or any other statement, filing, notice or application made by or on behalf of Hancock Whitney, MidSouth or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger, the Bank Merger and the other transactions contemplated by this Agreement. Each of Hancock Whitney and MidSouth agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the S-4 will, at the time the S-4 and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to the shareholders of MidSouth and at the time of the MidSouth Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which such statement was made, not misleading, and (iii) any applications, notices and filings required in order to obtain the Requisite Regulatory Approvals will, at the time each is filed, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Each of Hancock Whitney and MidSouth further agrees that if it becomes aware that any information furnished by it would cause any of the statements in the S-4 or the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof and to take appropriate steps to correct the S-4 or the Proxy Statement.

(e)    Hancock Whitney and MidSouth shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement that causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval will not be obtained or that the receipt of any such approval will be materially delayed.

(f)    Without limiting the generality of this Section 6.1, MidSouth shall, and shall cause its Subsidiaries to, cooperate with Hancock Whitney and its Subsidiaries (including the furnishing of information and by making employees available) as is reasonably requested by Hancock Whitney in order to comply with the requirements of the Comprehensive Capital Analysis and Review and Dodd Frank Act Stress Testing programs.

(g)    As used in this Agreement, “Requisite Regulatory Approvals” shall mean all regulatory authorizations, consents, orders, nonactions, clearances, waivers or approvals (and the expiration or termination of all statutory waiting periods in respect thereof) from (x) the Federal Reserve Board, the FDIC and the MDBCF and (y) any other approvals set forth in Sections 3.4 and 4.4 which are necessary to consummate the transactions contemplated by this Agreement, including the Merger and the Bank Merger, or those the failure of which to be obtained would reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on the Surviving Company (provided that for purposes of the definition of Requisite Regulatory Approvals, references to “MidSouth” in the definition of Material Adverse Effect shall be deemed references to “the Surviving Company”).

6.2    Access to Information.

(a)    Upon reasonable notice and subject to applicable laws, each of Hancock Whitney and MidSouth, for the purposes of verifying the representations and warranties of the other and preparing for the Merger and the other matters contemplated by this Agreement, shall, and shall cause each of their respective Subsidiaries to, afford to the officers, employees, accountants, counsel, advisors and other representatives of the other party, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, personnel, information technology systems, and records, and each shall cooperate with the other party in preparing to execute after the Effective Time conversion or consolidation of systems and business operations generally (including by entering into customary confidentiality, non-disclosure and similar agreements with such service providers and/or the other party), and, during such period, during normal business hours and in a manner so as not to interfere with normal business operations, each of Hancock Whitney and MidSouth shall, and shall cause its respective Subsidiaries to, make available to the other party such information concerning its business, properties and personnel as such party may reasonably request. Each party shall use commercially reasonable efforts to minimize any interference with the other party’s regular business operations during any such access. Neither Hancock Whitney nor MidSouth nor any of their respective Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of Hancock Whitney’s or MidSouth’s, as the case may be, customers, jeopardize the attorney-client privilege of the institution in possession or control of such information (after giving due consideration to the existence of any common interest, joint defense or similar agreement between the parties) or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

(b)    Each of Hancock Whitney and MidSouth shall hold all information furnished by or on behalf of the other party or any of such party’s Subsidiaries or representatives pursuant to Section 6.2(a) in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement, dated December 5, 2018, between Hancock Whitney and MidSouth (the “Confidentiality Agreement”).

(c)    No investigation by either of the parties or their respective representatives shall affect or be deemed to modify or waive the representations and warranties of the other set forth herein. Nothing contained in this Agreement shall give either party, directly or indirectly, the right to control or direct the operations of the other party prior to the Effective Time. Prior to the Effective Time, each party shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

6.3    MidSouth Shareholder Approval.

(a)    MidSouth shall take, in accordance with applicable law and the MidSouth Articles and MidSouth Bylaws, all actions necessary to convene a meeting of its shareholders (the “MidSouth Meeting”) to be held as soon as reasonably practicable after the S-4 is declared effective for the purpose of obtaining the Requisite MidSouth Vote required in connection with this Agreement and the Merger and, if so desired and mutually agreed, upon other matters of the type customarily brought before an annual or special meeting of shareholders to approve a merger agreement. The Board of Directors of MidSouth shall use its reasonable best efforts to obtain from the shareholders of MidSouth the Requisite MidSouth Vote, including by communicating to its shareholders its recommendation (and including such recommendation in the Proxy Statement) that they approve this Agreement and the transactions contemplated hereby. MidSouth shall engage a proxy solicitor reasonably acceptable to Hancock Whitney to assist in the solicitation of proxies from shareholders relating to the Requisite MidSouth Vote. However, subject to Section 8.1 and Section 8.2, if the Board of Directors of MidSouth, after receiving the advice of its outside counsel and, with respect to financial matters, its financial advisors, determines in good faith that it would be reasonably likely to result in a violation of its fiduciary duties under applicable law to continue to recommend this Agreement, then in submitting this Agreement to its shareholders, the Board of Directors of MidSouth may submit this Agreement to its shareholders without recommendation (although the resolutions approving this Agreement as of the date hereof may not be rescinded or amended), in which event the Board of Directors of MidSouth may communicate the basis for its lack of a recommendation to its shareholders in the Proxy Statement or an appropriate amendment or supplement thereto to the extent required by applicable law; provided that the Board of Directors of MidSouth may not take any actions under this sentence unless (i) it gives Hancock Whitney at least five (5) Business Days’ prior written notice of its intention to take such action and a reasonable description of the event or circumstances giving rise to its determination to take such action (including, in the event such action is taken by the Board of Directors of MidSouth in response to an Acquisition Proposal, the latest material terms and conditions and the identity of the third party in any such Acquisition Proposal, or any amendment or modification thereof, or describe in reasonable detail such other event or circumstances) and (ii) at the end of such notice period, the Board of Directors of MidSouth takes into account any amendment or modification to this Agreement proposed by Hancock Whitney and after receiving the advice of its outside counsel and, with respect to financial matters, its financial advisors, determines in good faith that it would nevertheless result in a violation of its fiduciary duties under applicable law to continue to recommend this Agreement. Any material amendment to any Acquisition Proposal will be deemed to be a new Acquisition Proposal for purposes of this Section 6.3 and will require a new notice period as referred to in this Section 6.3.

(b)    MidSouth shall adjourn or postpone the MidSouth Meeting, if, as of the time for which such meeting is originally scheduled, there are insufficient shares of MidSouth Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such meeting, or if on the date of such meeting MidSouth has not received proxies representing a sufficient number of shares necessary to obtain the Requisite MidSouth Vote. Notwithstanding anything to the contrary herein, unless this Agreement has been terminated in accordance with its terms, the MidSouth Meeting shall be convened and this Agreement shall be submitted to the shareholders of MidSouth at the MidSouth Meeting, for the purpose of voting on the approval of this Agreement and the other matters contemplated hereby, and nothing contained herein shall be deemed to relieve MidSouth of such obligation.

6.4    Legal Conditions to Merger. Subject in all respects to Section 6.1 of this Agreement, each of Hancock Whitney and MidSouth shall, and shall cause its Subsidiaries to, use their reasonable best efforts, in each case as promptly as reasonably practicable, (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements that may be imposed on such party or its Subsidiaries with respect to the Merger and the Bank Merger and, subject to the conditions set forth in Article VII hereof, to consummate the transactions contemplated by this Agreement, and (b) to obtain (and to cooperate with the other party to obtain) any material consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party that is required to be obtained by MidSouth or Hancock Whitney or any of their respective Subsidiaries in connection with the Merger, the Bank Merger and the other transactions contemplated by this Agreement.

6.5    Stock Exchange Listing. Hancock Whitney shall cause the shares of Hancock Whitney Common Stock to be issued in the Merger to be approved for listing on the NASDAQ, subject to official notice of issuance, prior to the Effective Time.

6.6    Employee Matters.

(a)    During the period commencing at the Effective Time and ending on the first anniversary thereof, Hancock Whitney shall, or shall cause the Surviving Company to, provide the employees of MidSouth and its Subsidiaries as of the Effective Time (the “Continuing Employees”), for so long as they are employed following the Effective Time, with (i) annual base salary and wages that are no less than the annual base salary or wages in effect for such employee immediately prior to the Effective Time and (ii) incentive compensation opportunities (including equity-based awards) and employee benefits that are substantially comparable to those provided to similarly situated employees of Hancock Whitney and its Subsidiaries (excluding any frozen benefit plans of Hancock Whitney and its Subsidiaries or benefit plans that exclusively provide benefits to grandfathered employees of Hancock Whitney and its Subsidiaries); provided that until such time as Hancock Whitney fully integrates the Continuing Employees into its plans (which shall occur as soon as reasonably practicable following the Effective Time), participation in the MidSouth Benefit Plans as in effect as of the Effective Time shall be deemed to satisfy the foregoing standard, it being understood that the Continuing Employees may commence participating in the plans of Hancock Whitney on different dates following the Effective Time with respect to different benefit plans. For the avoidance of doubt, no Continuing Employee shall be entitled to incentive compensation from Hancock Whitney or the Surviving Company in respect of a period prior to the Effective Time, and Hancock Whitney and the Surviving Company may proportionately reduce the incentive compensation opportunities contemplated by the immediately preceding sentence to account for the portion of any applicable performance period elapsed as of the Effective Time. For a period beginning at the Effective Time and continuing through the first anniversary thereof, notwithstanding any of the foregoing, Hancock Whitney or its Subsidiaries shall provide severance to each Continuing Employee of MidSouth and its Subsidiaries pursuant to the terms and conditions of the severance plan or policy of MidSouth and its Subsidiaries applicable to such Continuing Employees as of the date hereof (as set forth on Section 6.6(a) of the MidSouth Disclosure Schedule).

(b)    With respect to any employee benefit plans of Hancock Whitney or its Subsidiaries in which any Continuing Employees become eligible to participate on or after the Effective Time (the “New Plans”), Hancock Whitney shall or shall cause the Surviving Company to use commercially reasonable efforts to: (i) waive all pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to such employees and their eligible dependents under any New Plans, except to the extent such pre-existing conditions, exclusions or waiting periods would apply under the analogous MidSouth Benefit Plan, (ii) provide each such employee and his or her eligible dependents with credit for any co-payments or coinsurance and deductibles paid prior to becoming eligible to participate in the New Plans under a MidSouth Benefit Plan that provides health care benefits (including medical, dental and vision), to the same extent that such credit was given under the analogous MidSouth Benefit Plan prior to becoming eligible to participate in the New Plans, in satisfying any applicable deductible, co-payment, coinsurance or maximum out-of-pocket requirements under any New Plans, and (iii) recognize all service of such employees with MidSouth and its Subsidiaries for all purposes in any New Plan to the same extent that such service was taken into account under the analogous MidSouth Benefit Plan prior to the Effective Time; provided that the foregoing service recognition shall not apply (A) to the extent it would be reasonably likely to result in duplication of benefits for the same period of service, (B) for purposes of benefit accruals under any defined benefit pension plan or eligibility for retiree welfare benefits, or (C) for purposes of any New Plan that is a frozen plan or provides grandfathered benefits.

(c)    If requested by Hancock Whitney in writing at least fifteen (15) Business Days prior to the Effective Time, MidSouth shall cause its Board of Directors to adopt resolutions so that any 401(k) plan sponsored or maintained by MidSouth (the “MidSouth 401(k) Plan”) shall be terminated effective as of the day immediately prior to the Effective Time and contingent upon the occurrence of the Closing. In the event that Hancock Whitney requests that any MidSouth 401(k) Plan be terminated, the Continuing Employees shall be eligible to participate, effective as of the Effective Time, in a 401(k) plan sponsored or maintained by Hancock Whitney or one of its Subsidiaries (a “Hancock Whitney 401(k) Plan”). MidSouth and Hancock Whitney shall take any and all actions as may be reasonably required, including amendments to the MidSouth 401(k) Plan and/or Hancock Whitney 401(k) Plan to permit the Continuing Employees who are then actively employed to make rollover contributions to the Hancock Whitney 401(k) Plan of “eligible rollover distributions” (with the meaning of Section 401(a)(31) of the Code) in the form of cash or notes (in the case of loans). MidSouth shall provide Hancock Whitney with evidence that the MidSouth 401(k) Plan has been terminated or amended, as applicable, in accordance with this Section 6.6(c); provided that no less than five (5) Business Days prior to amending or terminating the MidSouth 401(k) Plan, MidSouth shall provide the form and substance of any applicable resolutions, amendments or other documents to Hancock Whitney for reasonable review and approval.

(d)    If directed by Hancock Whitney in writing at least fifteen (15) Business Days prior to the Effective Time, MidSouth shall cause its Board of Directors to adopt resolutions to terminate, effective as of immediately prior to the Effective Time and contingent upon the Closing, the MidSouth Employee Stock Ownership Plan (the “MidSouth ESOP”). Notwithstanding anything in this Agreement to the contrary, and provided such action does not violate any applicable provision of ERISA or the Code, in consideration for the forgiveness in full of all indebtedness of the MidSouth ESOP under the MidSouth ESOP Loan, immediately prior to the Effective Time, the number of shares of MidSouth Common Stock in the suspense account of the MidSouth ESOP having a value equal to the amount of such indebtedness shall be cancelled and shall not be considered outstanding for purposes of Section 1.5 of this Agreement, and any remaining shares shall be released and allocated among eligible MidSouth ESOP participants. For purposes of this Section 6.6(d), the value of a share of MidSouth Common Stock shall be determined in accordance with the terms of the MidSouth ESOP subject to applicable law and taking into account the terms of this Agreement. MidSouth shall provide Hancock Whitney with evidence that the MidSouth ESOP has been terminated in accordance with this Section 6.6(d); provided that no less than five (5) Business Days prior to terminating the MidSouth ESOP, MidSouth shall provide the form and substance of any applicable resolutions, amendments or other documents to Hancock Whitney for reasonable review and approval.

(e)    Subject to any limitations under applicable law, Hancock Whitney shall, or shall cause the Surviving Company to, honor the terms of all MidSouth Benefit Plans, including without limitation the Annual Incentive Compensation Plan for the 2019 plan year with respect to the period elapsed through the Effective Time and all employment, change in control, severance and similar individual agreements to which any of MidSouth and/or its Subsidiaries, is a party, all as specified on Section 3.11(a) of the MidSouth Disclosure Schedule. For the avoidance of doubt, nothing in this Section 6.6(e) shall prohibit Hancock Whitney or the Surviving Company from amending or terminating the MidSouth Benefit Plans in accordance with their terms and transitioning the Continuing Employees to New Plans.

(f)    Nothing in this Agreement shall confer upon any employee, director or other service provider of MidSouth or any of its Subsidiaries or affiliates any right to continue in the employ or service of the Surviving Company, MidSouth, or any Subsidiary or affiliate thereof, or shall interfere with or restrict in any way the rights of the Surviving Company, MidSouth, Hancock Whitney or any Subsidiary or affiliate thereof to discharge or terminate the services of any employee, director or other service provider of MidSouth or any of its Subsidiaries or affiliates at any time for any reason whatsoever, with or without cause. Nothing in this Agreement shall be deemed to (i) establish, amend, or modify any MidSouth Benefit Plan, New Plan or any other benefit or employment plan, program, agreement or arrangement, or (ii) alter or limit the ability of the Surviving Company or any of its Subsidiaries or affiliates to amend, modify or terminate any particular MidSouth Benefit Plan, New Plan or any other benefit or employment plan, program, agreement or arrangement after the Effective Time. Without limiting the generality of the final sentence of Section 9.11, nothing in this Agreement, express or implied, is intended to or shall confer upon any person, including any current or former employee, director or other service provider of MidSouth or any of its Subsidiaries or affiliates, any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

6.7    Indemnification; Directors’ and Officers’ Insurance.

(a)    From and after the Effective Time, each of Hancock Whitney and the Surviving Company shall indemnify and hold harmless, to the fullest extent permitted by applicable law, each present and former director, officer or employee of MidSouth and its Subsidiaries or fiduciaries of MidSouth or any of its Subsidiaries under MidSouth Benefit Plans (in each case, when acting in such capacity) (collectively, the “MidSouth Indemnified Parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, damages or liabilities incurred in connection with any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, whether arising before or after the Effective Time, arising in whole or in part out of, or pertaining to, (i) the fact that such person is or was a director, officer, employee or fiduciary of MidSouth or any of its Subsidiaries or (ii) matters existing or occurring at or prior to the Effective Time, including matters, acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated by this Agreement; and Hancock Whitney and the Surviving Company shall also advance expenses as incurred by such MidSouth Indemnified Party to the fullest extent permitted by applicable law; provided that the MidSouth Indemnified Party to whom expenses are advanced provides an undertaking (in a reasonable and customary form) to repay such advances if it is ultimately determined that such MidSouth Indemnified Party is not entitled to indemnification.

(b)    Subject to the following sentence, for a period of six (6) years after the Effective Time, Hancock Whitney shall cause the Surviving Company to maintain in effect the current policies of directors’ and officers’ liability insurance maintained by MidSouth (provided that Hancock Whitney may substitute therefor policies with a substantially comparable insurer of at least the same coverage and amounts containing terms and conditions which are no less advantageous to the insured) with respect to claims against the present and former officers and directors of MidSouth or any of its Subsidiaries arising from facts or events which occurred at or before the Effective Time (including the transactions contemplated by this Agreement); provided, however, that Hancock Whitney shall not be obligated to expend, on an annual basis, an amount in excess of 200% of the aggregate annual premium paid as of the date hereof by MidSouth for such insurance (the “Premium Cap”), and if such premiums for such insurance would at any time exceed the Premium Cap, then Hancock Whitney shall cause to be maintained policies of insurance that, in Hancock Whitney’s good faith determination, provide the maximum coverage available at an annual premium equal to the Premium Cap. In lieu of the foregoing, MidSouth, in consultation with, but only upon the consent of Hancock Whitney, may (and at the request of Hancock Whitney, MidSouth shall use commercially reasonable efforts to) obtain at or prior to the Effective Time a six (6)-year “tail” policy under MidSouth’s existing directors’ and officers’ insurance policy providing equivalent coverage to that described in the preceding sentence if and to the extent that the same may be obtained for an amount that, in the aggregate, does not exceed the Premium Cap.

(c)    The provisions of this Section 6.7 shall survive the Effective Time and are intended to be for the benefit of, and shall be enforceable by, each MidSouth Indemnified Party and his or her heirs and representatives. If Hancock Whitney or any of its successors or assigns consolidates with or merges into any other entity and is not the continuing or surviving entity of such consolidation or merger, transfers all or substantially all of its assets or deposits to any other entity or engages in any similar transaction, then in each case, Hancock Whitney will cause proper provision to be made so that the successors and assigns of Hancock Whitney will expressly assume the obligations set forth in this Section 6.7. For the avoidance of doubt, to the extent required by any agreement previously entered into by MidSouth in connection with a merger, acquisition or other business combination, the provisions of this Section 6.7 shall apply to directors, officers, employees and fiduciaries of predecessor entities previously acquired by MidSouth or any of its Subsidiaries.

(d)    The obligations of the Surviving Company, Hancock Whitney and MidSouth under this Section 6.7 shall not be terminated or modified in a manner so as to adversely affect any MidSouth Indemnified Party or any other person entitled to the benefit of this Section 6.7 without the prior written consent of the affected MidSouth Indemnified Party.

6.8    Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Company with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take, or cause to be taken, all such necessary action as may be reasonably requested by the other party, at the expense of the party who makes any such request.

6.9    Advice of Changes. Hancock Whitney and MidSouth shall each promptly advise the other party of any fact, change, event or circumstance known to it (i) that has had or is reasonably likely to have, in the case of MidSouth, a Material Adverse Effect on MidSouth, or, in the case of Hancock Whitney, a Hancock Whitney Material Adverse Effect or (ii) which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein or that reasonably could be expected to give rise, individually or in the aggregate, to the failure of a condition in Article VII; provided that any failure to give notice in accordance with the foregoing with respect to any breach shall not be deemed to constitute a violation of this Section 6.9 or the failure of any condition set forth in Section 7.2 or 7.3 to be satisfied, or otherwise constitute a breach of this Agreement by the party failing to give such notice, in each case unless the underlying breach would independently result in a failure of the conditions set forth in Section 7.2 or 7.3 to be satisfied.

6.10    Dividends. After the date of this Agreement, each of Hancock Whitney and MidSouth shall coordinate with the other the declaration of any dividends in respect of Hancock Whitney Common Stock and MidSouth Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties hereto that holders of MidSouth Common Stock shall not receive two dividends, or fail to receive one dividend, in any quarter with respect to their shares of MidSouth Common Stock and any shares of Hancock Whitney Common Stock any such holder receives in respect thereof in the Merger.

6.11    Acquisition Proposals.

(a)    MidSouth shall not, and shall cause its Subsidiaries and shall use commercially reasonable efforts to cause its and their officers, directors, agents, advisors and representatives (collectively, “Representatives”) not to, directly or indirectly, (i) initiate, solicit, knowingly encourage or knowingly facilitate inquiries or proposals with respect to, (ii) engage or participate in any negotiations with any person concerning, or (iii) provide any confidential or nonpublic information or data to, or have or participate in any discussions with, any person relating to, any Acquisition Proposal; provided that, prior to the receipt of the Requisite MidSouth Vote, in the event MidSouth receives an unsolicited bona fide written Acquisition Proposal, it may, and may permit its Subsidiaries and its and its Subsidiaries’ Representatives to, furnish or cause to be furnished nonpublic information or data and participate in such negotiations or discussions to the extent that its Board of Directors concludes in good faith (after receiving the advice of its outside counsel, and with respect to financial matters, its financial advisors) that failure to take such actions would be reasonably likely to result in a violation of its fiduciary duties under applicable law; provided, further, that, prior to providing any nonpublic information permitted to be provided pursuant to the foregoing proviso, MidSouth shall have provided such information to Hancock Whitney, and shall have entered into a confidentiality agreement with such third party on terms no less favorable to it than the Confidentiality Agreement, which confidentiality agreement shall not provide such person with any exclusive right to negotiate with MidSouth. MidSouth will, and will use commercially reasonable efforts to cause its Representatives to, immediately cease and cause to be terminated any activities, discussions or negotiations conducted before the date of this Agreement with any person other than Hancock Whitney with respect to any Acquisition Proposal. MidSouth will promptly (and in any event within one (1) Business Day) advise Hancock Whitney following receipt of any Acquisition Proposal or any inquiry which could reasonably be expected to lead to an Acquisition Proposal, and the substance thereof (including the material terms and conditions of and the identity of the person making such inquiry or Acquisition Proposal), and will promptly (and in any event within one (1) Business Day) advise Hancock Whitney of any related developments, discussions and negotiations on a current basis, including any amendments to or revisions of the material terms of such inquiry or Acquisition Proposal. MidSouth shall use its reasonable best efforts to enforce any existing confidentiality agreements to which it or any of its Subsidiaries is a party in accordance with the terms thereof. During the term of this Agreement, MidSouth shall not, and shall cause its Subsidiaries and its and their officers, directors, agents, advisors and representatives not to on its behalf, enter into any acquisition agreement, merger agreement, or other definitive transaction agreement (other than a confidentiality agreement referred to and entered into in accordance with this Section 6.11(a)) relating to any Acquisition Proposal. As used in this Agreement, “Acquisition Proposal” shall mean, other than the transactions contemplated by this Agreement, any offer or proposal relating to, or any third-party indication of interest in, (i) any acquisition or purchase, direct or indirect, of 15% or more of the consolidated assets of MidSouth and its Subsidiaries or 15% or more of any class of equity or voting securities of MidSouth or its Subsidiaries whose assets, individually or in the aggregate, constitute more than 15% of the consolidated assets of MidSouth, (ii) any tender offer or exchange offer that, if consummated, would result in such third party beneficially owning more than 15% of any class of equity or voting securities of MidSouth or its Subsidiaries whose assets, individually or in the aggregate, constitute more than 15% of the consolidated assets of MidSouth, or (iii) a merger, consolidation, share exchange or other business combination, reorganization involving MidSouth or its Subsidiaries whose assets, individually or in the aggregate, constitute more than 15% of the consolidated assets of MidSouth, except, in each case, any sale of whole loans and securitizations in the ordinary course of business and any bona fide internal reorganization.

(b)    Nothing contained in this Agreement shall prevent MidSouth or its Board of Directors from complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act with respect to an Acquisition Proposal or from making any legally required disclosure to MidSouth’s shareholders; provided that such Rules will in no way eliminate or modify the effect that any action pursuant to such Rules would otherwise have under this Agreement.

6.12    Public Announcements. MidSouth and Hancock Whitney shall each use their reasonable best efforts (a) to develop a joint communications plan, (b) to ensure that all press releases and other public statements with respect to the transactions contemplated hereby shall be consistent with such joint communications plan, and (c) except in respect of any announcement required by (i) applicable law or regulation, (ii) a request by a Governmental Entity (iii) communications that are substantially similar to communications previously approved pursuant to this Section 6.12, (iv) communications permitted by Section 6.3 or Section 6.11 or (v) an obligation pursuant to any listing agreement with or rules of any securities exchange, MidSouth and Hancock Whitney agree to consult with each other and to obtain the advance approval of the other party (which approval shall not be unreasonably withheld, conditioned or delayed) before issuing any press release or, to the extent practical, otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby that is not consistent with prior public disclosures.

6.13    Change of Method. Hancock Whitney may at any time change the method of effecting the Merger, and MidSouth agrees to enter into such amendments to this Agreement as Hancock Whitney may reasonably request in order to give effect to such restructuring; provided, however, that no such change or amendment shall (a) alter or change the amount or kind of the Merger Consideration provided for in this Agreement, (b) adversely affect the Tax treatment of the Merger with respect to MidSouth’s shareholders or (c) be reasonably likely to cause the Closing to be materially delayed or the receipt of the Requisite Regulatory Approvals to be prevented or materially delayed.

6.14    Restructuring Efforts. If MidSouth shall have failed to obtain the Requisite MidSouth Vote at the duly convened MidSouth Meeting, or any adjournment or postponement thereof, each of the parties shall in good faith use its reasonable best efforts to negotiate a restructuring of the transaction contemplated by this Agreement (provided, however, that no party shall have any obligation to agree to (i) alter or change any material term of this Agreement, including the amount or kind of the Merger Consideration, in a manner adverse to such party or its shareholders or (ii) adversely affect the Tax treatment of the Merger with respect to MidSouth’s shareholders) and/or resubmit this Agreement or the transactions contemplated hereby (or as restructured pursuant to this Section 6.14) to its shareholders for approval or adoption.

6.15    Takeover Statutes. MidSouth shall not take any action that would cause any Takeover Statute to become applicable to this Agreement, the Merger, or any of the other transactions contemplated hereby, and MidSouth shall take all necessary steps to exempt (or ensure the continued exemption of) the Merger and the other transactions contemplated hereby from any applicable Takeover Statute now or hereafter in effect. If any Takeover Statute may become, or may purport to be, applicable to the transactions contemplated hereby, MidSouth will grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as reasonably practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any Takeover Statute on any of the transactions contemplated by this Agreement, including, if necessary, challenging the validity or applicability of any such Takeover Statute.

6.16    Exemption from Liability Under Section 16(b). MidSouth and Hancock Whitney agree that, in order to most effectively compensate and retain those officers and directors of MidSouth subject to the reporting requirements of Section 16(a) of the Exchange Act (the “MidSouth Insiders”), both prior to and after the Effective Time, it is desirable that MidSouth Insiders not be subject to a risk of liability under Section 16(b) of the Exchange Act to the fullest extent permitted by applicable law in connection with the conversion of shares of MidSouth Common Stock and MidSouth Equity Awards in the Merger, and for that compensatory and retentive purpose agree to the provisions of this Section 7.16. The Boards of Directors of Hancock Whitney and of MidSouth, or a committee of non-employee directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), shall reasonably promptly after the date of this Agreement, and in any event prior to the Effective Time, take all such steps as may be necessary or appropriate to cause (i) any dispositions of MidSouth Common Stock or MidSouth Equity Awards and (ii) any acquisitions of Hancock Whitney Common Stock pursuant to the transactions contemplated by this Agreement and by any MidSouth Insiders who, immediately following the Merger, will be officers or directors of Hancock Whitney or of the Surviving Company subject to the reporting requirements of Section 16(a) of the Exchange Act, to be exempt from liability pursuant to Rule 16b-3 under the Exchange Act to the fullest extent permitted by applicable law.

6.17    Litigation and Claims. Each of Hancock Whitney and MidSouth shall promptly notify the other party in writing of any action, arbitration, audit, hearing, investigation, litigation, suit, subpoena or summons issued, commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Entity or arbitrator pending or, to the knowledge of Hancock Whitney or MidSouth, as applicable, threatened against Hancock Whitney, MidSouth or any of their respective Subsidiaries that (a) questions or would reasonably be expected to question the validity of this Agreement, the Bank Merger Agreement or the other agreements contemplated hereby or thereby or any actions taken or to be taken by Hancock Whitney, MidSouth, or their respective Subsidiaries with respect hereto or thereto, or (b) seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby. MidSouth shall give Hancock Whitney the opportunity to participate at its own expense in the defense or settlement of any shareholder litigation against MidSouth and/or its directors or affiliates relating to the transactions contemplated by this Agreement, and no such settlement shall be agreed without Hancock Whitney’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed).

6.18    Disposition of Troubled Assets. MidSouth shall, and shall cause its Subsidiaries to, advise Hancock Whitney of efforts intended to be taken to work out (a) Loans of MidSouth or its Subsidiaries that have an outstanding balance of $500,000 or more and were classified by MidSouth as “Other Loans Specially Mentioned,” “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List” or words of similar import or (b) other real estate owned (OREO) properties with fair value in excess of $500,000.

6.19    Transition. Commencing following the date hereof, and in all cases subject to applicable law, MidSouth shall, and shall cause its Subsidiaries to, cooperate with Hancock Whitney and its Subsidiaries to facilitate the integration of the parties and their respective businesses effective as of the Closing Date or such later date as may be determined by Hancock Whitney. Without limiting the generality of the foregoing, from the date hereof through the Closing Date and consistent with the performance of their day-to-day operations and the continuous operation of MidSouth and its Subsidiaries in the ordinary course of business, MidSouth shall use commercially reasonable efforts to cause the employees, officers and representatives of MidSouth and its Subsidiaries to provide support, including support from outside contractors and vendors, as well as data and records access, take reasonable actions and assist Hancock Whitney in performing all tasks, including conversion planning, equipment installation and training, the provision of customer communications and notices (including joint communications and notices relating to anticipated account changes, branch closures, or systems conversion), causing senior officers of MidSouth and MidSouth Bank to meet from time to time with senior officers of Hancock Whitney and Hancock Whitney Bank as Hancock Whitney may reasonably request to review the financial and operational affairs of MidSouth and MidSouth Bank (and MidSouth shall give due consideration to Hancock Whitney’s input on such matters), and other matters reasonably required to result in a successful transition and integration at the Closing or such later date as may be determined by Hancock Whitney.

6.20    Redemption of MidSouth Preferred Stock and Trust Preferred Securities.

(a)    MidSouth shall, and shall cause its Subsidiaries and shall use commercially reasonable efforts to cause its and their Representatives to, take all actions necessary, appropriate or advisable to redeem, effective as of, and subject to and conditioned upon the occurrence of, the Closing, all issued and outstanding shares of

MidSouth Preferred Stock in accordance with the requirements of the MidSouth Articles and applicable law (the “Preferred Stock Redemption”).

(b)    MidSouth shall, and shall cause its Subsidiaries and shall use commercially reasonable efforts to cause its and their Representatives to, take all actions necessary, appropriate or advisable to redeem, effective as of, and subject to and conditioned upon the occurrence of, the Closing, all issued and outstanding trust preferred securities under indentures or other instruments relating thereto issued or assumed by MidSouth or its Subsidiaries (the “MidSouth Trust Preferred Securities”) in accordance with the requirements of such governing documentation and applicable law (the “Trust Preferred Redemption”).

(c)    In furtherance and not in limitation of the foregoing, prior to and at the Closing, MidSouth shall, and shall cause its Subsidiaries and shall use commercially reasonable efforts to cause its and their Representatives to, take such actions as may be necessary, appropriate or advisable in connection with the Preferred Stock Redemption and the Trust Preferred Redemption and cooperate and take all such action as may be reasonably requested by Hancock Whitney in connection therewith, including by (i) timely submitting all requests for approval by the applicable Governmental Entities and furnishing all information concerning MidSouth and its Subsidiaries that Hancock Whitney or any applicable Governmental Entity may request in connection with the Preferred Stock Redemption and the Trust Preferred Redemption, (ii) preparing and delivering notices of redemption, in form and substance reasonably satisfactory to Hancock Whitney, in accordance with the MidSouth Articles and any indentures or other documents governing the MidSouth Preferred Stock or MidSouth Trust Preferred Securities, (iii) making sufficient cash available at Closing to effect the Preferred Stock Redemption and the Trust Preferred Redemption, and (iv) executing and delivering all instruments, including any related certificates, opinions or other documentation, reasonably required in connection with the Preferred Stock Redemption and the Trust Preferred Redemption.

(d)    Prior to the Effective Time, Hancock Whitney shall deposit or cause to be deposited with the Conversion Agent funds sufficient to pay the aggregate amount payable to holders of MidSouth Preferred Stock and MidSouth Trust Preferred Securities for the redemption thereof pursuant to this Section 6.20.

(e)    Notwithstanding any of the foregoing, if the approval from the applicable Government Entity of the Preferred Stock Redemption is not obtained prior to the Effective Time, the MidSouth Preferred Stock will be converted pursuant to Sections 1.5(d) and 1.5(e).

(f)    Notwithstanding any of the foregoing, if the approval from the applicable Governmental Entity of the Trust Preferred Redemption is not obtained prior to the Effective Time, Hancock Whitney agrees to use commercially reasonable efforts to execute and deliver, or cause to be executed and delivered, by or on behalf of Hancock Whitney or Hancock Whitney Bank (as the case may be), at or prior to the Effective Time or at or prior to the effective time for the Bank Merger, as required, one or more supplemental indentures, guarantees, and other instruments and documentation required for the due assumption of Hancock Whitney and Hancock Whitney Bank’s obligations in respect of its outstanding Trust Preferred Securities, as applicable, guarantees, securities and other agreements to the extent required by the terms of such Trust Preferred Securities.

6.21    No Control of Other Party’s Business. Nothing contained in this Agreement shall give Hancock Whitney, directly or indirectly, the right to control or direct the operations of MidSouth or its Subsidiaries prior to the Effective Time, and nothing contained in this Agreement shall give MidSouth, directly or indirectly, the right to control or direct the operations of Hancock Whitney or its Subsidiaries prior to the Effective Time. Prior to the Effective Time, each of Hancock Whitney and MidSouth shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

ARTICLE VII

CONDITIONS PRECEDENT

7.1    Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of the parties to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

(a)    Shareholder Approval. This Agreement shall have been approved by the shareholders of MidSouth by the Requisite MidSouth Vote.

(b)    Stock Exchange Listing. The shares of Hancock Whitney Common Stock that shall be issuable pursuant to this Agreement shall have been authorized for listing on the NASDAQ, subject to official notice of issuance.

(c)    S-4. The S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC and not withdrawn.

(d)    No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or the Bank Merger shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits or makes illegal consummation of the Merger.

(e)    Regulatory Approvals. (i) All Requisite Regulatory Approvals shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired or been terminated, and (ii) no such Requisite Regulatory Approval shall have resulted in the imposition of any Materially Burdensome Regulatory Condition.

7.2    Conditions to Obligations of Hancock Whitney. The obligation of Hancock Whitney to effect the Merger is also subject to the satisfaction, or waiver by Hancock Whitney, at or prior to the Effective Time, of the following conditions:

(a)    Representations and Warranties. The representations and warranties of MidSouth set forth in (i) Section 3.2(a) and Section 3.8(a) (in each case after giving effect to the lead in to Article III) shall be true and correct (other than, in the case of Section 3.2(a), such failures to be true and correct as are de minimis) in each case as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and (ii) Sections 3.1(a), 3.1(b), 3.2(b), 3.2(c), 3.3(a) and 3.7 (in each case after giving effect to the lead in to Article III) shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. All other representations and warranties of MidSouth set forth in this Agreement (read without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties but, in each case, after giving effect to the lead in to Article III) shall be true and correct in all respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of this sentence, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties, has had or would reasonably be likely to have (x) a Material Adverse Effect on MidSouth or (y) a Material Adverse Effect on the Surviving Company (provided that for purposes of this clause (y), references to “MidSouth” in the definition of Material Adverse Effect shall be deemed references to “the Surviving Company”). Hancock Whitney shall have received a certificate signed on behalf of MidSouth by an authorized officer of MidSouth to the foregoing effect.

(b)    Performance of Obligations of MidSouth. MidSouth shall have performed in all material respects the obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Hancock Whitney shall have received a certificate signed on behalf of MidSouth by an authorized officer of MidSouth to such effect.

(c)    Federal Tax Opinion. Hancock Whitney shall have received the opinion of Wachtell, Lipton, Rosen & Katz, in form and substance reasonably satisfactory to Hancock Whitney, dated as of the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of Hancock Whitney and MidSouth, reasonably satisfactory in form and substance to such counsel.

7.3    Conditions to Obligations of MidSouth. The obligation of MidSouth to effect the Merger is also subject to the satisfaction or waiver by MidSouth at or prior to the Effective Time of the following conditions:

(a)    Representations and Warranties. The representations and warranties of Hancock Whitney set forth in (i) Section 4.2(a) and Section 4.8 (in each case, after giving effect to the lead in to Article IV) shall be true and correct (other than, in the case of Section 4.2(a), such failures to be true and correct as are de minimis) in each case as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and (ii) Sections 4.1(a), 4.1(b), 4.2(b), 4.3(a), and 4.7 (in each case, after giving effect to the lead in to Article IV) shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. All other representations and warranties of Hancock Whitney set forth in this Agreement (read without giving effect to any qualification as to materiality or Hancock Whitney Material Adverse Effect set forth in such representations or warranties but, in each case, after giving effect to the lead in to Article IV) shall be true and correct in all respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of this sentence, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality or Hancock Whitney Material Adverse Effect set forth in such representations or warranties, has had or would reasonably be likely to have a Hancock Whitney Material Adverse Effect. MidSouth shall have received a certificate signed on behalf of Hancock Whitney by an authorized officer of Hancock Whitney to the foregoing effect.

(b)    Performance of Obligations of Hancock Whitney. Hancock Whitney shall have performed in all material respects the obligations required to be performed by it under this Agreement at or prior to the Closing Date, and MidSouth shall have received a certificate signed on behalf of Hancock Whitney by an authorized officer of Hancock Whitney to such effect.

(c)    Federal Tax Opinion. MidSouth shall have received the opinion of Troutman Sanders LLP, in form and substance reasonably satisfactory to MidSouth, dated as of the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of Hancock Whitney and MidSouth, reasonably satisfactory in form and substance to such counsel.

ARTICLE VIII

TERMINATION AND AMENDMENT

8.1    Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement by the shareholders of MidSouth:

(a)    by mutual consent of Hancock Whitney and MidSouth in a written instrument;

(b)    by either Hancock Whitney or MidSouth if any Governmental Entity that must grant a Requisite Regulatory Approval has denied approval of the Merger or the Bank Merger and such denial has become final and nonappealable or any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order, injunction or decree permanently enjoining or otherwise prohibiting or making illegal the consummation of the Merger or the Bank Merger, unless the failure to obtain a Requisite Regulatory Approval shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

(c)    by either Hancock Whitney or MidSouth if the Merger shall not have been consummated on or before the first anniversary of the date of this Agreement (the “Termination Date”), unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

(d)    by either Hancock Whitney or MidSouth (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a breach of any of the covenants or agreements or any of the representations or warranties (or any such representation or warranty shall cease to be true) set forth in this Agreement on the part of MidSouth, in the case of a termination by Hancock Whitney, or Hancock Whitney, in the case of a termination by MidSouth, which breach or failure to be true, either individually or in the aggregate with all other breaches by such party (or failures of such representations or warranties to be true), would constitute, if occurring or continuing on the Closing Date, the failure of a condition set forth in Section 7.2 or Section 7.3, as the case may be, and which is not cured within the earlier of the Termination Date and forty-five (45) days following written notice to MidSouth, in the case of a termination by Hancock Whitney, or Hancock Whitney, in the case of a termination by MidSouth, or by its nature or timing cannot be cured during such period; or

(e)    by Hancock Whitney, if (i) prior to such time as the Requisite MidSouth Vote is obtained, MidSouth or the Board of Directors of MidSouth (A) submits this Agreement to its shareholders without a recommendation for approval, or otherwise withdraws or adversely modifies (or discloses its intention to withdraw or adversely modify) its recommendation as contemplated by Section 6.3(a), or recommends to its shareholders an Acquisition Proposal other than the Merger, or (B) materially breaches its obligations under Section 6.3 or Section 6.11; or (ii) a tender offer or exchange offer for 20% or more of the outstanding shares of MidSouth Common Stock is commenced (other than by Hancock Whitney or a Subsidiary thereof), and the Board of Directors of MidSouth recommends that the shareholders of MidSouth tender their shares in such tender or exchange offer or otherwise fails to recommend that such shareholders reject such tender offer or exchange offer within the ten (10)-Business Day period specified in Rule 14e-2(a) under the Exchange Act.

The party desiring to terminate this Agreement pursuant to clause (b), (c), (d) or (e) of this Section 8.1 shall give written notice of such termination to the other party in accordance with Section 9.5, specifying the provision or provisions hereof pursuant to which such termination is effected.

8.2    Effect of Termination.

(a)    In the event of termination of this Agreement by either Hancock Whitney or MidSouth as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, and none of Hancock

Whitney, MidSouth, any of their respective Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that (i) Sections 3.3(a), 3.7, 4.3(a), 4.7, 6.2(b) and this Section 8.2 and Article IX shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, neither Hancock Whitney nor MidSouth shall be relieved or released from any liabilities or damages arising out of its fraud or willful and material breach of any provision of this Agreement.

(b)    (i) In the event that after the date of this Agreement a bona fide Acquisition Proposal shall have been made known to a member of the Board of Directors or senior management of MidSouth or shall have been made directly to its shareholders generally or any person shall have publicly announced a bona fide Acquisition Proposal with respect to MidSouth and (A) (1) thereafter this Agreement is terminated by either Hancock Whitney or MidSouth pursuant to Section 8.1(c) without the Requisite MidSouth Vote having been obtained or (2) thereafter this Agreement is terminated by Hancock Whitney pursuant to Section 8.1(d), and (B) prior to the date that is fifteen (15) months after the date of such termination, MidSouth enters into a definitive agreement or consummates a transaction with respect to an Acquisition Proposal (whether or not the same Acquisition Proposal as that referred to above), then MidSouth shall, on the earlier of the date it enters into such definitive agreement and the date of consummation of such transaction, pay Hancock Whitney, by wire transfer of same day funds, a fee equal to $8,000,000 (the “Termination Fee”); provided that for purposes of this Section 8.2(b), all references in the definition of Acquisition Proposal to “15%” shall instead refer to “50%”.

(ii) In the event that this Agreement is terminated by Hancock Whitney pursuant to Section 8.1(e), then MidSouth shall pay Hancock Whitney, by wire transfer of same day funds, the Termination Fee as promptly as reasonably practicable after the date of termination (and in any event, within three (3) Business Days thereafter).

(c)    Notwithstanding anything to the contrary herein, but without limiting the right of any party to recover liabilities or damages, the maximum aggregate amount of fees payable by MidSouth under this Section 8.2 shall be equal to the Termination Fee.

(d)    Each of Hancock Whitney and MidSouth acknowledges that the agreements contained in this Section 8.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the other party would not enter into this Agreement; accordingly, if MidSouth fails promptly to pay the amount due pursuant to this Section 8.2, and, in order to obtain such payment, Hancock Whitney commences a suit which results in a judgment against MidSouth for the Termination Fee or any portion thereof, MidSouth shall pay the costs and expenses of Hancock Whitney (including reasonable attorneys’ fees and expenses) in connection with such suit. In addition, if MidSouth fails to pay the amounts payable pursuant to this Section 8.2, then MidSouth shall pay interest on such overdue amounts (for the period commencing as of the date that such overdue amount was originally required to be paid and ending on the date that such overdue amount is actually paid in full) at a rate per annum equal to the “prime rate” (as announced by JPMorgan Chase & Co. or any successor thereto) in effect on the date on which such payment was required to be made for the period commencing as of the date that such overdue amount was originally required to be paid. The amounts payable by MidSouth pursuant to Section 8.2(b) constitute liquidated damages and not a penalty, and, except in the case of fraud or willful and material breach, shall be the sole monetary remedy of Hancock Whitney in the event of a termination of this Agreement specified in such section.

ARTICLE IX

GENERAL PROVISIONS

9.1    Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this

Agreement (other than the Confidentiality Agreement, which shall survive in accordance with its terms) shall survive the Effective Time, except for Section 6.7 and for those other covenants and agreements contained herein and therein which by their terms apply or are to be performed in whole or in part after the Effective Time.

9.2    Amendment. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of MidSouth; provided, however, that after the approval of this Agreement by the shareholders of MidSouth, there may not be, without further approval of such shareholders, any amendment of this Agreement that requires further approval under applicable law. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the parties in interest at the time of the amendment.

9.3    Extension; Waiver. At any time prior to the Effective Time, the parties hereto, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or satisfaction of any conditions contained herein; provided, however, that after approval of this Agreement by the shareholders of MidSouth, there may not be, without further approval of such shareholders, any extension or waiver of this Agreement or any portion thereof that requires further approval under applicable law. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

9.4    Expenses. Except (a) with respect to costs and expenses of printing and mailing the Proxy Statement and all filing and other fees paid to the SEC in connection with the Merger, which shall be borne equally by Hancock Whitney and MidSouth and (b) as otherwise provided in Section 8.2, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

9.5    Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile or e-mail, upon confirmation of receipt, (b) on the first (1st) Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth (5th) Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

if to MidSouth, to:

MidSouth Bancorp, Inc.

102 Versailles Boulevard

Lafayette, Louisiana 70501

Attention:        James R. McLemore

Email:              jim.mclemore@midsouthbank.com

With a copy (which shall not constitute notice) to:

Troutman Sanders LLP

600 Peachtree Street NE

Suite 3000

Atlanta, Georgia 30308

Attention:        Brad R. Resweber

Email:              brad.resweber@troutman.com

and

if to Hancock Whitney, to:

Hancock Whitney Corporation

Hancock Whitney Plaza

2510 14th Street

Gulfport, Mississippi 39501

Attention:        Michael M. Achary, Chief Financial Officer

Joy Lambert Phillips, General Counsel

Email:              michael.achary@hancockwhitney.com

joy.phillips@hancockwhitney.com

With a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attention:        Nicholas G. Demmo

Email:              NGDemmo@WLRK.com

9.6    Interpretation. The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” References to “the date hereof” shall mean the date of this Agreement. As used in this Agreement, the “knowledge” of MidSouth means the actual knowledge of any of the officers of MidSouth listed on Section 9.6 of the MidSouth Disclosure Schedule, and the “knowledge” of Hancock Whitney means the actual knowledge of any of the officers of Hancock Whitney listed on Section 9.6 of the Hancock Whitney Disclosure Schedule. As used herein, (a) “Business Day” means any day other than a Saturday, a Sunday or a day on which banks in New York, New York, Lafayette, Louisiana or Gulfport, Mississippi are authorized by law or executive order to be closed, (b) the term “person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature, (c) an “affiliate” of a specified person is any person that directly or indirectly controls, is controlled by, or is under common control with, such specified person and (d) the term “made available” means any document or other information that was (i) provided by one party or its representatives to the other party and its representatives prior to the date hereof, (ii) included in the virtual data room of a party prior to the date hereof or (iii) filed by a party with the SEC and publicly available on EDGAR prior to the date hereof. The MidSouth Disclosure Schedule and the Hancock Whitney Disclosure Schedule, as well as all other schedules and all exhibits hereto, shall be deemed part of this Agreement and included in any reference to this Agreement. All references to “dollars” or “$” in this Agreement are to United States dollars. This Agreement shall not be interpreted or construed to require any person to take any action, or fail to take any action, if to do so would violate any applicable law.

9.7    Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile or other electronic means), all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

9.8    Entire Agreement. This Agreement (including the documents and the instruments referred to herein) together with the Confidentiality Agreement constitutes the entire agreement among the parties and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

9.9    Governing Law; Jurisdiction.

(a)    This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law (except that matters relating to the fiduciary duties of the Board of Directors of MidSouth shall be subject to the laws of the State of Louisiana and matters relating to the fiduciary duties of the Board of Directors of Hancock Whitney shall be subject to the laws of the State of Mississippi).

(b)    Each party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in any federal or state court of competent jurisdiction located in the State of Delaware (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 9.5.

9.10    Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY SUIT, ACTION OR OTHER PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10.

9.11    Assignment; Third-Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise specifically provided in Section 6.7, which is intended to benefit each MidSouth Indemnified Party and his or her heir and representatives, this Agreement (including the documents and instruments referred to herein) is not intended to and does not confer upon any person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance herewith without notice or liability to any other person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, persons other than the parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date. Except as provided in Section 6.7, notwithstanding any other provision in this Agreement to the contrary, no consent, approval or agreement of any third-party beneficiary will be required to amend, modify or waive any provision of this Agreement.

9.12    Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Accordingly, the parties shall be entitled to specific performance of the terms of this Agreement, including an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof (including the parties’ obligation to consummate the Merger), in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security or a bond as a prerequisite to obtaining equitable relief.

9.13    Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.

9.14    Delivery by Facsimile or Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation of a contract and each party hereto forever waives any such defense.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

HANCOCK WHITNEY CORPORATION

By:	/s/ Michael M. Achary
Name: Michael M. Achary
Title: Senior Executive Vice President & Chief Financial Officer

MIDSOUTH BANCORP, INC.

By:	/s/ James R. McLemore
Name: James R. McLemore
Title: President and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

ANNEX B – Form of Voting and Support Agreement (Non-Director Shareholders)

This VOTING AND SUPPORT AGREEMENT, dated as of April 30, 2019 (this “Agreement”), is by and between Hancock Whitney Corporation, a Mississippi corporation (“Hancock Whitney”), and the undersigned shareholder (the “Shareholder”) of MidSouth Bancorp, Inc., a Louisiana corporation (“MidSouth”). Capitalized terms used herein and not defined shall have the meanings specified in the Merger Agreement (as defined below).

WHEREAS, concurrently with the execution and delivery of this Agreement, Hancock Whitney and MidSouth are entering into an Agreement and Plan of Merger (as the same may be amended, supplement or modified, the “Merger Agreement”) pursuant to which, on the terms and subject to the conditions set forth therein, (a) MidSouth will merge with and into Hancock Whitney (the “Merger”), with Hancock Whitney being the surviving corporation in the Merger and (b) at the Effective Time, the shares of common stock, par value $0.10 per share, of MidSouth (“MidSouth Common Stock”) issued and outstanding immediately prior to the Effective Time (other than certain shares of MidSouth Common Stock held by MidSouth or Hancock Whitney) will, without any further action on the part of the holder thereof, be automatically converted into the right to receive the Merger Consideration as set forth in the Merger Agreement;

WHEREAS, as of the date hereof, the Shareholder is the record or beneficial owner of, has the sole right to dispose of, and has the right to vote the number of shares of MidSouth Common Stock set forth below the Shareholder’s signature on the signature page hereto (all such MidSouth Common Stock, together with any other capital stock of MidSouth acquired by the Shareholder after the execution of this Agreement, whether acquired directly or indirectly, upon the exercise of options, conversion of convertible securities or otherwise, and any other securities issued by MidSouth that are entitled to vote on the approval of the Merger Agreement held or acquired by the Shareholder (whether acquired heretofore or hereafter), being collectively referred to herein as the “Shares”);

WHEREAS, receiving the Requisite MidSouth Vote is a condition to the consummation of the transactions contemplated by the Merger Agreement; and

WHEREAS, as an inducement to Hancock Whitney to enter into the Merger Agreement and incur the obligations therein, Hancock Whitney has required that certain shareholders of the MidSouth, including the Shareholder, enter into this Agreement or a similar agreement, and the Shareholder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

Section 1.    Agreement to Vote; Restrictions on Voting and Transfers.

(a)    Agreement to Vote the Shares. The Shareholder hereby agrees that from the date hereof until the Expiration Time (as defined below), at any meeting (whether annual or special and any adjournment or postponement thereof) of MidSouth’s shareholders, however called, the Shareholder will (i) appear at such meeting or otherwise cause all of the Shares to be counted as present thereat for purposes of calculating a quorum and (ii) vote or cause to be voted all of the Shares, (A) in favor of the approval of the Merger Agreement and the other transactions contemplated by the Merger Agreement, (B) in favor of any proposal to adjourn or postpone such meeting of MidSouth’s shareholders to a later date if there are not sufficient votes to approve the Merger Agreement, (C) against any Acquisition Proposal without regard to the terms of such Acquisition Proposal, or other proposal made in opposition to or that is otherwise in competition or inconsistent with the transactions contemplated by the Merger Agreement, (D) against any agreement, amendment of any agreement or organizational document (including MidSouth Articles and MidSouth Bylaws), or any other action that is intended or would prevent, impede, or interfere with, delay, postpone or discourage any of the transactions contemplated by the Merger Agreement and (E) against any action, agreement, transaction or proposal that would result in a breach of any representation, warranty, covenant, agreement or other obligation of MidSouth in the Merger Agreement.

(b)    Restrictions on Transfers. The Shareholder hereby agrees that, from the date hereof until the earlier of the receipt of the Requisite MidSouth Vote or the Expiration Time, the Shareholder shall not, directly or indirectly, sell, offer to sell, give, tender in any tender or exchange offer, pledge, grant a security interest in, encumber, assign, grant any option for the sale of or otherwise transfer or dispose of any Shares, or enter into any agreement, arrangement or understanding to take any of the foregoing actions (each, a “Transfer”) other than (i) any Transfer to its affiliates (as defined in the Merger Agreement); provided that as a condition to such Transfer to an affiliate of the Shareholder, such affiliate shall execute a joinder to this Agreement pursuant to which such affiliate agrees to become a party to and comply with the terms of this Agreement as if it were the Shareholder; provided, further, that the Shareholder shall remain jointly and severally liable for the breaches by any of its affiliates of the terms hereof and (ii) any Transfer to an unaffiliated third party; provided that as a condition to such Transfer, such transferee shall execute a joinder to this Agreement, in a form reasonably approved by Hancock Whitney in good faith, pursuant to which such third party agrees to become a party to and comply with the terms of this Agreement as if it were the Shareholder. Any Transfer in violation of this Section 1 shall be null and void. The Shareholder further agrees to authorize and request MidSouth to notify MidSouth’s transfer agent that there is a stop transfer order with respect to all of the Shares and that this Agreement places limits on the voting and Transfer of the Shares. Notwithstanding the foregoing, the Shareholder shall be permitted to engage in hedging transactions or swap transactions so long as such Shareholder retains the voting power with respect to the Shares.

(c)    Transfer of Voting Rights. The Shareholder hereby agrees that the Shareholder shall not deposit any Shares in a voting trust, grant any proxy or power of attorney or enter into any voting agreement or similar agreement or arrangement in contravention of the obligations of the Shareholder under this Agreement with respect to any of the Shares owned by the Shareholder.

(d)    Acquired Shares. Any Shares or other voting securities of MidSouth with respect to which beneficial ownership is acquired by the Shareholder or any of its affiliates, including, without limitation, by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such Shares or upon exercise or conversion of any securities of MidSouth, if any, after the execution hereof (in each case, a “Share Acquisition”) shall automatically become subject to the terms of this Agreement and shall become “Shares” for all purposes hereof. If any affiliate of the Shareholder acquires Shares by way of a Share Acquisition, the Shareholder shall cause such affiliate to comply with the terms of this Agreement applicable to a “Shareholder” and the Shareholder shall be jointly and severally liable for the breaches by any of its affiliates of the terms hereof.

(e)    No Inconsistent Agreements. The Shareholder hereby agrees that it shall not enter into any agreement, contract or understanding with any person prior to the termination of this Agreement in accordance with its terms, directly or indirectly, to vote, grant a proxy or power of attorney or give instructions with respect to the voting of the Shares in any manner which is inconsistent with this Agreement.

Section 2.    Non-Solicit. Except as contemplated by this Agreement, the Shareholder shall not, and shall not authorize or permit its controlled affiliates and each of its respective officers, directors, members, partners, employees and other Representatives not to, directly or indirectly, (a) solicit, initiate, knowingly encourage (including by providing information or assistance) or knowingly facilitate any inquiries, proposals or offers with respect to, or the making or completion of, any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal, (b) provide or cause to be provided any non-public information or data relating to MidSouth, or have any discussions with, any person relating to an actual or proposed Acquisition

Proposal (except to disclose the existence of the provisions of this Section 2), (c) engage in any discussions or negotiations concerning an Acquisition Proposal (provided that the Shareholder may refer any such person to the provisions of this Section 2) or otherwise take any action to encourage or knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal, (d) approve, recommend, agree to or accept, or propose publicly to approve, recommend, agree to or accept, any Acquisition Proposal, (e) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in the Exchange Act) with respect to an Acquisition Proposal or otherwise encourage or assist any person in taking or planning any action that would reasonably be expected to compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger and the other transactions contemplated by the Merger Agreement in accordance with the terms of the Merger Agreement, (f) initiate a shareholders’ vote or action by consent of MidSouth’s shareholders with respect to an Acquisition Proposal, (g) become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of MidSouth that takes, or intends to take, any action in support of an Acquisition Proposal or (h) approve, endorse or recommend, agree to or accept, or propose to approve, endorse, recommend, agree to or accept, or execute or enter into, any letter of intent, agreement in principle, merger agreement, investment agreement, acquisition agreement, option agreement or other similar agreement related to any Acquisition Proposal. Notwithstanding the foregoing, nothing in this Section 2 shall prohibit a member of the Board of Directors of MidSouth (or any committee thereof) in his or her capacity as such from taking actions that are expressly permitted by Sections 6.3 or 6.11 of the Merger Agreement.

Section 3.    Representations, Warranties and Support Covenants of the Shareholder.

(a)    Representations and Warranties. The Shareholder represents and warrants to Hancock Whitney as follows:

(i)    Power and Authority; Consents. The Shareholder has all requisite power and authority to enter into and perform its obligations under this Agreement. No filing with, and no permit, authorization, consent or approval of, any Governmental Entity (other than any required filing under Section 13 or Section 16 under the Exchange Act, filings or consents contemplated by the Merger Agreement or any filings or consents that, if not obtained, made or given, individually or in the aggregate, would not reasonable be expected to (x) impair in any material respect the ability of the Shareholder to perform its obligations under this Agreement or (y) prevent or materially impede or delay the consummation of any transaction contemplated by this Agreement) is necessary on the part of the Shareholder for the execution, delivery and performance of this Agreement by the Shareholder or the consummation by the Shareholder of the transactions contemplated hereby.

(ii)    Due Authorization. This Agreement has been duly executed and delivered by the Shareholder and the execution, delivery and performance of this Agreement by the Shareholder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Shareholder.

(iii)    Binding Agreement. Assuming the due authorization, execution and delivery of this Agreement by Hancock Whitney, this Agreement constitutes the valid and binding agreement of the Shareholder, enforceable against the Shareholder in accordance with its terms (except in all cases as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies).

(iv)    Non-Contravention. The execution and delivery of this Agreement by the Shareholder does not, and the performance by the Shareholder of its obligations hereunder and the consummation by the Shareholder of the transactions contemplated hereby will not, violate or conflict with, or constitute a default under, any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which the Shareholder is a party or by which the Shareholder or its property or assets is bound, or any statute, rule or regulation to which the Shareholder or its property or assets is subject, other than any such violations, conflicts or defaults that, individually or in the aggregate, would not reasonable be expected to (x) impair in any material respect the ability of the Shareholder to perform its obligations under this Agreement or (y) prevent or materially impede or delay the consummation of the transactions contemplated by this Agreement. Except for this Agreement, the Shareholder is not, and no affiliate of the Shareholder is, a party to any voting agreement, voting trust or any other contract with respect to the voting, transfer or ownership of any Shares. The Shareholder has not appointed or granted a proxy or power of attorney to any person with respect to any Shares.

(v)    Ownership of Shares. Except for (1) restrictions in favor of Hancock Whitney pursuant to this Agreement, (2) transfer restrictions of general applicability as may be provided under the Securities Act of 1933, as amended, (3) the “blue sky” laws of the various States of the United States and (4) customary encumbrances pursuant to the terms of any custody or similar agreement applicable to Shares held in brokerage accounts (and which, for the avoidance of doubt, do not limit the ability of the Shareholder to vote the Shares), the Shareholder beneficially owns as of the date hereof all of the Shares free and clear of any proxy, voting restriction, adverse claim, security interest, or other lien, and has the voting power and the power of disposition with respect to the Shares with no restrictions on the Shareholder’s rights of voting or disposition pertaining thereto, and no person other than the Shareholder and its controlling affiliates has any right to direct or approve the voting or disposition of any of the Shares. As of the date hereof, the number of the Shares is set forth below the Shareholder’s signature on the signature page hereto.

(vi)    Legal Actions. There is no action, suit, investigation, complaint or other proceeding pending against the Shareholder or, to the knowledge of the Shareholder, any other person or, to the knowledge of the Shareholder, threatened against the Shareholder or any other person that would reasonably be expected to restrict or prohibit the exercise by Hancock Whitney of its rights under this Agreement or the performance by the Shareholder of its obligations under this Agreement.

(vii)    Reliance. The Shareholder understands and acknowledges that Hancock Whitney is entering into the Merger Agreement in reliance upon such Shareholder’s execution and delivery of this Agreement and the representations and warranties of such Shareholder contained herein.

(b)    Representations and Warranties. Hancock Whitney represents and warrants to the Shareholder as follows:

(i)    Power and Authority; Consents. Hancock Whitney is duly organized and validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to enter into and perform its obligations under this Agreement. No filing with, and no permit, authorization, consent or approval of, any Governmental Entity (other than any filings or consents contemplated by the Merger Agreement or any filings or consents that, if not obtained, made or given, individually or in the aggregate, would not reasonable be expected to (x) impair in any material respect the ability of Hancock Whitney to perform its obligations under this Agreement or (y) prevent or materially impede or delay the consummation of any transaction contemplated by this Agreement) is necessary on the part of Hancock Whitney for the execution, delivery and performance of this Agreement by Hancock Whitney or the consummation by Hancock Whitney of the transactions contemplated hereby.

(ii)    Due Authorization. This Agreement has been duly executed and delivered by Hancock Whitney and the execution, delivery and performance of this Agreement by Hancock Whitney and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Hancock Whitney.

(iii)    Binding Agreement. Assuming the due authorization, execution and delivery of this Agreement by Hancock Whitney, this Agreement constitutes the valid and binding agreement of Hancock Whitney, enforceable against Hancock Whitney in accordance with its terms (except in all cases as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies).

(iv)    Non-Contravention. The execution and delivery of this Agreement by Hancock Whitney does not, and the performance by Hancock Whitney of its obligations hereunder and the consummation by Hancock Whitney of the transactions contemplated hereby will not, violate or conflict with, or constitute a default under, (i) any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which Hancock Whitney is a party or by which Hancock Whitney or its property or assets is bound, or any statute, rule or regulation to which Hancock Whitney or its property or assets is subject or (ii) any charter, bylaw, partnership agreement, limited liability company agreement or other organizational document of Hancock Whitney other than any such violations, conflicts or defaults that, individually or in the aggregate, would not reasonable be expected to (x) impair in any material respect the ability of Hancock Whitney to perform its obligations under this Agreement or (y) prevent or materially impede or delay the consummation of the transactions contemplated by this Agreement.

(v)    Legal Actions. There is no action, suit, investigation, complaint or other proceeding pending against Hancock Whitney or, to the knowledge of Hancock Whitney, any other person or, to the knowledge of Hancock Whitney, threatened against Hancock Whitney or any other person that would reasonably be expected to restrict or prohibit the exercise by the Shareholder of its rights under this Agreement or the performance of Hancock Whitney’s obligations under this Agreement.

(c)    Support Covenants. From the date hereof until the Expiration Time:

(i)    The Shareholder agrees not to take any action that would make any of its representations and warranties herein untrue or that would have the effect of preventing, impeding, or, in any material respect, delaying or interfering with the performance by the Shareholder of its obligations under this Agreement or the ability of Hancock Whitney, MidSouth or any of their respective Subsidiaries to consummate the transactions contemplated by the Merger Agreement.

(ii)    The Shareholder hereby agrees to promptly notify Hancock Whitney of the number of Shares, if any, acquired in any Share Acquisition by the Shareholder after the execution hereof; provided that filings made by the Shareholder pursuant to Sections 13(d) and 16 of the Exchange Act shall constitute notice for purposes of this Section 3(b)(ii).

(iii)    The Shareholder hereby authorizes Hancock Whitney and MidSouth to publish and disclose in any announcement or disclosure required by applicable law and any periodic report or proxy statement filed in connection with the transactions contemplated by the Merger Agreement the Shareholder’s identity and ownership of the Shares and the nature of the Shareholder’s obligation under this Agreement.

(iv)    From time to time, at the reasonably request of Hancock Whitney and without further consideration, the Shareholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate and make effective the transactions contemplated by this Agreement.

Section 4.    Termination. This Agreement will terminate upon the termination of the Merger Agreement in accordance with its terms (the “Expiration Time”); provided this Section 4 and Section 5 shall survive the Expiration Time indefinitely; provided, further, that no such termination or expiration shall relieve any party hereto from any liability for any breach of this Agreement occurring prior to such termination.

Section 5.    Miscellaneous.

(a)    Shareholder Capacity. Notwithstanding anything herein to the contrary, Shareholder has entered into this Agreement solely in Shareholder’s capacity as the record or beneficial owner of the Shares and, if applicable, nothing herein shall prohibit, limit or restrict any actions taken or omitted to be taken at any time by

Shareholder in his or her capacity as an officer or member of the board of directors of MidSouth, including in exercising rights under the Merger Agreement or exercising his or her fiduciary duties as a director or officer to MidSouth, and no such actions or omissions shall be deemed a breach of this Agreement.

(b)    Expenses. All expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

(c)    Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, telecopied or emailed (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(i) If to Hancock Whitney, to:

Hancock Whitney Corporation

Hancock Whitney Plaza

2510 14th Street

Gulfport, Mississippi 39501

Attention:        Michael M. Achary, Chief Financial Officer

                         Joy Lambert Phillips, General Counsel

Email:             michael.achary@hancockwhitney.com

                         joy.phillips@hancockwhitney.com

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attention: Nicholas G. Demmo

Facsimile: (212) 403-2000

(ii)    If to the Shareholder, to the address of the Shareholder set forth below the Shareholder’s signature on the signature pages hereto.

(iii)    All such notices, requests and other communications shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. local time in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

(d)    Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated except by an instrument in writing signed by each of the parties hereto.

(e)    Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties hereto, except Hancock Whitney may, without the consent of any other party hereto, assign any of its rights and delegate any of its obligations under this Agreement to any affiliate of Hancock Whitney; provided, that any such assignment shall not relieve Hancock Whitney of any of its obligations hereunder. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

(f)    Third Party Beneficiaries. This Agreement is not intended to, and does not, confer upon any person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

(g)    No Partnership, Agency, or Joint Venture; No Ownership Interest. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties hereto. Nothing contained in this Agreement shall be deemed to vest in Hancock Whitney any direct or indirect ownership or incidence of ownership (whether beneficial ownership or otherwise) of or with respect to any Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to the Shareholder, and Hancock Whitney shall have no authority to direct the Shareholder in the voting or disposition of any of the Shares, except as otherwise provided herein.

(h)    Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto relating to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

(i)    Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.

(j)    Specific Performance; Remedies Cumulative. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed by any party in accordance with the terms hereof and, accordingly, that each party shall be entitled to seek an injunction or injunctions to prevent breaches or threatened breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which such party may be entitled at law or in equity. Each party hereby further waives (i) any defense in any action for specific performance that a remedy at law would be adequate and (ii) any requirement under any law to post security or a bond as a prerequisite to obtaining equitable relief.

(k)    No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

(l)    Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to any applicable conflicts of law principles.

(m)    Submission to Jurisdiction. Each party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in any federal or state court sitting in the State of Delaware (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 5(c).

(n)    Waiver of Jury Trial. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW AT THE TIME OF INSTITUTION OF THE APPLICABLE LITIGATION, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5(n).

(o)    Drafting and Representation. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(p)    Name, Captions, Gender. Section headings of this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms.

(q)    Counterparts. This Agreement may be executed by facsimile or other electronic means and in any number of counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

HANCOCK WHITNEY CORPORATION

By:
Name:
Title:

[Signature Page to Voting and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

SHAREHOLDER:

[●]

By:
Name:
Title:

Number of shares of MidSouth Common
Stock:

Address:

[Signature Page to Voting and Support Agreement]

ANNEX C – Form of Voting and Support Agreement (Directors)

This VOTING AND SUPPORT AGREEMENT, dated as of April 30, 2019 (this “Agreement”), is by and between Hancock Whitney Corporation, a Mississippi corporation (“Hancock Whitney”), and the undersigned shareholder (the “Shareholder”) of MidSouth Bancorp, Inc., a Louisiana corporation (“MidSouth”). Capitalized terms used herein and not defined shall have the meanings specified in the Merger Agreement (as defined below).

WHEREAS, concurrently with the execution and delivery of this Agreement, Hancock Whitney and MidSouth are entering into an Agreement and Plan of Merger (as the same may be amended, supplement or modified, the “Merger Agreement”) pursuant to which, on the terms and subject to the conditions set forth therein, (a) MidSouth will merge with and into Hancock Whitney (the “Merger”), with Hancock Whitney being the surviving corporation in the Merger and (b) at the Effective Time, the shares of common stock, par value $0.10 per share, of MidSouth (“MidSouth Common Stock”) issued and outstanding immediately prior to the Effective Time (other than certain shares of MidSouth Common Stock held by MidSouth or Hancock Whitney) will, without any further action on the part of the holder thereof, be automatically converted into the right to receive the Merger Consideration as set forth in the Merger Agreement;

WHEREAS, as of the date hereof, the Shareholder is the record or beneficial owner of, has the sole right to dispose of, and has the right to vote the number of shares of MidSouth Common Stock set forth below the Shareholder’s signature on the signature page hereto (all such MidSouth Common Stock, together with any other capital stock of MidSouth acquired by the Shareholder after the execution of this Agreement, whether acquired directly or indirectly, upon the exercise of options, conversion of convertible securities or otherwise, and any other securities issued by MidSouth that are entitled to vote on the approval of the Merger Agreement held or acquired by the Shareholder (whether acquired heretofore or hereafter), being collectively referred to herein as the “Shares”);

WHEREAS, receiving the Requisite MidSouth Vote is a condition to the consummation of the transactions contemplated by the Merger Agreement; and

WHEREAS, as an inducement to Hancock Whitney to enter into the Merger Agreement and incur the obligations therein, Hancock Whitney has required that certain shareholders of the MidSouth, including the Shareholder, enter into this Agreement or a similar agreement, and the Shareholder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

Section 1.    Agreement to Vote; Restrictions on Voting and Transfers.

(a)    Agreement to Vote the Shares. The Shareholder hereby agrees that from the date hereof until the Expiration Time (as defined below), at any meeting (whether annual or special and any adjournment or postponement thereof) of MidSouth’s shareholders, however called, the Shareholder will (i) appear at such meeting or otherwise cause all of the Shares to be counted as present thereat for purposes of calculating a quorum and (ii) vote or cause to be voted all of the Shares, (A) in favor of the approval of the Merger Agreement and the other transactions contemplated by the Merger Agreement, (B) in favor of any proposal to adjourn or postpone such meeting of MidSouth’s shareholders to a later date if there are not sufficient votes to approve the Merger Agreement, (C) against any Acquisition Proposal without regard to the terms of such Acquisition Proposal, or other proposal made in opposition to or that is otherwise in competition or inconsistent with the transactions contemplated by the Merger Agreement, (D) against any agreement, amendment of any agreement or organizational document (including MidSouth Articles and MidSouth Bylaws), or any other action that is intended or would prevent, impede, or interfere with, delay, postpone or discourage any of the transactions contemplated by the Merger Agreement and (E) against any action, agreement, transaction or proposal that would result in a breach of any representation, warranty, covenant, agreement or other obligation of MidSouth in the Merger Agreement; provided, that in each case, the Merger Agreement shall not have been amended or modified without the Shareholder’s consent (i) to decrease the Merger Consideration payable to the shareholders of MidSouth pursuant to the Merger Agreement in effect on the date of this Agreement, (ii) to change the form of Merger Consideration payable to the shareholders of MidSouth pursuant to the Merger Agreement in effect on the date of this Agreement, or (iii) that otherwise affects the Shareholder in a manner materially adverse to such Shareholder; provided, further, that in the event that the Board of Directors of MidSouth (x) has submitted the Merger Agreement to the shareholders of MidSouth without a recommendation in favor of the Merger Agreement, or (y) has submitted the Merger Agreement to the shareholders of MidSouth with a recommendation in favor of the Merger Agreement but subsequently withdraws a recommendation in favor of the Merger Agreement, the Shareholder shall be released from its obligations under this Section 1 unless and until such time as the Board of Directors of MidSouth recommends that the shareholders of MidSouth approve the Merger Agreement.

(b)    Restrictions on Transfers. The Shareholder hereby agrees that, from the date hereof until the earlier of the receipt of the Requisite MidSouth Vote or the Expiration Time, the Shareholder shall not, directly or indirectly, sell, offer to sell, give, tender in any tender or exchange offer, pledge, grant a security interest in, encumber, assign, grant any option for the sale of or otherwise transfer or dispose of any Shares, or enter into any agreement, arrangement or understanding to take any of the foregoing actions (each, a “Transfer”) other than (i) any Transfer to its affiliates (as defined in the Merger Agreement); provided that as a condition to such Transfer to an affiliate of the Shareholder, such affiliate shall execute a joinder to this Agreement pursuant to which such affiliate agrees to become a party to and comply with the terms of this Agreement as if it were the Shareholder; provided, further, that the Shareholder shall remain jointly and severally liable for the breaches by any of its affiliates of the terms hereof and (ii) any Transfer to an unaffiliated third party; provided that as a condition to such Transfer, such transferee shall execute a joinder to this Agreement, in a form reasonably approved by Hancock Whitney in good faith, pursuant to which such third party agrees to become a party to and comply with the terms of this Agreement as if it were the Shareholder. Any Transfer in violation of this Section 1 shall be null and void. The Shareholder further agrees to authorize and request MidSouth to notify MidSouth’s transfer agent that there is a stop transfer order with respect to all of the Shares and that this Agreement places limits on the voting and Transfer of the Shares. Notwithstanding the foregoing, the Shareholder shall be permitted to engage in hedging transactions or swap transactions so long as such Shareholder retains the voting power with respect to the Shares.

(c)    Transfer of Voting Rights. The Shareholder hereby agrees that the Shareholder shall not deposit any Shares in a voting trust, grant any proxy or power of attorney or enter into any voting agreement or similar agreement or arrangement in contravention of the obligations of the Shareholder under this Agreement with respect to any of the Shares owned by the Shareholder.

(d)    Acquired Shares. Any Shares or other voting securities of MidSouth with respect to which beneficial ownership is acquired by the Shareholder or any of its affiliates, including, without limitation, by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such Shares or upon exercise or conversion of any securities of MidSouth, if any, after the execution hereof (in each case, a “Share Acquisition”) shall automatically become subject to the terms of this Agreement and shall become “Shares” for all purposes hereof. If any affiliate of the Shareholder acquires Shares by way of a Share Acquisition, the Shareholder shall cause such affiliate to comply with the terms of this Agreement applicable to a “Shareholder” and the Shareholder shall be jointly and severally liable for the breaches by any of its affiliates of the terms hereof.

(e)    No Inconsistent Agreements. The Shareholder hereby agrees that it shall not enter into any agreement, contract or understanding with any person prior to the termination of this Agreement in accordance with its terms, directly or indirectly, to vote, grant a proxy or power of attorney or give instructions with respect to the voting of the Shares in any manner which is inconsistent with this Agreement.

Section 2.    Non-Solicit. Except as contemplated by this Agreement, the Shareholder shall not, and shall not authorize or permit its controlled affiliates and each of its respective officers, directors, members, partners, employees and other Representatives not to, directly or indirectly, (a) solicit, initiate, knowingly encourage (including by providing information or assistance) or knowingly facilitate any inquiries, proposals or offers with respect to, or the making or completion of, any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal, (b) provide or cause to be provided any non-public information or data relating to MidSouth, or have any discussions with, any person relating to an actual or proposed Acquisition Proposal (except to disclose the existence of the provisions of this Section 2), (c) engage in any discussions or negotiations concerning an Acquisition Proposal (provided that the Shareholder may refer any such person to the provisions of this Section 2) or otherwise take any action to encourage or knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal, (d) approve, recommend, agree to or accept, or propose publicly to approve, recommend, agree to or accept, any Acquisition Proposal, (e) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in the Exchange Act) with respect to an Acquisition Proposal or otherwise encourage or assist any person in taking or planning any action that would reasonably be expected to compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger and the other transactions contemplated by the Merger Agreement in accordance with the terms of the Merger Agreement, (f) initiate a shareholders’ vote or action by consent of MidSouth’s shareholders with respect to an Acquisition Proposal, (g) become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of MidSouth that takes, or intends to take, any action in support of an Acquisition Proposal or (h) approve, endorse or recommend, agree to or accept, or propose to approve, endorse, recommend, agree to or accept, or execute or enter into, any letter of intent, agreement in principle, merger agreement, investment agreement, acquisition agreement, option agreement or other similar agreement related to any Acquisition Proposal. Notwithstanding anything in this Agreement to the contrary, the Shareholder, directly or indirectly through one or more of its Representatives, may engage in the actions referred to in clauses (b)-(c) of this Section 2 with any person to the same extent that MidSouth is permitted to engage in such actions with such person in accordance with the provisions of the Merger Agreement, in each case subject to the restrictions and limitations set forth in Section 6.11 of the Merger Agreement.

Section 3.    Representations, Warranties and Support Covenants of the Shareholder.

(a)    Representations and Warranties. The Shareholder represents and warrants to Hancock Whitney as follows:

(i)    Power and Authority; Consents. The Shareholder is duly organized and validly existing and in good standing (except, in the case of good standing, if Shareholder is organized under the laws of a jurisdiction that does not recognize such concept) under the laws of the jurisdiction of its formation and has all requisite power and authority to enter into and perform its obligations under this Agreement. No filing with, and no permit, authorization, consent or approval of, any Governmental Entity (other than any required filing under Section 13 or Section 16 under the Exchange Act, filings or consents contemplated by the Merger Agreement or any filings or consents that, if not obtained, made or given, individually or in the aggregate, would not reasonable be expected to (x) impair in any material respect the ability of the Shareholder to perform its obligations under this Agreement or (y) prevent or materially impede or delay the consummation of any transaction contemplated by this Agreement) is necessary on the part of the Shareholder for the execution, delivery and performance of this Agreement by the Shareholder or the consummation by the Shareholder of the transactions contemplated hereby.

(ii)    Due Authorization. This Agreement has been duly executed and delivered by the Shareholder and the execution, delivery and performance of this Agreement by the Shareholder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Shareholder.

(iii)    Binding Agreement. Assuming the due authorization, execution and delivery of this Agreement by Hancock Whitney, this Agreement constitutes the valid and binding agreement of the Shareholder, enforceable against the Shareholder in accordance with its terms (except in all cases as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies).

(iv)    Non-Contravention. The execution and delivery of this Agreement by the Shareholder does not, and the performance by the Shareholder of its obligations hereunder and the consummation by the Shareholder of the transactions contemplated hereby will not, violate or conflict with, or constitute a default under, (i) any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which the Shareholder is a party or by which the Shareholder or its property or assets is bound, or any statute, rule or regulation to which the Shareholder or its property or assets is subject or (ii) any charter, bylaw, partnership agreement, limited liability company agreement or other organizational document of the Shareholder other than any such violations, conflicts or defaults that, individually or in the aggregate, would not reasonable be expected to (x) impair in any material respect the ability of the Shareholder to perform its obligations under this Agreement or (y) prevent or materially impede or delay the consummation of the transactions contemplated by this Agreement. Except for this Agreement and the Observer Rights Agreement, dated as of October 26, 2018, between MidSouth and the Shareholder (the “Observer Rights Agreement”), the Shareholder is not, and no affiliate of the Shareholder is, a party to any voting agreement, voting trust or any other contract with respect to the voting, transfer or ownership of any Shares. The Shareholder has not appointed or granted a proxy or power of attorney to any person with respect to any Shares.

(v)    Ownership of Shares. Except for (1) restrictions in favor of Hancock Whitney pursuant to this Agreement, (2) transfer restrictions of general applicability as may be provided under the Securities Act of 1933, as amended, (3) the “blue sky” laws of the various States of the United States and (4) customary encumbrances pursuant to the terms of any custody or similar agreement applicable to Shares held in brokerage accounts (and which, for the avoidance of doubt, do not limit the ability of the Shareholder to vote the Shares), the Shareholder beneficially owns as of the date hereof all of the Shares free and clear of any proxy, voting restriction, adverse claim, security interest, or other lien, and has the voting power and the power of disposition with respect to the Shares with no restrictions on the Shareholder’s rights of voting or disposition pertaining thereto, and no person other than the Shareholder and its controlling affiliates has any right to direct or approve the voting or disposition of any of the Shares. As of the date hereof, the number of the Shares is set forth below the Shareholder’s signature on the signature page hereto.

(vi)    Legal Actions. There is no action, suit, investigation, complaint or other proceeding pending against the Shareholder or, to the knowledge of the Shareholder, any other person or, to the knowledge of the Shareholder, threatened against the Shareholder or any other person that would reasonably be expected to restrict or prohibit the exercise by Hancock Whitney of its rights under this Agreement or the performance by the Shareholder of its obligations under this Agreement.

(vii)    Reliance. The Shareholder understands and acknowledges that Hancock Whitney is entering into the Merger Agreement in reliance upon such Shareholder’s execution and delivery of this Agreement and the representations and warranties of such Shareholder contained herein.

(b)    Representations and Warranties. Hancock Whitney represents and warrants to the Shareholder as follows:

(i)    Power and Authority; Consents. Hancock Whitney is duly organized and validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to enter into and perform its obligations under this Agreement. No filing with, and no permit, authorization, consent or approval of, any Governmental Entity (other than any filings or consents contemplated by the Merger Agreement or any filings or consents that, if not obtained, made or given, individually or in the aggregate, would not reasonable be expected to (x) impair in any material respect the ability of Hancock Whitney to perform its obligations under this Agreement or (y) prevent or materially impede or delay the consummation of any transaction contemplated by this Agreement) is necessary on the part of Hancock Whitney for the execution, delivery and performance of this Agreement by Hancock Whitney or the consummation by Hancock Whitney of the transactions contemplated hereby.

(ii)    Due Authorization. This Agreement has been duly executed and delivered by Hancock Whitney and the execution, delivery and performance of this Agreement by Hancock Whitney and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Hancock Whitney.

(iii)    Binding Agreement. Assuming the due authorization, execution and delivery of this Agreement by Hancock Whitney, this Agreement constitutes the valid and binding agreement of Hancock Whitney, enforceable against Hancock Whitney in accordance with its terms (except in all cases as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies).

(iv)    Non-Contravention. The execution and delivery of this Agreement by Hancock Whitney does not, and the performance by Hancock Whitney of its obligations hereunder and the consummation by Hancock Whitney of the transactions contemplated hereby will not, violate or conflict with, or constitute a default under, (i) any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which Hancock Whitney is a party or by which Hancock Whitney or its property or assets is bound, or any statute, rule or regulation to which Hancock Whitney or its property or assets is subject or (ii) any charter, bylaw, partnership agreement, limited liability company agreement or other organizational document of Hancock Whitney other than any such violations, conflicts or defaults that, individually or in the aggregate, would not reasonable be expected to (x) impair in any material respect the ability of Hancock Whitney to perform its obligations under this Agreement or (y) prevent or materially impede or delay the consummation of the transactions contemplated by this Agreement.

(v)    Legal Actions. There is no action, suit, investigation, complaint or other proceeding pending against Hancock Whitney or, to the knowledge of Hancock Whitney, any other person or, to the knowledge of Hancock Whitney, threatened against Hancock Whitney or any other person that would reasonably be expected to restrict or prohibit the exercise by the Shareholder of its rights under this Agreement or the performance of Hancock Whitney’s obligations under this Agreement.

(c)    Support Covenants. From the date hereof until the Expiration Time:

(i)    The Shareholder agrees not to take any action that would make any of its representations and warranties herein untrue or that would have the effect of preventing, impeding, or, in any material respect, delaying or interfering with the performance by the Shareholder of its obligations under this Agreement or the ability of Hancock Whitney, MidSouth or any of their respective Subsidiaries to consummate the transactions contemplated by the Merger Agreement.

(ii)    The Shareholder hereby agrees to promptly notify Hancock Whitney of the number of Shares, if any, acquired in any Share Acquisition by the Shareholder after the execution hereof; provided that filings made by the Shareholder pursuant to Sections 13(d) and 16 of the Exchange Act shall constitute notice for purposes of this Section 3(b)(ii).

(iii)    The Shareholder hereby authorizes Hancock Whitney and MidSouth to publish and disclose in any announcement or disclosure required by applicable law and any periodic report or proxy statement filed in connection with the transactions contemplated by the Merger Agreement the Shareholder’s identity and ownership of the Shares and the nature of the Shareholder’s obligation under this Agreement.

(iv)    From time to time, at the reasonably request of Hancock Whitney and without further consideration, the Shareholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate and make effective the transactions contemplated by this Agreement.

Section 4.    Termination of Observer Rights Agreement. The Shareholder agrees that, effective as of the Effective Time, the Observer Rights Agreement will automatically be terminated without any liability or obligation being imposed on Hancock Whitney or any of its Subsidiaries (including the Subsidiaries of the Surviving Company). In furtherance of the foregoing, effective as of the Effective Time, (i) the Shareholder for itself and on behalf of its affiliates and each of its and their respective successors and assigns hereby irrevocably, knowingly and voluntarily releases, discharges and forever waives and relinquishes all claims, demands, liabilities, defenses, affirmative defenses, setoffs, counterclaims, actions and causes of action of whatever kind or nature, whether known or unknown, which any such person has, may have or might have or may assert now or in the future, against MidSouth or any of its Subsidiaries and their respective successors (including Hancock Whitney), assigns, officers and directors, arising out of, based upon or resulting from the Observer Rights Agreement, whether known or unknown, and which occurred, existed, was taken, permitted or begun prior to the Effective Time and (ii) Hancock Whitney, for itself and on behalf of its affiliates (including MidSouth and its Subsidiaries) and each of its and their respective successors and assigns hereby irrevocably, knowingly and voluntarily releases, discharges and forever waives and relinquishes all claims, demands, liabilities, defenses, affirmative defenses, setoffs, counterclaims, actions and causes of action of whatever kind or nature, whether known or unknown, which any such person has, may have or might have or may assert now or in the future, against Shareholder and its affiliates and each of their respective successors assigns, officers and directors, arising out of, based upon or resulting from the Observer Rights Agreement, whether known or unknown, and which occurred, existed, was taken, permitted or begun prior to the Effective Time. Each such releasing party shall, and shall cause each of its affiliates to, refrain from, directly or indirectly, asserting any claim or demand or commencing, instituting or maintaining, or causing to be commenced, instituted or maintained any legal or arbitral proceeding of any kind against (x) MidSouth or any of its Subsidiaries and their respective successors (including Hancock Whitney), assigns, officers and directors or (y) Shareholder or any of its affiliates and their respective successors, assigns, officers and directors, as applicable, based upon any matter released pursuant to this Section 4.

Section 5.    Termination. This Agreement will terminate upon the earliest of (a) the conclusion of the meeting (whether annual or special and any adjournment or postponement thereof) of MidSouth’s shareholders at which MidSouth has obtained the Requisite MidSouth Vote, (b) the date of any amendment, waiver or modification of the Merger Agreement without the Shareholder’s prior written consent which has the effect of (1) decreasing the Merger Consideration payable to the shareholders of MidSouth pursuant to the Merger Agreement in effect on the date of this Agreement, (2) changing the form of the Merger Consideration payable to the shareholders of MidSouth pursuant to the Merger Agreement in effect on the date of this Agreement or (3) otherwise affecting the Shareholder in a manner materially adverse to such Shareholder and (c) the date of termination of the Merger Agreement in accordance with its terms (the “Expiration Time”); provided this Section 5 and Section 6 shall survive the Expiration Time indefinitely; provided, further, that no such termination or expiration shall relieve any party hereto from any liability for any breach of this Agreement occurring prior to such termination.

Section 6.    Miscellaneous.

(a)    Expenses. All expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

(b)    Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, telecopied or emailed (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(i) If to Hancock Whitney, to:

Hancock Whitney Corporation

Hancock Whitney Plaza

2510 14th Street

Gulfport, Mississippi 39501

Attention:    Michael M. Achary, Chief Financial Officer

                    Joy Lambert Phillips, General Counsel

Email:         michael.achary@hancockwhitney.com

                     joy.phillips@hancockwhitney.com

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attention: Nicholas G. Demmo

Facsimile: (212) 403-2000

(ii)    If to the Shareholder, to the address of the Shareholder set forth below the Shareholder’s signature on the signature pages hereto.

(iii)    All such notices, requests and other communications shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. local time in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

(c)    Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated except by an instrument in writing signed by each of the parties hereto.

(d)    Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties hereto, except Hancock Whitney may, without the consent of any other party hereto, assign any of its rights and delegate any of its obligations under this Agreement to any affiliate of Hancock Whitney; provided, that any such assignment shall not relieve Hancock Whitney of any of its obligations hereunder. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

(e)    Third Party Beneficiaries. This Agreement is not intended to, and does not, confer upon any person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

(f)    No Partnership, Agency, or Joint Venture; No Ownership Interest. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties hereto. Nothing contained in this Agreement shall be deemed to vest in Hancock Whitney any direct or indirect ownership or incidence of ownership (whether beneficial ownership or otherwise) of or with respect to any Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to the Shareholder, and Hancock Whitney shall have no authority to direct the Shareholder in the voting or disposition of any of the Shares, except as otherwise provided herein.

(g)    Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto relating to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

(h)    Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.

(i)    Specific Performance; Remedies Cumulative. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed by any party in accordance with the terms hereof and, accordingly, that each party shall be entitled to seek an injunction or injunctions to prevent breaches or threatened breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which such party may be entitled at law or in equity. Each party hereby further waives (i) any defense in any action for specific performance that a remedy at law would be adequate and (ii) any requirement under any law to post security or a bond as a prerequisite to obtaining equitable relief.

(j)    No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

(k)    Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to any applicable conflicts of law principles.

(l)    Submission to Jurisdiction. Each party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in any federal or state court sitting in the State of Delaware (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 6(b).

(m)    Waiver of Jury Trial. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY

IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW AT THE TIME OF INSTITUTION OF THE APPLICABLE LITIGATION, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6(m).

(n)    Other Shareholders. Hancock Whitney confirms that it is requiring other shareholders of MidSouth, including the other shareholder who has observation rights with respect to, the board of directors of MidSouth (such shareholders, the “Other Shareholders”), contemporaneously herewith, to enter into substantially similar agreements that are each either (i) no less favorable to Hancock Whitney than this Agreement or (ii) have been provided to the Shareholder prior to execution and delivery of this Agreement. In the event any provision in any of such agreements with any of the Other Shareholders (or any amendment thereto or waiver thereof) results in less stringent obligations upon such Other Shareholder than those imposed upon the Shareholder under this Agreement, or otherwise results in more favorable treatment of any such Other Shareholder as compared with the Shareholder’s treatment hereunder, such provision (or amendment thereto or waiver thereof, as applicable) shall be deemed to be incorporated herein, and Hancock Whitney shall make reasonable best efforts to reasonably promptly inform the Shareholder of such fact.

(o)    Drafting and Representation. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(p)    Name, Captions, Gender. Section headings of this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms.

(q)    Counterparts. This Agreement may be executed by facsimile or other electronic means and in any number of counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

HANCOCK WHITNEY CORPORATION

By:
Name:
Title:

[Signature Page to Voting and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

SHAREHOLDER:

[●]

By:
Name:
Title:

Number of shares of MidSouth Common
Stock:

Address:

[Signature Page to Voting and Support Agreement]

ANNEX D – Opinion of Sandler O’Neill & Partners, L.P.

April 29, 2019

Board of Directors

MidSouth Bancorp, Inc.

102 Versailles Boulevard

Lafayette, LA 70501

Ladies and Gentlemen:

MidSouth Bancorp, Inc. (“MidSouth”) and Hancock Whitney Corporation (“Hancock”) are proposing to enter into an Agreement and Plan of Merger (the “Agreement”) pursuant to which, on the Effective Date, MidSouth will merge with and into Hancock with Hancock as the surviving entity (the “Merger”). Pursuant to the terms and conditions of the Agreement, each share of MidSouth common stock, par value $0.10 per share (the “MidSouth Common Stock”), issued and outstanding as of the Effective Time, except for certain shares of MidSouth Common Stock as specified in the Agreement, will be converted into the right to receive 0.2952 shares of Hancock common stock, par value $3.33 per share (“Hancock Common Stock”) (the “Merger Consideration”). Capitalized terms used herein without definition shall have the meanings assigned to them in the Agreement. The terms and conditions of the Merger are more fully set forth in the Agreement. You have requested our opinion as to the fairness, from a financial point of view, of the Merger Consideration to the holders of MidSouth Common Stock.

Sandler O’Neill & Partners, L.P. (“Sandler O’Neill”, “we” or “our”), as part of its investment banking business, is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. In connection with this opinion, we have reviewed and considered, among other things: (i) a draft of the Agreement, dated April 29, 2019; (ii) certain publicly available financial statements and other historical financial information of MidSouth that we deemed relevant; (iii) certain preliminary financial information for MidSouth for the quarter ended March 31, 2019, as provided by the senior management of MidSouth; (iv) certain publicly available financial statements and other historical financial information of Hancock that we deemed relevant; (v) internal financial projections and estimated dividends per share for MidSouth for the years ending December 31, 2019 through December 31, 2023, as provided by the senior management of MidSouth; (vi) publicly available mean analyst earnings per share estimates for Hancock for the years ending December 31, 2019 and December 31, 2020, as well as a long-term earnings per share growth rate for the years thereafter and estimated dividends per share for the years ending December 31, 2019 through December 31, 2023, as provided by the senior management of Hancock; (vii) the pro forma financial impact of the Merger on Hancock based on certain assumptions relating to purchase accounting adjustments, cost savings and transaction expenses, as well as estimated pre-tax earnings for MidSouth for the years ending December 31, 2019 through December 31, 2023, as provided by the senior management of Hancock; (viii) the publicly reported historical price and trading activity for MidSouth Common Stock and Hancock Common Stock, including a comparison of certain stock market information for MidSouth Common Stock and Hancock Common Stock and certain stock indices as well as publicly available information for certain other similar companies, the securities of which are publicly traded; (ix) a comparison of certain financial information for MidSouth and

Hancock with similar financial institutions for which information is publicly available; (x) the financial terms of certain recent business combinations in the bank and thrift industry (on a nationwide basis), to the extent publicly available; (xi) the current market environment generally and the banking environment in particular; and (xii) such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant. We also discussed with certain members of the management of MidSouth and its representatives the business, financial condition, results of operations and prospects of MidSouth and held similar discussions with certain members of the management of Hancock and its representatives regarding the business, financial condition, results of operations and prospects of Hancock.

In performing our review, we have relied upon the accuracy and completeness of all of the financial and other information that was available to and reviewed by us from public sources, that was provided to us by MidSouth or Hancock or their respective representatives, or that was otherwise reviewed by us, and we have assumed such accuracy and completeness for purposes of rendering this opinion without any independent verification or investigation. We have relied on the assurances of the respective managements of MidSouth and Hancock that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading. We have not been asked to and have not undertaken an independent verification of any of such information and we do not assume any responsibility or liability for the accuracy or completeness thereof. We did not make an independent evaluation or perform an appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of MidSouth or Hancock or any of their respective subsidiaries, nor have we been furnished with any such evaluations or appraisals. We render no opinion or evaluation on the collectability of any assets or the future performance of any loans of MidSouth or Hancock. We did not make an independent evaluation of the adequacy of the allowance for loan losses of MidSouth or Hancock, or of the combined entity after the Merger, and we have not reviewed any individual credit files relating to MidSouth or Hancock. We have assumed, with your consent, that the respective allowances for loan losses for both MidSouth and Hancock are adequate to cover such losses and will be adequate on a pro forma basis for the combined entity.

In preparing its analyses, Sandler O’Neill used internal financial projections and estimated dividends per share for MidSouth for the years ending December 31, 2019 through December 31, 2023, as provided by the senior management of MidSouth. In addition, Sandler O’Neill used publicly available mean analyst earnings per share estimates for Hancock for the years ending December 31, 2019 and December 31, 2020, as well as a long-term earnings per share growth rate for the years thereafter and estimated dividends per share for the years ending December 31, 2019 through December 31, 2023, as provided by the senior management of Hancock. Sandler O’Neill also received and used in its pro forma analyses certain assumptions relating to purchase accounting adjustments, cost savings and transaction expenses, as well as estimated pre-tax earnings for MidSouth for the years ending December 31, 2019 through December 31, 2023, as provided by the senior management of Hancock. With respect to the foregoing information, the respective senior managements of MidSouth and Hancock confirmed to us that such information reflected (or, in the case of the publicly available mean analyst estimates referred to above, were consistent with) the best currently available projections, estimates and judgments of those respective managements as to the future financial performance of MidSouth and Hancock, respectively, and the other matters covered thereby, and we assumed that the future financial performance reflected in such information would be achieved. We express no opinion as to such information, or the assumptions on which such information is based. We have also assumed that there has been no material change in the respective assets, financial condition, results of operations, business or prospects of MidSouth or Hancock since the date of the most recent financial statements made available to us. We have assumed in all respects material to our analysis that MidSouth and Hancock will remain as going concerns for all periods relevant to our analysis.

We have also assumed, with your consent, that (i) each of the parties to the Agreement will comply in all material respects with all material terms and conditions of the Agreement and all related agreements, that all of the representations and warranties contained in such agreements are true and correct in all material respects, that each of the parties to such agreements will perform in all material respects all of the covenants and other obligations required to be performed by such party under such agreements and that the conditions precedent in such agreements are not and will not be waived, (ii) in the course of obtaining the necessary regulatory or third party approvals, consents and releases with respect to the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on MidSouth, Hancock, the Merger or any related transactions, and (iii) the Merger and any related transactions will be consummated in accordance with the terms of the Agreement without any waiver, modification or amendment of any material term, condition or agreement thereof and in compliance with all applicable laws and other requirements. Finally, with your consent, we have relied upon the advice that MidSouth has received from its legal, accounting and tax advisors as to all legal, accounting and tax matters relating to the Merger and the other transactions contemplated by the Agreement. We express no opinion as to any such matters.

Our opinion is necessarily based on financial, economic, regulatory, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect this opinion. We have not undertaken to update, revise, reaffirm or withdraw this opinion or otherwise comment upon events occurring after the date hereof. We express no opinion as to the trading value of MidSouth Common Stock or Hancock Common Stock at any time or what the value of Hancock Common Stock will be once it is actually received by the holders of MidSouth Common Stock.

We have acted as MidSouth’s financial advisor in connection with the Merger and will receive a fee for our services, which fee is contingent upon closing of the Merger. We will also receive a fee for rendering this opinion, which opinion fee will be credited in full towards the transaction fee which will become payable to Sandler O’Neill on the day of closing of the Merger. MidSouth has also agreed to indemnify us against certain claims and liabilities arising out of our engagement and to reimburse us for certain of our out-of-pocket expenses incurred in connection with our engagement. Sandler O’Neill provided certain other investment banking services to MidSouth in the two years preceding the date hereof. Most recently, Sandler O’Neill acted as underwriter in connection with the offer and sale of MidSouth common stock, which transaction closed in June 2017. In the two years preceding the date hereof, Sander O’Neill has provided certain investment banking services to Hancock. Most recently, Sandler O’Neill acted as financial advisor to Hancock in connection with the sale of its consumer finance company, which transaction closed in March 2018. In the ordinary course of our business as a broker-dealer, we may purchase securities from and sell securities to MidSouth, Hancock and their respective affiliates. We may also actively trade the equity and debt securities of MidSouth, Hancock and their respective affiliates for our own account and for the accounts of our customers.

Our opinion is directed to the Board of Directors of MidSouth in connection with its consideration of the Agreement and the Merger and does not constitute a recommendation to any shareholder of MidSouth as to how any such shareholder should vote at any meeting of shareholders called to consider and vote upon the approval of the Agreement and the Merger. Our opinion is directed only to the fairness, from a financial point of view, of the Merger Consideration to the holders of MidSouth Common Stock and does not address the underlying business decision of MidSouth to engage in the Merger, the form or structure of the Merger or any other transactions contemplated in the Agreement, the relative merits of the Merger as compared to any other alternative transactions or business strategies that might exist for MidSouth or the effect of any other transaction in which MidSouth might engage. We also do not express any opinion as to the fairness of the amount or nature of the compensation to be received in the Merger by any officer, director or employee of MidSouth or Hancock, or any class of such persons, if any, relative to the compensation to be received in the Merger by any other shareholder. This opinion has been approved by Sandler O’Neill’s fairness opinion committee. This opinion may not be reproduced without Sandler O’Neill’s prior written consent; provided, however, Sandler O’Neill will provide its consent for the opinion to be included in regulatory filings to be completed in connection with the Merger.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration is fair to holders of MidSouth Common Stock from a financial point of view.

Very truly yours,

/s/ Sandler O’Neill & Partners, L.P.

Exhibit 99.2

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Your vote matters – here’s how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 11:59 p.m., EST, on September 17, 2019.

Online Go to www.investorvote.com/MSL or scan the QR code – login details are located in the shaded bar below.

Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals – The Board of Directors recommend a vote FOR Proposals 1, 2 and 3.

	For	Against	Abstain	For	Against	Abstain
1. A proposal to approve the Agreement and Plan of Merger, dated as of April 30, 2019, by and between MidSouth and Hancock Whitney Corporation, as such agreement may be amended from time to time;	☐	☐	☐

2. A proposal to approve, on an advisory (non-binding) basis, the compensation that certain executive officers of MidSouth may receive in connection with the merger pursuant to existing agreements or arrangements with MidSouth; and

				☐	☐	☐
	For	Against	Abstain

3. A proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the MidSouth merger proposal.

	☐	☐	☐

B	Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below

Please sign exactly as name appears on the certificate or certificates representing shares to be voted by the proxy. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized persons. If a partnership, please sign in partnership name by authorized persons.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

Important notice regarding the Internet availability of proxy materials for the Special Meeting of Shareholders.

The Notice and Proxy Statement/Prospectus are available at:

http://www.edocumentview.com/MSL

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Special Meeting of Shareholders – September 18, 2019

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Monique Bradberry and Ceci Thomassie, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of MidSouth Bancorp, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Special Meeting of Shareholders of the company to be held September 18, 2019 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

This proxy will be voted as specified. If no specific directions are given, this proxy will be voted FOR the proposed merger, FOR the non-binding advisory resolution on the compensation that certain of our executive officers may receive in connection with the merger, and FOR the approval to adjourn the special meeting if necessary or appropriate.

(Continued and to be marked, dated and signed, on the other side)

C	Non-Voting Items

Change of Address – Please print new address below.	Comments – Please print your comments below.